Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 26, 2021 (this “Amendment Agreement”), is by and among ORCC Financing IV LLC, as borrower (the “Borrower”), Société Générale, as administrative agent (in such capacity, the “Administrative Agent”), State Street Bank and Trust Company, as collateral agent, collateral administrator and collateral custodian (in such capacities, respectively, the “Collateral Agent”, “Collateral Administrator” and “Custodian”), Cortland Capital Market Services LLC, as document custodian (the “Document Custodian”), and the lenders party hereto (the “Lenders”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian, the Document Custodian and the Lenders are parties to that certain Credit Agreement, dated as of August 2, 2019 (as amended or modified prior to the date hereof, the “Existing Credit Agreement”, and, as further amended or modified and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties to the Existing Credit Agreement wish to amend the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1      Defined Terms. Unless otherwise defined herein, capitalized terms used herein (including in the introductory paragraph and the recitals) have the meanings assigned to such terms in the Existing Credit Agreement.

ARTICLE II
AMENDMENTS

SECTION 2.1      Amendments to Existing Credit Agreement. The parties to the Existing Credit Agreement agree, effective as of the Effective Date, subject to the terms and conditions set forth herein and in reliance on the representations, warranties, covenants and agreements contained herein, that the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1      Conditions Precedent to Effectiveness. This Amendment Agreement shall become effective as of the date on which the following conditions have been satisfied (such date, the “Effective Date”):

(a)            The Administrative Agent shall have received counterparts of this Amendment Agreement, duly executed and delivered, from all of the parties hereto.

(b)            The Administrative Agent and the Lenders shall have received a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(c)            The Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer.

(d)            The payment of all fees due and owing to the Agent and the Lenders on or prior to the date of this Amendment.

Section 3.2      Notice of Effectiveness. The Administrative Agent shall promptly notify the Borrower in writing upon the occurrence of the Effective Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

SECTION 4.1      Amendment Agreement. (a) The execution, delivery and performance by it of this Amendment Agreement are within its powers and have been duly authorized by all necessary corporate or limited liability company action, (b) it has received all necessary governmental, regulatory or other approvals for the execution and delivery of this Amendment Agreement, and the execution, delivery and performance by it of this Amendment Agreement do not and will not contravene or conflict with any provision of (i) any law or any governmental rule or regulation applicable to it, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) any order, judgment or decree of any court or other agency of government binding on it or its properties, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (iii) any of its Constituent Documents, (c) the execution, delivery and performance by it of this Amendment Agreement does not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its material contracts, and (d) the Amendment Agreement and the Credit Agreement, as amended by this Amendment Agreement, are legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.2      Absence of Default. No Default or Event of Default exists or would result from this Amendment Agreement or the transactions contemplated hereby.

Section 4.3      Representation and Warranties in Loan Documents Remain True and Correct. The representations and warranties contained in the Existing Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

ARTICLE V
MISCELLANEOUS

SECTION 5.1      Effect of Amendment Agreement to Credit Agreement. Except as expressly set forth herein, this Amendment Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or amendment to, or otherwise affect the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan, all of which are ratified and affirmed in all respects and shall continue in full force and effect, except that, on and after the Effective Date, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment Agreement. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with the respective terms and provisions thereof.

Section 5.2      Default or Events of Default. Nothing contained in this Amendment Agreement shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges, or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement or any other Loan Document on account of any Default or Event of Default.

SECTION 5.3      No Novation. Neither this Amendment Agreement nor the amendment of the terms of the Credit Agreement by the terms of this Amendment Agreements shall extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Documents. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to the extent (if any) expressly set forth herein. Nothing expressed or implied in this Amendment Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under any Loan Document from any of its obligations and liabilities thereunder, except to the extent (if any) expressly set forth herein. Each of the Credit Agreement and the other Loan Documents shall remain in full force and effect, until and except as modified hereby.

SECTION 5.4      Reaffirmation. The Borrower as debtor, grantor, pledgor, assignor, or in other similar capacities in which the Borrower grants liens or security interests in its properties under the Loan Documents (as modified hereby), hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such documents to which it is a party, and, except to the extent expressly set forth herein, the Borrower hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to the Loan Documents as security for the Obligations, and confirms and agrees that, except to the extent (if any) expressly set forth herein, such liens and security interests hereafter secure all of the Obligations, including, without limitation, all Obligations hereafter arising or incurred pursuant to or in connection with this Amendment Agreement, the Credit Agreement or any other Loan Document. The Borrower does not, and hereby covenant that it will not, contest that the Administrative Agent has and will continue to possess valid and perfected security interests in, and liens upon, all of the property as set forth in the Loan Documents (as modified hereby).

Section 5.5      Successors and Assigns. This Amendment Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Administrative Agent.

SECTION 5.6      No Representations by Lenders or Administrative Agent. The Borrower hereby acknowledges that, other than as set forth herein, it has not relied on any representation, written or oral, express or implied, by any Lender or the Administrative Agent in entering into this Fourth Amendment Agreement.

SECTION 5.7      Headings; Entire Agreement. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Amendment Agreement. This Amendment Agreement contains the entire understanding of the parties with regard to the subject matter contained herein.

SECTION 5.8      Severability. If any provision in or obligation of this Amendment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5.9      Counterparts. This Amendment Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Amendment Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 5.10      APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTIONS 12.8, 12.11 AND 12.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED INTO THIS AMENDMENT AGREEMENT BY REFERENCE.

Section 5.11      Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.12      Direction to Collateral Agent, Collateral Administrator and Custodian. The Borrower, the Administrative Agent and each Lender constituting 100% of the Lenders hereby request, direct and consent to the Collateral Agent’s, the Collateral Administrator’s and the Custodian’s execution of this Amendment Agreement. In executing this Amendment Agreement, the Collateral Agent, the Collateral Administrator and the Custodian shall have the rights, protections, immunities and indemnities granted to them under the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed and delivered as of the date first above written.

Borrower:

ORCC FINANCING IV LLC,
as Borrower

By:
Name:
Title:

[Signature Page to Third Amendment]

Agents:

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY,
as Collateral Agent, Collateral Administrator and Custodian

By:
Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC,
as Document Custodian

By:
Name:
Title:

[Signature Page to Third Amendment]

Lenders:

GREAT AMERICAN INSURANCE COMPANY,
as a Lender

By:
Name:
Title:

GREAT AMERICAN LIFE INSURANCE COMPANY,
as a Lender

By:
Name:
Title:

SOCIÈTÈ GÈNÈRALE,
as a Lender

By:
Name:
Title:

[Signature Page to Third Amendment]

APPENDIX A

Amendments to Existing Credit Agreement

EXECUTION VERSION

Conformed through Amendment No. ~~2~~3, dated as of ~~March 15~~May 26, 2021

CREDIT AGREEMENT

dated as of August 2, 2019

among

ORCC Financing IV LLC,
as Borrower,

the Lenders Referred to Herein,

Société Générale,
as Administrative Agent,

and

State Street Bank and Trust Company,
as Collateral Agent, Collateral Administrator, Custodian

and

Cortland Capital Market Services LLC
Document Custodian

 -i-

 -ii-

 -iii-

 -iv-

 -v-

ANNEXES, SCHEDULES AND EXHIBITS
Annex A	-	Commitments

Schedule A	-	Approved Appraisal Firms
Schedule B	-	S&P Industry Classifications
Schedule C	-	Diversity Score Calculation
Schedule D	-	S&P Recovery Rate and Default Rate Tables
Schedule E	-	S&P Recovery Rate Matrix
Schedule F	-	S&P Weighted Average Life Matrix
Schedule G	-	S&P CDO Monitor Formula Definitions

Exhibit A	-	Form of Note for Loans
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Assumption Agreement
Exhibit D	-	Scope of Collateral Report
Exhibit E	-	Scope of Payment Date Report
Exhibit F	-	Scope of Asset-Level Reporting to Lenders
Exhibit G	-	Form of Retention Letter
Exhibit H	-	Form of Related Contract Document Request
Exhibit I	-	Form of Tax Compliance Certificate
Exhibit J	-	Form of Document Checklist
Exhibit K	-	Authorized Representatives of Services Provider

 -vi-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of August 2, 2019, is entered into by and among ORCC FINANCING IV LLC a Delaware limited liability company, as Borrower, the Lenders party hereto from time to time, SOCIÉTÉ GÉNÉRALE, as Administrative Agent, STATE STREET BANK AND TRUST COMPANY, as Collateral Agent, Collateral Administrator and Custodian, and CORTLAND CAPITAL MARKET SERVICES LLC, as Document Custodian.

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Revolving Lenders make Revolving Loans, on a revolving basis and the Term Lenders make Term Loans, in each case to the Borrower on the terms and subject to the conditions set forth in this Agreement, and each Lender is willing to make Loans to the Borrower on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the proceeds of the Loans made by the Lenders to the Borrower shall be used by the Borrower to acquire Collateral Loans and as otherwise specified in Section 5.17, all in accordance with the terms hereof.

NOW, THEREFORE, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent and the Document Custodian hereby agree as follows:

GRANTING CLAUSE

To secure the due and punctual payment and performance of all Obligations, howsoever created, arising or evidenced, whether now or hereafter existing, in accordance with the terms thereof, the Borrower hereby Grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of the Borrower’s right, title and interest in and to the following (in each case, excluding any Margin Stock), whether now owned or hereafter acquired (collectively, the “Pledged Collateral”):

(a)            all Collateral Loans, all other loans and securities of the Borrower whether or not such loans and securities constitute Collateral Loans, all Related Contracts and Collections with respect thereto, all collateral security granted under any Related Contracts, and all interests in any of the foregoing, whether now or hereafter existing;

(b)            (i) the Custodial Account and all Collateral which is delivered to the Collateral Agent pursuant to the terms hereof and all payments thereon or with respect thereto, (ii) each of the other Covered Accounts and (iii) Eligible Investments or other investments (whether or not such investments constitute Eligible Investments) acquired with funds on deposit in the Covered Accounts, and all income or Distributions from the investment of funds in the Covered Accounts;

(c)            cash, Money, securities, reserves and other property now or at any time in the possession of the Borrower or which is delivered to or received by the Collateral Agent or its bailee, agent or custodian by the Borrower or on behalf of the Borrower (including, without limitation, all Eligible Investments and other investments with respect to any Collateral or proceeds thereof);

(d)           all liens, security interests, property or assets securing or otherwise relating to any Collateral Loan, Eligible Investment, other investment, Collateral or any Related Contract (collectively, “Related Property”);

(e)            the Interest Hedge Agreements;

(f)             the Sale and Contribution Agreement;

(g)            the Corporate Services Agreement;

(h)            the Account Control Agreement;

(i)            all other accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(j)             all other tangible and intangible personal property whatsoever of the Borrower; and

(k)            all products, proceeds, rents and profits of any of the foregoing, all substitutions therefor and all additions and accretions thereto (whether the same now exist or arise or are acquired), including, without limitation, proceeds of insurance policies insuring any or all of the foregoing, any indemnity or warranty payable by reason of loss or damage to or otherwise in respect of any of the foregoing or any guaranty.

Except as set forth in the Priority of Payments, the Loans are secured by the foregoing Grant equally and ratably without prejudice, priority or distinction between any Loan and any other Loan by reason of difference in time of borrowing or otherwise.

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1            Definitions. The following terms, as used herein, have the following meanings:

“Account Control Agreement” means the Account Control Agreement among the Borrower, as debtor, the Collateral Agent, as secured party, and State Street Bank and Trust Company, as depository bank and Securities Intermediary, dated on or about the date hereof.

“Administrative Agent” means Société Générale, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Agent Fee” means the fee payable to the Administrative Agent in arrears on each Quarterly Payment Date, equal to $5,000 per Quarterly Payment Date.

“Administrative Expenses” means, without duplication, fees, expenses (including indemnities and other amounts under Section 12.3) and other amounts due or accrued with respect to any Quarterly Payment Date and any other date fixed for payment of such amounts (including, with respect to any Quarterly Payment Date, any such amounts that were due and not paid on any prior Quarterly Payment Date) and payable in the following order by the Borrower to:

(a)             first, the Collateral Agent in respect of the Collateral Agent Fee and any fees owed to the Custodian, the Collateral Administrator, the Securities Intermediary and the Document Custodian, and for the reimbursement of other reasonable and documented Administrative Expenses and disbursements incurred and payable hereunder to the Collateral Agent, the Collateral Administrator, the Custodian, the Securities Intermediary and the Document Custodian under any Loan Documents, in accordance with the provisions of this Agreement;

(b)           second, the Administrative Agent in respect of the Administrative Agent Fee and for the reimbursement of reasonable and documented expenses and disbursements incurred and payable hereunder by the Administrative Agent or the Lenders in accordance with the provisions of this Agreement;

(c)            third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:

(i)         first, to the Services Provider for the reimbursement of reasonable and documented expenses and disbursements incurred by the Services Provider in accordance with the provisions of this Agreement and the Corporate Services Agreement, including any appraisal fees and any other out-of-pocket expenses incurred in connection with the Collateral Loans and payable to third parties and including any amounts payable by the Services Provider in connection with any advances made to protect or preserve rights against an Obligor or to indemnify an agent or representative for lenders pursuant to any Related Contracts (but excluding any Services Fee), and second, to the Borrower for the reimbursement of reasonable and documented expenses and disbursements incurred by the Borrower in accordance with the provisions of this Agreement and the Corporate Services Agreement, including any out-of-pocket expenses incurred in connection with the Collateral Loans and payable to third parties and including any amounts payable by the Borrower in connection with any advances made to protect or preserve rights against an Obligor or to indemnify an agent or representative for lenders pursuant to any Related Contracts;

(ii)       Rating Agencies for fees and reasonable and documented expenses in connection with any rating of the Loans or the Collateral Loans, including fees related to the obtaining of credit estimates by S&P and ongoing Rating Agency surveillance fees;

(iii)      any other Person in respect of any Indemnified Tax incurred on behalf of the Borrower; and

(iv)      any other Person in respect of any other fees or expenses expressly permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the Loan Documents (including any expenses incurred by the Borrower in connection with the replacement of a Lender pursuant to Section 11.5); and

(d)            fourth, on a pro rata basis, indemnities payable to any Person permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the Loan Documents not otherwise paid;

provided that Administrative Expenses shall not include (i) any salaries of any employees of the Borrower (for the avoidance of doubt, the Borrower does not pay any salaries) (but Administrative Expenses may include any fees, reimbursements, indemnities, costs and expenses payable to the directors, managers and/or independent directors or managers of the Borrower) or the Services Provider, (ii) any Increased Costs or (iii) any Services Fees.

“Administrative Officer” means, (i) when used with respect to the Collateral Agent (or State Street Bank and Trust Company in each of its capacities under the Loan Documents), any vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, trust officer, associate or any other officer of the Collateral Agent who shall have direct responsibility for the administration of this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office, because of his or her knowledge of and familiarity with the particular subject and (ii) when used with respect to the Administrative Agent, any officer within the office of the Administrative Agent at the address listed on the signature pages hereto, including any vice president, assistant vice president, officer of the Administrative Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any matter is referred at such location because of his or her knowledge of and familiarity with the particular subject.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” means (i) a Lender (or a Participant in the Loans held by any Lender hereunder) that is required to comply with Article 5 of the Securitisation Regulation or (ii) a financial institution which provides liquidity or credit support arrangements in connection with the Loans and which is required to comply with Article 5 of the Securitisation Regulation.

“Affiliate” or “Affiliated” means, with respect to any Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee of (i) such Person, (ii) any subsidiary or parent company of such Person or (iii) any Person described in clause (a) above; provided that, solely for purposes of the definitions of “Collateral Loan” and “Concentration Limitations”, the term “Affiliate” as used therein with respect to any Obligor shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor (except if any such Person or Obligor provides collateral under, guarantees or otherwise supports the obligations of the other such Person or Obligor).

“Agents” means the Administrative Agent, the Custodian, the Document Custodian, the Collateral Agent, the Collateral Administrator and the Securities Intermediary, and “Agent” means any of them.

“Aggregate Maximum Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Maximum Principal Balances of all or of such portion of such Collateral Loans.

“Aggregate Participation Exposure” means, at any time, the Maximum Principal Balance of all Collateral Loans that are in the form of Participation Interests (other than Closing Date Participation Interests) owned by the Borrower at such time.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Agreement” means this Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of:

(a)            the Prime Rate in effect on such day; and

(b)            the Federal Funds Rate in effect on such day plus ½ of 1% per annum.

Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

The Alternate Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and actual days elapsed.

“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction applicable from time to time to the Borrower concerning bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, (15 U.S.C. § 78dd-1, et seq.) and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any laws, rules and regulations applicable from time to time to the Borrower relating to money laundering or terrorist financing.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Lending Office” means, with respect to any Lender, the office or offices designated as its “Lending Office” opposite its name in the signature pages hereto or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

“Applicable Margin” means (i) during the ~~period from the Closing Date to, but not including the date that is 12 months after the Closing Date~~Reinvestment Period, 2.15% per annum, and (ii) ~~from the date that is 12 months after the Closing Date to but not including the date that is 24 months after the Closing Date 2.25% per annum and (iii) from and after the date that is 24 months after the Closing Date~~thereafter, ~~2.50~~2.40% per annum.

“Applicable Rate” means (i) if a CP Conduit is a Lender with respect to such Loan and is not a CP LIBOR Lender, the sum of (x) the Cost of Funds Rate for such Loan plus (y) the Applicable Margin and (ii) if a CP LIBOR Lender or any other Person is a Lender with respect to such Loan, the sum of (x) the London Interbank Offered Rate applicable to the relevant Interest Period plus (y) the Applicable Margin ~~(provided in the case of this clause (ii) that, in the case of any Interest Period on or after the first day on which the Majority Lenders notify the Borrower that they have determined, in their commercially reasonable judgment, that a material disruption to LIBOR or a change in the methodology of calculating LIBOR has occurred or any Lender shall have notified the Administrative Agent pursuant to Section 11.2 that it is not permitted to fund Loans at the London Interbank Offered Rate (and such Lender shall not have subsequently notified the Administrative Agent that the circumstances giving rise to such situation no longer exist), the Applicable Rate shall be a rate per annum equal to the sum of (1) the Alternate Base Rate in effect on each day of such Interest Period plus (2) the Applicable Margin for such Loans)~~.

“Appraisal” means, with respect to any Collateral Loan, an appraisal of either (A) such Collateral Loan or (B) the assets securing such Collateral Loan, in each case, that is conducted by an Approved Appraisal Firm on the basis of the fair market value of such Collateral Loan or such assets (that is, the price that would be paid by a willing buyer to a willing seller of such Collateral Loan or such assets in a commercially reasonable sale on an arm’s-length basis). Any Appraisal required hereunder (i) may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an Appraisal previously performed by an Approved Appraisal Firm and (ii) shall be provided within five Business Days following completion of such appraisal to the Collateral Agent for purposes of the Collateral Report.

“Appraised Value” means, with respect to any Collateral Loan, the Appraisal value (determined in Dollars, and which, if Appraisals for both of the following are available, clause (a) below shall govern) of either (a) such Collateral Loan or (b) the assets securing such Collateral Loan, in the case of clause (b), net of estimated costs of the liquidation of such assets as determined by the applicable Approved Appraisal Firm, in each case as set forth in the related Appraisal or, if a range of values is set forth therein, the midpoint of such values; provided that (i) the Appraised Value of any Collateral Loan shall in no case be greater than its Maximum Principal Balance and (ii) in the case of clause (b), if the Borrower owns less than 100% of the total lenders’ interests secured by the assets securing any Collateral Loan or has sold participation interests in such Collateral Loan, then the Appraised Value with respect to such Collateral Loan will be reduced to reflect the proportionate interests of all other lenders or participants secured by such assets (taking into account the relative seniority of all such lenders and participants) that rank pari passu with or senior to (including with respect to liquidation) the Borrower’s interest under the Collateral Loan.

“Approved Appraisal Firm” means those entities whose names are set forth on Schedule A, and any additional entity designated from time to time by the Services Provider (i) that is an independent appraisal firm recognized as being experienced in conducting valuations of loans of the type constituting Collateral Loans, and (ii) that the Borrower or the Services Provider determines, in accordance with the Servicing Standard, is qualified with respect to each Collateral Loan. In connection with such designation, the Borrower or the Services Provider shall deliver an updated Schedule A to the Administrative Agent, which updated Schedule A shall replace any previous Schedule A. Notwithstanding the foregoing, at no time may the Borrower, the Services Provider or any Affiliate thereof be an Approved Appraisal Firm.

“Approved Foreign Jurisdiction” means each of Canada, any Group I Country, any Group II Country or any Group III Country; provided that each such country has a foreign currency issuer credit rating that is at least “AA” by S&P at the time of acquisition of the related Collateral Loan.

“Approved Indices” has the meaning assigned to such term in the definition of “Eligible Loan Index”.

“Approved Lender” means with respect to any Revolving Lender (i) any Lender that is not a CP Conduit and is a financial institution (including a securities broker-dealer or Affiliate thereof) or other institutional lender with a short-term rating by S&P of at least A-1 (or an entity whose obligations hereunder are absolutely and unconditionally guaranteed by an entity that has a short-term rating by S&P of at least A-1 and meets then-current S&P guarantee criteria at such time) and (ii) any Lender that is a CP Conduit (x) whose Commercial Paper Notes are rated at least A-1 by S&P and (y) that is provided liquidity support by an entity with a short-term rating by S&P of at least A-1; provided, in each case, that any Revolving Lender (including a CP Lender) that has fully funded the Lender Collateral Account in accordance with the provisions set forth in Sections 8.3(d) and 11.5(b)(i) shall be an Approved Lender notwithstanding that its (or any such parent guarantor’s or its Commercial Paper Notes’) ratings are below such levels; provided further that all Lenders shall be Approved Lenders.

“Assignment and Assumption” means an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto, entered into by a Lender, an assignee, the Borrower (if applicable) and the Administrative Agent (if applicable).

“Assumed Investment Rate” means, at any time, LIBOR (or, if an Alternate Base Rate is in effect, such Alternate Base Rate) minus 0.50% per annum; provided that the Assumed Investment Rate shall not be less than 0.00%.

“Authorized Officer” means:

(a)            with respect to each of the Borrower, the Services Provider, the Retention Holder and the Seller, those of its respective officers, authorized representatives and agents whose signatures and incumbency shall have been certified to the Agents on the Closing Date pursuant to the documents delivered pursuant to Section 3.1 or thereafter from time to time in substantially similar form; and

(b)           with respect to either Agent or any other bank or trust company acting as trustee of an express trust or as custodian, an Administrative Officer thereof.

Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period”.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, the UK Bail-In Legislation.

“Bank Recovery and Resolution Directive” means Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“Bankruptcy Code” means Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal law or state law for the relief of debtors and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, interim-receivership, insolvency, reorganization, winding-up or similar debtor relief applicable laws including any laws relating to the compromise or settlement of debt with creditors or any class of them (including under corporate statutes) of the United States, states thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Base Rate Loans” means Loans accruing interest at an Applicable Rate based upon the Alternate Base Rate.

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 11.1.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)            the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)            the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and

(3)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment.

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)            for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)            the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)            the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)            for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)             in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower and Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)                a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)                a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)                 a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.1 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.1.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bond” means an obligation that (a) constitutes borrowed money and (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Senior Secured Loan, a First Lien/Last Out Loan, a Second Lien Loan, or a Participation Interest in a Senior Secured Loan, a First Lien/Last Out Loan, a Second Lien Loan).

“Borrower” means ORCC Financing IV LLC, a Delaware limited liability company.

“Borrower Materials” is defined in Section 12.16(c).

“Borrower Order” means a written order or request (which may be a standing order or request) dated and signed in the name of the Borrower by an Authorized Officer of the Borrower or by an Authorized Officer of the Services Provider on behalf of the Borrower, which order or request may also be provided by email or other electronic communication unless an Agent requests otherwise.

“Borrowing” means the borrowing of a Loan pursuant to Section 2.2.

“Borrowing Date” means the date of a Borrowing.

“Break-Even Default Rate” means, with respect to the Loans, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, as determined by S&P, through application of the S&P CDO Monitor chosen by the Services Provider in accordance with this Agreement that is applicable to the portfolio of Collateral Loans, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Loans in full.

“Bridge Loan” means any loan or other obligation that (a) is unsecured and is incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or similar transaction and (b) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or other obligation that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day” means any day except a Saturday, Sunday or a day on which commercial banks in London, England (for purposes of calculating interest rates), New York, New York or in the city in which the Corporate Trust Office of the Collateral Agent is located (initially being Boston, Massachusetts) or the offices of the Document Custodian (initially being Chicago, Illinois) are authorized or required by law to close; provided that if the location of the Corporate Trust Office of the Collateral Agent or the offices of the Document Custodian changes at any time, the Collateral Agent or the Document Custodian, as applicable, shall provide prompt written notice of such change to the Borrower, the Administrative Agent and the Lenders.

“Calculation Date” means the date that is 10 Business Days prior to each Quarterly Payment Date.

“Cash” means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“CCC Collateral Loan” means a Collateral Loan (other than a Defaulted Loan) with an S&P Rating of “CCC+” or lower.

“CCC Excess” means the amount equal to the excess of the Maximum Principal Balance of all CCC Collateral Loans over an amount equal to 20% of the Total Capitalization as of such date of determination; provided that, in determining which of the CCC Collateral Loans shall be included in the CCC Excess, the CCC Collateral Loans with the lowest Market Value (expressed as a percentage of the Maximum Principal Balance of each such Collateral Loan as of such date of determination) shall be deemed to constitute such CCC Excess.

“CCC Excess Adjustment Amount” means, as of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Balance of all CCC Collateral Loans included in the CCC Excess, over (ii) the lowest of (x) the sum of the Market Values of all CCC Collateral Loans included in the CCC Excess, (y) the sum of the S&P Recovery Amount of all CCC Collateral Loans included in the CCC Excess and (z) the sum of the carrying value on the books and records of the Borrower (or its Affiliates) of all CCC Collateral Loans included in the CCC Excess.

“CFTC” means the Commodity Futures Trading Commission.

“Change in Control” means the failure of the Parent to own 100% of the Equity Interests in the Borrower (other than nominal interests).

“Closing Date” means August 2, 2019.

“Closing Date Participation” means any Collateral Loan held in the form of a Participation Interest acquired by the Borrower under the Sale and Contribution Agreement on the Closing Date.

“Closing Date Portfolio Condition” means the condition that is satisfied if, (i) the pool of Collateral contains Collateral Loans of no less than 20 different Obligors and (ii) as of the date that is thirty (30) days after the Closing Date or, if earlier, as of the initial Borrowing Date, each Collateral Quality Test shall be satisfied.

“Closing Expense Account” means the trust account established pursuant to Section 8.3(e).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Collateral” means the Pledged Collateral and all other property and/or rights on or in which a Lien is or is intended to be granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, any of the Loan Documents or any other instruments provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

“Collateral Administrator” means State Street Bank and Trust Company, in its capacity as collateral administrator, and any successor thereto.

“Collateral Administrator Fee” means the fee payable to the Collateral Administrator in arrears on each Quarterly Payment Date in an amount specified in the Collateral Agent Fee Letter.

“Collateral Agent” means State Street Bank and Trust Company, in its capacity as collateral agent under this Agreement, and its successors in such capacity.

“Collateral Agent Fee” means the fee payable to the Collateral Agent in arrears on each Quarterly Payment Date in an amount specified in the Collateral Agent Fee Letter.

“Collateral Agent Fee Letter” means the Fee Schedule dated as of the date hereof, between the Borrower, the Collateral Agent, and the Collateral Administrator, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Loan” means a Senior Secured Loan, a First Lien/Last Out Loan or a Second Lien Loan or a Participation Interest in any Senior Secured Loan, First Lien/Last Out Loan or Second Lien Loan that as of the date of acquisition by the Borrower meets each of the following criteria:

(a)               (i) provides the Borrower (or an agent on behalf of the applicable lenders with respect to such Collateral Loan) with a valid, perfected security interest in the collateral granted under the applicable Related Contracts at the level of priority indicated therein; constitutes the legal and enforceable obligation of the applicable Obligor (except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law); (ii) is owned by the Borrower free and clear of adverse claims (other than Permitted Liens); (iii) may, under the applicable Related Contracts and Applicable Law, be pledged and assigned by the Borrower to the Collateral Agent; (iv) with respect to which all steps required by Section 8.7 have been taken (or will be taken as soon as practicable) and in which the Collateral Agent holds (or will hold, once the necessary steps are taken) a first-priority perfected security interest for the benefit of the Secured Parties; and (v) at the time such Collateral Loan was acquired, was not subject to set-off or defense (other than a discharge in the event of a subsequent bankruptcy) by the related Obligor and, together with the documentation relating thereto, does not contravene in any material respect any law, rule or regulation applicable to the Borrower or the Services Provider;

(b)                 is governed by the law of a state of the United States or the law of an Approved Foreign Jurisdiction;

(c)                 is an obligation of an Eligible Obligor;

(d)                 is not an obligation (other than a Revolving Collateral Loan or a Delayed Funding Loan) pursuant to which any future advances or payments to the Obligor may be required to be made by the Borrower;

(e)                 unless otherwise approved in writing by the Administrative Agent, the acquisition price (exclusive of the portion thereof attributable to accrued interest) of such Collateral Loan paid by the Borrower therefor is not less than 75% of the Principal Balance thereof;

(f)                  is not a Bond (or any other type of debt security that is not a loan or a Participation Interest), a Defaulted Loan, a Credit Risk Loan, a Synthetic Security, a Bridge Loan, a Structured Finance Obligation, an Equity Security, a Real Estate Loan, a letter of credit or a PIK Loan;

(g)                 is not a Zero Coupon Loan, a finance lease or chattel paper;

(h)                 is not subject to forfeiture of principal based on a material non-credit related risk (such as the occurrence of a catastrophe), as reasonably determined by the Borrower, or the Services Provider in accordance with the Servicing Standard;

(i)                  is not the subject of an Offer or called for redemption (except for any repayment under a Revolving Collateral Loan of amounts that may be reborrowed thereunder pursuant to the applicable Related Contract);

(j)                  is denominated and payable in Dollars (and is not convertible into, or payable in, any other currency);

(k)                 does not constitute Margin Stock;

(l)                  provides for the payment or repayment of a stated principal amount in one or more installments on or prior to the stated maturity thereof;

(m)               does not subject the Borrower to withholding tax (except for withholding taxes on fees received with respect to Revolving Collateral Loans or Delayed Funding Loans and withholding taxes imposed under FATCA) unless the relevant Obligor is required to make “gross-up” payments or pay “additional amounts” in respect of, or otherwise compensate the Borrower for, the full amount of such withholding tax;

(n)                if such Collateral Loan is a Participation Interest, then such Participation Interest is acquired from (i) a Selling Institution Domiciled under the laws of the United States (or any state thereof) or any U.S. branch of a Selling Institution Domiciled outside the United States or (ii) with respect to Collateral Loans the Obligors of which are Domiciled in an Approved Foreign Jurisdiction, a Selling Institution Domiciled in an Approved Foreign Jurisdiction to the extent such Selling Institution satisfies the S&P Counterparty Criteria;

(o)                 provides for payment of interest at least semi-annually;

(p)                 will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act;

(q)                 does not have an “L”, “p”, “prelim”, “sf” or “t” subscript assigned by S&P;

(r)                  does not have an “sf” subscript assigned by Moody’s;

(s)                 is Registered;

(t)                  is not a Cov-Lite Loan unless it is an Eligible Cov-Lite Loan;

(u)                either (i) has public ratings from S&P, (ii) has a derived rating based on criteria of S&P or (iii) the Borrower will obtain credit estimates from S&P on such loan and will apply for such credit estimate within the requisite time period dictated by S&P criteria after acquiring such loan; and

(v)               does not have an attached warrant to purchase an Equity Security and does not provide for mandatory conversion or exchange for Equity Securities; provided that this clause (v) shall not exclude obligations originated with an attached warrant if the Borrower does not acquire such warrant or the right to exercise such warrant.

“Collateral Quality Test” means a test that is satisfied if, as of any date of determination, in the aggregate, the Collateral Loans owned (or in relation to a proposed acquisition of a Collateral Loan, both owned and proposed to be owned) by the Borrower satisfy each of the tests set forth below, calculated in each case in accordance with Section 1.3:

(a)                 the Minimum Weighted Average Spread Test;

(b)                 the Maximum Weighted Average Life Test;

(c)                 the Minimum Diversity Score Test;

(d)                 the Minimum Weighted Average S&P Recovery Rate Test;

(e)                 the S&P CDO Monitor Test; and

(f)                  the Minimum Weighted Average Coupon Test.

“Collateral Report” has the meaning set forth in Section 5.1(h).

“Collateral Report Determination Date” means the date that is 10 Business Days prior to the fifth calendar day of each calendar month.

“Collection Account” means the trust account established pursuant to Section 8.2(a).

“Collections” means, with respect to any Collateral, all principal payments, interest payments, fees and other payments received by the Borrower with respect thereto and all other amounts paid with respect to such Collateral that are payable to the Borrower, including dividends of any type, distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Collateral or the relevant Obligor’s obligation to make payments with respect thereto.

“Commercial Paper Funding” means, with respect to any Loan funded by a CP Lender, at any time, the funding by a CP Lender of all or a portion of the outstanding principal amount of such Loan with funds provided by the issuance of Commercial Paper Notes.

“Commercial Paper Funding Period” means, with respect to any Loan funded by a CP Conduit, a period of time during which all or a portion of the outstanding principal amount of such Loan is funded by a Commercial Paper Funding.

“Commercial Paper Notes” means commercial paper notes or secured liquidity notes issued by a CP Conduit or a conduit providing funding to a CP Conduit from time to time.

“Commercial Paper Rate” means, with respect to any Commercial Paper Funding, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum (based on a year of 360 days and actual days elapsed) the discount rate (or rates) at which Commercial Paper Notes are sold by any placement agent or commercial paper dealer of such Commercial Paper Notes and/or a commercial paper conduit providing funding to a CP Conduit, plus (ii) if not included in the calculations in clause (i), the commissions, fees and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes, incremental carrying costs incurred with respect to such Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such CP Conduit, other borrowings by such CP Conduit and any other costs (such as interest rate or currency swaps, the cost of funding odd lots or small dollar amounts) associated with the issuance of Commercial Paper Notes that are allocated, in whole or in part, by such CP Conduit or its Program Manager or funding agent to fund or maintain such portion of the applicable Loan (and which may be also allocated in part to the funding of other assets of such CP Conduit) and discount on Commercial Paper Notes issued to fund the discount on maturing Commercial Paper Notes, in all cases expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum (based on a year of 360 days and actual days elapsed).

“Commitment” means the Revolving Commitments and the Term Commitments.

“Commitment Fee” has the meaning set forth in Section 2.6(a).

“Commitment Period” means the period commencing on the Closing Date and ending on the earliest of:

(a)                 the time at which the Revolving Commitments are terminated or reduced to zero as provided in this Agreement (whether pursuant to Article II, Article VI or otherwise); and

(b)                 the last day of the Reinvestment Period;

provided that Commitment Period shall not end unless and until, if necessary, the Future Funding Reserve Loan has been made.

“Commitment Shortfall” means the amount by which:

(a)                 the aggregate Unfunded Amount exceeds

(b)                the sum of (i) the aggregate Total Revolving Commitment minus the aggregate principal amount of the Revolving Loans outstanding at such time (which amount under clause (i) shall not be less than zero), plus (ii) amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds, plus (iii) amounts on deposit in the Future Funding Reserve Account, including Eligible Investments credited thereto.

“Commodity Exchange Act” means the Commodity Exchange Act of 1936, as amended.

“Concentration Limitations” means limitations that are satisfied if, as of any date of determination, in the aggregate, the Maximum Principal Balance of the Collateral Loans owned (or, in relation to a proposed acquisition of a Collateral Loan, proposed to be owned) by the Borrower comply with all of the requirements set forth below, calculated as a percentage of Total Capitalization (unless otherwise specified) and in each case in accordance with the procedures set forth in Section 1.3:

(a)                 not more than 12.5% consist of Collateral Loans with Obligors in any one S&P Industry Classification, except that, without duplication, (i) up to 15.0% may consist of Collateral Loans with the Obligor in each of the largest and second largest S&P Industry Classification (other than “Oil, Gas & Consumable Fuels”);

(b)                 not more than 5.0% consist of obligations of any one Obligor (and Affiliates thereof); provided that (x) up to two Obligors (and their respective Affiliates) may each constitute up to 8.0% and (y) up to two Obligors (other than the Obligors described in clause (x)) (and their respective Affiliates) may each constitute up to 6.0%;

(c)                 not more than 25.0% consist of First Lien/Last Out Loans and Second Lien Loans; provided that not more than 10.0% may consist of Second Lien Loans;

(d)                 not more than 10.0% consist of Fixed Rate Obligations;

(e)                 not more than 25.0% consist of Eligible Cov-Lite Loans;

(f)                  not more than 15.0% consist of DIP Loans;

(g)                 not more than 10.0% consist of Current Pay Obligations;

(h)                 not more than 10.0% consist of Collateral Loans that permit the payment of interest to be made less frequently than quarterly;

(i)                  not more than 15.0% consist of Revolving Collateral Loans and the unfunded portion of Delayed Funding Loans;

(j)                  not more than 10.0% consist of Discount Loans;

(k)                 (i) the Aggregate Participation Exposure is not more than 20.0% and (ii) as of the Closing Date, the Maximum Principal Balance of all Closing Date Participation Interests is not more than 25.0%;

(l)                  (i) not less than 85.0% of the Principal Balance of Collateral Loans may consist of Cash or obligations of Obligors Domiciled in the United States or Canada, and (ii) not more than the percentage listed below may consist of Collateral Loans whose Obligors are Domiciled in the country or countries set forth opposite each such percentage:

% Limit	Country or Countries
15.0%	all countries (in the aggregate) other than the United States;
10.0%	Canada
5.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;
2.5%	any individual Group I Country;
2.0%	all Group II Countries in the aggregate;
2.0%	all Group III Countries in the aggregate;

(m)                not more than 20.0% consist of CCC Collateral Loans;

(n)                not more than 10.0% shall consist of Collateral Loans whose Obligors have a trailing twelve month EBITDA of less than $15,000,000, as measured at the time of such acquisition based on the most recent financial information provided by the Obligor and relied upon for the Services Provider’s investment decision; and

(o)                 not more than 5.0% shall consist of Long Dated Loans.

“Conduit Assignee” means any multi-seller commercial paper conduit or special purpose entity funded by a multi-seller commercial paper conduit which is, in either case, administered by a common manager or an Affiliate of a CP Conduit, or the collateral trustee of such entity.

“Conduit Rating Agency” means each nationally recognized investment rating agency that is then rating the Commercial Paper Notes of any CP Conduit.

“Conduit Support Provider” means, without duplication, (i) a provider of a Credit Facility or Liquidity Facility to or for the benefit of any CP Conduit, and any guarantor of such provider or (ii) an entity that issues commercial paper or other debt obligations, the proceeds of which are used (directly or indirectly) to fund the obligations of any CP Conduit.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, memorandum and articles of association, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, or similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contingent Obligation” means, as to any Person, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation of such Person required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the applicable interest rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant to Section 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder by the person entitled to performance or payment thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is directly or indirectly recourse to such Person), the amount of the guaranty, to the extent it is directly or indirectly recourse to such Person, shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or cash equivalents to secure all or any part of such Person’s guaranteed obligations and (ii) in the case of any other guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.

“Conversion Date” means any date selected by the Administrative Agent for conversion of the applicable Revolving Loans into Term Loans.

“Corporate Services Agreement” means the Corporate Services Agreement dated as of the date hereof between the Borrower and the Services Provider, as amended from time to time in accordance with the terms hereof and thereof.

“Corporate Trust Office” means the corporate trust office of the Collateral Agent currently located at 1776 Heritage Drive, North Quincy, Massachusetts 02171, Mail Stop: JAB0130, Attention: Structured Trust & Analytics or such other address as the Collateral Agent may designate from time to time by notice to the Borrower, the Administrative Agent and the Lenders or the principal corporate trust office of any successor Collateral Agent.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cost of Funds Rate” means, with respect to any Loan funded by a CP Lender that is not a CP LIBOR Lender, the weighted average of the Commercial Paper Rate, the Liquidity Funding Rate and the Credit Funding Rate at any time and from time to time based upon the portion of the outstanding principal amount of such Loan that is funded by Commercial Paper Funding, Liquidity Funding or Credit Funding for one or more Commercial Paper Funding Periods, Liquidity Funding Periods or Credit Funding Periods, respectively; provided that in no event shall the Cost of Funds Rate for any period exceed the Cost of Funds Rate Cap for such period. For purposes of this definition and its use in this Agreement, the Commercial Paper Rate established by a CP Lender shall be associated with the Commercial Paper Funding undertaken by such CP Lender.

“Cost of Funds Rate Cap” means, for any Interest Period, the sum of (i) the London Interbank Offered Rate applicable to such Interest Period plus (ii) 0.25% per annum; provided that if, pursuant to Section 11.1(a), the Administrative Agent is unable to obtain a quotation for the London Interbank Offered Rate, the Cost of Funds Rate Cap shall equal, for each day in any Interest Period, (i) the Alternate Base Rate applicable to such day plus (ii) 0.25% per annum.

“Cov-Lite Loan” means a Collateral Loan the Related Contracts for which do not (i) contain any financial covenants or (ii) require the Obligor thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Related Contracts); provided that, notwithstanding the foregoing, a Collateral Loan shall be deemed for all purposes (other than the S&P Recovery Rate for such Collateral Loan) not to be a Cov-Lite Loan if the Related Contracts for such Collateral Loan contain a cross-default or cross acceleration provision to, or such Collateral Loan is pari passu with, another loan, debt obligation or credit facility of the underlying Obligor that contains one or more Maintenance Covenants.

“Coverage Tests” means each of the Overcollateralization Ratio Test and the Interest Coverage Ratio Test.

“Covered Accounts” means, collectively, the Collection Account, the Custodial Account, the Future Funding Reserve Account, the Interest Reserve Account, the Payment Account, the Lender Collateral Account and the Closing Expense Account and any subaccounts of each of the foregoing.

“Covered Entity” means any of the following:

(i)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)      a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 15.1.

“CP Conduit” means any limited-purpose entity established to use the direct or indirect proceeds of the issuance of Commercial Paper Notes to finance financial assets.

“CP Lender” means any CP Conduit that is a Lender, and that is identified to the Borrower as a CP Conduit on its signature page to this Agreement, an Assignment and Assumption or otherwise.

“CP LIBOR Lender” means a CP Conduit that has elected in a written notice to the Borrower and the Administrative Agent to have its Loans accrue interest by reference to the London Interbank Offered Rate.

“Credit Estimate” means, with respect to any Collateral Loan, a credit estimate obtained from S&P in accordance with the S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Credit Facility” means, with respect to any Loan by any CP Lender, a credit asset purchase agreement or other similar facility that provides credit support for defaults in respect of the failure to make such Loan, and any guaranty of any such agreement or facility.

“Credit Funding” means, with respect to any Loan by any CP Lender, at any time, funding by a CP Lender of all or a portion of the outstanding principal amount of such Loan with funds provided under a Credit Facility.

“Credit Funding Period” means, with respect to any Loan by any CP Lender, a period of time during which all or a portion of the outstanding principal amount of such Loan is funded by a Credit Funding.

“Credit Funding Rate” means, with respect to any Credit Funding for any period, the per annum rate of interest equal to the rate of interest provided for in the relevant Credit Facility at such time.

“Credit Improved Loan” means any Collateral Loan that, in the Services Provider’s reasonable business judgment applying the Servicing Standard has significantly improved in credit quality from the condition of its credit at the time of acquisition, which judgment may (but need not) be based on one or more of the following facts and will not be called into question as a result of subsequent events:

(a)      the Obligor in respect of such Collateral Loan has shown improved financial results since the published financial reports first produced after it was acquired by the Borrower;

(b)      the Obligor in respect of such Collateral Loan since the date on which such Collateral Loan was acquired by the Borrower has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor; or

(c)      with respect to which one or more of the following criteria applies in respect of such Collateral Loan: (i) such Collateral Loan has been upgraded or put on a watch list for possible upgrade by S&P since the date on which such Collateral Loan was acquired by the Borrower; (ii) the proceeds from a sale of such Collateral Loan would be at least 101% of its purchase price; (iii) the price of such Collateral Loan has changed during the period from the date on which it was acquired by the Borrower to the proposed sale date by a percentage either more positive, or less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index plus 0.25% over the same period; or (iv) the price of such Collateral Loan changed during the period from the date on which it was acquired by the Borrower to the date of determination by a percentage either more positive, or less negative, as the case may be, than the percentage change in a nationally recognized loan index selected by the Borrower or the Services Provider over the same period plus 0.50%.

“Credit Risk Loan” means a Collateral Loan that is not a Defaulted Loan but which has, in the Services Provider’s reasonable business judgment applying the Servicing Standard (which judgment will not be called into question as a result of subsequent events), a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Loan, and is designated as a “Credit Risk Loan” by the Borrower or the Services Provider.

“CRR” means European Union Regulation 575/2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) 648/2012.

“Current Pay Obligation” means a Collateral Loan that would otherwise be a Defaulted Loan as to which (i) all scheduled interest and principal payments due (other than those due as a result of any bankruptcy, insolvency, receivership or other analogous proceeding) were paid in Cash and the Borrower or the Services Provider reasonably expects, and delivers to S&P (if S&P is then rating any Loans) a certificate of an Authorized Officer certifying that it reasonably expects, that the remaining scheduled interest and principal payments due will be paid in cash, (ii) the S&P Rating of such Collateral Loan is at least “CCC” and is not on a watch list for possible downgrade; (iii) the Market Value (which is not determined pursuant to clause (d) or subclause (iii) in the proviso of clause (c) of the definition thereof) of such Collateral Loan is at least 80% of par; and (iv) if the Obligor of such Collateral Loan is the subject of a bankruptcy, insolvency, receivership or other analogous proceeding, the bankruptcy court or other authorized official has authorized the payment of interest and/or principal and other amounts due and payable on such Collateral Loan and no such payments that are due and payable are unpaid; provided that to the extent that more than 10.0% of Total Capitalization would otherwise constitute Current Pay Obligations, one or more Collateral Loans (or portions thereof, as applicable) having a Maximum Principal Balance at least equal to such excess shall be deemed not to constitute Current Pay Obligations and shall instead constitute Defaulted Loans; provided, further that, in determining which of the Current Pay Obligations shall constitute Defaulted Loans, the Current Pay Obligations with the lowest Market Value (expressed as a percentage of the Maximum Principal Balance of each such Collateral Loan as of such date of determination) shall be deemed to so constitute Defaulted Loans.

“Current Portfolio” means, at any time, the portfolio of Collateral Loans and Eligible Investments representing Principal Proceeds, then held by the Borrower.

“Custodial Account” means a custodial account at the Custodian, established in the name of the Collateral Agent pursuant to Section 8.4(a).

“Custodian” has the meaning set forth in Section 8.4(a).

“Daily Report” has the meaning set forth in Section 8.9(a).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless waived in accordance with Section 12.5 or cured, become an Event of Default.

“Default Differential” means, with respect to the Loans at any time, the rate calculated by subtracting the Scenario Default Rate for the Loans at such time from the Break-Even Default Rate for the Loans at such time.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Loan” means any Collateral Loan as to which:

(a)      a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Loan (without regard to any grace period applicable thereto, or waiver thereof, after the passage of five Business Days in the case of interest or three Business Days in the case of principal if the Borrower or the Services Provider determines that such default is unrelated to credit-related causes (which determination shall be reported in the next Collateral Report required to be delivered pursuant to Section 5.1(h)), but in no case beyond the passage of any grace period applicable thereto);

(b)      the Borrower or the Services Provider has received written notice or a Senior Authorized Officer of the Borrower or the Services Provider has actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Loan (in each case, after the passage of three Business Days if the Borrower or the Services Provider determines that such default is unrelated to credit-related causes (which determination shall be reported in the next Collateral Report required to be delivered pursuant to Section 5.1(h) but only to the extent the Borrower or the Services Provider has been notified or otherwise has knowledge of such default), but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Loan and such other debt obligation are full recourse obligations of the applicable Obligor);

(c)      except in the case of a DIP Loan or Current Pay Obligation, the Obligor in respect of such Collateral Loan has, or others have, instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed, or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)      except in the case of a DIP Loan, the Obligor with respect to such Collateral Loan has an S&P Rating of lower than “CCC-” or “D” or “SD” or had any such rating immediately before such rating was withdrawn by S&P;

(e)      the Borrower or the Services Provider has received notice or a Senior Authorized Officer of the Borrower or the Services Provider has actual knowledge that another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Loan has an S&P Rating of lower than “CCC-” or “D” or “SD” or had any such rating immediately before such rating was withdrawn by S&P, and such other debt obligation remains outstanding; provided that both the Collateral Loan and such other debt obligation are full recourse obligations of the applicable Obligor;

(f)       a default with respect to which the Borrower or the Services Provider has received written notice, or a Senior Authorized Officer of the Borrower or the Services Provider has actual knowledge, that a default has occurred under the Related Contracts and any applicable grace period has expired and the holders of such Collateral Loan have accelerated the repayment of the Collateral Loan (but only until such acceleration has been rescinded) in the manner provided in the Related Contracts;

(g)      such Collateral Loan is a Participation Interest (until it is elevated or converted to an assigned loan) with respect to which the related Selling Institution has defaulted in any material respect in the performance of any of its payment obligations under the Participation Interest;

(h)      such Collateral Loan is a Participation Interest (until it is elevated or converted to an assigned loan) in a loan that would, if such loan were a Collateral Loan, constitute a “Defaulted Loan” (other than under this clause (h)) or with respect to which the Selling Institution has an S&P Rating of lower than “CCC-” or “D” or “SD” or had such rating immediately before such rating was withdrawn by S&P;

(i)       the Borrower or the Services Provider (in accordance with the Servicing Standard) has otherwise declared such Collateral Loan to be a “Defaulted Loan”; or

(j)       such Collateral Loan has been placed on non-accrual status by the Services Provider;

provided that Current Pay Obligations (or portions thereof, as applicable) in excess of 10.0% of Total Capitalization shall be deemed to be Defaulted Loans as set forth in the proviso in the definition of “Current Pay Obligation”.

“Defaulting Lender” means a Lender that has at any time (i) failed to fund all or any portion of its Loans when and as required hereunder (other than failures to fund (a) solely as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date, but only for such time as such Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute, and such Lender has notified the Administrative Agent in writing of its intention not to fund and has specifically identified such condition precedent to funding that was not satisfied, or (b) solely as a result of a failure to disburse due to an administrative error or omission by such Lender, and such failure is cured within five Business Days after such Lender receives written notice or has actual knowledge of such administrative error or omission), (ii) has notified the Borrower and the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s dispute as to the satisfaction of any condition precedent pursuant to the foregoing clause (a)) or generally under other agreements under which it shall have committed to extend credit or (iii) has (or has a parent company) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding or become the subject of a Bail-in Action, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Delayed Funding Loan” means a Collateral Loan pursuant to which one or more future advances will be required to be made to the Obligor thereunder but which does not permit any such advance that has been made to be reborrowed once repaid by the Obligor; provided that such loan shall only be considered to be a Delayed Funding Loan to the extent of the unfunded commitment and only for so long as any future funding obligations remain in effect.

“DIP Loan” means any interest in a loan or financing facility with an S&P Rating (i) which is an obligation of either a debtor-in-possession as described in Section 1107 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code) (in either case, a “Debtor”) organized under the laws of the United States or any State therein; (ii) which is paying interest on a current basis; and (iii) the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that (a) such DIP Loan is secured by liens on the Debtor’s otherwise unencumbered assets pursuant to Section 364(c)(2) of the Bankruptcy Code; (b) such DIP Loan is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code; (c) such DIP Loan is secured by junior liens on the Debtor’s encumbered assets and such DIP Loan is fully secured based upon a current valuation or appraisal report; or (d) if the DIP Loan or any portion thereof is unsecured, the repayment of such DIP Loan retains priority over all other administrative expenses pursuant to Section 364(c)(1) of the Bankruptcy Code.

“Discount Loan” means any Collateral Loan that is acquired by the Borrower for a purchase price paid by the Borrower to the seller of such Collateral Loan of less than 95% of the principal balance of such Collateral Loan.

“Distribution” means any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Loan or other security.

“Diversity Score” means a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth on Schedule C hereto.

“Document Checklist” means, for any Collateral Loan, an electronic or hard copy list, substantially in the form attached hereto as Exhibit J delivered by the Borrower (or the Services Provider on behalf of the Borrower) to the Document Custodian (with a copy to the Collateral Agent) that identifies the Collateral Loan, the applicable Obligor and each of the Related Contracts that shall be delivered to the Document Custodian by the Borrower, and whether each such document is an original or a copy.

“Document Custodian” means Cortland Capital Market Services LLC, in its capacity as document custodian under this Agreement, and its successors in such capacity.

“Document Custodian Fee” means the fee payable to the Document Custodian in arrears on each Quarterly Payment Date in an amount specified in the Document Custodian Fee Letter.

“Document Custodian Fee Letter” means the fee letter dates as of the date hereof, between the Borrower and the Document Custodian, as amended, restated, supplemented or otherwise modified from time to time.

“Document Custodian Office” has the meaning assigned to such term in Section 14.1(b).

“Dollars” and “$” mean lawful money of the United States of America.

“Domicile” or “Domiciled” means, with respect to any Obligor with respect to a Collateral Loan, its country of organization or incorporation.

“Downgraded Lender” means a Revolving Lender that fails to be an Approved Lender in accordance with the terms of such definition.

“Due Date” means each date on which a Distribution is due on a Collateral Loan.

“Due Period” means, with respect to any Quarterly Payment Date, the period commencing on the day following the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the period commencing on the Closing Date) and ending on (and including) the Calculation Date immediately preceding such Quarterly Payment Date (or, in the case of the Due Period that is applicable to the Quarterly Payment Date occurring on the Stated Maturity, ending on the day preceding such Quarterly Payment Date).

“Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of: (1) a notification by the Administrative Agent to each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EBA” means the European Banking Authority (including any successor or replacement organization thereto).

“EBITDA” means earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Loan, in the manner provided in the Related Contracts) and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Related Contracts, an amount, for the principal Obligor on such Collateral Loan and any of its parents or Subsidiaries that are obligated pursuant to the Related Contracts for such Collateral Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to net income from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other noncash charges and organization costs, (e) extraordinary losses in accordance with GAAP, and (f) any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EIOPA” means the European Insurance and Occupational Pensions Authority (including any successor or replacement organization thereto).

“Eligibility Criteria” means, as of (i) the date of each acquisition, repurchase or substitution of a debt obligation and (ii) each applicable Borrowing Date, criteria that will be satisfied if each of the following requirements is met:

(a)      each Concentration Limitation is satisfied immediately after giving effect to such acquisition, repurchase, substitution or applicable Borrowing (or, if not satisfied immediately prior to such acquisition, repurchase, substitution or applicable Borrowing, compliance with such Concentration Limitation is maintained or improved after giving effect to such acquisition, repurchase, substitution or applicable Borrowing);

(b)      each component of the Collateral Quality Test is satisfied immediately after giving effect to such acquisition, repurchase, substitution or Borrowing (or, if not satisfied immediately prior to such acquisition, repurchase, substitution or applicable Borrowing, compliance with the Collateral Quality Test is maintained or improved after giving effect to such acquisition, repurchase, substitution or applicable Borrowing);

(c)      each Coverage Test is satisfied immediately after giving effect to such acquisition, repurchase, substitution or applicable Borrowing;

(d)      in the case of a Borrowing, the Senior Advance Rate Test is satisfied immediately after giving effect to such Borrowing, or in the case of an acquisition or substitution, either the Senior Advance Rate Test is satisfied immediately after giving effect to such acquisition or substitution (or, if not satisfied immediately prior to such acquisition or substitution, compliance with the Senior Advance Rate Test is maintained or improved after giving effect to such acquisition or substitution);

(e)      each of the criteria in the definition of “Collateral Loan” is satisfied with respect to such acquisition of a debt obligation; provided that, for the avoidance of doubt, for purposes of determining whether the Eligibility Criteria have been satisfied, such criteria shall only be tested as of the date of such acquisition of such debt obligation and shall not be retested on any Borrowing Date or the date of any repurchase or substitution with respect to assets not acquired on such date; and

(f)       if an acquisition or substitution of a debt obligation occurs on such date of determination, as of such date, or, if not, as of the most recent date preceding such date of determination on which an acquisition or substitution of a debt obligation occurred, the aggregate outstanding principal amount of all debt obligations (including Collateral Loans) held by the Borrower (immediately following any acquisition or substitution of any debt obligations on such date of determination) in respect of which the Retention Holder, either itself or through related entities (including the Borrower), directly or indirectly, was involved or will be involved in negotiating the original agreement which created the relevant debt obligation is greater than 50% of the aggregate outstanding principal amount of all debt obligations (including Collateral Loans) then held by the Borrower.

“Eligible Account Bank” means, with respect to any specified account, a financial institution:

(a)           that if such account is a fully segregated trust account with the trust department or corporate trust department of such financial institution, has a long-term debt rating of at least “A” and a short-term debt rating of at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating); or

(b)           as to which the Rating Condition is satisfied and the Borrower and the Majority Lenders have consented to such financial institution constituting an “Eligible Account Bank” hereunder.

“Eligible Cov-Lite Loan” means a Cov-Lite Loan that is a Senior Secured Loan.

“Eligible Investment Required Ratings” means, in the case of each Eligible Investment, a short-term credit rating of at least “A-1” (or, in the absence of a short-term credit rating, “AA-” or better) from S&P.

“Eligible Investments” means any investment denominated in Dollars that, at the time it is delivered to the Collateral Agent (directly or through a financial intermediary or bailee), is one or more of the following obligations or securities:

(i)           direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(ii)          demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)         non-extendable commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;

(iv)         money market funds domiciled outside of the United States which funds have, at all times, the highest Moody’s credit rating assignable at such time and credit ratings of “AAA-mf” by S&P;

(v)          any other investment similar to those described in clauses (i) through (iv) above which (a) has the Eligible Investment Required Ratings at the time of such investment and (b) has been approved by the Majority Lenders; provided that the Rating Condition has been satisfied with respect to any such investment;

and, in the case of (i) through (iii) and (v) above, with a stated maturity (after giving effect to any applicable grace period) no later than the Business Day immediately preceding the Quarterly Payment Date next following the Interest Period in which the date of investment occurs (unless such Eligible Investments are issued by the Collateral Agent in its capacity as a banking institution, in which event such Eligible Investments may mature on such Quarterly Payment Date); provided that none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation or security is subject to any withholding tax (other than withholding taxes imposed under FATCA) unless the issuer of the security is required to make “gross-up” payments or pay “additional amounts” in respect of, or otherwise compensate the holder of such security for, the full amount of such withholding tax for any reason, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action or (g) in the Borrower’s or the Services Provider’s judgment, such obligation or security is subject to material non-credit related risks. Eligible Investments may include, without limitation, those investments for which an Agent or an affiliate of an Agent provides services. Any investment, which otherwise qualifies as an Eligible Investment, may (1) be made by the Collateral Agent or any of its Affiliates and (2) be made in securities of any entity for which the Collateral Agent or any of its Affiliates receives compensation or serves as offeror, distributor, investment adviser or other service provider.

“Eligible Loan Index” means, with respect to each Collateral Loan, one of the following indices as selected by the Borrower or the Services Provider upon the acquisition of such Collateral Loan: the Credit Suisse Leveraged Loan Indices, the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any other nationally recognized loan index subject to the consent of the Majority Lenders with written notice thereof to be provided to S&P (collectively, the “Approved Indices”); provided that the Borrower or the Services Provider may change the index applicable to a Collateral Loan to another of the Approved Indices at any time following the acquisition thereof after giving notice to the Administrative Agent and the Collateral Agent.

“Eligible Obligor” means any Obligor that (i) is a Person (other than a natural person) that is Domiciled in the United States (or any state thereof) or an Approved Foreign Jurisdiction, (ii) is not Affiliated with the Parent or the Services Provider and (iii) is not in a Prohibited Industry.

“Environmental Claim” means, with respect to any Person, any written notice, claim, demand or similar communication by any other Person having jurisdiction alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Substances at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, of any applicable Environmental Law, in each case as to which there is a reasonable likelihood of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Equity Security” means any equity security or any other security or loan that is not eligible for acquisition by the Borrower as a Collateral Loan and any security acquired by the Borrower as part of a “unit” with a Collateral Loan and which itself is not eligible for acquisition by the Borrower as a Collateral Loan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) or, for the purposes of Section 412 of the Code and Section 302 of ERISA, (m) or (o) of the Code, with the Borrower.

“Erroneous Payment” has the meaning assigned to it in Section 7.9.

“Erroneous Payment Notice” has the meaning assigned to it in Section 7.9.

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 7.9.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.9.

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.9.

“ESMA” means the European Securities and Markets Authority (including any successor or replacement organization thereto).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Retention Requirements” means Article 6 of the Securitisation Regulation (together with any delegated regulations of the European Commission, applicable guidelines published by any of the European Supervisory Authorities (jointly or individually), regulatory technical standards, or implementing technical standards made thereunder, together with Chapters I, II and III and Article 22 of Delegated Regulation (EU) No 625/2014 where such provisions are applicable pursuant to the transitional provisions in Article 43(7) of the Securitisation Regulation).

“Eurodollar Rate Loans” means Loans accruing interest at an Applicable Rate based upon the London Interbank Offered Rate.

“European Supervisory Authorities” means, together, the EBA, the ESMA and the EIOPA.

“Event of Default” has the meaning set forth in Section 6.1.

“Excess Reserve Amount” means, on any date, the excess (if any) of:

(a)           the amount standing to the credit of the Future Funding Reserve Account on such date; over

(b)           (i) the aggregate Unfunded Amount on such date minus (ii) if such date is prior to the end of the Commitment Period, the excess (if any) of (x) the Total Revolving Commitment on such date over (y) the aggregate principal amount of the Revolving Loans outstanding on such date.

“Excluded Liability” means any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Bank Recovery and Resolution Directive.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to each Lender and the Administrative Agent or required to be withheld or deducted from a payment to such Person, (i) Taxes imposed on or measured by its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (A) imposed as a result of any Lender or the Administrative Agent (as the case may be) being organized under the laws of, or having its principal office or, in the case of each Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of each Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (y) such Lender acquires such interest in the Loan or (z) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 11.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Lender or the Administrative Agent’s failure to comply with Section 11.4(d) and (iv) any amounts withheld pursuant to FATCA.

“Exposure Amount” as of any date means, with respect to any Revolving Collateral Loan or Delayed Funding Loan, the excess of (a) the Borrower’s maximum funding commitment thereunder over (b) the Principal Balance of such Revolving Collateral Loan or Delayed Funding Loan. For the avoidance of doubt, Exposure Amounts in respect of a Defaulted Loan shall be included in the calculation of the Exposure Amount if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Loan and such obligation has not ceased to be enforceable under the U.S. Bankruptcy Code.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the FRBNY on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to the next 1/100th of 1%) of the quotations for such day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System as constituted from time to time.

“Fee Letter” means the Fee Letter, dated as of August 2, 2019, between the Borrower and Société Générale, as amended from time to time in accordance with the terms thereof.

“Fee Proceeds” means all amounts in the Collection Account representing upfront, commitment, amendment and waiver, late payment (including compensation for delayed settlement or trades), anniversary, annual, facility, prepayment, redemption, call premium or any other fees of any type received by the Borrower in respect of any Collateral Loan and any excess, with respect to participation interests in Collateral Loans which have been sold by the Borrower, of the interest paid by the applicable Obligor in respect of the portion of such Collateral Loan that is the subject of such participation interest over the amount of interest required to be paid by the Borrower to the purchaser of such participation interest pursuant to the underlying participation agreement; provided that Fee Proceeds shall not include any reimbursement of expenses payable by the Borrower to third parties, including legal fees, that may be received by the Borrower from any Obligor or any fees received in connection with the reduction of principal of the related Collateral Loan. Fee Proceeds shall in all cases constitute Interest Proceeds.

“Final RTS” means Delegated Regulation (EU) No. 625/2014 of 13 March 2014 supplementing the CRR.

“Financial Sponsor” means any Person whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Effective Date” means November 22, 2019.

“First Lien/Last Out Loan” means a loan that would be a Senior Secured Loan except that, following a default under the applicable Related Contract, such Collateral Loan becomes fully subordinated to other senior secured loans of the same Obligor and is not entitled to any payments until such other senior secured loans are paid in full.

“Fixed Rate Obligation” means any Collateral Loan that bears a fixed rate of interest.

“Floating Rate Obligation” means any Collateral Loan that bears a floating rate of interest.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“FRBNY” means the Federal Reserve Bank of New York.

“Future Funding Reserve Account” means the trust account established pursuant to Section 8.3(b).

“Future Funding Reserve Loan” has the meaning set forth in Section 2.1.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grant” means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other Moneys payable thereunder, to give and receive notices and other communications, to give consents, waivers or make other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country” means Australia, The Netherlands, New Zealand and the United Kingdom.

“Group II Country” means Germany, Sweden and Switzerland.

“Group III Country” means Austria, Belgium, Denmark, Finland, France, Luxembourg and Norway.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, identified as such as a matter of Environmental Law, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Increased Costs” means any amounts due pursuant to Section 2.9 and/or Article XI.

“Incurrence Covenant” means a covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indebtedness” of any Person means, without duplication, (a) as shown on such Person’s balance sheet (if any) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full), (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (c) all Contingent Obligations of such Person, and (d) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Indebtedness set forth in clauses (a), (b) or (c) hereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 12.3(b).

“Initial Borrowing Date” means the Business Day on which the initial Borrowing occurs.

~~“Initial Commitment Fee Rate” means, for any date of determination, the then-applicable rate set forth below:~~

~~Date~~	~~Initial Commitment Fee Rate~~
~~From and including February 2, 2020 to but excluding March 2, 2020~~	~~0.66%~~
~~From and including March 2, 2020 to but excluding April 2, 2020~~	~~0.64%~~
~~From and including April 2, 2020 to but excluding May 2, 2020~~	~~0.64%~~
~~From and including May 2, 2020 to but excluding June 2, 2020~~	~~0.64%~~
~~From and including June 2, 2020 to but excluding July 2, 2020~~	~~0.67%~~
~~From and including July 2, 2020 to but excluding August 2, 2020~~	~~0.69%~~
~~From and including August 2, 2020 to but excluding September 2, 2020~~	~~0.86%~~
~~From and including September 2, 2020 to but excluding October 2, 2020~~	~~0.89%~~
~~From and including October 2, 2020 to but excluding November 2, 2020~~	~~0.89%~~
~~From and including November 2, 2020 to but excluding December 2, 2020~~	~~0.89%~~
~~From and including December 2, 2020 to but excluding January 2, 2021~~	~~0.92%~~
~~From and including January 2, 2021 to but excluding February 2, 2021~~	~~0.94%~~
~~From and including February 2, 2021 to but excluding March 2, 2021~~	~~0.97%~~
~~From and including March 2, 2021 to but excluding April 2, 2021~~	~~1.00%~~
~~From and including April 2, 2021 to but excluding May 2, 2021~~	~~1.00%~~
~~From and including May 2, 2021 to but excluding June 2, 2021~~	~~1.00%~~
~~From and including June 2, 2021 to but excluding July 2, 2021~~	~~1.00%~~
~~From and including July 2, 2021 to but excluding August 2, 2021~~	~~1.00%~~

“Initial Rating” means the rating given to the Loans by S&P as of the Closing Date.

“Interest Coverage Amount” means, at any time, without duplication, the sum of (a) the scheduled interest payments and scheduled fees due (in each case regardless of whether the applicable payment date has yet occurred) on the Collateral Loans (excluding Defaulted Loans to the extent set forth in the definition of “Interest Proceeds”) for the then-current Due Period; (b) amounts on deposit in the Collection Account, including Eligible Investments, representing Interest Proceeds; (c) scheduled interest on Eligible Investments held in the Collection Account, the Future Funding Reserve Account and the Closing Expense Account, in each case for the then-current Due Period; and (d) all regularly scheduled amounts due and payable to the Borrower under Interest Hedge Agreements during the then-current Due Period.

“Interest Coverage Ratio” means, as of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing:

(a)           (i) the Interest Coverage Amount less (ii) all amounts payable on the related Quarterly Payment Date pursuant to clauses (A) through (C) of Section 9.1(a)(i) by

(b)           the sum of all interest due on the Loans on the related Quarterly Payment Date.

“Interest Coverage Ratio Test” means a test satisfied on any Measurement Date following the first Quarterly Payment Date if the Interest Coverage Ratio is greater than or equal to 130.0% on such date.

“Interest Hedge Agreement” means an interest rate protection agreement that may be entered into between the Borrower and an Interest Hedge Counterparty on or after the Closing Date, for the sole purpose of hedging interest rate risk between the portfolio of Collateral Loans and the Loans, as amended from time to time in accordance with the terms thereof, with respect to which the Rating Condition is satisfied.

“Interest Hedge Counterparty” means a counterparty meeting, at the time of entry by the Borrower into an Interest Hedge Agreement, the then-current S&P criteria for hedge counterparties (or, with respect to any counterparty not meeting such criteria at such time, any counterparty whose obligations in respect of such Interest Hedge Agreement are absolutely and unconditionally guaranteed by an Affiliate of such counterparty meeting the then-current S&P guarantee criteria at such time), together with any permitted assignee or successor (which meets the then-current S&P criteria for hedge counterparties) under such Interest Hedge Agreement with respect to which the Rating Condition is satisfied.

“Interest Period” means, with respect to each Borrowing (a) the period from (and including) the date of such Borrowing to (and including) the following Calculation Date and (b) each successive period from (but excluding) the prior Calculation Date to (and including) the following Calculation Date until the principal of the Borrowing is repaid; provided that, (x) in the case of any Interest Period applicable to a prepayment of the Loans pursuant to Section 2.7(c) or the Priority of Payments, such Interest Period shall end on (and include) the date of such prepayment and (y) in the case of the Interest Period applicable to the Quarterly Payment Date occurring on the Stated Maturity, such Interest Period shall end on (and include) such Quarterly Payment Date.

“Interest Proceeds” means, with respect to any Pledged Collateral (including Cash), (a) any payments with respect thereto that are attributable to interest or yield in accordance with the Related Contracts of such Pledged Collateral, (b) all Fee Proceeds, (c) any cash capital contributions made to the Borrower that are to be treated as Interest Proceeds in accordance with Section 6.5 and (d) any amounts deposited in the Collection Account from the Closing Expense Account in accordance with Section 8.3(e)) and (e) all funds on deposit in the Interest Reserve Account. Interest Proceeds shall also include any amounts paid to the Borrower pursuant to an Interest Hedge Agreement (other than termination payments). No amounts that are required by the terms of any participation agreement to be paid by the Borrower to any Person to whom the Borrower has sold a participation interest shall constitute “Interest Proceeds” hereunder. Any amounts received in respect of any Defaulted Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the Principal Balance of such Collateral Loan at the time it became a Defaulted Loan; thereafter, any such amounts will constitute Interest Proceeds. Any amounts received in respect of any Equity Security will constitute Principal Proceeds (and not Interest Proceeds).

“Interest Reserve Account” means the account established pursuant to Section 8.3(c).

“Interpolated Rate” means (a) for any Interest Period equal to three months, three month LIBOR as calculated in accordance with the definition of “LIBOR” and (b) for any Interest Period of less than or greater than three months, the rate determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the definition of “LIBOR”, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Interest Period; provided that if an Interest Period is less than or equal to seven days, then LIBOR shall be determined by reference to a rate calculated in accordance with the definition of “LIBOR” as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Criteria Adjusted Balance” means, with respect to any Collateral Loan, the Principal Balance of such Collateral Loan; provided that for all purposes the Investment Criteria Adjusted Balance of any Discount Loan shall be the purchase price of such Discount Loan (after adding the amount of any subsequent borrowings and subtracting the amount of any subsequent repayments thereof).

“IRS” means the U.S. Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Person that is listed as a “Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of the Loans and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in respect of the Loans.

“Lender Collateral Account” means the trust account established pursuant to Section 8.3(d).

“Lender Collateral Subaccount” has the meaning set forth in Section 8.3(d)(ii).

“LIBOR Business Day” means any day except a Saturday, a Sunday or a day on which commercial banks in London or New York City are authorized or required by law to close.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidity Facility” means, with respect to any Loan by any CP Lender, a liquidity asset purchase agreement, swap transaction or other facility that provides liquidity for Commercial Paper Notes, and any guaranty of any such agreement or facility.

“Liquidity Funding” means, with respect to any Loan by any CP Lender, at any time, funding by a CP Lender of all or a portion of the outstanding principal amount of such Loan with funds provided under a Liquidity Facility.

“Liquidity Funding Period” means, with respect to any Loan by any CP Lender, a period of time during which all or a portion of the outstanding principal amount of such Loan is funded through a Liquidity Funding.

“Liquidity Funding Rate” means with respect to any Liquidity Funding under a Liquidity Facility for any period, the per annum rate of interest equal to the rate of interest provided for in the relevant Liquidity Facility at such time.

“Loan Assignment Agreement” has the meaning assigned to such term in Section 8.1(d).

“Loan Documents” means this Agreement, the Account Control Agreement, the Corporate Services Agreement, the Notes, the Interest Hedge Agreements (if any), the Sale and Contribution Agreement, the Collateral Agent Fee Letter, the Document Custodian Fee Letter and the Retention Letter.

“Loans” means a Revolving Loan or a Term Loan.

“London Interbank Offered Rate” or “LIBOR” means, with respect to any Interest Period, the greater of (a) zero and (b) the Interpolated Rate (expressed as a percentage per annum rounded upwards to the nearest one hundredth (1/100) of one percent (1%)) for deposits in Dollars for the appropriate periods that appear on Reuters Page LIBOR01 (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, two LIBOR Business Days before the first day of such Interest Period. If such rates do not appear on Reuters Page LIBOR01 (or on any such successor or substitute page or service referred to above) as of 11:00 a.m., London time, two LIBOR Business Days before the first day of such Interest Period, the Administrative Agent will request the principal London office of any four (4) major reference banks in the London interbank market selected by the Administrative Agent to provide such bank’s offered quotation (expressed as a percentage per annum rounded upwards to the nearest one hundredth (1/100) of one percent (1%)) to prime banks in the London interbank market for deposits in Dollars for the appropriate periods as of 11:00 a.m., London time, on such date for amounts comparable to the then outstanding principal amount of the applicable Loan (if available). If at least two such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Administrative Agent will request any three (3) major banks in New York City selected by the Administrative Agent to provide such bank’s rate (expressed as a percentage per annum rounded upwards to the nearest one hundredth (1/100) of one percent (1%)) for loans in Dollars to leading European banks for the appropriate periods as of approximately 11:00 a.m., New York City time, on the date which is two LIBOR Business Days before the first day of such Interest Period for amounts comparable to the then outstanding principal amount of the applicable Loan (if available). If at least two such rates are so provided, the London Interbank Offered Rate will be the arithmetic mean of such rates. If fewer than two rates are so provided, then the London Interbank Offered Rate will be the rate provided. If no such rate is provided, the London Interbank Offered Rate for such Interest Period will be the London Interbank Offered Rate in effect for the prior Interest Period.

“Long Dated Loan” means as of any date of determination, any Loan with a stated maturity after the Stated Maturity.

“Maintenance Covenant” means a covenant by any borrower to comply with one or more financial covenants (including, without limitation, any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, whether or not such borrower has taken any specified action.

“Majority Lenders” means the Lender or Lenders holding, collectively, more than 50% of the aggregate Undrawn Commitments and aggregate principal amount of all of the Loans outstanding at such time; provided that for purposes of making any determination of Majority Lenders, the Undrawn Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded; provided further that at any time when two or more Lenders are party to this Agreement, at least two Lenders shall be required to constitute “Majority Lenders”.

“Majority Revolving Lenders” means the Revolving Lender or Revolving Lenders holding, collectively, more than 50% of the aggregate Undrawn Commitments and aggregate principal amount of all of the Revolving Loans outstanding at such time; provided that for purposes of making any determination of Majority Revolving Lenders, the Undrawn Commitment of, and the portion of the Revolving Loans held or deemed held by, any Defaulting Lender shall be excluded; provided further that at any time when two or more Revolving Lenders are party to this Agreement, at least two Revolving Lenders shall be required to constitute “Majority Revolving Lenders”.

“Margin Stock” shall have the meaning provided such term in Regulation U.

“Market Value” means, as of any date of determination, with respect to any loans or other assets, the amount (determined by the Borrower, or the Services Provider in accordance with the Servicing Standard) equal to the product of the outstanding principal amount thereof and the price determined in the following manner:

(a)           the bid-side quote determined by any of (i) Loan Pricing Corporation, LoanX Inc., MarkIt Partners, Mergent, Inc. or IDC or (ii) subject to satisfaction of the Rating Condition, any other nationally recognized loan pricing service selected by the Borrower or the Services Provider with notice to the Lenders; provided that the Majority Lenders may object to the selection of any loan pricing service selected pursuant to the immediately preceding clause (ii) within five Business Days after receipt of such notice;

(b)           if such quote described in clause (a) is not available,

(i)             the average of the bid-side quotes determined by three independent SEC-registered broker-dealers active in the trading of such asset;

(ii)            if only two such bids can be obtained, the lower of the bid-side quotes of such two bids; or

(iii)           if only one such bid can be obtained, such bid;

provided that a bid provided pursuant to this clause (b) shall not be from any of the Borrower, the Services Provider or any Affiliate of any thereof; or

(c)           if the Market Value of an asset cannot be determined in accordance with clause (a) or (b) above, then the Market Value shall be the Appraised Value; provided that (i) the Appraised Value of such Collateral Loan has been obtained or updated within the immediately preceding four months, (ii) if the Appraised Value of a Collateral Loan is determined pursuant to clause (B) of the definition of “Appraised Value”, the Market Value of such Collateral Loan shall not exceed the aggregate principal amount thereof (or the portion thereof held by the Borrower) and (iii) if the Appraised Value has been requested but has not yet been received, for assets representing an aggregate of up to 5.0% of the Total Capitalization, the Market Value determined by the Services Provider (according to its own internal marking procedure) exercising reasonable commercial judgment in accordance with the Servicing Standard, consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided that the Market Value of any such asset may not be determined in accordance with this subclause (iii) for more than 45 days; provided further that, for the avoidance of doubt, the Services Provider may, but shall not be required to, obtain an Appraised Value for any Collateral Loan;

(d)           if such quote or bid described in clause (a), (b) or (c) is not available, then the Market Value of such Collateral Loan shall be the lower of (i) the Principal Balance of such Collateral Loan multiplied by the applicable S&P Recovery Rate for such Collateral Loan and (ii) if any, the Market Value determined by the Borrower or the Services Provider (according to its own internal marking procedure) exercising reasonable commercial judgment in accordance with the Servicing Standard, consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided that if the Services Provider is not a registered investment adviser under the Investment Advisers Act, the Market Value of any such asset may not be determined in accordance with this clause (d) for more than 45 days; or

(e)           if the Market Value of an asset cannot be determined in accordance with clause (a), (b), (c) or (d) above, then the Market Value shall be deemed to be zero until such determination is made in accordance with clause (a), (b), (c) or (d) above.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Borrower or the Services Provider (taken as a whole), (b) the ability of the Borrower, the Services Provider or the Retention Holder to perform its obligations under the Loan Documents or (c) the rights, interests, remedies or benefits (taken as a whole) available to the Lenders or the Agents under the Loan Documents.

“Material Change”: An event that occurs with respect to a Collateral Loan upon the occurrence of any of the following (a) non-payment of interest or principal, (b) the rescheduling of any interest or principal, (c) any covenant breach, (d) any restructuring of debt with respect to the Obligor of such Collateral Loan, (e) the addition of payment in kind terms, change in maturity date or any change in coupon rates and (f) the occurrence of the significant sale or acquisition of assets by the Obligor.

“Maximum Principal Balance” means, as of any date of determination and with respect to all or any specified portion of the Collateral Loans, the sum of (a) the Principal Balance of such Collateral Loans as of such date and (b) in the case of any such Collateral Loans that are Revolving Collateral Loans or Delayed Funding Loans, the Exposure Amounts thereof.

“Maximum Weighted Average Life Test” is a test satisfied on any Measurement Date if the Weighted Average Life of all Collateral Loans as of such date is less than or equal to 6.5 years minus (b) the number of years (rounded to the nearest quarter) that have elapsed since the Closing Date.

“Measurement Date” means each Calculation Date, each day Collateral Loans are acquired or sold, each Collateral Report Determination Date and each day pursuant to the request of the Majority Lenders or S&P; provided that if any such date is not a Business Day, such Measurement Date shall be the next succeeding Business Day.

“Minimum Diversity Score Test” means a test that will be satisfied on any Measurement Date if the Diversity Score (calculated as a single number in accordance with standard diversity scoring methodology using S&P Industry Classifications) equals or exceeds 14.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any Measurement Date if the Weighted Average Coupon equals or exceeds 7.0%.

“Minimum Weighted Average S&P Recovery Rate Test” means the test that will be satisfied on any Measurement Date if the Weighted Average S&P Recovery Rate for the Collateral Loans equals or exceeds the S&P CDO Monitor Recovery Rate.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any Measurement Date if the Weighted Average Spread equals or exceeds the S&P Minimum Floating Spread.

“Money” shall have the meaning specified in Section 1-201(24) of the UCC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means at any time a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or a member of its ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of this Agreement, substantially in the form set forth on Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

“Obligations” means all obligations, liabilities and Indebtedness of every nature of the Borrower, from time to time owing to the Agents, the Interest Hedge Counterparties, the Lenders and the other Secured Parties under or in connection with this Agreement and the other Loan Documents, including, without limitation, (a) the unpaid principal amount of, and interest on (including interest which, but for the commencement of an insolvency, reorganization or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or with respect to any of its assets, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in any such case or proceeding), all Loans then outstanding, and (b) all fees, expenses, indemnity payments and other amounts owed to any Secured Party pursuant to this Agreement and the other Loan Documents, in each case, whether or not then due and payable, including Erroneous Payment Subrogation Rights.

“Obligor” means, with respect to a Collateral Loan, any Person who is obligated to repay such Collateral Loan (including, if applicable, a guarantor thereof), or any Person whose assets are relied upon by the Borrower at the time such Collateral Loan was acquired by the Borrower as the source of repayment of such Collateral Loan.

“OFAC” has the meaning set forth in Section 4.23.

“Offer” means with respect to any loan or security, any offer by the obligor or issuer of such loan or security or by any other Person made to all of the holders of such loan or security to purchase or otherwise acquire such loan or security (other than pursuant to any redemption in accordance with the terms of the applicable Related Contracts) or to convert or exchange such loan or security into or for Cash, securities or any other type of consideration.

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.5).

“Overcollateralization Ratio” means, as of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing:

(a)           the sum of (i) the Principal Collateralization Amount as of such date plus (ii) the Portfolio Exposure Amount (excluding any Unsettled Amounts to the extent already included in the amount in clause (i)) for all Collateral Loans as of such date; by

(b)           the sum of (i) the aggregate outstanding principal amount of the Loans as of such date plus (ii) the Portfolio Exposure Amount for all Collateral Loans as of such date.

“Overcollateralization Ratio Test” means a test satisfied on any Measurement Date if the Overcollateralization Ratio equals or exceeds 159.09%.

“Parent” means Owl Rock Capital Corporation, a Maryland corporation.

“Participant” has the meaning set forth in Section 12.6(b)(i).

“Participant Register” has the meaning set forth in Section 12.6(b)(ii).

“Participation Interest” means a participation interest in a loan that, at the time of acquisition, or the Borrower’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation interest would constitute a Collateral Loan were it acquired directly, (ii) the Selling Institution is a lender in respect of such loan, (iii) the aggregate participation interest in such loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation interest does not grant, in the aggregate, to the participant in such participation interest a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation interest, (v) except to the extent that such participation is a contribution to equity by the Seller to the Borrower, the entire purchase price for such participation interest is paid in full at the time of the Borrower’s acquisition thereof (or, in the case of a participation interest in a Revolving Collateral Loan or a Delayed Funding Loan, at the time of the funding of such Revolving Collateral Loan or Delayed Funding Loan, as applicable), (vi) the participation interest provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the participation interest and (vii) such participation interest is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants or the Sale and Contribution Agreement. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“PATRIOT Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Account” means the payment account established pursuant to Section 8.3(a).

“Payment Date Report” has the meaning set forth in Section 9.1(c).

“Payment Recipient” has the meaning set forth in Section 7.9.

“Percentage Share” means, when used:

(a)           with respect to a Revolving Lender’s obligation to make Revolving Loans and right to receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Revolving Lender’s Revolving Commitment by (ii) the Total Revolving Commitment; provided that, if the Total Revolving Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Revolving Lender’s Revolving Loans and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans;

(b)           with respect to a Term Lender’s obligation to make Term Loans and right to receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Term Lender’s Term Commitment by (ii) the Total Term Commitment; provided that, if the Total Term Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Term Lender’s Term Loans and the denominator shall be the aggregate unpaid principal amount of all Term Loans; and

(c)           with respect to any other matters, for any Lender, the percentage obtained by dividing (i) the sum of such Lender’s Undrawn Commitments plus the aggregate outstanding principal amount of Loans held by such Lender at such time by (ii) the sum of all Lenders’ Undrawn Commitments plus the aggregate outstanding principal amount of all Loans at such time.

“Permitted Distribution” means any of the following:

(a)           a distribution made pursuant to Sections 6.4 or 9.1; or

(b)           a distribution to the Parent from the proceeds of the sale of Collateral Loans in connection with a Permitted Securitization, so long as (x) after giving effect to such distribution and to any related prepayment of Loans from the proceeds of such sale pursuant to Section 2.7(h), (i) no Event of Default or Default is in effect or would result from such distribution and any related prepayment of Loans and (ii) the Senior Advance Rate Test, each Collateral Quality Test, the Concentration Limitations, the requirements of Section 5.37 and the Coverage Tests are satisfied, (y) the Administrative Agent has confirmed in writing to the Borrower that it is reasonably satisfied that the requirements set forth in clause (x) hereof are satisfied, and (z) the Borrower gives at least two Business Days’ notice concerning such distribution to the Agents and S&P (which notice shall contain a certificate of an Authorized Officer of the Borrower certifying as to the satisfaction of the requirements set forth in sub-clause (x) above with respect to such distribution).

“Permitted Liens” means (a) Liens for Taxes, assessments or charges if such Taxes, assessments or charges shall not at the time be due and payable or if the Borrower shall currently be contesting amount or the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower, and no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect to such Liens, (b) Liens granted pursuant to or by the Loan Documents, (c) Liens in favor of the Borrower created pursuant to Sale and Contribution Agreement and assigned to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, (d) the restrictions on transferability imposed by the Related Contracts (but only to the extent relating to customary procedural requirements and agent and Obligor consents (except where the Services Provider or any of its Affiliates is the agent) expected to be obtained in due course and provided that any Obligor consents will be obtained prior to the delivery of the related Collateral hereunder pursuant to Section 8.7), (e) the restrictions on transferability imposed by any shareholder agreements in respect of Equity Securities acquired in connection with the restructuring of a Collateral Loan or the exercise of remedies with respect thereto, (f) with respect to agented Collateral Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of indebtedness of such Obligor under the related Collateral Loan, (g) materialman’s, warehouseman’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business if such sums shall not at the time be due and payable or if the appropriate person shall currently be contesting the validity thereof in good faith and no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect to such Liens, (h) Liens in favor of the Custodian or Securities Intermediary to secure amounts owing to it pursuant to the Account Control Agreement and (i) with respect to any Collateral Loans, Liens on the underlying collateral for such Collateral Loans.

“Permitted Parent Distribution” means a distribution by the Borrower to the Parent from the proceeds of Borrowings hereunder or other funds in the Collection Account that satisfies all of the following conditions: (x) such distribution occurs during the Reinvestment Period, (y) as evidenced by a compliance certificate delivered by the Borrower to the Administrative Agent not later than 2:00 p.m. (New York City time) at least one Business Day prior to the day of such distribution, which certificate shall set forth the amount of such distribution and all relevant calculations with respect thereto, after giving effect to such distribution (i) no Event of Default or Default is in effect or would result from such distribution and any related prepayment of Loans and (ii) the Senior Advance Rate Test, each Collateral Quality Test, the Concentration Limitations, the requirements of Section 5.37 and the Coverage Tests are satisfied; provided that, solely for purposes of determining whether the Overcollateralization Ratio Test and the Senior Advance Rate Test are satisfied for purposes of this clause (ii), the Principal Collateralization Amount in “Overcollateralization Ratio” and in “Senior Advance Rate” shall be calculated using, (1) for (a) any Collateral Loan that is not a Defaulted Loan, Long Dated Loan or Current Pay Obligation and has a current Market Value of less than 95% of its par amount and (b) Current Pay Obligations up to 5.0% of Total Capitalization that have a current Market Value of less than 95% of their respective par amount (measured separately with respect to each Current Pay Obligation), the lesser of the Market Value and the purchase price of such Collateral Loan and (2) for any Collateral Loan that is not included in clause (1) above (including, for the avoidance of doubt, Current Pay Obligations in excess of 5.0% of Total Capitalization), the method of calculation set out in the definition of Principal Collateralization Amount and (z) the Borrower gives at least two Business Days’ notice of such distribution to the Agents and S&P. For the avoidance of doubt, the foregoing conditions will not apply to any acquisitions of any new Collateral Loans by the Borrower from the Parent or any Affiliate of the Parent.

“Permitted Securitization” means any securitization in a capital market transaction or private placement offering wherein Société Générale or an Affiliate thereof acts as the primary arranger in which the Borrower sells Collateral pledged hereunder, directly or indirectly, to an Affiliate or an affiliated entity that issues or arranges for the issuance of asset-backed debt obligations (whether in the form of notes or revolving and/or term loans) collateralized, in whole or in part, by such Collateral.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company, member or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PIK Loan” means any loan that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest, excluding any loan that provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the applicable Related Contract results in such loan having an effective rate of current interest paid in cash on such day of not less than (a) in the case of a Fixed Rate Obligation, 4.0% per annum or (b) otherwise, 3.0% per annum over the applicable index rate. For the avoidance of doubt, if the Obligor under a loan described in the exclusion above fails to make a required cash interest payment thereunder and such failure continues longer than the grace period set forth for such payment in clause (a) of the definition of “Defaulted Loan”, such loan shall be considered a Defaulted Loan.

“Plan” means at any time an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by the Borrower or a member of its ERISA Group or (ii) has at any time within the preceding five plan years been maintained, or contributed to, by the Borrower or a member of its ERISA Group.

“Platform” is defined in Section 12.16(c).

“Pledged Collateral” has the meaning specified in the Granting Clause hereof.

“Portfolio Exposure Amount” means the excess (if any) of the sum of (i) the aggregate Exposure Amount at such time plus (ii) Unsettled Amounts over (iii) the sum of (x) amounts on deposit in the Future Funding Reserve Account on such date and (y) amounts on deposit in the Collection Account on such date, including Eligible Investments, representing Principal Proceeds.

“Post-Default Rate” has the meaning assigned to such term in Section 2.5(c).

“Post-Transition S&P CCC Collateral Loan” means, a Collateral Loan that, at the time the Borrower committed to acquire such Collateral Loan, has an application to S&P for a credit estimate pending and that, upon the provision of such credit estimate (after the acquisition of such Collateral Loan by the Borrower), becomes a CCC Collateral Loan.

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate. Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.

“Principal Allocation Formula” means:

(a)               prior to the end of the Reinvestment Period, with respect to a prepayment of the Loans as specifically set forth herein:

first, to the Revolving Loans in an amount equal to the excess, if any, of (x) the Portfolio Exposure Amount on such Quarterly Payment Date (or other applicable date of payment) over (y) the aggregate Undrawn Commitments in respect of the Revolving Loans on such Quarterly Payment Date (or other applicable date of payment), and second, to each of the Revolving Loans and Term Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this clause second); and

(b)               on the last day of the Reinvestment Period and after the end of the Reinvestment Period, with respect to a prepayment of the Loans as specifically set forth herein, to each of the Revolving Loans and Term Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this clause (b));

provided, in each case, that if the Principal Allocation Formula would result in the allocation of a payment of principal to the Revolving Loans in excess of the aggregate outstanding principal amount thereof, then the amount of such excess shall be deposited into the Future Funding Reserve Account.

“Principal Balance” means, as of any date of determination with respect to any Collateral Loan, the aggregate outstanding principal amount of such Collateral Loan as of such date, excluding (a) deferred or capitalized interest on any Collateral Loan (other than any such interest that was added to principal on or before the date when such Collateral Loan was acquired by the Borrower) and (b) any portion of such principal amount that has been assigned or participated by the Borrower pursuant to Section 10.1.

“Principal Collateralization Amount” means, at any time, the sum of:

(a)               the Aggregate Principal Balance of all Collateral Loans (excluding Defaulted Loans, Discount Loans, Long Dated Loans and Current Pay Obligations (each as to which the applicable rule below shall apply)); plus

(b)               (i) the aggregate amount of funds on deposit in the Collection Account, including Eligible Investments, constituting Principal Proceeds plus (ii) the aggregate amount of funds on deposit in the Future Funding Reserve Account, constituting Principal Proceeds, including Eligible Investments; plus

(c)               for all Discount Loans, the aggregate of the purchase prices, excluding accrued interest, expressed as a Dollar amount, for such Discount Loans (after adding the amount of any subsequent borrowings and/or subtracting the amount of any subsequent repayments thereof); plus

(d)               for each Defaulted Loan that has been a Defaulted Loan for less than one year, the Recovery Value and, for each other Defaulted Loan, zero; plus

(e)               for each Long Dated Loan, the product of (x) the aggregate outstanding balance of such Collateral Loan and (y) the S&P Recovery Rate of such Collateral Loan; plus

(f)                (i) for Current Pay Obligations up to 5.0% of Total Capitalization, the Aggregate Principal Balance of all such Current Pay Obligations, plus (ii) for each Current Pay Obligation in excess of 5.0% of Total Capitalization, 90% of such Current Pay Obligation’s Market Value (which is not determined pursuant to clause (d) or subclause (iii) in the proviso of clause (c) of the definition thereof) (but no greater than the par value of such Current Pay Obligation); minus

(g)               the CCC Excess Adjustment Amount;

provided that (i) with respect to any Collateral Loan that satisfies more than one of the definitions of Defaulted Loan, Discount Loan, Long Dated Loan or Current Pay Obligation such Collateral Loan shall, for the purposes of this definition, be treated as belonging to the category of Collateral Loans which results in the lowest Principal Collateralization Amount on any date of determination, (ii) the Principal Collateralization Amount for any Defaulted Loan which has been a Defaulted Loan for one year or more will be zero and (iii) notwithstanding the foregoing provisions, the Principal Collateralization Amount of any Collateral Loan held in the form of a Closing Date Participation after the date that is the 60 days after Closing Date will be the Recovery Value.

“Principal Proceeds” means (a) with respect to any Pledged Collateral (including Cash) any payments with respect thereto that are attributable to principal in accordance with the Related Contracts of such Pledged Collateral or that do not otherwise constitute Interest Proceeds (including unapplied proceeds of the Collateral Loans), (b) any upfront or net termination payments paid to the Borrower under any Interest Hedge Agreement, (c) fees received in connection with the reduction of principal of a Collateral Loan (but not any principal repaid in connection therewith) and (d) any cash capital contributions made to the Borrower that are to be treated as Principal Proceeds in accordance with Section 6.5. All sales or assignments of Collateral Loans or any portion thereof pursuant to Section 10.1 shall be for cash on a non-recourse basis the proceeds of which shall be deemed to be Principal Proceeds for all purposes hereunder (other than proceeds representing accrued interest), and all amounts deposited pursuant to Section 6.5 and designated as Principal Proceeds in accordance therewith shall be deemed to be Principal Proceeds for all purposes hereunder. No amounts that are required by the terms of any participation agreement to be paid by the Borrower to any Person to whom the Borrower has sold a participation interest shall constitute “Principal Proceeds” hereunder.

“Principal Sharing Percentage” means, with respect to any payment of principal of the Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a)               the numerator of which is:

(i)                in the case of the Term Loans, the aggregate principal amount of the Term Loans outstanding on such date; or

(ii)               in the case of the Revolving Loans, the lesser of (x) the sum of (A) the aggregate principal amount of the Revolving Loans outstanding on such date and (B) the Portfolio Exposure Amount on such date and (y) the amount of the Total Revolving Commitment on such date; provided that if the Total Revolving Commitment has been reduced to zero, then the amount determined pursuant to this clause (ii) shall equal the aggregate principal amount of the Revolving Loans outstanding on such date, and

(b)               the denominator of which is the sum of:

(i)                the aggregate principal amount of the Term Loans outstanding on such date; and

(ii)               the lesser of (x) the sum of (A) the aggregate principal amount of the Revolving Loans outstanding on such date and (B) the Portfolio Exposure Amount on such date and (y) the amount of the Total Revolving Commitment on such date; provided that if the Total Revolving Commitment has been reduced to zero, the amount determined pursuant to this clause (ii) shall equal the aggregate principal amount of the Revolving Loans outstanding on such date.

“Priority of Payments” has the meaning set forth in Section 9.1(a); provided that, at all times after the Majority Lenders have exercised their right to direct the liquidation of the Collateral under Article VI, “Priority of Payments” shall mean the priorities set forth in Section 6.4 hereof.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Program Manager” means the investment manager or administrator of a CP Lender, as applicable.

“Prohibited Defense Asset” means a Collateral Loan in respect of which the related Obligor’s primary direct business is the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or any primary component used specifically in the production of any such weapon system or which plays a direct role in the lethality of any such weapon system.

“Prohibited Industry” means with respect to any Obligor, its primary business is (a) a business described in the definition of Prohibited Defense Asset; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; (d) coal mining and/or coal-based power generation; (e) in the oil sands and associated pipelines industry; (f) in the food commodity derivatives industry; (g) in the growth and sale of tobacco; (h) upstream production and / or processing of palm oil and palm fruit products; or (i) the making or collection of pay day loans or any unlicensed and unregistered financing.

“Prohibited Transaction” means a transaction prohibited under Section 406(a) of ERISA, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA.

“Proposed Portfolio” means the portfolio of Collateral Loans and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Loan or a proposed reinvestment in an additional Collateral Loan, as the case may be.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 15.1.

“Quarterly Cap” means, with respect to any Quarterly Payment Date, an amount equal to (x) $250,000 per annum (prorated for the related Interest Period on the basis of the actual number of days in the current calendar year and the actual number of days elapsed) plus (y) 0.02% per annum (prorated for the related Interest Period on the basis of the actual number of days in the current calendar year and the actual number of days elapsed) multiplied by the sum of, without duplication, (i) the Aggregate Principal Balance of all Collateral Loans, (ii) the aggregate amount of funds on deposit in the Collection Account, including Eligible Investments, constituting Principal Proceeds and (iii) the aggregate amount of funds on deposit in the Future Funding Reserve Account, including Eligible Investments and the Portfolio Exposure Amount, in each case, measured as of the Calculation Date immediately preceding such Quarterly Payment Date.

“Quarterly Payment Date” means the 15th day of March, June, September and December in each year, commencing in December 2019, and the Stated Maturity; provided that if any such date is not a Business Day, such Quarterly Payment Date shall be the next succeeding Business Day.

“Rating Agency” means (i) with respect to the Loans, S&P (and/or, if, at any time any other nationally recognized investment rating agency provides a rating of any Loans solicited by the Borrower, such rating agency) or (ii) with respect to the Collateral generally, S&P (or, if, at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Borrower or the Services Provider).

In the event that at any time S&P ceases to be a “Rating Agency” and a replacement rating agency is selected in accordance with the preceding sentence, then references to rating categories of such replaced rating agency in this Agreement shall be deemed instead to be references to the equivalent categories of such replacement rating agency as of the most recent date on which such replacement rating agency and such replaced rating agency’s published ratings for the type of obligation in respect of which such replacement rating agency is used.

“Rating Condition” means, with respect to any action taken or to be taken by or on behalf of the Borrower that is expressed to be subject to such condition in any Loan Document, a condition that is satisfied if S&P has confirmed in writing (which may take the form of a press release, electronic messages, facsimile, posting to its internet website, other written communication or other means then considered industry standard) that such action will not cause the then-current rating of the Loans by S&P to be reduced or withdrawn; provided that the Rating Condition will be deemed to be satisfied with respect to any such action if (i) at the time of determination, no Loans are then rated by S&P; (ii) the Agents and all of the Lenders provide their written approval as to such action and written notice thereof is given to S&P; (iii) S&P has made a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Rating Condition in this Agreement for purposes of evaluating whether to confirm the then-current ratings (or Initial Rating) of the Loans rated by S&P; or (iv) S&P has communicated to the Borrower, the Services Provider or either Agent (or their respective counsel) that it will not review such event or circumstances for purposes of evaluating whether to confirm the then-current ratings (or Initial Rating).

“Real Estate Loan” means any debt obligation that is (a) directly or indirectly secured by a mortgage, deed of trust or similar Lien on commercial real estate, residential real estate, office, retail or industrial property or undeveloped land, is underwritten as a mortgage loan and is not otherwise associated with an operating business or (b) a loan to a company engaged primarily in acquiring and developing undeveloped land (whether or not such loan is secured by real estate).

“Recovery Value” means, for (x) each Defaulted Loan that has been a Defaulted Loan for less than one year and (y) each Collateral Loan held in the form of a Closing Date Participation after the date that is the 60 days after Closing Date, the lowest of:

(i)                the Principal Balance of such Defaulted Loan or Closing Date Participation multiplied by the applicable S&P Recovery Rate for such Defaulted Loan or Closing Date Participation, as applicable;

(ii)               the Market Value of such Defaulted Loan or Closing Date Participation; and

(iii)               the carrying value of such Defaulted Loan or Closing Date Participation on the books and records of the Borrower (or its Affiliates).

“Reference Time” with respect to any setting of the then-current Benchmark means 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting.

“Register” has the meaning set forth in Section 12.6(f).

“Registered” means in registered form within the meaning of Sections 881(c)(2)(B)(i) and 163(f) of the Code and Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Department of the Treasury regulations and issued after July 18, 1984 (or, in each case, any amended or successor version).

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) ~~the date that is 24 months after the Closing Date~~April 1, 2022, extendable upon the Lenders’ and Borrower’s mutual consent, (b) the date of the acceleration of the maturity of the Loans or the termination of the Revolving Commitments pursuant to Section 6.2, (c) any date on which the Borrower or the Services Provider reasonably determines that it can no longer acquire additional Collateral Loans appropriate for inclusion in the Collateral in accordance with the terms of this Agreement and Corporate Services Agreement (provided that, in the case of this clause (c), an Authorized Officer of the Services Provider shall provide a written certification as to such determination to the Agents, the Lenders and S&P at least five Business Days prior to such date), (d) any date on which the Majority Lenders provide written notice to the Borrower that an event constituting “cause” as defined in the Corporate Services Agreement has occurred, if as of the date of such notice, such “cause” event has not been waived by all the Lenders or cured and (e) the occurrence of the resignation or assignment (unless the Administrative Agent has consented to such assignment) by the Services Provider of its rights and obligations under this Agreement and the Corporate Services Agreement.

“Related Contracts” means all credit agreements, indentures, note purchase agreements, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Loan or Eligible Investment or other investment with respect to any Collateral or proceeds thereof (including the applicable underlying instruments and any Loan Assignment Agreement), together with all of the Borrower’s right, title and interest in and to all property or assets securing or otherwise relating to any Collateral Loan or other loan or security of the Borrower or Eligible Investment or other investment with respect to any Collateral or proceeds thereof or any Related Contract.

“Related CP Issuer” means a multi-seller commercial paper conduit that issues commercial paper, the proceeds of which are loaned to or are otherwise the CP Lender’s source of funding for the CP Lender’s acquisition or maintenance of its funding obligations hereunder.

“Related Property” has the meaning assigned to such term in the Granting Clause.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Repurchase Price” means, for any Warranty Collateral Loan for which a payment or substitution is being made pursuant to Section 10.1(d) as of any time of determination, a dollar amount equal to the greater of (i) the fair market value and (ii) the Purchase Price of such Loan Asset paid by the Borrower, in each case less all Principal Proceeds received in respect of such Loan Asset from the date of acquisition by the Borrower to the date of such repurchase or substitution plus any such Principal Proceeds that the Borrower shall have been required to repay to the Obligor with respect to such Loan Asset.

“Required S&P Credit Estimate Information” means S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers.

“Restricted Person” is defined in Section 12.17(a).

“Retained Expense Amount” with respect to any Quarterly Payment Date means the amount, if any, by which (x) the sum of the amount determined pursuant to the definition of “Quarterly Cap” for such Quarterly Payment Date and each of the three prior Quarterly Payment Dates exceeds (y) the sum of (i) the aggregate payments made under Section 9.1(a)(i)(A)(2) on such Quarterly Payment Date and each of the three prior Quarterly Payment Dates and (ii) Administrative Expenses paid pursuant to Section 8.2(d) during each of the Due Periods prior to each of the three prior Quarterly Payment Dates.

“Retention Holder” means Owl Rock Capital Corporation, and any successor thereto, as permitted by the EU Retention Requirements.

“Retention Letter” means a letter relating to the retention of net economic interest in substantially the form of Exhibit G hereto (relating to the EU Retention Requirements), from the Retention Holder and addressed to the Borrower, the Administrative Agent and any Affected Lender on the Closing Date and for the benefit of any future Affected Lender, which shall include such letter entered into as of the Closing Date and each letter amending, restating, replacing, supplementing, updating or otherwise modifying such letter.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans to the Borrower during the Commitment Period in the amount set forth opposite such Revolving Lender’s name on the signature pages hereto (or pursuant to an Assignment and Assumption), as such amount may be terminated or reduced (including pursuant to Section 2.7) in accordance with the terms of this Agreement.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of the Revolving Loans and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in respect of the Revolving Loans.

“Revolving Loans” has the meaning assigned to such term in Section 2.1.

“Revolving Collateral Loan” means a Collateral Loan that provides the Obligor thereunder with a revolving credit facility from which one or more borrowings may be made up to the stated principal amount of such revolving credit facility and which provides that borrowed amounts may be repaid and reborrowed from time to time.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement dated as of the date hereof, between the Seller, as seller, and the Borrower, as borrower, as amended, restated, supplemented or otherwise modified from time to time.

“Sale Proceeds” means all proceeds (excluding accrued interest, if any) received with respect to Collateral as a result of sales of such Collateral less any reasonable expenses incurred by the Borrower, the Services Provider or the Collateral Agent (other than amounts payable as Administrative Expenses) in connection with such sales.

“Sanctioned Person” means any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or, to the Borrower’s knowledge, indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a resident of, any country that is subject to any country-wide or territory-wide Sanctions.

“Sanctions” means any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state thereof or (d) Her Majesty’s Treasury of the United Kingdom.

“Scenario Default Rate” means, with respect to the Loans at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s initial rating of the Loans, determined by application by the Services Provider and the Collateral Administrator of the S&P CDO Monitor at such time.

“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan, determined in accordance with the assumptions specified in Section 1.3.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment Effective Date” means March 15, 2021.

“Second Lien Loan” means any loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the loan other than (i) trade claims, capitalized leases or similar obligations and (ii) Senior Secured Loans of the Obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Borrower) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (c) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that (i) the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) and (ii) such subsidiary does not have any Indebtedness (other than current accounts payable in the ordinary course of business, capitalized leases or other similar indebtedness incurred in the ordinary course of business).

“Secured Parties” means, collectively, the Agents, any Interest Hedge Counterparty, the Collateral Administrator, the Custodian, the Document Custodian, the Securities Intermediary and the Lenders.

“Securities Intermediary” means State Street Bank and Trust Company, in its capacity as securities intermediary under the Account Control Agreement.

“Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, including any implementing regulation, technical standards.

“Seller” means Owl Rock Capital Corporation.

“Selling Institution” means an entity (including, but not limited to, the Seller) obligated to make payments to the Borrower under the terms of a Participation Interest.

“Senior Advance Rate” means, as of any Measurement Date (or other applicable date), the ratio (expressed as a percentage) obtained by dividing:

(a)               the sum of (i) the aggregate outstanding principal amount of all Loans as of such date plus (ii) the Portfolio Exposure Amount for all Collateral Loans as of such date; by

(b)               the sum of (i) the Principal Collateralization Amount as of such date plus (ii) the Portfolio Exposure Amount (excluding any Unsettled Amounts to the extent already included in the amount in clause (i)) for all Collateral Loans as of such date.

“Senior Advance Rate Test” means a test satisfied on any Borrowing Date or other date of determination if the Senior Advance Rate at such time is less than or equal 56.0%.

“Senior Authorized Officer” means, with respect to any Person, any officer of such Person that is a chief executive officer, chief operating officer, chief credit officer, credit committee member, executive vice president or president (or, in each case, any other officer with a position analogous to those identified above and in the case of any limited liability company, any manager) or any other officer responsible for the management or administration of the Collateral or the performance of such Person’s obligations under the Loan Documents.

“Senior Secured Loan” means any loan (including, except as otherwise explicitly stated herein, any First Lien/Last Out Loan) that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of such loan (other than with respect to trade claims, capitalized leases or similar obligations and traditional bank revolving asset-based loan facilities that are reasonable and customary for similar loans); (b) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such loan; (c) the value of the collateral securing such loan at the time of acquisition together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Borrower) to repay such loan in accordance with its terms and to repay all other such loans of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (d) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that (i) the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) and (ii) such subsidiary does not have any Indebtedness (other than current accounts payable in the ordinary course of business, capitalized leases or other similar indebtedness incurred in the ordinary course of business).

“Senior Services Fee” has the meaning assigned to such term in the Corporate Services Agreement.

“Services Fee” means, collectively, the Senior Services Fees and the Subordinated Services Fees.

“Services Provider” means Owl Rock Capital Corporation, or any successor in such capacity in accordance with the Corporate Services Agreement.

“Servicing Standard” means, with respect to the Borrower and the Services Provider, in rendering its services hereunder and under the other Loan Documents, diligently using a degree of skill and attention no less than that which (i) would be exercised by a prudent institutional portfolio manager in connection with the servicing and administration of assets similar to the Collateral Loans under similar circumstances and (ii) the Services Provider exercises with respect to comparable assets that it manages for itself and for others having similar investment objectives and restrictions in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral Loans.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvency II” means European Union Directive 2009/138/EC on the taking up and pursuit of the business of Insurance and Reinsurance (Solvency II).

“Solvency II Level 2 Regulation” means Delegated Regulation (EU) No 2015/35 of 10 October 2014 supplementing Solvency II.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“S&P CDO Monitor” means the dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Loans consistent with a specified benchmark rating level based upon certain assumptions (including the Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Borrower, the Administrative Agent and the Collateral Administrator. Inputs for the S&P CDO Monitor will be chosen by the Services Provider (with notice to the Collateral Administrator) and associated with either (x) a recovery rate for the Loans from the S&P Recovery Rate Matrix, a “Weighted Average Life Value” from the S&P Weighted Average Life Matrix and a “Weighted Average Floating Spread” from the S&P Weighted Average Floating Spread Matrix or (y) a weighted average recovery rate for the Loans, a weighted average life and a weighted average floating spread selected by the Services Provider (with notice to the Collateral Administrator) and confirmed by S&P; provided that the Services Provider shall not be permitted to select a spread higher than the Weighted Average Spread, a recovery rate higher than the Weighted Average S&P Recovery Rate or a weighted average life shorter than the Weighted Average Life. The weighted average recovery rate applicable as of any date of determination pursuant to clause (x) or (y) above is referred to as the “S&P CDO Monitor Recovery Rate”. The weighted average floating spread applicable as of any date of determination pursuant to clause (x) or (y) above is referred to as the “S&P Minimum Floating Spread”.

“S&P CDO Monitor Formula Election Date” means date designated by the Services Provider upon at least five Business Days’ prior written notice to S&P, the Administrative Agent and the Collateral Administrator as the date on which the Borrower will begin to utilize the S&P CDO Monitor Adjusted BDR; provided that an S&P CDO Monitor Formula Election Date may not occur if the pool of Collateral contains Collateral Loans of less than 40 different Obligors.

“S&P CDO Monitor Formula Election Period” means the period from and including the S&P CDO Monitor Formula Election Date (if any) to but excluding the earlier of (i) the S&P CDO Monitor Model Election Date (if any) and (ii) the date on which the Obligations have been paid in full; provided that, on any date in which the S&P CDO Monitor Test is calculated, the pool of Collateral contains Collateral Loans of less than 40 different Obligors, the S&P CDO Monitor Formula Election Period shall be terminated and a S&P CDO Monitor Model Election Date shall occur.

“S&P CDO Monitor Model Election Date” means the date designated by the Services Provider upon at least five Business Days’ prior written notice to S&P, the Administrative Agent and the Collateral Administrator as the date on which the Borrower will begin to utilize the S&P CDO Monitor.

“S&P CDO Monitor Model Election Period” means (a) the period from and including the Closing Date to but excluding the earlier of (i) the S&P CDO Monitor Formula Election Date (if any) and (ii) the date on which the Obligations have been paid in full and (b) if an S&P CDO Monitor Model Election Date occurs after the Closing Date, the period from and including the S&P CDO Monitor Model Election Date (if any) to the date on which the Obligations have been paid in full.

“S&P CDO Monitor Recovery Rate” has the meaning set forth in the definition of “S&P CDO Monitor”.

“S&P CDO Monitor Test” means a test that shall be satisfied if on any Measurement Date and during the Reinvestment Period after giving effect to the purchase of a Collateral Loan, (a) during an S&P CDO Monitor Model Election Period, following receipt by the Borrower and the Collateral Administrator of the S&P CDO Monitor input files, the Default Differential of the Proposed Portfolio with respect to the Loans is positive or (b) during an S&P CDO Monitor Formula Election Period (if any), the S&P CDO Monitor Adjusted BDR is equal to or greater than the S&P CDO Monitor SDR. During an S&P CDO Monitor Formula Election Date, the definitions in Schedule G hereto will apply. The S&P CDO Monitor Test shall be considered to be improved (x) during an S&P CDO Monitor Model Election Period, if the Default Differential of the Proposed Portfolio is greater than or equal to the corresponding Default Differential of the Current Portfolio or (y) during an S&P CDO Monitor Formula Election Period (if any), when the S&P CDO Monitor Adjusted BDR less the S&P CDO Monitor SDR of the Proposed Portfolio is greater than the difference between the S&P CDO Monitor Adjusted BDR less the S&P CDO Monitor SDR of the Current Portfolio.

“S&P Counterparty Criteria” means with respect to any Participation Interest, a criterion that will be met if immediately after giving effect to such acquisition, the percentage of the Aggregate Principal Balance of the Collateral Loans that consists in the aggregate of Participation Interests with Selling Institutions with the relevant agent bank that have the same or a lower credit rating, does not exceed the “Aggregate Percentage Limit” (in the case of all Selling Institutions) or “Individual Percentage Limit” (in the case of a Selling Institution) set forth below for such credit rating

S&P credit rating of Selling Institution (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	5%	5%
A+	5%	5%
A**	5%	5%
A*** and A-and below	0%	0%

**	Only for so long as the Selling Institution or agent, as applicable, has an S&P long-term unsecured debt rating of at least A and a short-term unsecured debt rating of at least A-1. If such Selling Institution or agent, as applicable, does not have an S&P short-term unsecured debt rating or has an S&P short-term unsecured debt rating of less than A-1, then the minimum S&P rating for purposes of the Counterparty Criteria will be A+.
***	If the Selling Institution or agent, as applicable, does not have a short-term unsecured debt rating by S&P of at least A-1.

“S&P Industry Classification” means each industry identified on Schedule B.

“S&P Minimum Floating Spread” has the meaning set forth in the definition of “S&P CDO Monitor”.

“S&P Rating” means with respect to any Collateral Loan, as of any date of determination, the rating determined in accordance with the following methodology:

(a)           with respect to a Collateral Loan that is not a DIP Loan, (i) if there is an issuer credit rating of the issuer of such Collateral Loan by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Loan pursuant to a form of pursuant to a form of guaranty meeting applicable then-current S&P guarantee criteria, then the S&P Rating will be such rating (regardless of whether there is a published rating by S&P on the Collateral Loans of such issuer held by the Issuer) or (ii) if there is no issuer credit rating of the issuer by S&P but (A) if there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Loan will equal such rating; (B) if there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Loan will be one subcategory below such rating; and (C) if there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Loan will be one subcategory above such rating;

(b)           with respect to any Collateral Loan that is a DIP Loan, the S&P Rating thereof will be the credit rating assigned to such issue by S&P, or if such DIP Loan was assigned a point-in-time rating by S&P that was withdrawn, such withdrawn rating may be used for 12 months after the assignment of such rating; provided that if any such Collateral Loan that is a DIP Loan is newly issued and the Services Provider expects an S&P credit rating within 90 days, the S&P Rating of such Collateral Loan shall be “CCC-” until such credit rating is obtained from S&P; provided, further, that, if there is a Material Change with respect to any DIP Loan, the Borrower, or the Services Provider on behalf of the Borrower, shall, upon notice or knowledge thereof, notify S&P and provide available Required S&P Credit Estimate Information and any other available information S&P reasonably requests with respect thereto via email to CreditEstimates@spglobal.com; or

(c)            if the S&P Rating is not determined pursuant to clauses (a) or (b), then the S&P Rating shall be the S&P equivalent of the public rating by Moody’s of such obligation or issuer except that the S&P Rating of such obligation will be (A) one subcategory below the S&P equivalent of the Moody’s public rating if such Moody’s public rating is “Baa3” or higher and (B) two subcategories below the S&P equivalent of the Moody’s public rating if such Moody’s public rating is “Ba1” or lower; or

(d)           if the S&P Rating is not determined pursuant to clauses (a), (b) or (c), the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Borrower, the Services Provider on behalf of the Borrower or the issuer of such Collateral Loan shall, prior to or within 30 days after the acquisition of such Collateral Loan, apply (and concurrently submit all available Required S&P Credit Estimate Information in respect of such application) to S&P for a credit estimate which will be its S&P Rating; provided that, until the receipt from S&P of such estimate, such Collateral Loan will have an S&P Rating as determined by the Services Provider in its sole discretion if the Services Provider certifies to the Administrative Agent that it believes that such S&P Rating determined by the Services Provider is commercially reasonable and will be at least equal to such rating; provided, further, that if such Required S&P Credit Estimate Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Loan will have (1) the S&P Rating as determined by the Services Provider for a period of up to 90 days after acquisition of such Collateral Loan and (2) an S&P Rating of “CCC-” following such 90 day period; unless, during such 90 day period, the Services Provider has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that such confirmed or updated credit estimate will expire on the 12-month anniversary of such confirmation or update, unless confirmed or updated prior thereto; provided, further, that, if there is a Material Change with respect to any Collateral Loan with an S&P Rating of “CCC-” determined pursuant to this clause, the Borrower, or the Services Provider on behalf of the Borrower, shall, upon notice or knowledge thereof, notify S&P and provide available Required S&P Credit Estimate Information and any other available information S&P reasonably requests with respect thereto via email to CreditEstimates@spglobal.com;

(e)            if the S&P Rating is not determined pursuant to clauses (a), (b), (c) or (d) with respect to a DIP Loan, the S&P Rating of such Collateral Loan will be “CCC-” and

(f)            if the S&P Rating is not determined pursuant to clauses (a), (b), (c), (d) or (e) with respect to a Collateral Loan that is not a Defaulted Loan, the S&P Rating of such Collateral Loan will at the election of the Borrower (at the direction of the Services Provider) be “CCC-” provided that (i) the Services Provider expects the Obligor in respect of such Collateral Loan to continue to meet its payment obligations under such Collateral Loan, (ii) such Obligor is not currently in reorganization or bankruptcy, (iii) such Obligor has not defaulted on any of its debts during the immediately preceding two year period and (iv) at any time that more than 10% of the Collateral Principal Amount consists of Collateral Loans with S&P Ratings determined pursuant to this clause (f), the Borrower will submit all available Required S&P Credit Estimate Information in respect of such Collateral Loans to S&P;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one subcategory above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one subcategory below such assigned rating.

“S&P Recovery Amount” means with respect to any Collateral Loan, an amount equal to the product of:

(a)           the S&P Recovery Rate; and

(b)           the Principal Balance of such Collateral Loan.

“S&P Recovery Rate” means with respect to a Collateral Loan, the recovery rate determined in the manner set forth in Schedule D hereto.

“S&P Recovery Rate Matrix” means the S&P Recovery Rate Matrix set forth on Schedule E.

“S&P Weighted Average Floating Spread Matrix” means a spread between 1.50% and 7.00% (in increments of .01%) without exceeding the current Weighted Average Spread (determined as if all Discount Loans instead constituted Collateral Loans that are not Discount Loans) as of such Measurement Date.

“S&P Weighted Average Life Matrix” means the S&P Weighted Average Life Matrix set forth on Schedule F.

“Specified Change” means any amendment, consent, modification or waiver of, or supplement to, a Related Contract that (a) extends the final maturity of a Collateral Loan beyond the Stated Maturity, (b) reduces or forgives the principal amount of a Collateral Loan (other than a Defaulted Loan that has been a Defaulted Loan for one year or more), (c) reduces the rate of interest payable on a Collateral Loan by more than 25% (other than a Defaulted Loan that has been a Defaulted Loan for one year or more), (d) postpones the Due Date of any Scheduled Distribution in respect of a Collateral Loan by more than three months, (e) subordinates (in right of payment, with respect to liquidation preferences or otherwise) a Collateral Loan, (f) releases any material guarantor or co-obligor of a Collateral Loan from its obligations, (g) releases a material portion of the collateral securing such Collateral Loan (excluding Defaulted Loans and any such releases associated with a prepayment) or (h) changes any of the provisions of a Related Contract specifying the number or percentage of lenders required to effect any of the foregoing.

“Stated Maturity” means ~~August 2~~April 1, ~~2029~~2030.

“Step-Down Loan” means an obligation or security which by the terms of the applicable Related Contracts provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the Borrower shall not constitute a Step-Down Loan.

“Step-Up Loan” means an obligation or security which by the terms of the applicable Related Contracts provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the Borrower shall not constitute a Step-Up Loan.

“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor (excluding any loan made to an operating business that buys, sells and/or liquidates such assets in the ordinary course of business), including (but not limited to) collateralized debt obligations, collateralized loan obligations, asset backed securities and mortgage backed securities or any re-securitization thereof.

“Subordinated Services Fee” has the meaning assigned to such term in the Corporate Services Agreement.

“Subsidiary” means any corporation, limited partnership, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Substituted Collateral Loan” means, with respect to any Due Period, any Warranty Collateral Loan with respect to which the Seller has substituted in a replacement Collateral Loan pursuant to Section 10.1(d) and the Sale and Contribution Agreement.

“Supported QFC” has the meaning set forth in Section 15.1.

“Synthetic Security” means a security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Tax Account Reporting Rules” means FATCA, and any other laws, intergovernmental agreements, administrative guidance or official interpretations, adopted or entered into on, before or after the date of this Agreement, by one or more governments providing for the collection of financial account information and the automatic exchange of such information between or among governments for purposes of improving tax compliance, and any laws, intergovernmental agreements or other guidance adopted pursuant to the global standard for automatic exchange of financial account information issued by the Organisation for Economic Co-operation and Development.

“Tax Account Reporting Rules Compliance” means compliance with Tax Account Reporting Rules as necessary to avoid (a) fines, penalties or other sanctions imposed on the Borrower or any of its directors or (b) the withholding or imposition of tax from or in respect of payments to or for the benefit of the Borrower.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans to the Borrower on the Initial Borrowing Date in the amount set forth opposite such Term Lender’s name on the signature pages hereto (or pursuant to an Assignment and Assumption), as such amount may be terminated or reduced (including pursuant to Section 2.7) from time to time in accordance with the terms of this Agreement.

“Term Lender” means each Person that is listed as a “Term Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of a Term Loan, any Person that shall have converted all or a portion of its Revolving Loans into Term Loans pursuant to Section 2.7(b) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in respect of its Term Loans; provided that all Revolving Lenders shall be Approved Lenders.

“Term Loan” has the meaning assigned to such term in Section 2.1.

“Term SOFR” means, for any applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Amendment Effective Date” means May 26, 2021.

“Total Capitalization” means, at any time, the sum of (a) the Aggregate Principal Balance of the Collateral Loans (excluding any Defaulted Loans), plus (b) the Recovery Value of the Defaulted Loans, plus (c) the aggregate amount of the Undrawn Commitments, plus (d) the amount of all cash and Eligible Investments in the Collection Account and in the Future Funding Reserve Account, in each case constituting Principal Proceeds.

“Total Revolving Commitment” means, as of any date of determination with respect to any Revolving Lender, the applicable aggregate amount of Revolving Commitments set forth opposite such Revolving Lender’s name on Annex A.

“Total Term Commitment” means, as of any date of determination with respect to any Term Lender, the applicable aggregate amount of Term Commitments set forth opposite such Term Lender’s name on Annex A.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 15.1.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 11.4.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, reglulation or rule applicable in the United Kingdom relating to the resolutions of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“UK Financial Institution” means any BRRD Undertakings (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, except as otherwise specified in this Agreement.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undrawn Commitment” means, with respect to any Revolving Lender at any time, an amount (which may not be less than zero) equal to (i) such Lender’s Revolving Commitment at such time minus (ii) the aggregate outstanding principal amount of Revolving Loans held by such Revolving Lender at such time.

“Unfunded Amount” means, at any time, the sum of (i) the aggregate Exposure Amount at such time plus (ii) the aggregate Unsettled Amount at such time.

“United States” means the United States of America, including the states and the District of Columbia, but excluding its territories and possessions.

“Unsettled Amount” means, as of any date, all amounts due in respect of any Collateral Loans that the Borrower has entered into a binding commitment to acquire but has not yet settled.

“Warranty Collateral Loan” has the meaning set forth in Section 10.1(d).

“Weighted Average Coupon” means, with respect to Fixed Rate Obligations (excluding Defaulted Loans), as of any date, the number obtained by:

(x)            summing (i) the sum of the products obtained by multiplying the required cash-pay portion of the interest coupon of each such Fixed Rate Obligation (plus any other fees (such as anniversary fees, commitment fees, etc.) that are contractually required to be paid) as of such date by the Principal Balance of each such Collateral Loan as of such date and (ii) the sum of the products obtained by multiplying, with respect to each such Collateral Loan that is a Revolving Collateral Loan or a Delayed Funding Loan, the related commitment or undrawn fee as of such date by the Exposure Amount of each such Collateral Loan as of such date, and

(y)           dividing such sum by the Aggregate Principal Balance plus the Exposure Amount of all such Collateral Loans, and rounding the result up to the nearest 0.001%; provided that if the foregoing amount is less than 7.0%, then all or a portion of the Weighted Average Coupon Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

“Weighted Average Coupon Adjustment” means, as of any date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Spread for such date over the S&P Minimum Floating Spread and (ii) the Aggregate Principal Balance plus the Exposure Amount of all Floating Rate Obligations (excluding Defaulted Loans), and the denominator of which is the Aggregate Principal Balance plus Exposure Amount of all Fixed Rate Obligations (excluding Defaulted Loans). In computing the Weighted Average Coupon Adjustment on any date, the Weighted Average Spread for such Measurement Date shall be computed as if the Weighted Average Spread Adjustment was equal to zero.

“Weighted Average Life” means, as of any Measurement Date, the number obtained by (a) for each Collateral Loan (other than a Defaulted Loan), multiplying the amount of each Scheduled Distribution of principal (treating each Revolving Collateral Loan and Delayed Funding Loan as if the same were fully funded) to be paid after such Measurement Date by the number of years (rounded to the nearest hundredth) from such Measurement Date until such Scheduled Distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a); and (c) dividing the sum calculated pursuant to clause (b) by the sum of all Scheduled Distributions (treating each Revolving Collateral Loan and Delayed Funding Loan as if the same were fully funded) of principal due on all the Collateral Loans (other than Defaulted Loans) as of such Measurement Date

“Weighted Average S&P Recovery Rate” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by (a) multiplying the outstanding Maximum Principal Balance of each Collateral Loan by its corresponding recovery rate as determined separately for each Collateral Loan in accordance with Section 1 of Schedule D hereto, (b) dividing such sum by the Aggregate Maximum Principal Balance of all of the Collateral Loans, and (c) rounding to the nearest tenth of a percent.

“Weighted Average Spread” means, with respect to Floating Rate Obligations (in each case excluding Defaulted Loans), as of any date, the number obtained by:

(x)            summing (i) the sum of the products obtained by multiplying the excess of the cash-pay portion of the interest rate payable on such Collateral Loan (plus for any Collateral Loan, any other fees (such as anniversary fees, commitment fees, etc.) that are contractually required to be paid) (such rate stated as a per annum rate) over LIBOR as then in effect (which spread or excess may be expressed as a negative percentage) by the Principal Balance of each Collateral Loan as of such date and (ii) the sum of the products obtained by multiplying, with respect to each such Collateral Loan that is a Revolving Collateral Loan or a Delayed Funding Loan, the related commitment or undrawn fee as of such date by the Exposure Amount of each such Collateral Loan as of such date; and

(y)           dividing such sum by the Aggregate Principal Balance plus the Exposure Amount of all such Collateral Loans, and rounding the result up to the nearest 0.001%; provided that, if the foregoing amount is less than the S&P Minimum Floating Spread, then all or a portion of the Weighted Average Spread Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

“Weighted Average Spread Adjustment” means, as of any date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Coupon for such date over 7.0% and (ii) the Aggregate Principal Balance plus the Exposure Amount of all Fixed Rate Obligations (in each case excluding Defaulted Loans), and the denominator of which is the Aggregate Principal Balance plus the Exposure Amount of all Floating Rate Obligations as of such date (in each case excluding Defaulted Loans). In computing the Weighted Average Spread Adjustment on any Measurement Date, the Weighted Average Coupon for such date shall be computed as if the Weighted Average Coupon Adjustment was equal to zero.

“Write-Down and Conversion Powers” means:

(a)            with respect to any Bail-In Legislation described in the EU Bail-In Legislation Schedule, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)            with respect to the United Kingdom, any powers under the UK Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Coupon Loan” means a Collateral Loan that at the time of acquisition does not by its terms provide for periodic payments of interest in Cash.

Section 1.2            Accounting Terms and Determinations and UCC Terms.

(a)            Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect from time to time.

(b)           Unless otherwise specified herein and unless the context requires a different meaning, all terms used herein that are defined in Articles 8 and 9 of the UCC are used herein as so defined.

Section 1.3           Assumptions and Calculations with respect to Collateral Loans. In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loans, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)           Scheduled interest due on Collateral Loans on which payments are subject to foreign withholding taxes, will be the minimum net amount to be received after giving effect to the maximum permitted withholding and to any “gross-up” payments required to be made by the related Obligor pursuant to such loan’s Related Contracts.

(b)           Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars.

(c)           The determination of the percentage of Total Capitalization that would be represented by a specified type of Collateral Loans will be calculated by dividing the Aggregate Maximum Principal Balance of such specified type of Collateral Loans by Total Capitalization. For purposes of this Section 1.3(c), a “type” of Collateral Loan shall correspond to each clause of the definition of “Concentration Limitations” and to each reference to Current Pay Obligations in the respective provisos to the definitions of Current Pay Obligation and Defaulted Loan.

(d)           Any portion of a Collateral Loan or other loan or security owned of record by the Borrower that has been assigned by the Borrower to a third party and released from the Lien of this Agreement in accordance with the terms hereof shall no longer constitute Collateral or a Collateral Loan hereunder.

(e)           For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Loans unless or until such payments are actually made.

(f)             For each Due Period and as of any date of determination, the Scheduled Distribution on any Collateral Loans (other than Defaulted Loans, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Due Period in respect of such Collateral Loans (including the proceeds of the sale of such Collateral Loans received and, in the case of sales which have not yet settled, to be received during such Due Period) and not reinvested in additional Collateral Loans or retained in the Collection Account for subsequent reinvestment pursuant to Section 8.2 that, if received as scheduled, will be available in the Collection Account at the end of such Due Period and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Quarterly Payment Date or retained in the Collection Account for subsequent reinvestment pursuant to Section 8.2.

(g)           Each Scheduled Distribution receivable with respect to a Collateral Loan shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Investment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Loans or other amounts payable pursuant to this Agreement.

(h)           References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(i)            For purposes of calculating all Concentration Limitations, in the numerator of any component of the Concentration Limitations, Defaulted Loans will be treated as having a Maximum Principal Balance equal to zero.

(j)             Except as otherwise provided herein, Defaulted Loans will not be included in the calculation of the Collateral Quality Test.

(k)           For purposes of calculating the Coverage Tests, the Collateral Quality Test and the Concentration Limitations, capitalized or deferred interest (and any other interest that is not paid in cash) on Collateral Loans will be excluded other than any capitalized or deferred interest that is acquired using Principal Proceeds or the proceeds of any Borrowing.

(l)            References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s receipt by contribution from the Seller of such Collateral Loan. Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase or receipt by contribution thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Funding Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan).

(m)           For purposes of calculating the Weighted Average Spread or Weighted Average Coupon, (i) a Collateral Loan that is a Step-Down Loan will be treated as having the lowest per annum interest rate or spread over the applicable index or benchmark rate over the remaining maturity of such Collateral Loan and (ii) a Collateral Loan that is a Step-Up Loan will be treated as having the then current per annum interest rate or spread over the applicable index or benchmark rate.

(n)           For purposes of calculating compliance with any tests under this Agreement (including without limitation the Coverage Tests, the Collateral Quality Test, Senior Advance Rate Test and the Concentration Limitations), the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Loan or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(o)           For purposes of calculating the Principal Collateralization Amount and the Investment Criteria Adjusted Balance, Discount Loans shall be allocated so as to result in the lowest possible calculation of the Principal Collateralization Amount and the Investment Criteria Adjusted Balance.

(p)           For the avoidance of doubt, neither a failure to satisfy the Eligibility Criteria upon the acquisition of a debt obligation nor a breach of Section 5.12 shall occur solely as a result of any property of an Obligor being subject to a Lien imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith.

(q)           Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material to the ability of the Borrower or the Services Provider to perform its obligations under the Loan Documents or to the rights and remedies of the Secured Parties under the Loan Documents.

(r)            For purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.5. In the event that the Borrower or the Services Provider notifies the Administrative Agent that the occurrence which caused any Event of Default has been cured, the Administrative Agent shall notify the Lenders, and the Administrative Agent and the Lenders will consider, investigate and determine the sufficiency of such cure and notify the Borrower and the Services Provider within a reasonably prompt period of time as to whether such Event of Default will be waived by the Administrative Agent and the Majority Lenders in accordance with Section 12.5.

(s)           For purposes of this Agreement, any Lender may, by notice to the Administrative Agent, divide its Loans, Revolving Loans and/or Undrawn Commitments into separate amounts to reflect participations or other arrangements and, solely for purposes of counting towards any decision or vote by such Lender, require those separate amounts to be counted separately in that decision or vote.

Section 1.4            Cross-References; References to Agreements. “Herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise specified, references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article or Section of, or Schedule or Exhibit to, this Agreement, and references in any Article, Section, Schedule or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Schedule or definition. Unless otherwise specified, all references herein to any agreement or instrument shall be interpreted as references to such agreement or instrument as it may be amended, supplemented or restated from time to time in accordance with its terms and the terms of this Agreement and the other Loan Documents. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

Section 1.5             Reference to Secured Parties.

(a)            In each case herein where any payment or distribution is to be made or notice is to be given to the “Secured Parties”, (i) such payments and distributions in respect of the Lenders shall be made to the Collateral Agent and (ii) such notices in respect of the Lenders shall be made to the Administrative Agent.

(b)           Any reference herein to notice or other delivery to be provided to S&P shall no longer be applicable if S&P is no longer rating any Loans (whether or not so specified herein).

ARTICLE II

THE LOANS

Section 2.1            The Commitments. On the terms and subject to the applicable conditions hereinafter set forth, including, without limitation, Article III:

(a)           each Revolving Lender severally agrees to make loans to the Borrower (each, a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the end of the Commitment Period, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding (i) such Lender’s Revolving Commitment and (ii) as to all Lenders, the Total Revolving Commitment at such time; and

(b)           each Term Lender severally agrees to make loans to the Borrower (each, a “Term Loan”) on the Initial Borrowing Date in an aggregate principal amount at any one time outstanding up to but not exceeding (i) such Term Lender’s Term Commitment and (ii) as to all Term Lenders, the Total Term Commitment at such time.

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Revolving Loans under this Section 2.1 and prepay Revolving Loans under Section 2.7. Term Loans, once repaid, may not be reborrowed.

Each Revolving Lender severally agrees, on the last day of the Reinvestment Period (except if the Reinvestment Period terminates as a result of clause (b) or (d) of the definition thereof) to make a Revolving Loan (and the Borrower hereby directs that such Revolving Loan be made) in an amount equal to its Percentage Share of the Unfunded Amount (less the amount on deposit in the Future Funding Reserve Account) as of the date such Revolving Loan is made (such Revolving Loan, the “Future Funding Reserve Loan”), but only to the extent that its Percentage Share does not exceed its Undrawn Commitment. The Borrower shall deposit the proceeds of such Loans in the Future Funding Reserve Account such that the amounts on deposit in the Future Funding Reserve Account equal the Unfunded Amount.

Section 2.2            Making of the Loans.

(a)           If the Borrower desires to request a Borrowing it shall give the Agents a written notice in substantially the form set forth on Exhibit B hereto (each, a “Notice of Borrowing”), which Notice of Borrowing shall promptly be sent by the Administrative Agent to each Revolving Lender not later than 2:00 p.m. (New York City time) at least three (3) Business Days prior to the day of the requested Borrowing.

(b)           Each Notice of Borrowing shall be dated the date the request for the related Borrowing is being made, signed by an Authorized Officer of the Borrower and otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be (i) in the case of the Term Loans, the Initial Borrowing Date and (ii) in the case of the Revolving Loans, a Business Day falling during the Commitment Period.

(c)           The amount of the Borrowing requested in each Notice of Borrowing (the “Requested Amount”) shall be equal to (i) in the case of a Borrowing of Revolving Loans, at least $250,000 and integral multiples of $1,000 in excess thereof (or, if less, the aggregate Undrawn Commitments) and (ii) in the case of a Borrowing of Term Loans, the Total Term Commitment.

(d)           Notices of Borrowing shall be irrevocable.

(e)           Each Lender shall, not later than 1:00 p.m. (New York City time) on each Borrowing Date in respect of the Revolving Loan to be funded by it hereunder, make its Percentage Share of the applicable Requested Amount available to the Borrower by disbursing such funds in Dollars to an account specified by the Borrower in the Notice of Borrowing.

(f)            The failure of any Lender to fund any Loan on a Borrowing Date hereunder shall not relieve any other Lender of any obligation hereunder to fund any Loan on such date. Notwithstanding the foregoing and any other provision to the contrary contained herein, if any Revolving Lender shall have failed to fund its Percentage Share of a previously requested Revolving Loan on the applicable date of Borrowing and the Borrower provides a new Notice of Borrowing as a result of such failure to fund, then, in each such case, if necessary to make such Borrowing, the Borrower shall be permitted a single additional Revolving Loan without regard to the minimum funding limit set forth herein.

Section 2.3            Evidence of Indebtedness; Notes.

(a)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Loans made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Loans made hereunder shall constitute a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC.

(b)           The Administrative Agent shall maintain, in accordance with its usual practices, accounts in which it will record (i) the amount of each Loan made hereunder to the Borrower, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any principal sum paid by the Borrower hereunder and each Lender’s share thereof.

(c)            The entries maintained in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.3 shall, absent manifest error, be prima facie evidence of the existence and amounts of the Loans therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of a conflict between the entries maintained by a Lender and those maintained by the Administrative Agent, the records of the Administrative Agent shall control.

(d)           Any Lender may request that its Loans to the Borrower be evidenced by a Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note (or Notes) payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, to the extent reflected in the Register, the Loans of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.6) be represented by one or more Notes payable to such Lender (or registered assigns pursuant to Section 12.6), except to the extent that such Lender (or registered assignee) subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) of this Section 2.3. At the time of any payment or prepayment in full of the Loans evidenced by any Note, such Note shall be surrendered to the Administrative Agent promptly (but no more than five Business Days) following such payment or prepayment in full. Any such Note shall be cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. If requested by any Lender in writing, the Borrower shall obtain a CUSIP or other loan identification number requested by such Lender that is customary for the nature of the Loans made hereunder.

Section 2.4           Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Stated Maturity.

Section 2.5             Interest Rates.

(a)            The Loans shall be Eurodollar Rate Loans, except as otherwise provided in this Agreement, including without limitation, in clause (i) of the definition of “Applicable Rate” and Sections 11.1 and 11.2.

(b)           The Loans shall bear interest on the unpaid principal amount thereof, for each day such Loan is outstanding during each Interest Period applicable thereto, at a rate per annum equal to the Applicable Rate with respect thereto. Such interest shall be payable for each Interest Period on the Quarterly Payment Date immediately following the end of such Interest Period and on the Stated Maturity and as otherwise set forth herein.

(c)           In the event that, and for so long as, an Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by Applicable Law, overdue interest in respect of all Loans, shall bear interest for each day at the annual rate of the sum of (i) the Applicable Rate for such Loan for such day plus (ii) two percent (the “Post-Default Rate” for such Loan).

(d)           The Administrative Agent shall determine each interest rate applicable to the Loans hereunder for any Interest Period or portion thereof pursuant to this Section 2.5 and the related definitions; provided that the relevant CP Lender, its Program Manager or its funding agent, as applicable, shall determine and announce to the Administrative Agent the Cost of Funds Rate for each Loan that is made by a CP Lender and to which the Cost of Funds Rate applies, such determination to be conclusive absent manifest error. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, the Collateral Agent or any Lender, deliver to the Borrower, the Collateral Agent or such Lender, as the case may be, a statement showing the quotations and demonstrating the calculations used by the Administrative Agent or the relevant CP Lender, its Program Manager or its funding agent, as applicable, in determining any interest rate pursuant to this Section 2.5.

(e)           The Administrative Agent agrees to use its best efforts to obtain quotations of LIBOR as contemplated by Section 2.5(d) and the definition of “London Interbank Offered Rate”. If the Administrative Agent does not obtain a timely quotation, the provisions of Section 11.1 shall apply.

(f)            The Administrative Agent shall provide notice to the Borrower, the Collateral Agent, the Collateral Administrator and the Lenders of any and all LIBOR rate sets on the date that any such rate set is determined. Each CP Lender, its Program Manager or its funding agent, as applicable, shall notify the Administrative Agent of the Cost of Funds Rate for each Loan that is made by such CP Lender and to which the Cost of Funds Rate applies on or prior to the related Calculation Date in connection with the provision of its invoice or otherwise upon written request. The Cost of Funds Rate for each CP Lender shall be calculated, for each day during the period between the date of such notice and the last day of each Interest Period (the “Estimate Period”), on the basis of such CP Lender’s good faith estimate of its funding costs for such Estimate Period, and the amount of interest payable to such CP Lender in respect of the following Interest Period shall be increased by the amount, if any, by which interest at the actual Cost of Funds Rate for such CP Lender for such Estimate Period exceeds the amount estimated or shall be decreased by the amount, if any, by which the amount of interest at the estimated Cost of Funds Rate for such Estimate Period exceeds the amount of interest accrued at the actual Cost of Funds Rate. However, on the Stated Maturity, any such increase or decrease that would be due pursuant to the preceding sentence shall instead be settled and paid on the Stated Maturity. Each CP Lender, its Program Manager or its funding agent, as applicable, shall supply a reconciliation of such amounts as provided in this Section 2.5(f) for each such period to the Administrative Agent and, absent manifest error, such reconciliation shall be conclusive and binding on all parties hereto. The interest rate payable to a CP Lender shall reflect proportionately the different sources of funding used during each Interest Period by such CP Lender to finance its outstanding Loans.

Section 2.6            Commitment Fees.

(a)           Commitment Fees Payable. The Borrower shall, subject to Section 11.5(b)(ii)(y), pay to the Revolving Lenders pursuant to Section 6.4 or 9.1, as applicable, ratably in proportion to their respective Percentage Shares, a commitment fee (a “Commitment Fee”) accruing for each day during each Interest Period:

(i)             prior to the closing date of ~~the first~~any Permitted Securitization:

(A)         from and including the ~~Closing~~Third Amendment Effective Date to but excluding the date that is six months after the ~~Closing~~Third Amendment Effective Date, at a per annum rate equal to 0.50% of the undrawn amount of the Total Revolving Commitment as of the end of such day; and

(B)          thereafter for each remaining day in the Commitment Period, at a per annum rate equal to ~~the Initial Commitment Fee Rate multiplied by~~0.75% of the undrawn amount of the Total Revolving Commitment as of the end of such day; and

(ii)            on and after the closing date of ~~the first~~any Permitted Securitization:

(A)         from and including the closing date of the most recent Permitted Securitization to but excluding the date that is six months after such closing date, at a per annum rate equal to 0.50% of the undrawn amount of the Total Revolving Commitment as of the end of such day;

~~(B)          from and including the date that is six months after such closing date to but excluding the date that is twelve months after such closing date, at a per annum rate equal to 0.75% of the undrawn amount of the Total Revolving Commitment as of the end of such day;~~ and

(B)         ~~(C)~~ thereafter for each remaining day in the Commitment Period, at a per annum rate equal to ~~1.00~~0.75% of the undrawn amount of the Total Revolving Commitment as of the end of such day;

provided that upon the closing date of a subsequent Permitted Securitization, the foregoing calculation in clause (a)(ii) shall be reset and such Permitted Securitization shall be deemed to be the most recent Permitted Securitization for purposes of such calculation; provided, further that if the Revolving Commitment of any Revolving Lender is reduced as the result of a Bail-In Action, the Commitment Fee payable to such Revolving Lender shall be calculated based on its Revolving Commitment as so reduced.

The Commitment Fees shall be payable quarterly in arrears on the Quarterly Payment Date immediately following each Interest Period for which such fees accrue as provided in the Priority of Payments and shall be calculated by the Administrative Agent pursuant to Section 2.10.

(b)           Fees Non-Refundable. All fees set forth in this Section 2.6 shall be deemed to have been earned on the date such payment is due in accordance with the provisions of this Agreement and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions of this Agreement shall be binding upon the Borrower and shall inure to the benefit of the Revolving Lenders regardless of whether any Revolving Loans are actually made.

Section 2.7           Reduction of Commitments; Conversion; Prepayments.

(a)           Reduction and Termination.

(i)             The Total Revolving Commitment (and the Revolving Commitment of each Lender) shall be automatically reduced to zero at 5:00 p.m. (New York City time) on the last day of the Commitment Period. Upon the funding of the Term Loans on the Initial Borrowing Date as set forth in Section 2.1, the amounts of the Total Term Commitment shall be reduced to zero.

(ii)           The Borrower shall have the right at any time to reduce (including a reduction in full that results in a termination of the Revolving Commitments) the Total Revolving Commitment by an amount specified by the Borrower (such amount, the “Commitment Reduction Amount”) upon not less than two Business Days’ prior notice to the Revolving Lenders, S&P and the Administrative Agent, which notice shall specify the effective date of such reduction, and on such effective date the Total Revolving Commitment shall be reduced by the Commitment Reduction Amount; provided that the Borrower shall only have the right to terminate the Revolving Commitments if all amounts in respect of the Revolving Loans and all other Obligations with respect thereto due under this Agreement and the other Loan Documents are satisfied in full, including without limitation all principal, interest, Commitment Fees and Administrative Expenses. Such notice of reduction (1) shall be effective only upon receipt by the Administrative Agent, (2) shall permanently reduce (and, in the case of a reduction in full, shall terminate) the Revolving Commitments of each Revolving Lender on the date specified in such notice and (3) shall specify the Commitment Reduction Amount; provided that no such reduction shall reduce the Total Revolving Commitment below the aggregate principal amount of the Revolving Loans at such time.

(iii)         The Total Revolving Commitment (and the Revolving Commitment of each Lender), once terminated or reduced may not be reinstated.

(iv)           The Borrower will not reduce the Total Revolving Commitment if, after giving effect to such reduction or termination, such reduction would result in a Commitment Shortfall.

(b)           Conversion of Revolving Loans to Term Loans.

(i)             At any time during the Commitment Period, the Administrative Agent may request (with notice to the Borrower and the Services Provider) that any portion (such portion, the “Requested Conversion Portion”) of the outstanding Revolving Loans be converted to a term loan equal to such Requested Conversion Portion.

(ii)            If, on a proposed Conversion Date, the Borrower has given its prior written consent, such consent to be given in the Borrower’s sole discretion, to conversion of the Requested Conversion Portion into a Term Loan as of a such Conversion Date, then, on such Conversion Date, (A) the outstanding principal amount of the applicable Revolving Lender’s Revolving Loans shall be reduced by the Requested Conversion Portion and the amount of such reduction shall be converted into a Term Loan equal to such Requested Conversion Portion and (B) the Revolving Commitments of such Lender shall be permanently reduced by such Requested Conversion Portion.

(iii)          For all purposes hereunder, the Revolving Loans converted on each Conversion Date shall, as of such date, constitute and be referred to and treated for all purposes as a Term Loan hereunder. Any converting Lender and the Borrower shall cooperate to evidence the repayment and cancellation of any related Note evidencing such Lender’s Revolving Loans (or portion thereof) being converted into a Term Loan, as well as the issuance of any related Note evidencing the Term Loans pursuant to Section 2.3(d).

(iv)          The Borrower will not convert any Revolving Loans to Term Loans if, after giving effect to such conversion, a Commitment Shortfall would exist.

(c)           Prepayments on Quarterly Payment Dates. On each Quarterly Payment Date, the Loans will be prepaid to the extent required under the Priority of Payments. To the extent designated by the Borrower in writing to the Administrative Agent, each such prepayment of Revolving Loans shall result in a permanent reduction (or termination, as applicable) of the Revolving Commitments.

(d)           Other Prepayments. Subject to the requirements that after giving effect to the proposed prepayment and/or redemption (x) there will be sufficient funds in the Collection Account to make all payments described in clauses (A) through (C) of Section 9.1(a)(i) on the next Quarterly Payment Date and (y) there is no Commitment Shortfall, on any Business Day:

(i)             the Borrower may (A) upon at least two Business Days’ notice (which notice shall contain a certificate of an Authorized Officer of the Borrower certifying as to the satisfaction of the requirements set forth in this Section 2.7(d) with respect to such proposed prepayment) to the Agents and S&P, prepay all or any portion of the Loans then outstanding, without penalty or premium, by paying to the Collateral Agent for the account of the Lenders the principal amount to be prepaid (from amounts on deposit in the Collection Account constituting Principal Proceeds) together with accrued interest (including any accrued and unpaid interest amounts) and Commitment Fees, if applicable, thereon to the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Proceeds) and any amount due pursuant to Section 2.9 (from amounts on deposit in the Collection Account constituting Principal Proceeds); provided that any prepayments of Loans made pursuant to this clause (A) shall (x) result in the reduction and, as applicable, termination, of the Revolving Commitments on a dollar-for-dollar basis and (y) be allocated between the Revolving Loans and the Term Loans based on, with respect to principal, the Principal Allocation Formula, and with respect to interest and any other payments on a pro rata basis; and (B) on any Business Day during the Reinvestment Period, if each Coverage Test is satisfied, or if not satisfied, maintained or improved, after giving effect thereto, upon at least two Business Days’ notice to the Agents, prepay all or any portion of the Revolving Loans then outstanding by paying the principal amount to be prepaid (from amounts on deposit in the Collection Account constituting Principal Proceeds) together with accrued interest and Commitment Fees, if applicable, thereon to the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Proceeds) and any amounts due pursuant to Section 2.9 (from amounts on deposit in the Collection Account constituting Principal Proceeds); provided that any prepayments of the Revolving Loans made pursuant to this clause (B) shall not result in any reduction in the Revolving Commitments at such time and such prepaid amounts under the Revolving Loans may be re-borrowed in accordance with the terms of this Agreement;

(ii)              Each notice of such prepayment and/or redemption shall be effective upon receipt and shall be dated the date such notice is being given, signed by an Authorized Officer of the Borrower. Each prepayment and/or redemption of any Loans by the Borrower pursuant to this Section 2.7(d) shall in each case be in a principal amount of at least $250,000 or a whole multiple of $1,000 in excess thereof or, if less, the entire outstanding principal amount of such Loans. If a notice of such prepayment and/or redemption is given by the Borrower, the Borrower shall make such prepayment and/or redemption and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment and redemption pursuant to this Section 2.7(d) shall be subject to Section 2.9. All prepayments and redemptions of Loans pursuant to this Section 2.7(d) shall be applied in accordance with the procedures set forth in Section 2.7(g) and shall not be subject to the Priority of Payments.

(e)              Upon receipt of a notice of reduction or prepayment and/or redemption from the Borrower pursuant to Section 2.7(a)(ii) or 2.7(d), the Administrative Agent shall promptly notify each Lender, of the contents thereof and of such Lender’s ratable share (if any) of such reduction, prepayment or redemption, as applicable, and such notice shall thereafter be revocable by the Borrower no later than 2:00 p.m. (New York City time) one Business Day before the date set forth by the Borrower in the applicable notice of reduction or prepayment as the reduction or prepayment and/or redemption date. Upon the expiration of such time period, the notice of reduction or prepayment and/or redemption shall be irrevocable; provided that any such notice may provide that repayment and/or redemption shall be subject to and contingent on the consummation of alternative financing.

(f)               The Term Loans, once prepaid, cannot be reborrowed.

(g)              Except as provided in clause (d) above, all reductions of the Revolving Commitments shall be applied to the Revolving Commitments of each Revolving Lender, ratably in accordance with their relevant applicable Percentage Shares, and all prepayments of the Loans shall be applied to the outstanding principal amount of the Revolving Loans and Term Loans of each applicable Lender on a pro rata basis.

(h)              The Borrower may effect a prepayment of all or any portion of the Loans then outstanding pursuant to Section 2.7(d) from the proceeds of the sale of Collateral Loans in connection with a Permitted Securitization. The Borrower may effect a Permitted Distribution from the proceeds of the sale of Collateral Loans in connection with a Permitted Securitization if the Borrower has first effected a prepayment of a portion of the Loans then outstanding from such proceeds pursuant to Section 2.7(d) in an amount sufficient to satisfy the requirements of sub-clause (x) of clause (b) of the definition of Permitted Distribution.

Section 2.8            General Provisions as to Payments.

(a)              The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, neither Agent shall be responsible for the failure of any Lender to make any Loan, and no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

(b)              Except as otherwise provided in Section 2.7(d), all payments by the Borrower pursuant to this Agreement or any of the Loan Documents in respect of principal of, or interest on or other amounts owing in respect of, the Loans shall be made in Dollars pursuant to the Priority of Payments. All amounts payable to the Lenders, the Administrative Agent or the Collateral Agent under this Agreement or otherwise (including, but not limited to, fees) shall be paid to the Lenders, the Administrative Agent or the Collateral Agent for the account of the Person entitled thereto. All payments hereunder or under the other Loan Documents shall be made, without setoff or counterclaim, in funds immediately available in New York City, to each Lender, the Administrative Agent or the Collateral Agent at its address referred to in Section 12.1. All payments hereunder or under the other Loan Documents to the Lenders, the Administrative Agent or the Collateral Agent shall be made not later than 1:00 p.m. (New York City time) on the date when due.

(c)              The Collateral Agent shall promptly distribute to each Lender its ratable share, if any, of each payment received hereunder by the Collateral Agent for the account of the Lenders without setoff or counterclaim. Whenever any payment of principal of, or interest on, the Loans or any other amount hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Business Day. If the date for any payment of principal is extended, by operation of law or otherwise, interest thereon shall be payable for such extended time.

Section 2.9            Funding Losses. If the Borrower (1) makes any payment of principal with respect to any Loan on any day other than on a Quarterly Payment Date, (2) fails to borrow any Loans after notice thereof has been given to any Lender in accordance with Section 2.2 and not revoked as permitted in this Agreement (other than as a result of a default by any Lender) or (3) fails to prepay any Loans after notice thereof has been given to any Lender in accordance with Section 2.7 and not revoked as permitted in this Agreement, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Rate Loan, such loss, cost or expense (I) shall include (a) in the case of any payment of principal with respect to any Loan on any day other than on a Quarterly Payment Date, the amount, if any, by which (i) the reasonable and documented losses, costs and expenses (including those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan being repaid or by reason of a CP Lender’s inability to retire the source of the Borrowing being prepaid simultaneously with the prepayment, but excluding in any event the loss of anticipated profits) sustained by such Lender exceed (ii) the income, if any, received by such Lender from such Lender’s investment of the proceeds of such prepayment or (b) in the case of any failure to borrow, the amount, if any, by which (i) any losses (excluding loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of the Borrowing requested in such Notice of Borrowing when such Loan, as a result of such failure, is not made on such date exceed (ii) the income, if any, received by such Lender from such Lender’s investment of funds acquired by such Lender to fund the Loan to be made as part of such Borrowing and (II) shall constitute Increased Costs payable by the Borrower on the next Quarterly Payment Date pursuant to the Priority of Payments.

Section 2.10          Computation of Interest and Fees. Except as otherwise expressly provided herein, interest and fees payable pursuant to this Agreement shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day except in the case of interest or fees calculated on the basis of an Interest Period). All amounts payable hereunder shall be paid in Dollars.

Section 2.11          No Cancellation of Indebtedness. Notwithstanding anything to the contrary herein, no Loan may be cancelled, surrendered, abandoned or forgiven except for payment as provided herein.

ARTICLE III

CONDITIONS TO BORROWINGS

Section 3.1            Effectiveness of Commitments. The effectiveness of the Commitments shall occur when each of the following conditions is satisfied (or waived by the Administrative Agent and each Lender), each document to be dated the Closing Date (unless otherwise indicated) and delivered to the relevant Persons indicated below, and each document and other condition or evidence to be in form and substance reasonably satisfactory to the Administrative Agent:

(a)              The Agents shall have received counterparts of (i) this Agreement duly executed and delivered by all of the parties hereto and (ii) each of the other Loan Documents to be executed and delivered on the Closing Date, each duly executed and delivered by all of the parties thereto.

(b)              The Agents shall have received (i) proper financing statements, duly filed on or before the Closing Date (and the Borrower hereby consents to such filing by the Collateral Agent or the Administrative Agent) under the UCC in all jurisdictions that the Administrative Agent reasonably deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement and any other Loan Documents and (ii) copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower or any other transferor.

(c)              The Agents shall have received legal opinions (addressed to each of the Secured Parties from (i) Latham & Watkins LLP, counsel to the Borrower, the Services Provider, the Retention Holder and the Seller (including, without limitation, true sale opinions), (ii) Nixon Peabody LLP, counsel to the Collateral Agent, the Collateral Administrator and the Custodian (iii) Eversheds Sutherland (US) LLP, counsel to the Services Provider and the Retention Holder, (iv) Holland & Knight LLP, counsel to the Document Custodian, and (v) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Borrower, each covering such matters as the Administrative Agent and its counsel shall reasonably request.

(d)              The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all of the Covered Accounts shall have been established, (ii) the Account Control Agreement shall have been executed and delivered by the respective parties thereto and shall be in full force and effect and (iii) all amounts required to be deposited in any of the Covered Accounts as of the Closing Date pursuant to Section 8.3 shall have been so deposited.

(e)              The Agents shall have received a letter from S&P addressed to the Borrower confirming that the Loans have been assigned a rating of “AA”.

(f)               The Borrower shall have paid (i) the fees to be received by Société Générale (or any designated Affiliate) on the Closing Date pursuant to the Fee Letter and (ii) all reasonable and documented fees and out-of-pocket costs and expenses of the Agents, the Lenders, S&P, respective legal counsel and each other Person payable as agreed by the parties hereto, in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents.

(g)              The Agents shall have received a certificate of an Authorized Officer of the Borrower:

(i)               to the effect that, as of the Closing Date (A) subject to any conditions that are required to be satisfactory or acceptable to any Agent, all conditions set forth in this Section 3.1 have been fulfilled; (B) all representations and warranties of the Borrower set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects; and (C) no Default has occurred and is continuing;

(ii)              certifying as to and attaching (A) its Constituent Documents; (B) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (C) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect; and

(iii)              certifying that the Borrower does not have outstanding debt prior to the Closing Date, and is not at such time party to, any interest rate hedging agreements or currency hedging agreements.

(h)              The Agents shall have received a certificate of an Authorized Officer of each of the Services Provider, the Retention Holder and the Seller:

(i)               to the effect that, as of the Closing Date, all representations and warranties of the Services Provider, the Retention Holder and the Seller, respectively, set forth in each of the Loan Documents are true and correct in all material respects; and

(ii)              certifying as to and attaching (A) its Constituent Documents; (B) its resolutions or other action of its board of directors, designated manager or managing member, as applicable, approving the Loan Documents to which it is a party and the transactions contemplated thereby; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(i)                If requested by any Lender in writing, the Administrative Agent shall have received evidence that the Borrower obtained a CUSIP or other loan identification number requested by such Lender that is customary for the nature of the Loans made hereunder.

(j)               The Administrative Agent shall have received a secretary’s certificate from the Collateral Agent, which shall include the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party.

(k)              The Agents shall have received from the Borrower either (A) a certificate thereof or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an opinion of counsel of the Borrower, as applicable, that no other authorization, approval or consent of any governmental body is required for the Borrower to fulfill its obligations under the Loan Documents or (B) an opinion of counsel of the Borrower that no such authorization, approval or consent of any governmental body is required for the Borrower to fulfill its obligations under the Loan Documents except as have been given.

(l)               The Borrower shall have provided to each Lender, the Administrative Agent, the Custodian, the Document Custodian and the Collateral Agent any documentation and other information requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

(m)             At least five (5) days prior to the Closing Date, if the Borrower or Services Provider qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such party shall be delivered.

Section 3.2            Borrowings and Issuance. The obligation of any Revolving Lender to make its initial Revolving Loan on the occasion of the initial Borrowing is subject to the satisfaction of the following conditions (provided, however, that in the event the Revolving Lender makes its initial Revolving Loan, such conditions will be deemed to be satisfied or waived, as applicable):

(a)              The Agents shall have received evidence satisfactory to the Administrative Agent and the Lenders that (w) the grant of security pursuant to the Granting Clause herein of all of the Borrower’s right, title and interest in and to the Collateral pledged to the Collateral Agent on the Closing Date shall be effective in all relevant jurisdictions, (x) delivery of such Collateral in accordance with Section 8.7 to the Custodian or the Document Custodian, as applicable, shall have been effected, (y) the Borrower (or the Services Provider on behalf of the Borrower) will deliver copies of all Related Contracts for such Collateral in its possession to the Document Custodian in accordance with Sections 5.26 and 14.1(b) and (z) all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created by the Granting Clause have been taken.

(b)              The Agents shall have received a certificate of an Authorized Officer of the Services Provider (which certificate shall include a schedule listing the Collateral Loans owned by the Borrower on the Initial Borrowing Date), to the effect that, (1) in the case of each item of Collateral pledged to the Collateral Agent, on the Initial Borrowing Date and immediately prior to the delivery thereof on or prior to the Initial Borrowing Date, (A)(w) the Borrower is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for Permitted Liens and those which have been released on or prior to the Initial Borrowing Date; (x) the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (w) above; (y) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than pursuant to this Agreement; and (z) the Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (B) upon the Grant by the Borrower of a security interest in the Collateral pursuant to the Granting Clause and upon the delivery of Collateral that is required to be delivered to the Collateral Agent hereunder, the filing of all UCC-1 financing statements as are necessary to perfect the interests of the Secured Parties in the Collateral and the execution of the Account Control Agreement, the Collateral Agent shall have a first priority perfected security interest in the Collateral, except in respect of any Permitted Lien or as otherwise permitted by this Agreement and (2) immediately before and after giving effect to the Borrowings, the Overcollateralization Ratio Test shall be satisfied (as demonstrated in a writing attached to the certificate of the Services Provider).

(c)              The Agents shall have received a certificate of an Authorized Officer of the Borrower certifying that:

(i)               the Closing Date Portfolio Condition is satisfied;

(ii)              immediately after giving effect to the Borrowings to be made on the Initial Borrowing Date (on a pro forma basis) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Total Revolving Commitment as in effect on the Initial Borrowing Date;

(iii)             immediately before and after such Borrowing, no Default shall have occurred and be continuing both before and after giving effect to the making of such Revolving Loans;

(iv)             the representations and warranties of the Borrower contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the Initial Borrowing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both before and after giving effect to the making of such Loans;

(v)              no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or, to the actual knowledge of a Senior Authorized Officer of the Borrower, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the making or repayment of the Loans or the consummation of the transactions among the Borrower, the Services Provider, the Lenders and the Agents contemplated by this Agreement; and

(vi)             each of the Loan Documents is in full force and effect and is the binding and enforceable obligation of the Borrower and the Services Provider, in each case, to the extent such Person is a party thereto (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders).

(d)              The Agents shall have received such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested; provided that sufficient notice of such request has been given to the Borrower (though nothing herein shall impose an obligation on any Agent to make any such request).

Section 3.3            Borrowings and Issuance. The obligation of any Lender to make a Revolving Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)               the Administrative Agent shall have received a Notice of Borrowing as required by Section 2.2;

(b)               immediately after giving effect to such Borrowing (and, for the avoidance of doubt, if any of the following limits would be exceeded on a pro forma basis, such Borrowing shall not be permitted), (i) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Total Revolving Commitment as in effect on such Borrowing Date and (ii) the Senior Advance Rate Test shall be satisfied;

(c)               no Commitment Shortfall shall exist after giving effect to such Borrowing;

(d)               except in the case of Revolving Loans obtained to fund Unfunded Amounts;

(i)               immediately before and after such Borrowing, no Default shall have occurred and be continuing both before and after giving effect to the funding of such Loan;

(ii)              the representations and warranties of the Borrower contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both before and after giving effect to the funding of such Loan;

(iii)             no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or, to the actual knowledge of a Senior Authorized Officer of the Borrower, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the funding or repayment of the Loans or the consummation of the transactions among the Borrower, the Services Provider, the Lenders and the Agents contemplated by this Agreement;

(iv)             each of the Loan Documents remains in full force and effect and is the binding and enforceable obligation of the Borrower and the Services Provider, in each case, to the extent such Person is a party thereto (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders); and

(v)              immediately after giving effect to the requested Borrowing, the Eligibility Criteria shall be satisfied (as certified in a writing attached to such Notice of Borrowing).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Administrative Agent and each of the Lenders which may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents, the making of the Loans.

Section 4.1            Existence and Power. The Borrower is an limited liability company duly formed and validly existing and in good standing under the laws of the state of Delaware. Each of the Borrower’s chief place of business, its chief executive office and the office in which the Borrower maintains its books and records are located in the address set forth on the signature pages hereof. The Borrower has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct it, and has been duly qualified and is in good standing (as applicable) in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

Section 4.2            Power and Authority. The Borrower has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and the performance of such Loan Documents to which it is a party. The Borrower has duly executed and delivered each such Loan Document, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

Section 4.3            No Violation. Neither the execution, delivery or performance by the Borrower of the Loan Documents to which it is a party nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions among the Borrower, the Services Provider, the Lenders and the Agents contemplated by the Loan Documents (i) will contravene in any material respect any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict, in any material respect, with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any indenture, agreement, lease, instrument or undertaking to which the Borrower is a party or by which it or any of its property or assets is bound or to which it is subject (except Permitted Liens) or (iii) will contravene the terms of any organizational documents of the Borrower, or any amendment thereof.

Section 4.4            Litigation. There is no action, suit or proceeding pending against or, to the actual knowledge of a Senior Authorized Officer of the Borrower, threatened against or adversely affecting, (i) the Borrower or the Services Provider or (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents, before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.

Section 4.5            Compliance with ERISA.

(a)              Neither the Borrower nor any member of its ERISA Group, if any, has any liability or obligation with respect to any Plan or any Multiemployer Plan which has had or would reasonably be expected to have a Material Adverse Effect. The Borrower has not maintained or sponsored any Plan or any Multiemployer Plan in the past 5 years.

(b)              The assets of the Borrower are not treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA. The Borrower has not taken, or omitted to take, any action which, assuming no assets of the Lenders being used in connection with the Loans or this Agreement are treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA, would result in the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.

Section 4.6            Environmental Matters.

(a)              The Borrower’s operations comply in all material respects with all applicable Environmental Laws;

(b)              None of the Borrower’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Substances into the environment; and

(c)              The Borrower does not have any material contingent liability in connection with any release of any Hazardous Substances into the environment.

Section 4.7           Taxes. The Borrower has filed or caused to be filed all federal and other material Tax returns and reports required to be filed by it and has paid all federal and other material Taxes required to be paid by it, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been provided.

Section 4.8           Full Disclosure. (a) No written information (other than projections, other forward-looking information, information of a general economic or general industry nature and pro forma financial information) heretofore (as of each date when this representation and warranty is made) furnished by or on behalf of the Borrower to the Agents or any Lender for purposes of, or in connection with this Agreement or any other Loan Document or any transaction contemplated hereby or thereby, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which such information was furnished, not misleading (to the best knowledge of the Borrower, in the case of information obtained by the Borrower from Obligors or other unaffiliated third parties) as of the date such information was furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections and pro forma financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected and pro forma results set forth therein by a material amount.

(b)               On the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the information included in the Beneficial Ownership Certification provided by the Borrower is true and correct in all respects.

Section 4.9           Solvency. On the Closing Date, and after giving effect to the transactions contemplated by the Loan Documents, the Borrower will be solvent.

Section 4.10          Use of Proceeds; Margin Regulations. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions of this Agreement and the other Loan Documents. No part of the proceeds of any Loan will be used by the Borrower in any manner, whether directly or indirectly, that causes such Loan or the application of such proceeds to violate Regulations T, U or X of the Federal Reserve Board.

Section 4.11         Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document to which the Borrower is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Collateral Agent under the Loan Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 4.12       Investment Company Act. Neither the Borrower nor the pool of Collateral is an “investment company” as defined in, or subject to regulation under, the Investment Company Act.

Section 4.13        Representations and Warranties in Loan Documents. All representations and warranties made by the Borrower in the Loan Documents to which it is a party are true and correct in all material respects as of the date of this Agreement and as of any date that Borrower is deemed to reaffirm the same under this Agreement (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

Section 4.14        Ownership of Assets. The Borrower owns all of its properties and assets, of any nature whatsoever, free and clear of all Liens, except Permitted Liens.

Section 4.15        No Default. No Default exists under or with respect to any Loan Document. The Borrower is not in default under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound in any respect, the existence of which default has had or would reasonably be expected to have a Material Adverse Effect.

Section 4.16        Labor Matters. There is no labor controversy pending with respect to or, to the knowledge of a Senior Authorized Officer of the Borrower, threatened against the Borrower, which has had or, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

Section 4.17        Subsidiaries/Equity Interests. The Borrower (a) has no Subsidiaries and (b) owns no equity interest in any other entity except equity received in connection with the exercise of remedies against an Obligor or through a restructuring of the Obligor, subject to Section 10.1(a)(iv).

Section 4.18        Ranking. All Obligations, including the Obligations to pay principal of, interest on and any other amounts in respect of the Loans, constitute senior indebtedness of the Borrower (subject to the Priority of Payments (including without limitation Sections 6.4 and 9.1)).

Section 4.19        Representations Concerning Collateral.

(a)               Upon each transfer of Collateral in the manner specified in Section 8.7 and after the other actions described in Section 8.7 have been taken by the appropriate parties, the Collateral Agent in accordance with Section 8.7, for the benefit of the Secured Parties, will have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to § 9-315(c) of the UCC), which security interest shall be prior to all other interests in such Collateral, other than certain Permitted Liens that are prior to the security interest of the Secured Parties by operation of law or, in the case of clause (h) of the definition of “Permitted Liens”, by contract. No filings other than those described or referred to in Section 8.7 or any other action other than those described in Section 8.7 will be necessary to perfect such security interest.

(b)               Immediately before giving effect to each transfer of Collateral Loans, Eligible Investments and other Collateral by the Borrower to the Collateral Agent in accordance with Section 8.7, the Borrower will be the beneficial owner of such Collateral Loans, Eligible Investments and other Collateral, and the Borrower will have the right to receive all Collections on such Collateral Loans, Eligible Investments and other Collateral, in each case free and clear of all Liens, security interests and adverse claims other than Permitted Liens.

(c)                All of the Obligors and administrative agents, as applicable, in respect of the Collateral Loans, or Selling Institutions in respect of Participation Interests, have been instructed to make payments to the Collection Account.

Section 4.20        Ordinary Course. Each repayment of principal or interest under this Agreement shall be (x) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (y) made in the ordinary course of business or financial affairs of the Borrower.

Section 4.21        Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws. The Borrower represents and warrants that (a) neither it nor any of its directors or officers, nor (to the knowledge of the Borrower) any of its Affiliates, brokers and agents acting or benefitting in any capacity in connection with the Loans, have engaged in any activity or conduct that would breach Anti-Corruption Laws or Anti-Money Laundering Laws and (b) it has instituted and maintains policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

Section 4.22        Compliance with Sanctions. The Borrower is not, and to the knowledge of the Borrower, no Affiliate or broker or other agent of the Borrower or its Affiliates acting or benefiting in any capacity in connection with the Loans is (i) a Sanctioned Person, or (ii) in violation of any Sanctions, and (b) no Loan, use of proceeds or other transaction contemplated by this Agreement will result in the violation of any applicable Sanctions by any party to this Agreement.

Section 4.23       Compliance with Laws. The Borrower is in compliance in all material respects with all Applicable Law except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

ARTICLE V

 AFFIRMATIVE AND NEGATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, so long as any Lender has any Commitment hereunder or any Obligations remain unpaid, and unless the Majority Lenders shall otherwise consent in writing:

Section 5.1         Information. The Borrower will deliver (or will cause to be delivered) the following to the Agents and S&P (and the Administrative Agent shall furnish copies thereof to each of the Lenders); provided that (1) the information described in clause (g) below will be required to be furnished solely to the Administrative Agent for distribution to each of the Lenders and (2)(x) the Borrower will procure the delivery by the Retention Holder of the information described in clause (h) and (y) the information described in clause (i) below will be required to be furnished solely to the Administrative Agent for distribution to each Affected Lender:

(a)                as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year, a balance sheet of the Borrower as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter;

(b)               simultaneously with the delivery of each set of financial statements referred to in clauses (a) above, a certificate of the Borrower certifying (x) that such financial statements fairly present in all material respects the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of notes, and (y) that an Authorized Officer of the Services Provider has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(b) (or, in the case of the first certification pursuant to this Section 5.1(b), the Closing Date) and ending on a date not more than five Business Days prior to the date of such delivery and that on the basis of such financial statements and such review of the Loan Documents, no Default has occurred and is continuing or, if any such Default has occurred and is then continuing, specifying the nature and extent thereof and, if continuing, the action the Services Provider is taking or proposes to take in respect thereof;

(c)                as soon as reasonably available and in any event within 120 days after the end of each fiscal year, a balance sheet of the Parent as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year audited by independent public accountants of nationally recognized standing; provided that if such audited balance sheet is not publicly available pursuant to the last sentence of this Section 5.1, then such audited financial statements shall be due within 30 days after request by the Administrative Agent (so long as the date of such request such date is not less than 90 days after then end of the applicable fiscal year);

(d)               as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year, a balance sheet of the Parent as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Parent’s fiscal year ended at the end of such quarter;

(e)               (i) within two Business Days after a Senior Authorized Officer of the Borrower obtains actual knowledge of any Default, if such Default is then continuing, a certificate of such Senior Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; (ii) promptly and in any event within five Business Days after a Senior Authorized Officer obtains knowledge thereof, notice of any (x) litigation or governmental proceeding pending or actions threatened against the Borrower or its rights in the Collateral Loans or other Collateral which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (y) any other event, act or condition which has had or would reasonably be expected to have a Material Adverse Effect; and (iii) promptly after a Senior Authorized Officer of the Borrower obtains knowledge that any loan included in the Collateral does not qualify as a “Collateral Loan,” notice setting forth the details with respect to such disqualification;

(f)                promptly upon the sending thereof, copies of all reports, notices or documents that the Borrower sends to any governmental body, agency or regulatory authority (excluding routine filings) and not otherwise required to be delivered hereunder;

(g)               promptly and in any event within 5 Business Days after a Senior Authorized Officer of the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by a Senior Authorized Officer of the Borrower, specifying the nature of such condition and the Borrower’s proposed response thereto: (i) the receipt by the Borrower of any written communication, whether from a Governmental Authority, authorized citizens group, employee or otherwise, that alleges that the Borrower is not in compliance with applicable Environmental Laws, and such noncompliance had or would reasonably be expected to have a Material Adverse Effect, (ii) the Borrower has actual knowledge that there exists any Environmental Claim pending or threatened against the Borrower that has had or would reasonably be expected to have a Material Adverse Effect or (iii) the Borrower has actual knowledge of any release, emission, discharge or disposal of any Hazardous Substances that has had or would reasonably be expected to have a Material Adverse Effect;

(h)               not later than the tenth Business Day after the Collateral Report Determination Date for each calendar month (or if such day is not a Business Day, the next succeeding Business Day), a report concerning the Collateral Loans and Eligible Investments (the “Collateral Report”); the first Collateral Report shall be delivered in September 2019 and shall be determined with respect to the Collateral Report Determination Date occurring in September 2019; the Collateral Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments described in Exhibit D, and shall be determined as of the Collateral Report Determination Date for such calendar month. Any calculations in connection with such Collateral Report shall be made on a trade date basis.

(i)                 on each Quarterly Payment Date, a Payment Date Report in accordance with Section 9.1(c);

(j)                 from time to time such additional information regarding the Collateral or the financial position or business of the Borrower as the Agents, on either their own initiative or at the request of the Majority Lenders or S&P, may reasonably request in writing;

(k)               the information described in Exhibit F, at the times indicated therein, which shall be subject to adjustment with the prior written consent of the Borrower and the Majority Lenders;

(l)                 (i)     promptly following a request by any Affected Lender which is (x) received in connection with a material amendment of any Loan Document, a confirmation of the Retention Letter from the Retention Holder or (y) for additional information which is either in the possession of the Retention Holder or can be obtained at no material cost to the Retention Holder, such additional information as such Affected Lender may reasonably request in order for such Affected Lender to comply with the EU Retention Requirements;

(ii)                promptly on becoming aware of the occurrence thereof, written notice of (x) any failure by the Retention Holder to hold the Retained Interest in accordance with paragraph (a) of the Retention Letter; or (y) any failure by the Retention Holder to comply with any of its undertakings under paragraphs (b), (c), (e), (g) or (h) of Section 3 of the Retention Letter;

(iii)              on a monthly basis in each Collateral Report, a confirmation of continued compliance with the requirements set forth in the Retention Letter; and

(iv)              upon any written request therefor by or on behalf of the Borrower or any Affected Lender delivered as a result of a material change in (x) the performance of the Loans, (y) the risk characteristics of the transaction or (z) the Collateral Loans and/or the Eligible Investments from time to time, a certificate from an Authorized Officer of the Retention Holder confirming continued compliance with the requirements set forth in the Retention Letter;

(m)               within five Business Days of the receipt thereof, copies of any letters received from S&P in respect of credit estimates;

(n)               with respect to DIP Loans and Collateral Loans with an S&P Rating of “CCC-”, promptly upon becoming aware thereof, any information that may have a material adverse impact on the quality of such asset (as determined by the Services Provider using its reasonable business judgment); and

(o)               within five Business Days of the receipt thereof, written notice of the occurrence of an event that would permit the termination of the Corporate Services Agreement, or the replacement of the Services Provider under the Corporate Services Agreement.

Documents required to be delivered pursuant to Sections 5.1(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) Parent posts such documents, or provides a link thereto, on the Parent’s website on the Internet at the website address located at https://owlrock.com/overview-orcc/; or (ii) such documents are posted on Parent’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests such paper copies;

Section 5.2          Payment of Obligations. The Borrower will pay and discharge, at or before maturity, all its respective material obligations and liabilities, including, without limitation, any obligation pursuant to any agreement by which it or any of its properties or assets is bound and any material Tax liabilities, except where such liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with GAAP appropriate reserves for the accrual of any of the same.

Section 5.3         Employees. The Borrower shall not have any employees (other than its directors and managers to the extent they are employees).

Section 5.4          Good Standing. The Borrower will remain qualified to do business and in good standing (as applicable) in its jurisdiction of formation and every other jurisdiction in which the nature of its businesses so requires, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

Section 5.5          Compliance with Laws. The Borrower will comply in all material respects with all Applicable Law except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 5.6          Inspection of Property, Books and Records; Audits; Etc.

(a)               The Borrower will keep proper books of record and accounts in which full, true and correct entries in all respects in accordance with GAAP shall be made of all financial matters and transactions in relation to its business and activities, and will permit representatives of the Administrative Agent and the Collateral Agent (in each case at the Borrower’s expense, in the case of not more than one inspection during any fiscal year except during the continuance of an Event of Default) to visit and inspect any of its properties, to examine and make abstracts from any of its books and records, to examine and make copies of the Related Contracts (and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at reasonable times in a manner so as to not unduly disrupt the business of the Borrower, upon reasonable prior notice to the Borrower and as often as may reasonably be desired; provided that any expenses incurred by the Borrower hereunder shall be reasonable and documented.

(b)               If requested by the Majority Lenders, the Borrower agrees that representatives of the Majority Lenders (or an independent third-party auditing firm selected by the Majority Lenders) may (at the Borrower’s expense) conduct an audit and/or field examination of the Borrower and the Services Provider, at reasonable times in a manner so as to not unduly disrupt the business of the Borrower or the Services Provider, for the purpose of examining the servicing and administration of the Collateral Loans, the results of which audit and/or field examination shall be promptly provided to the Lenders; provided that, so long as no Event of Default exists, no more than one such audit or field examination shall be conducted during any fiscal year of the Borrower and any expenses incurred in the course of such audit and/or field examination shall be reasonable and documented.

(c)               If requested by the Administrative Agent or the Majority Lenders, the Borrower and the Services Provider shall participate in a meeting with the Administrative Agent and the Lenders once during each fiscal year of the Borrower, to be held at a location in New York City and at a time reasonably determined by the Borrower and the Services Provider.

Section 5.7          Existence. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, its material rights and its material privileges, obligations, licenses and franchises.

Section 5.8          Subsidiaries; Equity Interest. The Borrower shall not directly or indirectly own any Subsidiaries or any Equity Interest in any entity other than as otherwise permitted pursuant to Section 4.17.

Section 5.9          Investments.

(a)               The Borrower shall not make any investment other than in Collateral Loans or Eligible Investments; provided that the Borrower may own Defaulted Loans and other Collateral only as permitted by the terms of this Agreement. The Borrower shall not acquire any debt obligation unless, at the time of the commitment to acquire such debt obligation, the Eligibility Criteria are satisfied with respect to the debt obligations so acquired. The Borrower shall not acquire or fund any debt obligations after the Reinvestment Period except for (i) the funding of Exposure Amounts of Revolving Collateral Loans and Delayed Funding Loans that were acquired by the Borrower prior to the end of the Reinvestment Period and (ii) the acquisition by the Borrower, of a Collateral Loan where the commitment to make such acquisition was made prior to the end of the Reinvestment Period, so long as such commitment provided for settlement in accordance with customary procedures in the relevant markets, but in any event for a settlement period no longer than three months following the date of such commitment.

(b)               The Borrower shall not at any time obtain or maintain title to any real property or obtain or maintain a controlling interest in an entity that owns any real property.

(c)                Reserved.

(d)               The Borrower shall not commit to acquire any Collateral Loan if such acquisition would be in contravention of the terms of this Agreement, the Sale and Contribution Agreement, the Retention Letter or any other Loan Document.

Section 5.10        Restriction on Fundamental Changes.

(a)                The Borrower shall not enter into any merger, consolidation, division or other reorganization, unless permitted by Applicable Law and unless: (i) the Majority Lenders have provided their prior written consent to such merger, consolidation, division or other reorganization; (ii) the Borrower shall be the surviving entity; (iii) S&P shall have been notified in writing of such merger, consolidation, division or other reorganization and the Rating Condition is satisfied with respect to such merger, consolidation, division or other reorganization; (iv) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; (v) the Borrower shall have delivered to each Agent and each Lender a certificate of an Authorized Officer of the Borrower stating that (1) such merger, consolidation, division or other reorganization complies with this Section 5.10(a), (2) all conditions precedent in this Section 5.10(a) relating to such transaction have been complied with and (3) such transaction shall not cause the Borrower or the pool of Collateral to be required to register as an “investment company” under the Investment Company Act; and (vi) the fees, costs and expenses of the Agents (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 5.10 shall have been paid by the Borrower or otherwise provided for to the satisfaction of the Agents.

(b)               The Borrower shall not liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, including by way of division or any disposition of property to any Delaware LLC formed upon the consummation of a Delaware LLC Division, in one transaction or series of transactions, all or any part of its business or property, whether now or hereafter acquired, except for transfers of its property expressly permitted by the Loan Documents.

(c)               The Borrower shall not amend its Constituent Documents without prior written notice to S&P and the Administrative Agent and, in the case of amendments that would reasonably be expected to affect the Lenders or the Administrative Agent, the Administrative Agent’s prior written consent.

Section 5.11        ERISA. The Borrower shall not establish any Plan or Multiemployer Plan.

Section 5.12        Liens. The Borrower shall not at any time directly or indirectly create, incur, assume or permit to exist, on any of its property, any Lien for borrowed monies or any other Lien except for Permitted Liens.

Section 5.13       Business Activities. The Borrower shall not engage in any business activity other than (i) the acquisition, selling and maintenance of Collateral Loans and the ownership of equity interests permitted hereby and (ii) any other activities expressly permitted by, contemplated by or reasonably ancillary to this Agreement and the other Loan Documents (including any collateralized loan obligation transaction referred to in any letter agreement between the Borrower and Société Générale).

Section 5.14       Fiscal Year; Fiscal Quarter. The Borrower shall not change its fiscal year or any of its fiscal quarters, without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.15        Anti-Money Laundering and Anti-Corruption Laws; Sanctions Laws. No portion of the proceeds of any Loan will be used, directly or, to the Borrower’s knowledge, indirectly, (a) in violation of Anti-Corruption Laws or Anti-Money Laundering Laws, or (b) for any payment, promise to pay, or authorization of any payment (or giving of anything of value) to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, or obtain any improper advantage, in violation of Anti-Corruption Laws. The Borrower shall not request any Loan, and shall not (and shall procure that its Affiliates and its or their respective directors, officers, employees and agents shall not) use the proceeds of any Loan, in each case, directly or indirectly, for (1) the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any country that is the subject of country-wide or territory-wide Sanctions, in violation of Sanctions or (2) in any manner that would result in the violation of any applicable Sanctions by any party to this Agreement.

Section 5.16        Indebtedness. The Borrower shall not incur or suffer to exist any Indebtedness other than the Obligations and involuntarily incurred Contingent Obligations, which would not reasonably be expected to have a Material Adverse Effect and which the Borrower shall use commercially reasonable efforts to promptly resolve.

Section 5.17        Use of Proceeds. The Borrower shall use the proceeds of the Loans solely (a) for the acquisition of Collateral Loans during the Reinvestment Period (and after the Reinvestment Period only for the acquisition of Collateral Loans committed to during the Reinvestment Period, subject to Section 5.9), (b) to fund Exposure Amounts, (c) to pay fees and expenses incurred with the closing and execution of this Agreement and the other Loan Documents and/or (d) to make a Permitted Parent Distribution.

Section 5.18        Bankruptcy Remoteness; Separateness.

(a)                Limited Purpose Entity.

(i)                The Borrower at all times since its formation has been, and will continue to be, a limited liability company formed under the laws of the state of Delaware. The Borrower at all times since its formation has been, and will continue to be, duly qualified in its jurisdiction of formation and each other jurisdiction in which such qualification was or may be necessary for the conduct of its business, except where the failure to be so qualified in any jurisdiction would not reasonably be expected to have a Material Adverse Effect;

(ii)               the Borrower at all times since its formation has complied, and will continue to comply, with its Constituent Documents and the laws of the jurisdiction of its incorporation relating to companies formed with limited liability under the laws of the state of Delaware;

(iii)               all customary formalities regarding the existence of the Borrower have been observed at all times since its formation and will continue to be observed;

(iv)              the Borrower has been adequately capitalized at all times since its formation and will continue to be adequately capitalized in light of the nature of its business; and

(v)               the Borrower has not any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of any other Persons (other than any (A) reimbursement obligation or indemnity in favor of its officers or directors; provided that any such reimbursement obligation or indemnity shall be subject to the Priority of Payments (B) the assumption of the obligations in connection with the ordinary course purchase, sale or receipt as a contribution of Collateral Loans).

(b)                No Bankruptcy Filing. The Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws of any jurisdiction or the liquidation of all or a major portion of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.

(c)                Separate Existence.

(i)                 At all times since its formation, the Borrower has accurately maintained, and will continue to accurately maintain, in all material respects, its financial statements, accounting records and other corporate documents, as applicable, separate from those of the Services Provider and any other Person; provided, however, that if the Borrower prepares consolidated financial statements with any Affiliates, (y) any such consolidated financial statements shall contain a note indicating the Borrower’s separateness from any such Affiliates and indicate its assets are not available to pay the debts of such Affiliate or any other Person and (z) if the Borrower prepares its own separate balance sheet, such assets shall also be listed on the Borrower’s own separate balance sheet. Subject to Section 5.27, the Borrower has not at any time since its formation commingled, and will not commingle, its assets with those of the Services Provider or any other Person. The Borrower has at all times since its formation accurately maintained, in all material respects, and will continue to accurately maintain in all material respects, its own bank accounts and separate books of account.

(ii)                The Borrower has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

(iii)               The Borrower has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. The Borrower has not at any time since its formation identified itself, and will not identify itself, as being a division or a part of any other entity (other than for U.S. federal and state tax and consolidated accounting purposes).

(d)               The Borrower will comply at all times with the provisions of its Constituent Documents relating to separateness, bankruptcy remoteness and any similar provisions.

Section 5.19        Amendments, Modifications and Waivers to Collateral Loans.

(a)               In the performance of its obligations hereunder, the Borrower may enter into any amendment or waiver of or supplement to any Related Contract; provided that (1) the prior written consent of the Majority Lenders to any such amendment, waiver or supplement shall be required if (i) an Event of Default has occurred and is continuing or would result from such amendment, waiver or supplement, (ii) such amendment, waiver or supplement, individually or together with all other such amendments, waivers and/or supplements, would result in a Material Adverse Effect or (iii) such amendment, waiver or supplement constitutes a Specified Change; provided that (A) in the case of clauses (ii) and (iii) above, if the Borrower notifies the Administrative Agent of the proposed amendment, waiver or supplement and the Administrative Agent (at the direction of the Majority Lenders) does not object within 15 Business Days after written notice thereof is provided to the Administrative Agent, the proposed amendment, waiver or supplement will be deemed to have been consented to by the Administrative Agent (at the direction of the Majority Lenders) and (B) in the case of clause (iii) above, during the Reinvestment Period such prior written consent shall not be required if (x) the relevant Collateral Loan after giving effect to the Specified Change would be eligible to be acquired by the Borrower (without regard to the Concentration Limitations) in accordance with the terms of this Agreement and no Default shall have occurred and be continuing.

(b)               Any Collateral Loan that, as a result of any amendment, waiver or supplement thereto, ceases to qualify as a Collateral Loan, will thereafter be deemed to be a Defaulted Loan for so long as it remains unqualified to be a Collateral Loan by the terms of this Agreement.

(c)               In the event that the Borrower enters into any amendment or waiver of or supplement to a Collateral Loan that is not consented to by the Majority Lenders and such amendment, waiver or supplement results in the failure of the Maximum Weighted Average Life Test (but would otherwise qualify as a Collateral Loan), such Collateral Loan will thereafter be treated as a Defaulted Loan hereunder until such time as the Maximum Weighted Average Life Test is satisfied (provided that if, at the time of such satisfaction of the Maximum Weighted Average Life Test, such Collateral Loan would otherwise be considered a Defaulted Loan in accordance with the terms of this Agreement (including clause (b) above), such Collateral Loan will continue to be treated as a Defaulted Loan hereunder until such Collateral Loan is no longer considered a Defaulted Loan in accordance with the terms of this Agreement (including clause (b) above)).

(d)               In the event that the Borrower enters into any amendment or waiver of or supplement to a Collateral Loan that constitutes a Specified Change described in clause (b) of the definition thereof), the Borrower (or the Services Provider on behalf of the Borrower) shall notify S&P and provide available Required S&P Credit Estimate Information and any other available information S&P reasonably requests with respect thereto via email to CreditEstimates@spglobal.

Section 5.20        Hedging.

(a)               The Borrower may, at any time and from time to time, enter into any Interest Hedge Agreements (subject in each case to the prior written consent of the Majority Lenders and with notice to S&P of such Interest Hedge Agreement). The Borrower will not amend or replace any Interest Hedge Agreement unless the Rating Condition shall have been satisfied in connection with such amendment or replacement and the Majority Lenders have provided their prior written consent thereto. The Borrower (or the Services Provider on behalf of the Borrower) shall promptly provide written notice of entry into, and the amendment or replacement of, any Interest Hedge Agreement to the Agents and the Lenders. Notwithstanding anything to the contrary contained herein, the Borrower (or the Services Provider on behalf of the Borrower) shall not enter into any Interest Hedge Agreement (A) unless it obtains written advice of counsel that (1) the written terms of the derivative directly relate to the Collateral Loans and (2) such derivative reduces the interest rate and/or foreign exchange risks related to the Collateral Loans and the Loans and (B) that would cause the Borrower to be considered a “commodity pool” as defined in Section 1a(10) of the Commodity Exchange Act unless (i) the Services Provider, and no other party, including but not limited to the Collateral Agent, the Custodian and the Administrative Agent, is registered as a “commodity pool operator” as defined in Section 1(a)(11) of the Commodity Exchange Act and “commodity trading advisor” as defined in Section 1(a)(12) of the Commodity Exchange Act with the CFTC or (ii) with respect to the Borrower as the commodity pool, the Services Provider would be eligible for an exemption from registration as a commodity pool operator and commodity trading advisor and all conditions for obtaining the exemption have been satisfied. The Services Provider agrees that for so long as the Borrower is a commodity pool, the Services Provider will take all actions necessary to ensure ongoing compliance with, as the case may be, either (x) the applicable exemption from registration as a commodity pool operator and/or a commodity trading advisor with respect to the Borrower or (y) the applicable registration requirements as a commodity pool operator and/or a commodity trading advisor with respect to the Borrower, and will in each case take any other actions required as a commodity pool operator and/or a commodity trading advisor with respect to the Borrower.

(b)               Each Interest Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 12.15. Each Interest Hedge Counterparty shall be required to satisfy, at the time that any Interest Hedge Agreement to which it is a party is entered into, the then-current S&P criteria for hedge counterparties with respect to any Interest Hedge Agreements shall be subject to the Priority of Payments specified in Section 9.1(a) and Section 6.4. Each Interest Hedge Agreement shall contain an acknowledgement by the Interest Hedge Counterparty that the obligations of the Borrower to the Interest Hedge Counterparty under the relevant Interest Hedge Agreement shall be payable in accordance with the Priority of Payments specified in Section 9.1(a) and Section 6.4 and the Borrower shall use its commercially reasonable efforts to provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Collateral has commenced.

Section 5.21        Title Covenants. The Borrower covenants that at no time shall it:

(a)               create, permit or suffer to be created any Lien or security interest in the Collateral other than Permitted Liens; or

(b)               except as otherwise expressly permitted herein sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein.

The Borrower further covenants and agrees to defend the Collateral against the claims and demands of all other parties to the extent necessary to preserve the first-priority security interest of the Collateral Agent, for the benefit of itself and the Secured Parties, in the Collateral (subject to Permitted Liens).

Section 5.22        Further Assurances.

(a)               The Borrower shall at its sole expense file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request from time to time to register in the name of the Collateral Agent or its nominee, and to perfect, preserve or otherwise protect the security interest of the Collateral Agent, for the benefit of the Secured Parties in, the Collateral or any part thereof, or to give effect to the rights, powers and remedies of the Collateral Agent hereunder, including but not limited to execution and delivery of financing statements. The Borrower shall be obligated to perform its obligations under this Agreement notwithstanding the ability of the Collateral Agent to take such actions pursuant to the provisions of Section 5.24.

(b)               Not earlier than six months and not later than the June 1 prior to the fifth anniversary of the date of filing of the UCC-1 financing statement referred to in Section 8.7, unless the Obligations have been paid in full, the Borrower shall furnish to the Collateral Agent an opinion of counsel to the effect that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Agreement with respect to the Collateral remains a valid and perfected first priority lien in favor of the Collateral Agent for the benefit of the Secured Parties, which opinion may contain usual and customary assumptions, limitations and exceptions.

Section 5.23        Costs of Transfer Taxes and Expenses.

(a)               The Borrower shall pay or cause to be paid all transfer Taxes and other costs incurred in connection with all transfers of Collateral. For the avoidance of doubt, any amounts paid pursuant to this Section 5.23(a) shall not be indemnifiable pursuant to Section 11.4.

(b)               Without duplication of any other provision of this Agreement, the Borrower agrees to pay the Collateral Agent the reasonable and documented out-of-pocket costs and expenses, including but not limited to reasonable and documented attorneys’ fees and other charges, incurred by the Collateral Agent in connection with making collections on any Collateral.

Section 5.24        Collateral Agent May Perform.

(a)               If the Borrower fails to perform any agreement contained herein to be performed by it, the Collateral Agent may, upon the written instructions of the Administrative Agent or the Majority Lenders, itself file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Majority Lenders may determine to be necessary or desirable from time to time to perfect, preserve or otherwise protect the security interest of the Collateral Agent, for the benefit of itself and the Secured Parties and otherwise perform, or cause performance of, any other such actions as the Majority Lenders shall determine is necessary or desirable, and the reasonable fees and out-of-pocket expenses of the Collateral Agent and Lenders incurred in connection therewith shall be payable by the Borrower and shall be part of the Obligations.

(b)               The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 5.25        Notice of Name Change. The Borrower shall give the Agents and S&P not less than 30 days’ notice of any change of its name and not less than 30 days’ notice of any change of its principal place of business and will take all steps necessary to preserve the first priority perfected security interest of the Collateral Agent, for the benefit of itself and the Secured Parties, in the Collateral. The Borrower shall not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Administrative Agent.

Section 5.26        Delivery of Related Contracts. The Borrower (or the Services Provider on behalf of the Borrower) shall deliver copies of all Related Contracts in its possession to the Document Custodian within five Business Days of the Borrower’s acquisition of the related Collateral Loan.

Section 5.27        Delivery of Proceeds. In the event that the Borrower receives any payments in respect of or other proceeds of Collateral Loans or other Collateral or any capital contribution, the Borrower shall pay such payments or other proceeds to the Collateral Agent promptly and, in no event, later than two Business Days after the Borrower’s receipt thereof.

Section 5.28        Performance of Obligations. The Borrower shall timely and fully comply with and perform in all material respects its obligations under the Collateral Loans and other Collateral in accordance with the terms thereof.

Section 5.29        Limitation on Dividends. The Borrower will not declare or make any direct or indirect distribution, dividend or other payment to any person on account of any Equity Interests in, or ownership of any similar interests or securities of the Borrower, except for Permitted Distributions and Permitted Parent Distributions.

Section 5.30        Renewal of Credit Estimates. For each Collateral Loan with a credit estimate provided by a Rating Agency, the Borrower shall submit such Required S&P Credit Estimate Information as is required by such Rating Agency to renew such credit estimate within the 12 month period following receipt of the most recent credit estimate provided by such Rating Agency for such Collateral Loan.

Section 5.31        Annual Rating Review. On or before the anniversary date of the Closing Date in each calendar year, or the last Business Day immediately preceding such date if such date is not a Business Day, the Borrower shall pay for the ongoing monitoring of the rating of the Loans by S&P. The Borrower shall promptly notify the Agents, the Services Provider and the Lenders in writing if at any time the rating of the Loans has been, or to the knowledge of a Senior Authorized Officer will be, changed or withdrawn, or the rating outlook on the Loans has been, or to the knowledge of a Senior Authorized Officer will be, changed.

Section 5.32        Amendment to Loan Documents. The Borrower shall not amend any of the Loan Documents except pursuant to the applicable terms thereof and Section 12.5 of this Agreement.

Section 5.33        Transactions With Affiliates. Except as may be otherwise required or permitted by the Sale and Contribution Agreement, the Borrower shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates unless (i) the terms and conditions of any such transaction are no less favorable to the Borrower than the terms it would obtain in a comparable, timely transaction with a non-Affiliate, (ii) such transaction is effected in accordance with all Applicable Law, (iii) such transaction is conducted in an arm’s length transaction in the ordinary course of business and (iv) in the case of the sale of any Collateral Loan, the sale price is not less than the Market Value with respect to such Collateral Loan (provided that Market Value shall not be determined pursuant to clause (d) or (e) of the definition thereof). The Borrower shall ensure that all purchases of Collateral Loans from any Affiliate of the Borrower will be pursuant to and in accordance with the Sale and Contribution Agreement. This Section 5.33 shall not require the Seller or any Affiliate of the Borrower to purchase from the Borrower or sell or otherwise transfer to the Borrower any property or assets except as provided by the Sale and Contribution Agreement.

Section 5.34        Reports by Independent Accountants.

(a)               On or after the Closing Date, the Borrower (or the Services Provider on behalf of the Borrower) shall select one or more nationally recognized firms of independent certified public accountants for purposes of performing agreed-upon procedures required by this Agreement, which may be the firm of independent certified public accountants that performs accounting services for the Borrower or the Services Provider. The Borrower may remove any firm of independent certified public accountants at any time. Upon any resignation by such firm or removal of such firm by the Borrower, the Borrower (or the Services Provider on behalf of the Borrower) shall promptly appoint a successor thereto that shall also be a nationally recognized firm of independent certified public accountants, which may be a firm of independent certified public accountants that performs accounting services for the Borrower or the Services Provider. If the Borrower shall fail to appoint a successor to a firm of independent certified public accountants which has resigned or has been removed within 30 days after such resignation or removal (as applicable), the Borrower shall promptly notify the Agents and the Services Provider of such failure in writing. If the Borrower shall not have appointed a successor within ten days thereafter, the Services Provider shall appoint a successor firm of independent certified public accountants of nationally recognized reputation. The fees of such firm of independent certified public accountants and its successor shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement. In the event such firm requires the Collateral Agent to agree (whether in writing or otherwise) to the procedures performed by such firm, the Borrower hereby directs the Collateral Agent to so agree and directs the Collateral Agent to execute a specified user agreement, access letter or agreement of similar import requested by such accountants, which may include among other things, (i) acknowledgement that the Borrower has agreed that the procedures to be performed by such accountants are sufficient for the Borrower’s purposes, (ii) releases by the Collateral Agent (on behalf of itself and the Lenders and Administrative Agent) of claims against the firm and acknowledgement of other limitations of liability in favor of the firm and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm (including to the Lenders and Administrative Agent). It is understood and agreed that the Collateral Agent will deliver such letters of agreement and similar documents in conclusive reliance on the foregoing direction of the Borrower. The Collateral Agent shall not have any responsibility to the Borrower or any Secured Party hereunder to make any inquiry or investigation as to, and shall have no obligation, liability or responsibility in respect of, the terms of any engagement of any such firm, or the validity or correctness of such procedures or content of such letter (including without limitation with respect to the sufficiency thereof for any purpose), any report or instruction (or other information or documents) prepared or delivered by any such accountants pursuant to any such engagement. In no event shall the Collateral Agent be required to execute any agreement in respect of the accountants that it reasonably determines adversely affects it. For the avoidance of doubt, any costs, fees or expenses incurred by the Collateral Agent in connection with this Section 5.34(a) shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement.

(b)               On or before the date that is 120 days following the end of each fiscal year of the Borrower, or the last Business Day immediately preceding such date if such date is not a Business Day, commencing in 2019, the Borrower shall cause to be delivered to the Collateral Agent an agreed-upon procedures report from a firm of independent certified public accountants appointed pursuant to clause (a) above for each Payment Date Report occurring in May and November of the prior calendar year (i) indicating that the calculations within those Payment Date Reports have been recalculated and compared to the information provided by the Borrower in accordance with the applicable provisions of this Agreement and (ii) listing the Aggregate Principal Balance of the Collateral Loans securing the Loans as of the immediately preceding Measurement Dates; provided that in the event of a conflict between such firm of independent certified public accountants and the Borrower with respect to any matter in this Section 5.34, the determination by such firm of independent public accountants shall be conclusive; provided further that, if there is any inconsistency between the calculations of the Borrower and the calculations of the firm of independent certified public accountants, the Borrower shall promptly notify the Agents and the Lenders and describe such inconsistency in reasonable detail. Notwithstanding anything to the contrary herein, if the Custodian, Administrative Agent, the Collateral Administrator or Collateral Agent fail within 75 days following the end of each fiscal year of the Borrower to execute any documentation required by the independent certified public accountants selected by the Borrower prior to the delivery of any report contemplated by this Section 5.34(b), then the Borrower shall have no obligation to furnish any report covering such fiscal year pursuant to this Section 5.34(b).

Section 5.35        Tax Matters as to the Borrower.

(a)               The Borrower shall (and each Lender hereby agrees to) treat the Loans as debt for U.S. federal income tax purposes and will take no contrary position unless otherwise required by an applicable taxing authority.

(b)               The Borrower has not and shall not at any time make any election to be treated, for U.S. federal income tax purposes, as other than either (i) an entity disregarded as separate from a sole owner, or (ii) a partnership (other than a publicly traded partnership taxable as a corporation).

(c)               Each of the parties hereto shall provide to the Borrower, upon reasonable request, all reasonably available information relating only to such party itself that is in the possession of such party, in its respective capacity hereunder, that is specifically requested by the Borrower and that is necessary or advisable in order for the Borrower to achieve Tax Account Reporting Rules Compliance.

(d)               On or prior to the Closing Date, the Borrower will deliver or cause to be delivered an IRS Form W-8IMY (with all required attachments) of the Borrower (if the Borrower is treated as a partnership for U.S. federal income tax purposes) or an IRS Form W-9 or the applicable Form W-8, in each case, from its sole owner (if the Borrower is treated as an entity disregarded as separate from its sole owner for U.S. federal income tax purposes), or successor applicable form to each issuer, counterparty, paying agent, as necessary to permit the Borrower to receive payments without U.S. withholding tax.

(e)               Subject to the satisfaction of the Eligibility Criteria, no more than 50% of the debt obligations or interests therein (in each case as determined for U.S. federal income tax purposes) held by the Borrower may at any time consist of real estate mortgages (or interests therein) as determined for purposes of Section 7701(i) of the Code, unless the Borrower receives an opinion of nationally recognized tax counsel experienced in such matters to the effect that the ownership of such debt obligations will not cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

Section 5.36        Retention Letter. The Borrower shall (i) procure the Retention Holder not to amend, supplement, modify, repudiate or waive any provision, of any Retention Letter without the prior written consent of the Administrative Agent and each Affected Lender and (ii) procure that the Retention Holder has not changed and will not change the manner in which it retains the Retained Interest (as defined in the Retention Letter), except to the extent permitted by the EU Retention Requirements and with the prior written consent of the Administrative Agent and each Affected Lender.

Section 5.37        Pool Concentrations. During the Reinvestment Period the Borrower shall use commercially reasonable efforts to ensure that the pool of Collateral contains Collateral Loans of no less than 20 different Obligors.

Section 5.38        Beneficial Ownership Certification. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower agrees to notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Section 5.39        Post-Transition S&P CCC Collateral Loans. On the date that any debt obligation becomes a Post-Transition S&P CCC Collateral Loan, the existence of any CCC Excess and the amount of any associated CCC Excess Adjustment Amount shall be re-measured.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1            Events of Default. The term “Event of Default” shall mean any of the events set forth in this Section 6.1:

(a)               a default in the payment, when due and payable, of any interest, fees, costs, expenses, indemnities or other amounts (other than principal) due on any Loan or any related obligations in respect thereof and the continuation of such default for five Business Days after the date such amounts become due and payable if such date is provided in this Agreement or the applicable Loan Document (or, if no such date is provided or such amount is not fixed, five Business Days after notice shall have been given to the Borrower by the Majority Lenders, the intended recipient of such amounts or the Administrative Agent, specifying such amount that has become due and payable); provided that in the case of a failure to pay due to an administrative error or omission by the Collateral Agent, such failure continues for five Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;

(b)               a default in the payment of any principal due on any Loans when such principal becomes due and payable (x) on the Stated Maturity or (y) as otherwise provided for in any Loan Document; provided that, solely in the case of clause (y), in the case of a failure to pay due to an administrative error or omission by the Collateral Agent, such failure continues for five Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;

(c)               the failure on any Quarterly Payment Date to disburse amounts available in the Payment Account or Collection Account in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days or, in the case of a failure to disburse due to an administrative error or omission by any Agent, such failure continues for five Business Days after such Agent receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;

(d)               the Borrower or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(e)               the occurrence of any one or more of the following:

(i)                failure of any representation or warranty in Section 4.9 or 4.12 to be correct in all material respects when made, or default in the performance, or breach, of any covenant contained in Section 5.1(e)(i), 5.9 (excluding, on two occasions, in the case of clauses 5.9(a) and (c), a default or breach resulting from a good faith error so long as such default or breach is cured within three Business Days), 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.18(a)(v), 5.19(a)(1)(i) or 5.19(a)(1)(iii) (provided that a default or breach under Sections 5.19(a)(1)(i) or (iii) will not be an Event of Default if, treating the applicable Collateral Loan as a Defaulted Loan, the Borrower would be in compliance with the Collateral Quality Tests and the Coverage Tests);

(ii)               a default in the performance, or breach, of any covenant contained in Section 5.1(e)(ii), 5.1(e)(iii), 5.18(a)(i), (ii) or (iii) or 5.19(a)(1)(ii) (provided that a default or breach under Section 5.19(a)(1)(ii) will not be an Event of Default if, treating the applicable Collateral Loan as a Defaulted Loan, the Borrower would be in compliance with the Collateral Quality Tests and the Coverage Tests) and such default continues for a period of five Business Days after the earlier to occur of (x) the date on which written notice of such default requiring the same to be remedied shall have been given to the Borrower and (y) a Senior Authorized Officer of the Borrower has actual knowledge of such default;

(iii)                a default in the performance, or breach, of any covenant contained in Section 5.18(c) and the Administrative Agent determines based on the advice of counsel that, as a result of such default, a nationally recognized firm would be unable to provide a new non consolidation opinion in form and substance reasonably satisfactory to the Administrative Agent;

(iv)                failure of the representation or warranty in Section 4.4 to be correct in all material respects when made with respect to the Borrower’s obligations under one or more Collateral Loans or other items of Collateral and there has occurred or there would reasonably be expected to occur a material adverse effect on the rights, interests or remedies of the Agents or the Lenders under any of the Loan Documents; or

(v)               (x) a default in the performance, or breach, of any other covenant, warranty or other agreement of the Borrower or the Services Provider under this Agreement or any other Loan Document in any material respect or (y) the failure of any representation or warranty of the Borrower or the Services Provider made in this Agreement, any other Loan Document or in any related certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct when made and such failure would reasonably be expected to have a Material Adverse Effect (other than a covenant, representation, warranty or other agreement or a portion thereof a default in the performance or breach or failure of which is otherwise specifically dealt with in this Section 6.1, it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test (except as provided in clause (h) below) is not an Event of Default), and such default, breach or failure either (A) is not susceptible of cure or (B) continues for a period of 30 days following the notice to the Borrower or the date on which a Senior Authorized Officer of the Borrower obtains actual knowledge of such default; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Loan if either (i) the Borrower complies with its obligations in Section 10.1(d) with respect to such Collateral Loan or (ii) after giving effect to the resulting change in the Principal Collateralization Amount with respect to such Collateral Loan, the Overcollateralization Ratio Test is satisfied;

(f)                the entry of a decree or order by a court of competent jurisdiction (i) adjudging the Borrower as bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the Bankruptcy Code or any other Applicable Law, (iii) appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Borrower or of any substantial part of its respective properties or (iv) ordering the winding up or liquidation of the affairs of the Borrower, respectively, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days;

(g)               the institution by the Borrower of proceedings for the Borrower to be adjudicated as bankrupt or insolvent, or the consent by the Borrower to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Laws or any other similar Applicable Law, or the consent by the Borrower to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Borrower of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Borrower in furtherance of any such action;

(h)               the Overcollateralization Ratio is less than (i) 125% as of any two consecutive Calculation Dates and remains so for five Business Days after the Quarterly Payment Date immediately following the second such Calculation Date or (ii) 115% as of any Calculation Date, and in each case, remains so for five Business Days after the Quarterly Payment Date immediately following such Calculation Date;

(i)                 any Lien on any portion (other than a de minimis portion) of the Collateral created pursuant to the Loan Documents shall, at any time after delivery of the respective Loan Documents, cease to be fully valid and perfected as a first priority Lien subject only to Permitted Liens;

(j)                 any of the Loan Documents ceases to be in full force and effect, other than in accordance with its terms;

(k)               one or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability of $1,000,000 or more, in excess of the amounts paid or fully covered by insurance and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 30 days from the entry thereof;

(l)                 the occurrence of an act by the Services Provider or a senior officer of the Services Provider having responsibility for the performance by the Borrower of its obligations under the Loan Documents or the performance by the Services Provider of its obligations under the Corporate Services Agreement that constitutes fraud in the performance of its investment management obligations under this Agreement or the Corporate Services Agreement or that results in a felony criminal indictment; or

(m)             the occurrence of a Change in Control.

Upon obtaining actual knowledge of the occurrence of an Event of Default, the Borrower shall promptly notify the Agents, the Services Provider, the Lenders and S&P in writing (which notice shall refer to this Agreement and state that such notice is a notice of an Event of Default).

Section 6.2            Remedies. If an Event of Default shall have occurred and be continuing, the Majority Lenders or the Administrative Agent (acting at the direction of the Majority Lenders) may exercise (or direct the Collateral Agent in the exercise of) the rights, privileges and remedies set forth in this Section 6.2.

(a)               Upon the occurrence and during the continuance of any Event of Default, each of the following actions shall require the prior written approval by the Majority Lenders, whether or not approved by the Borrower’s board of directors or other persons performing similar functions: (i) issuance of any commitment to make, and the acquisition (other than pursuant to commitments then in effect) of, any Collateral Loan or other loan or security constituting any Collateral or any interest therein, (ii) any amendment, modification, or waiver of, or any consent to departure from, any term or provision of any Collateral Loan or other loan or security constituting any Collateral, (iii) any release of any collateral for, or guarantor of or other credit support provider for, any Collateral Loan or other loan or security constituting any Collateral, except upon payment in full of such Collateral Loan or other loan or security or any subordination or limitation of recourse with respect thereto and except as otherwise required pursuant to the terms of the Related Contracts, (iv) any sale, purchase, assignment or participation in respect of any Collateral Loan or other loan or security constituting any Collateral (other than pursuant to commitments then in effect or in the case of a sale or assignment upon payment in full of such Collateral Loan or other loan or security), (v) any determination to exercise, or not to exercise, remedies in respect of a Collateral Loan or other loan or security constituting any Collateral following a default or event of default thereunder and (vi) any other action or decision not to act which impairs or could be reasonably likely to impair the value of any Collateral Loan or other loan or security constituting any Collateral, or to extend or increase the Borrower’s obligations with respect thereto or to interfere with the exercise of rights or remedies with respect to any Collateral Loan or other loan or security constituting any Collateral.

(b)               Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Loan Documents, including Section 6.3, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent or the Majority Lenders, by notice to the Borrower, may (i) declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate or (ii) declare the principal of and the accrued interest on the Loans and all other amounts whatsoever payable by the Borrower hereunder (including any amounts payable under Section 2.8) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower (an “Enforcement Event”); provided that (x) upon the occurrence of any Event of Default described in clause (f) or (g) of Section 6.1, the Loans and all such other amounts shall automatically become due and payable, without any further action by any party and (y) upon the occurrence of any Event of Default described in clause (l) or (m) of Section 6.1, the consent of all Lenders shall be required for an Enforcement Event.

(c)               Upon the occurrence and during the continuance of an Event of Default, the Majority Lenders or the Collateral Agent (acting at the direction of the Administrative Agent or the Majority Lenders) will have the right to take any other remedies set forth in Section 6.3(b) below or other remedies permitted by law.

Section 6.3            Additional Collateral Provisions.

(a)               Release of Security Interest. If and only if all Obligations under the Loans have been paid in full and all Commitments have been terminated, the Collateral Agent shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing (on behalf of itself and other Secured Parties) such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale, substitution or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, on the date of any such sale, substitution or other disposition, the Collateral Agent, on behalf of the Secured Parties, shall automatically and without further action be deemed to and hereby does terminate and release the Secured Parties’ security interest in such Collateral and the Collateral Agent (on behalf of itself and other Secured Parties) shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VI in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

(b)               Additional Rights and Remedies. The Collateral Agent (for itself and on behalf of the other Secured Parties), acting at the direction of the Majority Lenders, shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, at the direction of the Majority Lenders, to the extent permitted by Applicable Law (including the UCC) and notwithstanding anything in the Loan Documents to the contrary, (i) instruct the Borrower to deliver any or all of the Collateral, the Related Contracts and any other documents relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) if the Loans have been accelerated in accordance with this Agreement, sell or otherwise dispose of the Collateral, all without judicial process or proceedings; (iii) take control of the proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Contracts, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Contracts; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) subject to Section 12.16, make copies of or, if necessary, remove from the Borrower’s and its agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor. The Collateral Agent shall provide written notice of any liquidation of the Collateral to S&P.

The Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and until (and to the extent) at the express direction of the Majority Lenders; provided that the Collateral Agent shall not be required to take any such action at the direction of the Majority Lenders, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder (unless it has been provided with an indemnity agreement (including the indemnity provisions contained herein and in the other Loan Documents) which it reasonably deems to be satisfactory with respect thereto).

The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Collateral Agent (acting at the direction of the Majority Lenders or acting directly or through the Administrative Agent) or the Majority Lenders, it shall execute all documents and agreements which are necessary or appropriate to have the Collateral assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of this Section 6.3(b) and the foregoing sentence the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid and which can be exercised only if such Event of Default is continuing), with power of substitution, in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent, for the benefit of the Secured Parties, but at the cost and expense of the Borrower and, except as permitted by Applicable Law, without notice to the Borrower.

All documented sums paid or advanced by the Collateral Agent in connection with the foregoing and all documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate for the Loans from the date of demand of repayment by the Collateral Agent until repaid in full, shall be paid by the Borrower to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Obligations secured hereby.

Without the prior written consent of the Majority Lenders, credit bidding by any Lender (or any other Person) in connection with any foreclosure sale hereunder shall not be permitted.

Notwithstanding any other provision of this Article VI, in connection with the sale of the Collateral following an acceleration of the Obligations, the Services Provider (or any of its Affiliates) shall have the right (which right, for avoidance of doubt, shall be irrevocably forfeited if not exercised within the specified timeframe) to bid to purchase all or any portion of the Collateral Loans in the Collateral within five Business Days of its receipt of notice of such acceleration. If such bid is for an amount at least equal to all unpaid Obligations (other than unasserted Contingent Obligations) the Administrative Agent shall accept such bid. The Administrative Agent may, at the direction of the Majority Lenders, accept a lower bid. If the Administrative Agent accepts such bid, the Services Provider (or any of its Affiliates) shall have the right (which right, for the avoidance of doubt, shall be irrevocably forfeited if not exercised within the specified timeframe) to purchase all or any portion of the Collateral Loans in the Collateral by paying to the Collateral Agent in immediately available funds an amount equal to the agreed-upon bid price (which bid price shall not be less than the outstanding Obligations and, without duplication, all unpaid Administrative Expenses); provided that such purchase shall settle within 15 days of the date such notice of bid by Services Provider is received, otherwise such purchase shall not be permitted. Notwithstanding the foregoing purchase rights, if the Collateral Agent or the Majority Lenders propose to sell the Collateral or any part thereof in one or more parcels at a public or private sale, the Services Provider (or any of its Affiliates) and the Lenders shall have the right to offer bids to acquire all or any portion of the Collateral sold at such sale. To the extent the Administrative Agent (at the direction of the Majority Lenders) elects to sell any or all Collateral Loans at such public or private sale, such Collateral Loans or any parcel thereof shall be sold to the party offering the highest bid in immediately available funds.

(c)               Remedies Cumulative. Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

(d)               Related Contracts.

(i)               The Borrower hereby agrees that, to the extent not expressly prohibited by the terms of the Related Contracts, after the occurrence and during the continuance of an Event of Default, it shall (x) upon the written request of the Administrative Agent or the Collateral Agent, promptly forward to such Agent all information and notices which it receives under or in connection with the Related Contracts relating to the Collateral, subject to applicable confidentiality requirements, and (y) upon the written request of the Administrative Agent or the Collateral Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Contracts relating to the Collateral only in accordance with the direction of such Agent; provided that if the Borrower receives conflicting requests pursuant to this subclause (y), it shall follow whichever request is evidenced to be derived from the direction of the Majority Lenders.

(ii)               The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Contracts relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee.

(e)               Borrower Remains Liable.

(i)                Notwithstanding anything herein to the contrary, (x) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed and (y) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(ii)               No obligation or liability of the Borrower is intended to be assumed by either Agent or any other Secured Party under or as a result of this Agreement or the other Loan Documents, and the transactions contemplated hereby and thereby, including under any Related Contract or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Agents and the other Secured Parties expressly disclaim any such assumption.

(f)                Protection of Collateral. The Borrower, or the Services Provider on behalf of and at the expense of the Borrower, shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Lenders hereunder and to:

(i)                grant security more effectively on all or any portion of the Collateral;

(ii)               maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature (subject to Permitted Liens) of the lien or carry out more effectively the purposes hereof;

(iii)                perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)                enforce any of the Collateral or other instruments or property included in the Collateral;

(v)               preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all Persons and parties; and

(vi)                pay or cause to be paid any and all material Taxes levied or assessed upon all or any part of the Collateral, except to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

The Borrower hereby authorizes the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement (which may describe the collateral as “all assets”), continuation statement and all other instruments, and take all other actions, required pursuant to this Section 6.3. Such authorization shall not impose upon the Collateral Agent, or release or diminish, the Borrower’s obligations under this Section 6.3. The Borrower further authorizes the Administrative Agent’s United States counsel to file any UCC-1 or UCC-3 financing statements that may be required by the Agents in connection with this Agreement and the transactions contemplated hereby.

Section 6.4            Application of Proceeds. Unless and until the Majority Lenders have exercised their right to direct the liquidation of the Collateral pursuant to this Article VI, all proceeds received in respect of the Collateral will be applied in accordance with the Priority of Payments specified in Section 9.1(a). All proceeds received after the Majority Lenders have exercised their right to direct the liquidation of the Collateral will be applied to the Obligations in the following order of priority on each date or dates fixed by the Collateral Agent (at the direction of the Majority Lenders):

(a)               first, to the payment of taxes, registration and filing fees then due and owing by the Borrower; second, to the payment to the Collateral Agent for all due and unpaid Collateral Agent Fees, all other Administrative Expenses owing to the Collateral Agent and all amounts owing and payable hereunder, or under any other Loan Documents, to the Collateral Administrator, the Custodian, the Securities Intermediary and the Document Custodian (including, in each case, without limitation, indemnity payments); and third, to the payment to the Administrative Agent for all due and unpaid Administrative Agent Fees and all other Administrative Expenses owing to the Administrative Agent (including, without limitation, indemnity payments);

(b)               to the payment of Administrative Expenses (other than those paid under clause (a) above), in the order of priority set forth in the definition of “Administrative Expenses”; provided that the aggregate amount of payments under this clause (b) shall not exceed the Quarterly Cap;

(c)               to the payment of all other amounts due to the Agents hereunder;

(d)               to the payment of all amounts due to the Interest Hedge Counterparties under all Interest Hedge Agreements (exclusive of any early termination or liquidation payment owing by the Borrower by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);

(e)               to the payment to the Services Provider of all due and unpaid Senior Services Fees in an amount not to exceed the accrued Senior Services Fees for one Due Period;

(f)                first, to the payment to the Lenders hereunder on a pro rata basis of all amounts due which constitute principal and interest (excluding the additional two percent of interest payable at the Post-Default Rate); and second, to the payment to the Lenders hereunder on a pro rata basis of all interest payable at the Post-Default Rate (to the extent not paid in clause “first” above) and all amounts due which constitute Increased Costs and all other amounts on and in respect of all Loans;

(g)               to the payment of amounts described in clause (b) above to the extent not paid thereunder (without regard to the Quarterly Cap);

(h)               to the payment of all amounts due to any Interest Hedge Counterparty under all Interest Hedge Agreements to the extent not paid under clause (d) above;

(i)                 to the payment of all amounts due to the Services Provider for any due and unpaid Subordinated Services Fees; and

(j)                 to the Borrower or for payment as directed by the Borrower, including to make a distribution to the Parent under the Equity Interest held by the Parent in the Borrower.

If on any date that payments are made pursuant to this Section 6.4 the amount available to be paid pursuant to any of the foregoing clauses (a) through (h) is insufficient to make the full amount of the disbursements required pursuant to any such clause, such payments will be applied in the order and according to the priority set forth in clauses (a) through (h) above and (except as provided in subclauses “first”, “second” and “third” of clause (a) above and subclauses “first” and “second” of clause (f) above) ratably in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.

Section 6.5            Capital Contributions. Upon prior written notice to the Borrower, the Administrative Agent, the Services Provider and the Collateral Agent, any equityholders of the Borrower may, but shall have no obligation to, at any time or from time to time make a capital contribution in Cash or Eligible Investments or an assignment and contribution of a Collateral Loan (valued at such Collateral Loan’s Principal Collateralization Amount) to the Borrower for the purpose of (a) curing any Event of Default (but no such contribution shall cure any Event of Default without the consent of the Majority Lenders), (b) enabling the acquisition or sale of any Collateral Loan, (c) satisfying any Eligibility Criteria, Coverage Test, Senior Advance Rate Test or Collateral Quality Test, (d) paying fees and expenses incurred in connection with the structuring, consummation and closing of the transaction contemplated by this Agreement, and (e) prepaying the Revolving Loans and/or Term Loans. All Cash contributed to the Borrower shall be treated as Principal Proceeds or Interest Proceeds, as specified by the Borrower.

ARTICLE VII

THE AGENTS

Section 7.1            Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Only the Agents (and not one or more of the Lenders) shall have the authority to deal directly with the Borrower under this Agreement and each Lender acknowledges that all notices, demands or requests from such Lender to the Borrower must be forwarded to the applicable Agent for delivery to the Borrower. Each Lender acknowledges that the Borrower has no obligation to act or refrain from acting on instructions or demands of one or more Lenders absent written instructions from an Agent in accordance with its rights and authority hereunder.

Section 7.2            Agents and Affiliates. The Agents shall each have the same rights and powers under this Agreement as the Lenders and may each exercise or refrain from exercising the same as though it were not an Agent, and such Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not an Agent hereunder, and the term “Lender” and “Lenders” may include Société Générale, State Street Bank and Trust Company and/or any Affiliate of Société Générale or State Street Bank and Trust Company in its individual capacity. The provisions in this Article VII with respect to the Agents shall apply only to the Agents acting in their capacities as such hereunder and not as Lenders.

Section 7.3            Actions by Agent. The obligations of the Agents hereunder are only those expressly set forth herein. No Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of any Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist against any Agent. The provisions of this Article VII are solely for the benefit of the Agents and the Lenders (other than Sections 7.1 and 7.8, which are also for the benefit of the Borrower). In performing its functions and duties solely under this Agreement, each Agent shall act solely as the agent of the Lenders (except pursuant to Section 12.6(f)) and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Lenders. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

Section 7.4            Delegation of Duties; Consultation with Experts. Each Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.5            Limitation of Liability of Agents.

(a)               No Agent nor any of its respective affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (x) with the consent or at the request of the Majority Lenders, or (y) in the absence of its own gross negligence or willful misconduct. No Agent nor any of their respective affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document or any other document furnished in connection herewith or therewith in accordance with a request of the Majority Lenders (or the Administrative Agent) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Under no circumstances shall the Agents be deemed liable for any special, indirect, punitive or consequential damages (including lost profits) even if such Agent has been advised of the likelihood of such damages and regardless of the form of action.

(b)               The following additional provisions apply with respect to the Collateral Agent:

(i)                the Collateral Agent shall not be deemed to have notice or knowledge of the occurrence and continuance of an Event of Default until an Administrative Officer of the Collateral Agent shall have received written notice (which notice shall refer to this Agreement and state that such notice is a notice of Default or Event of Default) thereof from the Borrower, the Services Provider, the Administrative Agent, a Lender or any other Person;

(ii)               no provision of this Agreement or the other Loan Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the reasonable and documented costs of performing its ordinary services under this Agreement shall not be deemed a “financial liability” for purposes hereof;

(iii)                if, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent (and the Administrative Agent shall request written instructions from the Majority Lenders) as to the course of action desired. If the Collateral Agent does not receive such instructions within five Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such five Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions;

(iv)                the Collateral Agent shall be under no liability for interest on any funds received by it hereunder except to the extent of income or other gain on Eligible Investments which are deposits in or certificates of deposit of State Street Bank and Trust Company or any Affiliate in its commercial capacity and income or other gain actually received (and not subsequently reinvested, withdrawn or distributed) by the Collateral Agent in Eligible Investments;

(v)               the Collateral Agent shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Collateral Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances; and

(c)               without prejudice to the Collateral Agent’s duties under Article VI or any other provision of any Loan Document, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on the Collateral Loans or any other Collateral under any circumstances, including if payment is refused after due demand.

(d)               No Agent shall have any duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement, and no covenants or obligations shall be implied in this Agreement or the other Loan Documents against any such Person. No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but shall not be limited to acts of god, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

(e)               In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Borrower to timely provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein. Except as otherwise provided in Section 8.2(c) or Section 8.3, in the absence of a Borrower Order or, after an Event of Default, a direction from the Administrative Agent, all funds in any account held under this Agreement shall be held uninvested. Nothing in this Agreement shall be deemed to release the Collateral Agent in its individual capacity from any liability it may have as an obligor under any Eligible Investment.

(f)                The Collateral Agent, and in the event that the Collateral Agent is also acting in the capacity of Custodian, Collateral Administrator, paying agent or securities intermediary hereunder or under the other Loan Documents, then in such other capacities, as well, shall be entitled to compensation from the Borrower in an amount separately agreed upon by the Borrower (or the Services Provider on its behalf) and the Collateral Agent. The Collateral Agent and its Affiliates also shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(g)               Without limiting the generality of any terms of this Section 7.5, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Administrative Agent, the Services Provider or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or the other Loan Documents, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(h)               The Collateral Agent shall not be under any obligation to (i) confirm or verify whether the conditions to the delivery of Collateral have been satisfied or to determine whether (A) a loan is a Collateral Loan or meets the criteria in the definition thereof or is otherwise eligible for purchase hereunder, (B) an investment is an Eligible Investment or meets the criteria in the definition thereof or is otherwise eligible for purchase hereunder or (ii) evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower in connection with the grant by the Borrower to the Collateral Agent of any item constituting the Collateral or otherwise, or in that regard to examine any underlying documents, in order to determine compliance with the applicable requirements of and restrictions on transfer of a Collateral Loan or Eligible Investment.

(i)                 In order to comply with Applicable Law, including the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Law. The Collateral Agent may from time to time establish any additional accounts deemed necessary or desirable for convenience in administering the Collateral so long as each such account is at all times subject to a valid and perfected first priority lien in favor of the Collateral Agent, for the benefit of the Secured Parties.

(j)                 The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any other Loan Document at the request or direction of the Majority Lenders or the Administrative Agent unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses (including the reasonable fees and expenses of its attorneys and counsel), and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provision of this Agreement or any Loan Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability unless it is provided an indemnity reasonably acceptable to it against any such expenditure, risk, costs, expense or liability. For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement or any other Loan Document unless and until directed by the Majority Lenders (or the Administrative Agent on their behalf).

(k)               The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties. The Collateral Agent may consult with legal counsel (including, without limitation, counsel for the Borrower or the Administrative Agent or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Collateral Agent shall not be liable for the actions of omissions of the Administrative Agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of the Administrative agent with the terms or requirements of this Agreement, any Loan Document or any related document, or their duties thereunder. The Collateral Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive hereunder.

(l)                 The delivery of reports, and other documents and information to the Collateral Agent hereunder or under any other Loan Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein. The Collateral Agent is hereby authorized and directed to execute and deliver the other Loan Documents to which it is a party. Whether or not expressly stated in such Loan Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities which are afforded to it in this Agreement.

(m)             Except as expressly provided herein or in any other Loan Document, nothing herein shall be construed to impose an obligation on the part of the Collateral Agent to recalculate, evaluate or verify any report, certificate or information received by it from the Borrower, Services Provider, Lender or Administrative Agent or to otherwise monitor the activities of the Borrower or Services Provider.

(n)               In the event that the Collateral Agent is also acting in the capacity of Custodian, Collateral Agent, paying agent or securities intermediary hereunder or under the other Loan Documents, the rights, protections, immunities and indemnities afforded the Collateral Agent pursuant to this Article VII shall also be afforded to the Collateral Agent, individually acting in such other capacities.

(o)               The Collateral Agent shall not be charged with knowledge or notice of any matter unless actually known to an Administrative Officer of the Collateral Agent responsible for the administration of this Agreement, or unless and to the extent written notice of such matter is received by the Collateral Agent at its address in accordance with Section 12.1.

Section 7.6            Indemnification. Each Lender, ratably in accordance with its Percentage Share, shall indemnify each of the Agents, their respective affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower as may be required under this Agreement) against any cost, expense (including fees of counsel and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ own gross negligence, fraud, reckless disregard, bad faith, criminal conduct or willful misconduct) that such indemnitee may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder or thereunder. The provisions of this Section 7.6 shall survive the resignation or replacement of the Agents.

Section 7.7            Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective affiliates, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any other Lender or their respective affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or in connection therewith. The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates other than in connection with their acting as Agents under this Agreement and the other Loan Documents.

Section 7.8            Successor Agent. Any Agent may resign at any time by giving at least 30 days’ prior written notice thereof to the Lenders, the Borrower, the Services Provider and S&P; provided that any such resignation by any Agent shall not be effective until a successor Agent shall have been appointed and approved in accordance with this Section 7.8. Upon receipt of any such notice, the Majority Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Majority Lenders, shall have been approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, designate a successor Agent, which such successor Agent shall be a commercial bank or a trust company organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Agent as provided for above. Upon the acceptance of its appointment as such Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder, and the successor Agent shall provide written notice of such appointment to the Lenders, the Services Provider and S&P. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent. With respect to any Person (i) into which an Agent or may be merged or consolidated, (ii) that may result from any merger or consolidation to which an Agent shall be a party or (iii) with respect to the Agents (other than the Administrative Agent) that may succeed to the corporate trust business and assets of any of such Agents substantially as a whole, shall be the successor to such Agent under this Agreement without further act of any of the parties to this Agreement. Notwithstanding anything in this Section 7.8 to the contrary, this Section 7.8 shall not apply to the resignation or removal of the Document Custodian, which shall be governed by the terms of Section 14.9 of this Agreement.

Section 7.9            Erroneous Payments.

(a)               Each Lender hereby agrees that (i) if the Administrative Agent, the Collateral Administrator or the Collateral Agent notifies such Lender that the Administrative Agent, the Collateral Administrator or the Collateral Agent, as applicable, has determined in its sole discretion that any funds received by such Lender from a Secured Party or any of its respective Affiliates (a “Payment Recipient”) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent, the Collateral Administrator or the Collateral Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date that is two Business Days after the Administrative Agent, the Collateral Administrator or the Collateral Agent, as applicable, has demanded the return of such Erroneous Payment (or portion thereof) to the date such amount is repaid to the Administrative Agent, the Collateral Administrator or the Collateral Agent, as applicable, in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent, the Collateral Administrator or the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent, the Collateral Administrator or the Collateral Agent, as applicable, for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent, the Collateral Administrator or the Collateral Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b)               Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent, the Collateral Administrator or the Collateral Agent, as applicable (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent, the Collateral Administrator or the Collateral Agent, as applicable (or any of their respective Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, or the Administrative Agent, the Collateral Administrator or the Collateral Agent shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent, the Collateral Agent or the Collateral Administrator of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent, the Collateral Agent or the Collateral Administrator pursuant to this Section 7.9(b).

(c)               Each Lender and Secured Party hereby authorizes the Administrative Agent, the Collateral Agent or the Collateral Administrator to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent, the Collateral Agent or the Collateral Administrator to such Lender or Secured Party from any source under or in connection with the Loan Documents, against any amount due to the Administrative Agent, the Collateral Agent or the Collateral Administrator under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)               In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent, the Collateral Agent or the Collateral Administrator for any reason, after demand therefor by the Administrative Agent, the Collateral Agent or the Collateral Administrator in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s, the Collateral Agent’s or the Collateral Administrator’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent, the Collateral Administrator or the Collateral Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent, the Collateral Administrator or the Collateral Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent, the Collateral Administrator or the Collateral Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent, the Collateral Administrator or the Collateral Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent, the Collateral Administrator or the Collateral Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 12.6, the Administrative Agent, the Collateral Administrator or the Collateral Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent, the Collateral Administrator or the Collateral Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent, the Collateral Administrator or the Collateral Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent, the Collateral Administrator or the Collateral Agent may be equitably subrogated, the Administrative Agent, the Collateral Administrator or the Collateral Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)               The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent, the Collateral Administrator or Collateral Agent from the Borrower or any other Loan Party for the purpose of making a payment in respect of the Obligations, in which case such payment shall discharge and otherwise satisfy the applicable obligation of the Borrower being so paid, prepaid or repaid in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein, in connection with any Erroneous Payment (including in connection with any subrogation related thereto), under no circumstances shall the Collateral Administrator or the Collateral Agent be deemed a lender-of-record.

(f)                To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent, the Collateral Administrator or the Collateral Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)               Each party’s obligations under this Section 7.9 shall survive the resignation or replacement of the Administrative Agent, the Collateral Administrator or the Collateral Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE VIII

ACCOUNTS AND COLLATERAL

Section 8.1            Collection of Money.

(a)               Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement (other than amounts specifically required herein to be paid to the Administrative Agent), including, but not limited to, all payments or any other amounts due on the Collateral Loans and Eligible Investments, in accordance with the terms and conditions of such Collateral Loans and Eligible Investments. The Collateral Agent shall segregate and hold all such Money and property received by it in trust for the Lenders and shall apply it as provided in this Agreement.

(b)               All payments on the Collateral Loans and other Collateral shall be made directly to the Collateral Agent (at a bank in the United States), will be held in the Collection Account, and will be divided into Interest Proceeds (including Fee Proceeds) and Principal Proceeds. Such amounts shall be applied in accordance with the Priority of Payments and the terms of this Agreement.

(c)               The Borrower (or the Services Provider on behalf of the Borrower) will provide the Collateral Agent with a copy of each agreement under which the Borrower sells any interest in a Collateral Loan pursuant to Section 10.1. Upon receipt of written certification by the Borrower or the Services Provider (which may take the form of standing instructions with respect to a specified portion of all payments received on designated Collateral Loans) to the effect that specified amounts received by the Collateral Agent from an Obligor do not constitute Collections subject to this Agreement but are required by the terms of such a participation or assignment agreement to be paid by the Borrower to the purchaser of a participation interest sold by the Borrower or assignee of the Borrower, as the case may be, the Collateral Agent will disburse such amounts, as directed in such certificate. The Collateral Agent shall make such disbursements in accordance with such directions and shall have no obligation to monitor or verify the terms of any such arrangement.

(d)               The Custodian hereby agrees, with the Collateral Agent that (i) each of the Covered Accounts shall be a securities account or deposit account of the Borrower subject to the Lien of the Collateral Agent, (ii) all property (other than cash or general intangibles) credited to the Covered Accounts shall be treated as a “financial asset” for purposes of the UCC and all cash that is credited to Covered Accounts shall be credited to accounts that are deposit accounts, (iii) the Custodian shall treat the Collateral Agent as entitled to exercise the rights that comprise each financial asset credited to the Covered Accounts subject to the rights of the Borrower specified herein, (iv) the Custodian shall not agree with any person or entity other than the Collateral Agent to comply with entitlement orders originated by any person or entity other than the Collateral Agent or the Borrower (or the Services Provider on behalf of the Borrower) as provided herein, (v) the Covered Accounts and all property credited to the Covered Accounts shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of the Custodian or any person or entity claiming through the Custodian (other than the Collateral Agent) except for the right to debit for any item returned by reason of non-sufficient funds and other Permitted Liens, (vi) regardless of any provision in any other agreement, for purposes of the UCC and for purposes of the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), with respect to each Covered Account, New York shall be deemed to be the Custodian’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and New York shall govern the issues specified in Article 2(1) of the Hague Convention and (vii) any agreement between the Custodian and the Collateral Agent with respect to the Covered Accounts shall be governed by the laws of the State of New York. Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in bank loans or participations (collectively, “Loan Assets”) may be acquired and delivered by the Borrower to the Securities Intermediary from time to time which are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102) or an instrument (as that term is defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Document Custodian (with a copy to the Securities Intermediary) of a facsimile copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Borrower as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Borrower and (c) any duty on the part of the Document Custodian with respect to such Loan Asset (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan Asset for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Document Custodian in the physical custody of any such Loan Assignment Agreement that may be delivered to it; provided that the Document Custodian shall maintain such Loan Assignment Agreements as required by this Agreement. It is acknowledged and agreed that neither the Document Custodian nor the Securities Intermediary is under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement (and shall have no responsibility for the genuineness or completeness thereof), or for the Borrower’s title to any related Loan Asset.

(e)               Each Covered Account shall remain at all times with an Eligible Account Bank and, if the institution at which any such Covered Account is no longer an Eligible Account Bank, the assets held in such Covered Account shall be moved within 30 calendar days to another financial institution constituting an “Eligible Account Bank” hereunder.

Section 8.2        Collection Account.

(a)           The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name “ORCC Financing IV LLC Collection Account, subject to the lien of State Street Bank and Trust Company, as Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Collection Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in trust for the benefit of the Secured Parties and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal, into which the Collateral Agent shall from time to time deposit (i) any amount received under any Interest Hedge Agreement, (ii) all proceeds received from the disposition of any Collateral (unless, during the Reinvestment Period, simultaneously reinvested in Collateral Loans, subject to Article X, or in Eligible Investments or to prepay the Loans in accordance with Section 2.7) and (iii) all Interest Proceeds (including all Fee Proceeds) and all Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied for the purposes herein provided. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Account shall be in accordance with the provisions of Sections 6.4, 8.2 and 9.1 or to effect a Permitted Distribution or a Permitted Parent Distribution in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Collateral Agent is hereby authorized to establish one or more subaccounts of the Collection Account, one of which shall be designated the “Interest Collection Account” and the other the “Principal Collection Account” and which together will comprise the “Collection Account” for all purposes of this Agreement and the Account Control Agreement.

(b)           All Distributions and any net proceeds from the sale or disposition of Pledged Collateral or any Interest Hedge Agreement or other collateral received by the Collateral Agent shall, subject to the parenthetical in Section 8.2(a)(ii), be immediately deposited into the Collection Account. Subject to Sections 8.2(d) and 8.2(e), all such property, together with any investments in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Collateral Agent in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 8.2. (i) So long as no Event of Default has occurred and is continuing, by Borrower Order (which may be in the form of standing instructions), the Borrower (or the Services Provider on behalf of the Borrower) shall and (ii) after the occurrence and during the continuation of an Event of Default, the Administrative Agent (at the direction of the Majority Lenders) shall direct the Collateral Agent to, and, upon receipt of such Borrower Order or direction, as applicable, the Collateral Agent shall, invest all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having stated maturities no later than the second Business Day immediately preceding the next Quarterly Payment Date. The Borrower, the Services Provider on behalf of the Borrower and the Administrative Agent each agrees that it shall not give any instruction to invest such funds other than in accordance with, or subject to an exemption from, the EU Retention Requirements. So long as no Event of Default has occurred and is continuing, the Collateral Agent, within one Business Day after receipt of any Distribution or other proceeds which are not Cash, shall so notify the Borrower and the Borrower shall, within six months of receipt of such notice from the Collateral Agent, sell such Distribution or other proceeds for Cash (at a price equal to fair market value as reasonably determined by the Borrower, or the Services Provider in accordance with the Servicing Standard) to any Person (including an Affiliate of the Borrower) and deposit the proceeds thereof in the Collection Account for investment pursuant to this Section 8.2; provided that the Borrower need not sell such Distributions or other proceeds if it delivers a certificate of an Authorized Officer to the Administrative Agent certifying that such Distributions or other proceeds constitute Collateral Loans or Eligible Investments or securities subject to transfer restrictions that do not permit such sale.

(c)           So long as no Event of Default has occurred and is continuing, if the Borrower shall not have given any investment directions pursuant to Section 8.2(b), the Collateral Agent shall seek instructions from the Borrower within one Business Day after transfer of such funds to the Collection Account. If the Collateral Agent does not thereupon receive written instructions from the Borrower within five Business Days after transfer of such funds to the Collection Account, the Collateral Agent shall again seek instructions from the Borrower. If the Collateral Agent does not receive written instructions from the Borrower within five Business Days after such second request, it shall invest and reinvest the funds held in the Collection Account, as fully practicable, in Eligible Investments. The Borrower agrees that it shall not give any instruction to invest such funds other than in accordance with, or subject to an exemption from, the EU Retention Requirements. After the occurrence and during the continuation of an Event of Default, if the Administrative Agent (at the direction of the Majority Lenders) shall not have given investment directions to the Collateral Agent pursuant to Section 8.2(b) for three consecutive days, the Collateral Agent shall seek instructions from the Administrative Agent. The Administrative Agent agrees that it shall not give any instruction to invest such funds other than in accordance with, or subject to an exemption from, the EU Retention Requirements. All interest and other income from such investments shall be deposited in the Collection Account, any gain realized from such investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account.

(d)           The Borrower (or the Services Provider on behalf of the Borrower) shall by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, transfer Principal Proceeds to the Future Funding Reserve Account on any Business Day on which amounts standing to the credit of the Future Funding Reserve Account do not equal or exceed the aggregate Unfunded Amount.

During the Reinvestment Period, the Borrower (or the Services Provider on behalf of the Borrower) may by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, (i) withdraw funds on deposit in the Collection Account representing Principal Proceeds and reinvest such funds in Collateral Loans as permitted under and in accordance with the requirements of Article X and such Borrower Order and (ii) apply Principal Proceeds to make a prepayment of the Loans in accordance with Section 2.7.

After the Reinvestment Period, the Borrower (or the Services Provider on behalf of the Borrower) may by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall apply Principal Proceeds received by the Borrower (before or after the end of the Reinvestment Period) towards (A) the purchase of Collateral Loans or (B) the payment or funding of Unfunded Amounts, in each case pursuant to commitments entered into by the Borrower prior to the end of the Reinvestment Period.

By Borrower Order, the Borrower (or the Services Provider on behalf of the Borrower) may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, pay from time to time on dates other than Quarterly Payment Dates from Interest Proceeds on deposit in the Collection Account, Administrative Expenses (which shall be payable in the order specified in the definition thereof); provided that the aggregate amount of Administrative Expenses paid in any Due Period (excluding Administrative Expenses paid on Quarterly Payment Dates pursuant to the Priority of Payments) shall not exceed the Retained Expense Amount determined on the immediately prior Quarterly Payment Date plus, without duplication, the Quarterly Cap applicable on the next Quarterly Payment Date.

(e)           The Collateral Agent shall transfer to the Payment Account for application pursuant to Section 9.1(a), on or about the Business Day (but in no event more than two Business Days) prior to each Quarterly Payment Date, any amounts then held in the Collection Account other than proceeds received after the end of the Due Period with respect to such Quarterly Payment Date.

(f)            The Collateral Agent may from time to time establish any additional accounts and/or subaccounts, which in each case shall be subject to the lien of the Collateral Agent for the benefit of the Secured Parties, deemed necessary by the Collateral Agent for convenience in administering the Collateral.

(g)           The Collateral Agent agrees to give the Borrower, the Services Provider, the Lenders prompt notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Collection Account or any funds on deposit therein, or otherwise to the credit of the Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(h)           At any time and from time to time the Borrower, or the Services Provider on the Borrower’s behalf, may deposit into the Collection Account funds not previously subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement; provided that (i) the requirements of Section 6.5 are complied with, if applicable, and (ii) upon such deposit into the Collection Account, such funds shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement. Any such deposit shall be irrevocable. The Borrower shall notify the Agents in writing of any such deposit prior to or contemporaneously therewith.

Section 8.3       Payment Account; Future Funding Reserve Account; Interest Reserve Account; Lender Collateral Account; Closing Expense Account.

(a)            Payment Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name “ORCC Financing IV LLC Payment Account, subject to the lien of State Street Bank and Trust Company, as Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Payment Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in trust for the benefit of the Secured Parties and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties. Except as provided in Sections 6.4 and 9.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of the Loans in accordance with their terms and the provisions of this Agreement and, upon Borrower Order or in accordance with the Payment Date Report, to pay fees, Administrative Agent Fees, Collateral Agent Fees, Collateral Administrator Fees, Document Custodian Fee, Administrative Expenses, Increased Costs and other amounts specified therein, each in accordance with (and subject to the limitations contained in) the Priority of Payments. The Collateral Agent agrees to give the Borrower, the Services Provider and the Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The amounts in the Payment Account shall remain uninvested.

(b)           Future Funding Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name “ORCC Financing IV LLC Future Funding Reserve Account, subject to the lien of State Street Bank and Trust Company, as Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Future Funding Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in trust for the benefit of the Secured Parties. The Collateral Agent shall maintain on deposit in the Future Funding Reserve Account an amount equal to (i) the aggregate Unfunded Amount as of such date (as identified by the Borrower, or the Services Provider on behalf of the Borrower) minus (ii) if such date is prior to the end of the Commitment Period, the excess (if any) of (x) the Total Revolving Commitment on such date over (y) the aggregate principal amount of the Revolving Loans outstanding on such date (the “Required Amount”), in accordance with Articles VIII and IX. The Borrower (or the Services Provider on behalf of the Borrower) shall by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, transfer Principal Proceeds to the Future Funding Reserve Account on any Business Day on which amounts standing to the credit of the Future Funding Reserve Account do not equal or exceed the Required Amount. By Borrower Order (which may be in the form of standing instructions), the Borrower (or the Services Provider on behalf of the Borrower) may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Future Funding Reserve Account as so directed solely in overnight funds that are Eligible Investments. The only permitted withdrawals from or applications of funds on deposit in, or otherwise to the credit of, the Future Funding Reserve Account shall, at the direction of the Borrower (or the Services Provider on behalf of the Borrower) be (i) to fund or pay Unfunded Amounts, (ii) at the election of the Borrower during the Reinvestment Period, to be applied as Principal Proceeds for use as is provided in this Agreement (including, without limitation, as provided in Section 9.1(a)(ii)) and (iii) after the Reinvestment Period, to the extent of any Excess Reserve Amount, to be applied as Principal Proceeds in accordance with Section 9.1(a)(ii). Notwithstanding the foregoing, the amount of all funds on deposit in the Future Funding Reserve Account on any date that exceeds the Required Amount on such date shall be transferred, at the direction of the Borrower (or the Services Provider on behalf of the Borrower) to the Collection Account on such date and applied as Principal Proceeds. For the avoidance of doubt, any amounts transferred from the Future Funding Reserve Account for application as Principal Proceeds as provided above shall be further invested in Collateral Loans (to the extent expressly permitted by the other provisions in this Agreement) or applied as Principal Proceeds in accordance with Section 9.1(a)(ii), in each case as expressly provided in this Agreement. The Collateral Agent agrees to give the Borrower and the Services Provider immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Future Funding Reserve Account or any funds on deposit therein, or otherwise to the credit of the Future Funding Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Any interest earned on Eligible Investments held in the Future Funding Reserve Account shall be applied as Interest Proceeds.

(c)            Interest Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated trust account in the name “ORCC Financing IV LLC Interest Reserve Account, subject to the lien of State Street Bank and Trust Company, as Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Interest Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement and maintained with the Securities Intermediary in accordance with the Account Control Agreement for the benefit of the Secured Parties. The only permitted deposits to or withdrawals from the Interest Reserve Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Interest Reserve Account other than in accordance with this Agreement and the Priority of Payments. On or prior to the Closing Date, the Borrower shall deposit or cause to be deposited $0 into the Interest Reserve Account. Amounts on deposit in the Interest Reserve Account will be invested in Eligible Investments selected by the Services Provider (on behalf of the Borrower), and earnings from all such investments will be deposited in the Collection Account as Interest Proceeds. On the first Quarterly Payment Date, funds in the Interest Reserve Account as of the related Collateral Report Determination Date will be applied as Interest Proceeds on such Quarterly Payment Date in accordance with the Priority of Payments, but solely to the extent that other Interest Proceeds are not available to satisfy all amounts described in Section 9.1(a)(i)(A) through (E). On the second Quarterly Payment Date, remaining funds in the Interest Reserve Account as of the related Collateral Report Determination Date will be applied as Interest Proceeds on such Quarterly Payment Date in accordance with the Priority of Payments and the Interest Reserve Account will be closed.

(d)           Lender Collateral Account.

(i)            The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated trust account in the name “ORCC Financing IV LLC Lender Collateral Account”, which shall be designated as the “Lender Collateral Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement and maintained with the Securities Intermediary in accordance with the Account Control Agreement for the benefit of the Secured Parties. The Collateral Agent shall have exclusive control over such account (and each subaccount thereof) and the sole right of withdrawal. The Lender Collateral Account may contain any number of subaccounts for the purposes described in this Section 8.3(d). The only permitted deposits to or withdrawals from the Lender Collateral Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Lender Collateral Account (or any subaccount thereof) other than in accordance with this Agreement.

(ii)           If any Revolving Lender shall at any time be required to deposit any amount in the Lender Collateral Account in accordance with Section 11.5(b)(i), then (x) the Collateral Agent shall create a segregated subaccount with respect to such Revolving Lender (the “Lender Collateral Subaccount” of such Revolving Lender) and (y) the Collateral Agent shall deposit all funds received from such Revolving Lender into such Lender Collateral Subaccount. The only permitted withdrawal from or application of funds credited to a Lender Collateral Subaccount shall be as specified in this Section 8.3(d). Amounts on deposit in Lender Collateral Subaccount will be invested in Eligible Investments selected by the Services Provider, and earnings from all such investments will be remitted to the applicable Lender to the extent such Lender has fully funded such Lender Collateral Subaccount.

(iii)          With respect to any Revolving Lender, the deposit of any funds in the applicable Lender Collateral Subaccount by such Revolving Lender shall not constitute a Borrowing by the Borrower and shall not constitute a utilization of the Revolving Commitment of such Revolving Lender, and the funds so deposited shall not constitute principal outstanding under the Revolving Loans. However, from and after the establishment of a Lender Collateral Subaccount, the obligation of such Revolving Lender to make Revolving Loans as part of any Borrowing under this Agreement shall be satisfied by the Collateral Agent withdrawing funds from such Lender Collateral Subaccount in the amount of such Revolving Lender’s Percentage Share of such Borrowing. All payments of principal from the Borrower with respect to Revolving Loans made by such Revolving Lender (whether or not originally funded from such Lender Collateral Subaccount) shall be made by depositing the related funds into such Lender Collateral Subaccount and all other payments from the Borrower (including without limitation all interest and Commitment Fees) shall be made to such Revolving Lender in accordance with the order specified in the Priority of Payments. The Collateral Agent shall have full power and authority to withdraw funds from each such Lender Collateral Subaccount at the time of, and in connection with, the making of any such Borrowing and to deposit funds into each such Lender Collateral Subaccount, all in accordance with the terms of and for the purposes set forth in this Agreement.

(iv)          Notwithstanding anything to the contrary herein, if on any Quarterly Payment Date (or on any other Business Day upon one Business Day’s prior written request from such Revolving Lender) the sum of the amount of funds on deposit in the Lender Collateral Subaccount exceeds such Revolving Lender’s Undrawn Commitment at such time (whether due to a reduction in the aggregate amount of the Revolving Commitments or otherwise), then the Collateral Agent shall remit to such Revolving Lender a portion of the funds then held in the related Lender Collateral Subaccount in an aggregate amount equal to such excess. Upon the termination of the Revolving Commitments (including following the occurrence of an Event of Default), the Collateral Agent shall promptly (and no later than one Business Day after such termination) remit to such Revolving Lender all of the funds then held in its related Lender Collateral Subaccount and shall terminate such account.

(v)           Except as otherwise provided in this Agreement, for so long as any amounts are on deposit in any Lender Collateral Subaccount, the Collateral Agent shall invest and reinvest such funds in Eligible Investments of the type described in clause (iv) of the definition thereof. Interest received on such Eligible Investments shall be retained in such Lender Collateral Subaccount and invested and reinvested as aforesaid. Any gain realized from such investments shall be credited to such Lender Collateral Subaccount and any loss resulting from such investments shall be charged to such Lender Collateral Subaccount. Neither the Borrower nor the Collateral Agent shall in any way be held liable by reason of any insufficiency of such Lender Collateral Subaccount resulting from any loss relating to any such investment.

(e)           Closing Expense Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name “ORCC Financing IV LLC Closing Expense Account, subject to the lien of the Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Closing Expense Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Closing Expense Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties. On or prior to the Closing Date, the Borrower shall deposit or cause to be deposited approximately $0 into the Closing Expense Account. On any Business Day during the period that the Closing Expense Account is open, the Collateral Agent shall apply funds from the Closing Expense Account, as directed by the Borrower (or the Services Provider on behalf of the Borrower), to pay fees and expenses of the Borrower incurred in connection with the structuring, consummation, closing and post-closing of the transaction contemplated by this Agreement. Upon the delivery, on any date that is at least 60 days after the Closing Date, of a Borrower Order instructing the Collateral Agent to close the Closing Expense Account, all funds in the Closing Expense Account will be deposited in the Collection Account as Interest Proceeds and the Closing Expense Account will be closed. By Borrower Order (which may be in the form of standing instructions), the Borrower (or the Services Provider on behalf of the Borrower) may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Closing Expense Account during a Due Period as so directed by the Borrower (or the Services Provider on behalf of the Borrower) in Eligible Investments. Any income earned on amounts deposited in the Closing Expense Account will be deposited in the Collection Account as Interest Proceeds as it is received. The Collateral Agent agrees to give the Borrower and the Services Provider immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Closing Expense Account or any funds on deposit therein, or otherwise to the credit of the Closing Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Closing Expense Account shall be in accordance with the provisions of this Section 8.3(e).

Section 8.4        Custodial Account.

(a)           The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name “ORCC Financing IV LLC Custodial Account, subject to the lien of the Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Custodial Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be maintained with the Securities Intermediary pursuant to the terms of the Account Control Agreement and over which the Collateral Agent shall have exclusive control, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Custodial Account shall be held by the Custodian for the benefit for the Collateral Agent for the benefit of the Secured Parties. Except in connection with a liquidation pursuant to Article VI, the only permitted withdrawal from the Custodial Account or in, or otherwise to the credit of, the Custodial Account shall be as directed, upon Borrower Order, in accordance with the provisions of Sections 8.5 and 8.6. The Collateral Agent agrees to give the Borrower, the Services Provider and the Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, has become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Custodial Account shall remain uninvested.

The Collateral Agent shall appoint a custodian (the “Custodian”) to act as a securities intermediary for purposes of this Agreement and the other Loan Documents. Initially, such Custodian shall be State Street Bank and Trust Company. Any successor custodian shall be a state or national bank or trust company which (i) is not an Affiliate of the Borrower, (ii) has a combined capital and surplus of at least U.S.$200,000,000, (iii) has a rating of at least “BBB+” by S&P and (iv) is a securities intermediary. If at any time the Custodian does not satisfy the conditions set forth in the foregoing sentence, the Borrower (subject to the consent of the Majority Lenders) shall appoint a replacement Custodian within 30 days of an Authorized Officer of the Borrower becoming aware of such circumstance. The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Custodian.

(b)           Except as otherwise provided in Sections 8.5 and 8.6, all right, title and interest of the Borrower in and to the Custodial Account, all related property, and all proceeds thereof shall be subject to the security interest of the Collateral Agent hereunder.

(c)           With respect to securities (including without limitation debt and equity securities, bonds, money market funds and mutual funds) issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Custodian to disclose to the issuers of such securities, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of such issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to such securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as the Custodian. Under the Act, a customer is either the “beneficial owner” or a “respondent bank”. The “customer” for purposes hereof shall mean the Borrower and each Lender, each of which shall be deemed to be the “beneficial owner” (as defined in the Act) of such securities to be held by the Custodian hereunder, and each of the Borrower and the Lenders hereby waives any objection to the disclosure of its name, address and securities position to any such issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Borrower and each Lender. Each of the Borrower and the Lenders may, by written notice to the Custodian, opt out of the waiver referred to in the foregoing sentence and elect not to consent to the disclosure referred to in the foregoing sentence. With respect to such securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.

(d)           At any time and from time to time the Borrower, or the Services Provider on the Borrower’s behalf, may deposit into the Custodial Account Collateral Loans and/or Eligible Investments not previously subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement; provided that (i) the requirements of Section 6.5 are complied with and (ii) upon such deposit into the Custodial Account, such assets shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement. Any such deposit shall be irrevocable. The Borrower shall notify the Agents in writing of any such deposit prior to or contemporaneously therewith.

Section 8.5       Acquisition of Collateral Loans and Eligible Investments. Each time that the Borrower acquires any Collateral Loan, Eligible Investment or other Collateral, the Borrower shall, if such Collateral Loan or Eligible Investment or other Collateral has not already been transferred to the Custodial Account, transfer or cause the transfer of such Collateral Loan or Eligible Investment and other Collateral to the Custodian to be held for the benefit of the Collateral Agent in accordance with the terms of this Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released. The security interest of the Collateral Agent shall nevertheless come into existence and continue in the Collateral Loans and Eligible Investments and other Collateral so acquired, including all rights of the Borrower in and to any Related Contracts and Collections with respect to such Collateral Loans and Eligible Investments and other Collateral.

Section 8.6        Release of Security Interest in Sold Collateral Loans and Eligible Investments; Release of Security Interests Upon Termination.

(a)           Upon any sale or other disposition of a Collateral Loan or Eligible Investment or other Collateral (or portion thereof) in accordance with the terms of this Agreement, the security interest of the Collateral Agent in such Collateral Loan or Eligible Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of), and in all Collections and rights under Related Contracts with respect to such Collateral Loan or Eligible Investment or other Collateral (but not in the proceeds of such sale or other disposition) shall, immediately upon the sale or other disposition of such Collateral Loan or Eligible Investment or other Collateral (or such portion), and without any further action on the part of the Collateral Agent, be released, except for the proceeds of such sale or other disposition and except to the extent of the interest, if any, in such Collateral Loan or Eligible Investment or other Collateral which is then retained by the Borrower or which thereafter reverts to the Borrower for any reason.

(b)           Upon the payment in full of the Obligations and termination of all Commitments hereunder, the Collateral shall be released from the liens created hereby and under the other Loan Documents, and this Agreement and all obligations of the Agents and each Lender hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower. At the request and sole expense of the Borrower following any such termination, the Administrative Agent and/or the Collateral Agent, as applicable, shall promptly deliver to the Borrower (or its designee) any Collateral held by such Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination. Any such release or termination shall be subject to the provision that the Obligations shall be reinstated if after such release or termination any portion of any payment in respect of the Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 8.7            Method of Collateral Transfer. Notwithstanding any other provision of this Agreement, each item of Collateral shall be delivered to the Custodian by:

(a)           with respect to such of the Collateral as constitutes an instrument, tangible chattel paper, a negotiable document (other than Related Contracts), or money, causing the Custodian to take possession of such instrument indorsed to the Custodian or in blank, or such money, negotiable document, or tangible chattel paper, in the State of New York separate and apart from all other property held by the Custodian;

(b)           with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Custodian to take possession of the related security certificate in the State of New York;

(c)           with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Custodian to take possession of the related security certificate in the State of New York or the Commonwealth of Massachusetts, indorsed to the Custodian or in blank by an effective indorsement, or registered in the name of the Custodian, upon original issue or registration of transfer by the issuer of such certificated security;

(d)           with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Custodian or its nominee for the account of the Custodian as the registered owner of such uncertificated security;

(e)           with respect to such of the Collateral as constitutes a security entitlement, causing the Securities Intermediary to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Custodial Account;

(f)            with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be established and maintained in the name of the Collateral Agent or the Custodian, as applicable, by a bank the jurisdiction of which for purposes of the UCC is the State of New York;

(g)           with respect to such of the Collateral as constitutes cash, causing such cash to be credited to a Covered Account that is a deposit account; and

(h)           taking such additional or alternative procedures as may hereafter become appropriate to grant a first priority, perfected security interest in such items of the Collateral to the Collateral Agent, consistent with Applicable Law or regulations.

If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered by the Collateral Agent holding such item in an account created and maintained in the name of the Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the Collateral Agent holds a first priority, perfected security interest in such item of Collateral.

The Borrower agrees to record and file after the Closing Date all appropriate UCC-1 financing statements, continuation statements, and other amendments, meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Secured Parties in the Collateral under the applicable UCC against all creditors of and purchasers from the Borrower. The Borrower promptly shall deliver file-stamped copies of such UCC-1 financing statements, continuation statements, and amendments to the Agents.

In connection with each transfer of an item of Collateral to the Collateral Agent and/or the Custodian, the Collateral Agent or the Custodian, as applicable, shall make appropriate notations on its records indicating that such item of the Collateral is held for the benefit of the Secured Parties pursuant to and as provided in this Agreement and the other Loan Documents. Effective upon the transfer of an item of Collateral to the Collateral Agent and/or the Custodian, the Collateral Agent or the Custodian, as applicable, shall be deemed to acknowledge that it holds such item of Collateral as Collateral Agent or as Custodian, as applicable, under this Agreement and the other Loan Documents for the benefit and security of the Secured Parties.

Notwithstanding any other provision of this Agreement, the Collateral Agent shall not hold any item of Collateral through an agent except as expressly permitted by this Section 8.7.

Section 8.8       Continuing Liability of the Borrower. Notwithstanding anything herein to the contrary, the Borrower shall remain liable under each Related Contract, interest and obligation included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the security interest of the Collateral Agent in any Collateral. None of the Collateral Agent, the Document Custodian, the Custodian or any Secured Party shall have any obligation or liability under any such Related Contract, interest or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent, the Document Custodian, the Custodian or any Secured Party of any payment relating to any such Related Contract, interest or obligation pursuant hereto, nor shall the Collateral Agent, the Document Custodian, the Custodian or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Related Contract, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

Section 8.9        Reports.

(a)           The Collateral Administrator shall deliver or make available to the Borrower by 11:00 a.m. (New York time) on each Business Day a report describing all Money (including but not limited to a breakdown of all such amounts into Interest Proceeds and Principal Proceeds) and other property received by it pursuant to the terms of this Agreement and the other Loan Documents on the preceding Business Day (the “Daily Report”). If any Money or property shall be received by the Collateral Agent on a day that is not a Business Day, the Collateral Administrator shall deliver the Daily Report with respect thereto to the Borrower on the next Business Day.

(b)           The Collateral Administrator shall compile and provide, subject to the Collateral Administrator’s receipt from the Services Provider, the Borrower or the Administrative Agent, as applicable, such information with respect to the Collateral Loans and Eligible Investments to the extent not maintained or in the possession of the Collateral Administrator, the Collateral Report and the Payment Date Report in accordance with Exhibit D and Exhibit E hereof, respectively, and prepare drafts of such Collateral Report and Payment Date Report and provide such drafts to the Services Provider for review and approval; provided that each such draft is to be provided no later than four days prior to the date the Collateral Report or the Payment Date Report, as applicable, is due. The Borrower shall cause the Services Provider to review and confirm the calculations made by the Collateral Administrator in such Collateral Report or Payment Date Report within one Business Day prior to the due date of the Collateral Report or the Payment Date Report.

The Services Provider, the Administrative Agent, the Collateral Agent and the Borrower shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of Collateral Reports and Payment Date Reports. The Services Provider shall review and verify the contents of the aforesaid reports, instructions, statements and certificates, and upon verification shall make such reports available to S&P. Upon receipt of approval from the Services Provider, the Collateral Administrator shall transmit the same to the Borrower and shall make such reports available to the Administrative Agent and each Lender.

(c)           The Collateral Administrator may conclusively rely on and without any investigation, information provided by the Services Provider, Borrower and Administrative Agent in preparation of the Collateral Report and Payment Date Report. Nothing herein shall obligate the Collateral Administrator to review or examine such information for accuracy, correctness or validity.

The Collateral Administrator will make the Collateral Report and Payment Date Report available via its internet website. The Collateral Administrator’s internet website shall initially be located at http://www.mystatestreet.com. The Collateral Administrator may change the way such statements are distributed. As a condition to access to the Collateral Administrator’s internet website, the Collateral Administrator may require registration and the acceptance of a disclaimer. The Collateral Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Collateral Report and the Payment Date Report which the Collateral Administrator disseminates in accordance with this Agreement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(d)           Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral Loan is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons as provided herein.

(e)           The Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Services Provider or the Borrower or the Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f)            If, in performing its duties under this Section 8.9 in connection with compiling and delivering reports, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Services Provider, acting on behalf of the Borrower, as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within three Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such three-Business Day period except to the extent it has already taken, or committed itself to take action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

ARTICLE IX

APPLICATION OF MONIES

Section 9.1             Disbursements of Funds from Payment Account.

(a)           Notwithstanding any other provision of this Agreement other than Section 6.4, but subject to the other subsections of this Section 9.1 and Article II (with respect to optional repayment of Loans), on each Quarterly Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 8.2(e) as follows and for application in accordance with the following priorities (the “Priority of Payments”):

(i)            On each Quarterly Payment Date, prior to the distribution of any Principal Proceeds, Interest Proceeds shall be applied as follows:

(A)          to the payment of the following amounts in the following priority (without duplication): (1) Taxes (but not including any accrued and unpaid Increased Costs), registration and filing fees then due and owing by the Borrower, (2) accrued and unpaid Administrative Expenses in the order set forth in the definition thereof and (3) on any Quarterly Payment Date other than the final Quarterly Payment Date, to the retention in the Collection Account of an amount equal to the Retained Expense Amount for such Quarterly Payment Date; provided that the aggregate amount of payments under this clause (A)(2) and (3) shall not exceed on any Quarterly Payment Date the sum of (a) the Quarterly Cap plus (b) the Retained Expense Amount determined on the immediately prior Quarterly Payment Date less (c) Administrative Expenses paid pursuant to Section 8.2(d) during the Due Period relating to such Quarterly Payment Date;

(B)           if the Borrower is party to any Interest Hedge Agreements, to the payment of any amounts owing by the Borrower to the Interest Hedge Counterparties thereunder (exclusive of any early termination or liquidation payment owing by the Borrower by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);

(C)           unless deferred by the Services Provider (or its designee), to the payment to the Services Provider (or its designee) of all due and unpaid Senior Services Fees that have not been deferred on prior Quarterly Payment Dates;

(D)          to the Lenders for payment (on a pro rata basis) of accrued interest and solely to the Revolving Lenders in respect of their Revolving Loans, Commitment Fees (ratably in proportion to their respective Percentage Shares) on the Loans due on such Quarterly Payment Date (excluding the additional two percent of interest payable at the Post-Default Rate);

(E)           if any of the Coverage Tests are not satisfied as of the related Calculation Date, to the prepayment of principal of the Loans (to be allocated to the Loans according to the Principal Allocation Formula) until such tests satisfied;

(F)           to the payment of amounts described in clause (A) above to the extent not paid thereunder (without regard to any cap or limitation);

(G)           first, to the payment of amounts described in clause (D) above to the extent not paid thereunder, and second, to the payment of any Lender’s Increased Costs;

(H)          to the payment to the Services Provider (or its designee) of any previously deferred Senior Services Fees that the Services Provider elects to be paid on such Quarterly Payment Date by notice to the Collateral Agent prior to the related Calculation Date;

(I)            unless deferred by the Services Provider (or its designee), to the payment to the Services Provider (or its designee) of (1) all due and unpaid Subordinated Services Fees that have not been deferred on prior Quarterly Payment Dates and (2) any previously deferred Subordinated Services Fees that the Services Provider elects to be paid on such Quarterly Payment Date by notice to the Collateral Agent prior to the related Calculation Date;

(J)            if the Borrower is party to any Interest Hedge Agreements, to any amounts owing by the Borrower to the Interest Hedge Counterparties under such Interest Hedge Agreements to the extent not paid under clause (B) above (without regard to any cap or limitation);

(K)          all remaining Interest Proceeds:

(1)                during the Reinvestment Period, at the sole discretion of the Services Provider, either (i) to the Borrower for payment as directed by the Borrower, including as to make a distribution to the Parent under the Equity Interest held by the Parent in the Borrower; (ii) to the Collection Account to be applied as Principal Proceeds for the purchase of additional Collateral Loans, (iii) to be applied to prepay the principal of the Loans pursuant to Section 2.7, and/or (iv) for deposit into the Future Funding Reserve Account; and

(2)                after the Reinvestment Period, to the Borrower or for payment as directed by the Borrower, either to (i) make a distribution to the Parent under the Equity Interest held by the Parent in the Borrower; or (ii) prepay the principal of the Loans pursuant to Section 2.7.

(ii)           On each Quarterly Payment Date, following the distribution of all Interest Proceeds as set forth in Section 9.1(a)(i) above, Principal Proceeds (other than Principal Proceeds previously reinvested in Collateral Loans or otherwise designated by the Borrower for application pursuant to the parenthetical contained in Section 8.2(a)(ii) or otherwise to provide for any Unsettled Amount shall be applied as follows; provided that after giving effect to any such payment no Commitment Shortfall would exist (and, to the extent that any Commitment Shortfall would exist, Principal Proceeds shall first be deposited in the Future Funding Reserve Account in the amount needed to eliminate such Commitment Shortfall):

(A)          to the payment of unpaid amounts in items (A) through (E) in Section 9.1(a)(i) above (in such order of priority stated therein);

(B)           during the Reinvestment Period, all remaining Principal Proceeds, at the sole discretion of the Services Provider:

(1)                to the Collection Account for the purchase of additional Collateral Loans;

(2)                to be applied to prepay the principal of the Loans pursuant to Section 2.7; and/or

(3)                to be deposited into the Future Funding Reserve Account;

(C)           after the Reinvestment Period,

(1)                first, to be applied to the payment of principal and other obligations on the Loans until repaid in full;

(2)                second, to the payment of amounts referred to in items (F) through (J) in Section 9.1(a)(i) above, in the priority set forth therein but only to the extent not paid in full thereunder; and

(3)                third, to the Borrower or for payment as directed by the Borrower, including to make a distribution to the Parent under the Equity Interest held by the Parent in the Borrower.

(b)           If on any Quarterly Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required pursuant to any clause in the Priority of Payments, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.1(a) and ratably or in the order provided within a clause, as applicable, in accordance with the respective amounts owing under any such clause, to the extent funds are available therefor.

(c)           On each Quarterly Payment Date, the Collateral Administrator (on behalf of the Borrower) shall deliver to the Administrative Agent, the Collateral Agent, the Services Provider and S&P (so long as S&P is rating the Loans) a report (the “Payment Date Report”) containing the information described in Exhibit E hereto pursuant to Section 8.9 specifying the amount of Interest Proceeds (and, of such amount, the amount of Fee Proceeds) and Principal Proceeds received during the preceding Due Period and the amounts to be applied to each purpose set forth in Section 9.1(a). The information in each Payment Date Report shall be determined as of the Calculation Date immediately preceding the applicable Quarterly Payment Date. For the avoidance of doubt, in any month in which a Quarterly Payment Date occurs, the Collateral Report and the Payment Date Report may be combined into a single report.

(d)           In the event that the Services Provider obtains actual knowledge of or receives written notice that any Interest Hedge Counterparty defaults in the payment of its obligations to the Borrower under any Interest Hedge Agreement on the payment date therefor, the Services Provider shall notify the Borrower which shall (or the Services Provider on behalf of the Borrower shall) make a demand on such Interest Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:00 noon, New York time, on the next Business Day. The Services Provider shall give notice to the Lenders, the Administrative Agent, S&P, the Borrower and the Collateral Agent upon the continuing failure by such Interest Hedge Counterparty (or applicable guarantor) to perform its obligations for one Business Day following a demand made by the Borrower (or the Services Provider on behalf of the Borrower) on such Interest Hedge Counterparty.

ARTICLE X

SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA; CONDITIONS TO SALES AND PURCHASES

Section 10.1           Sale of Collateral Loans.

(a)           Sales, Substitutions and Assignments. Provided that no Event of Default has occurred and is continuing (except for sales pursuant to clauses (i), (iii), (iv), (vi) or (viii) below which shall be permitted during the continuance of an Event of Default but only so long as the Majority Lenders have provided their written consent thereto pursuant to Section 6.2(a)) and subject to the satisfaction of the conditions specified in this Agreement, including without limitation Sections 5.33, 10.1(b) and 10.1(c), the Borrower or the Services Provider (on behalf of the Borrower) may direct the Collateral Agent in writing to sell, and the Collateral Agent shall sell or substitute in the manner directed by the Borrower or the Services Provider (on behalf of the Borrower) in writing, any Collateral Loan or other loan included in the Collateral (including (x) subject to Section 10.1(b), the sale by participation of all or a portion of the Borrower’s interest in any Collateral Loan or other loan and (y) without limitation, the sale by assignment of a portion of the Borrower’s interest in any Collateral Loan or other loan); provided that (x) such sale meets the requirements of any one of clauses (i) through (viii) of this Section 10.1(a) and (y) such substitution shall meet the requirements of clause (vii) of this Section 10.1(a), each of which requirements shall be satisfied upon receipt by the Collateral Agent of a trade ticket or other direction to sell or substitute (which shall be deemed to be a representation and certification from the Borrower or the Services Provider that such conditions are satisfied):

(i)            Credit Risk Loans. The Borrower or the Services Provider (on behalf of the Borrower) may direct the Collateral Agent in writing to sell any Credit Risk Loan at any time during or after the Reinvestment Period without restriction.

(ii)           Credit Improved Loans. The Borrower or the Services Provider (on behalf of the Borrower) may direct the Collateral Agent in writing to sell any Credit Improved Loan either:

(A)          at any time if the Sale Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Loan; or

(B)          during the Reinvestment Period if the Borrower, or the Services Provider in compliance with the Servicing Standard, reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale in one or more additional Collateral Loans with an Aggregate Principal Balance (together with any Collateral (which, for the avoidance of doubt, may be Collateral Loans or Cash) contributed (which contribution shall be irrevocable) by the Borrower or the Services Provider on the Borrower’s behalf prior to such sale) at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Loan within 30 Business Days of such sale.

(iii)          Defaulted Loans. The Borrower or the Services Provider (on behalf of the Borrower) may direct the Collateral Agent in writing to sell any Defaulted Loan at any time during or after the Reinvestment Period without restriction.

(iv)          Equity Securities. The Borrower or the Services Provider (on behalf of the Borrower) shall use its commercially reasonable efforts to effect the sale of any Equity Security within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by Applicable Law, in which case such Equity Security shall be sold as soon as such sale is permitted by Applicable Law.

(v)           Discretionary Sales. The Borrower or the Services Provider on behalf of the Borrower may at any time direct the Collateral Agent in writing to sell any Collateral Loan that is not covered by another provision of this Section 10.1; provided that such sale shall be permitted only so long as (A)(i) the Aggregate Principal Balance of all such Collateral Loans (excluding (v) Equity Securities, (w) CCC Collateral Loans that at the time of the commitment to sell constituted CCC Excess, (x) Post-Transition S&P CCC Collateral Loans, (y) Credit Risk Loans and (z) Defaulted Loans) sold during the preceding period of twelve calendar months (or, for the first twelve calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 25% of Total Capitalization, as of the first day of such twelve calendar month period (or as of the Closing Date, as the case may be) or (ii) such sale is in connection with a Permitted Securitization (including, for the avoidance of doubt, sales to an Affiliate of the Borrower that is not the issuer or debtor in the Permitted Securitization in amounts necessary to satisfy the requirements of sub-clause (x) of clause (b) of the definition of Permitted Distribution), (B) such Loan is sold for a price not less than its Principal Balance (unless the Borrower has received a capital contribution in an amount equal to the excess of such Principal Balance over such sale price); provided that this clause (B) shall not apply during the Reinvestment Period so long as before and immediately after giving effect to such sale the Overcollateralization Ratio is not less than 176.76% and (C) after giving effect to such sale, the requirements of Section 5.37 are satisfied as of such date. Any written direction given by the Borrower or the Services Provider on behalf of the Borrower to the Collateral Agent that pursuant to this clause (v) shall be deemed a representation and certification by the Borrower or the Services Provider on behalf of the Borrower to the Collateral Agent this clause (v) has been satisfied.

(vi)          Mandatory Sales. The Borrower or the Services Provider (on behalf of the Borrower) shall use its commercially reasonable efforts to effect the sale of any Collateral Loan (other than Defaulted Loans) that no longer meets the criteria described in clause (n) in the definition of “Collateral Loan,” within 18 months of the failure of such Collateral Loan to meet any such criteria (unless (1) the Rating Condition is satisfied or (2) the Borrower or the Services Provider determines that such sale would not be in the best interests of the Lenders).

(vii)         [Reserved].

(viii)        Sales in Connection with Payment in Full and Termination of the Facility. The Borrower, or the Services Provider on behalf of the Borrower, may direct the Collateral Agent in writing to sell, assign or transfer all or any portion of the Collateral in connection with the payment in full of all of the Obligations (other than any unasserted Contingent Obligations) and the payment of any other amounts required to be paid pursuant to the Priority of Payments; provided that the proceeds from any such sale, assignment or transfer directed pursuant to this Section 10.1(a)(viii) are sufficient to pay in full all of the Obligations (other than any unasserted Contingent Obligations) and any other amounts required to be paid pursuant to the pursuant to the Priority of Payments (as certified to the Collateral Agent by the Borrower). For the avoidance of doubt, the Borrower, or the Services Provider on behalf of the Borrower, may only direct such sales, assignments or transfers contemplated by this Section 10.1(a)(viii) if no Enforcement Event (as defined in Section 6.2(b)) has occurred and is continuing at such time.

(b)           Participations. The Borrower may not sell a participation interest in a Revolving Collateral Loan or a Delayed Funding Loan.

(c)           Sales for Cash of Collateral Loans. All sales of Collateral Loans or any portion thereof pursuant to this Section 10.1 shall be for Cash on a non-recourse basis, which shall be deemed Principal Proceeds for all purposes hereunder; provided that if such sale is in connection with a Permitted Securitization pursuant to Section 10.1(a)(v), a portion of the purchase price equal to the amount of Permitted Distribution that the Borrower may distribute to the Parent in accordance with Section 5.29 may be paid by means of proper accounting entries being entered upon the accounts and records of the Permitted Securitization’s issuer, the Borrower and Parent to evidence the purchase of subordinated notes by the Parent from the Permitted Securitization’s issuer in the amount of such Permitted Distribution, netted against the purchase of Collateral Loans by the Permitted Securitization’s issuer from the Borrower in the amount of such Permitted Distribution netted against such Permitted Distribution by the Borrower to the Parent.

(d)           Repurchase or Substitution of Warranty Collateral Loans. In the event of a breach of Section 4.10, Section 4.14 or Section 4.19 or of a material breach of any other representation, warranty, undertaking or covenant set forth in Article IV or Article V with respect to a Collateral Loan (each such Collateral Loan, a “Warranty Collateral Loan”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Borrower or the Services Provider and (y) receipt by the Borrower or the Services Provider of written notice thereof given by the Administrative Agent, the Borrower shall cause the Seller to either (a) repurchase such Warranty Collateral Loans at the applicable Repurchase Price or (b) substitute for such Warranty Collateral Loan one or more Collateral Loans with an aggregate Principal Balance at least equal to the Repurchase Price of the Warranty Collateral Loan(s) being replaced; provided, that no such repurchase or substitution shall be required to be made with respect to any Warranty Collateral Loan (and such Collateral Loan shall cease to be a Warranty Collateral Loan) if, on or before the expiration of such 30-day period, either (i) the representations, warranties, undertakings and covenants set forth in Article IV and Article V with respect to such Warranty Collateral Loan shall be made true and correct in all material respects with respect to such Warranty Collateral Loan as if such Warranty Collateral Loan had become part of the Collateral on such day, as applicable, or (ii) the Overcollateralization Ratio Test is satisfied.

Section 10.2          Eligibility Criteria. Unless otherwise specified herein, on and after the Closing Date but solely during the Reinvestment Period, a debt obligation will be eligible for purchase (including in connection with a substitution pursuant to Section 10.1) by the Borrower and inclusion in the Collateral only if as evidenced by an officer’s certificate of an Authorized Officer of the Borrower (or the Services Provider on behalf of the Borrower) delivered to the Collateral Agent, the Eligibility Criteria are satisfied at the time such debt obligation is purchased (on a trade date basis), after giving effect to the inclusion of such debt obligation.

Section 10.3          Conditions Applicable to all Sale and Purchase Transactions. Any transaction effected under this Article X or in connection with the acquisition, disposition or substitution of any asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Services Provider (or with an account or portfolio for which the Services Provider or any of its Affiliates serves as investment adviser), shall be effected in accordance with Section 5.33.

ARTICLE XI

CHANGE IN CIRCUMSTANCES

~~Section 11.1          Basis for Determining Interest Rate Inadequate or Unfair. In the case of Eurodollar Rate Loans, if on or prior to the first day of any Interest Period:~~

~~(a)           the Administrative Agent is unable to obtain a quotation for the London Interbank Offered Rate as contemplated by Section 2.5, or~~

~~(b)       the Majority Lenders advise the Administrative Agent that as a result of changes arising after the date of this Agreement the London Interbank Offered Rate they have determined, in their commercially reasonable judgment, that a material disruption to LIBOR or a change in the methodology of calculating LIBOR has occurred or the Majority Lenders advise the Administrative Agent that as a result of changes arising after the date of this Agreement the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Eurodollar Rate Loans for such Interest Period, in each case the Administrative Agent shall forthwith give notice thereof (by telephone confirmed in writing) to the Borrower, the Lenders and the Collateral Agent, whereupon until the Administrative Agent notifies the Borrower and the Collateral Agent that the circumstances giving rise to such suspension no longer exist, the obligations (if any) of the Lenders to make Eurodollar Rate Loans shall be suspended, except in the case of Eurodollar Rate Loans required to fund Exposure Amounts; provided that such Lenders shall instead fund Base Rate Loans (or in the case of outstanding Loans, such Loans will be converted to Base Rate Loans at the end of such Interest Period), which Base Rate Loans shall convert to Eurodollar Rate Loans immediately upon the cessation of such circumstances.~~

~~If at any time the Administrative Agent or the Borrower reasonably determines that (A)(i) the circumstances set forth in clause (b) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (b) have not arisen but the supervisor for the administrator (of any) of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (b) a rate other than LIBOR has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (in consultation with the Borrower) choose a replacement index for LIBOR and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR-based interest rate in effect prior to its replacement.~~

~~The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate, which replacement rate shall be (x) a comparable or successor floating rate that is, at such time, broadly accepted by the syndicated loan market for loans denominated in Dollars in lieu of the London Interbank Offered Rate as determined by the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed) or (y) if no such broadly accepted comparable successor rate exists at such time, a successor index rate as the Administrative Agent may determine with the consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed); provided that (i) any such successor rate shall be applied by the Administrative Agent in a manner consistent with market practice and (ii) to the extent such market practice is not administratively feasible for the Administrative Agent, such successor rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 12.5), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the 5th Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such 5th Business Day, a written notice from the Majority Lenders stating that such Lenders object to such amendment.~~

~~Until an amendment reflecting a new replacement index in accordance with this Section 11.1 is effective, each advance, conversion and renewal of a Loan will continue to bear interest with reference to LIBOR; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Loans shall accrue interest at the Alternate Base Rate plus the Applicable Margin until such time as an amendment reflecting a replacement index and related matters as described above is implemented.~~

~~Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement~~

Section 11.1 (a) Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then:

(x)            if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and

(y)           if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower and the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Borrower or the Lenders comprising the Majority Lenders.

(b)           In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)           The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to Section 11.1 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to Section 11.1.

(d)           Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)                Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any Loan Request for a Loan, conversion to or continuation of Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such Loan Request into a request for a Loan of or conversion to the Alternate Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

(f)                 Other than with respect to a Benchmark Transition Event or an Early Opt-in Election or under the circumstances described in clause (h) below, if the Administrative Agent determines, for any proposed Interest Period, that: (i) deposits in Dollars are not being offered to banks in the applicable offshore market for the applicable amount and Interest Period of any Loan; or (ii) LIBOR does not adequately or fairly reflect the cost to the Lenders of funding or maintaining any Loan, then: (A) the Administrative Agent shall forthwith notify the Lenders and the Borrower; and (B) while such circumstances exist, none of the Lenders shall allocate any Loans made during such period, or reallocate any Loans allocated to any then-existing Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to LIBOR. If, with respect to any outstanding Interest Period, a Lender notifies the Administrative Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Loans or that LIBOR applicable to such Loans will not adequately reflect the cost to the Person of funding or maintaining such Loans for such Interest Period, then: (x) the Administrative Agent shall forthwith so notify the Borrower and the Lenders; and (y) upon such notice and thereafter while such circumstances exist, the applicable Lender shall not make any Loans during such period or reallocate any Loans allocated to any Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to LIBOR; provided that, (I) if the forgoing notice relates to Loans that are outstanding, such Loans shall be converted Loans of the Alternate Base Rate only on the last day of the then-current Interest Period, and (II) upon receipt of such notice, the Borrower may revoke any outstanding Loan Requests for Loans.

Section 11.2           Illegality. If, on or after the date of this Agreement, the adoption of any Applicable Law, rule or regulation, or any change in any Applicable Law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender in good faith with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Rate Loans (if any) and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof (by telephone confirmed in writing) to the Lenders, the Collateral Agent and the Borrower, whereupon until such Lender notifies the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Rate Loans (if any) shall be suspended (provided that such Lender shall instead fund Base Rate Loans (or in the case of outstanding Loans, such Loans will be converted to Base Rate Loans at the end of such Interest Period, or sooner if required by law). Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and would not be otherwise disadvantageous to such Lender. If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain Eurodollar Rate Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender becomes aware of such change in circumstances, notify the Borrower, the Collateral Agent and the Administrative Agent and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Rate Loans shall be reinstated.

Section 11.3        Increased Cost and Reduced Return.

(a)           If, on or after the date hereof, the adoption of any Applicable Law, rule or regulation, or any change in any Applicable Law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Federal Reserve Board, special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Eurodollar Rate Loans, its Notes evidencing Eurodollar Rate Loans, or its obligation to make Eurodollar Rate Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto (other than any increased costs on account of (x) Taxes imposed on or with respect to a payment hereunder, (y) Taxes described in clauses (ii) through (iv) of the definition of “Excluded Taxes” and (z) Connection Income Taxes), such additional amount or amounts as will compensate such Lender for such increased cost or reduction shall constitute “Increased Costs” payable by the Borrower pursuant to Sections 9.1(a) and 6.4; provided that such amounts shall be no greater than that which such Lender is generally charging other borrowers similarly situated to Borrower.

(b)           If any Lender shall have determined that, after the date hereof, the adoption of any Applicable Law, rule or regulation regarding liquidity or capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand (which demand shall set forth in reasonable detail the basis for such demand for compensation) by such Lender (with a copy to the Administrative Agent, the Collateral Agent and S&P), such additional amount or amounts as will compensate such Lender for such reduction (to the extent funds are available therefor in accordance with the Priority of Payments) shall constitute “Increased Costs” payable by the Borrower pursuant to Sections 9.1(a) and 6.4.

(c)           Each Lender will promptly notify the Borrower, the Collateral Agent and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 11.3 and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be delivered in connection with any request for compensation and shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation under this Section 11.3 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 11.3 for any increased costs or reductions incurred more than six months prior to the date on which the applicable Lender notifies the Borrower; provided that if the event giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

(d)           Notwithstanding anything to the contrary contained herein, all requests, rules, guidelines, requirements and directives promulgated (i) by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Committee of European Banking Supervisors or the United States or foreign regulatory authorities, in each case, pursuant to Basel III or similar capital requirements directive existing on the Closing Date impacting European banks and other regulated financial institutions, (ii) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and (iii) in connection with the EU Retention Requirements shall, in each case, be deemed to be a change or adoption of any law, rule or regulation for purposes of this Section 11.3, regardless of the date enacted, adopted, issued or implemented; provided, however, that the Borrower shall not be responsible for any increased costs relating to the EU Retention Requirements so long as the Retention Provider is in compliance with the requirements set forth in the Retention Letter.

(e)           Notwithstanding anything to the contrary in this Section 11.3, the Borrower shall not be required to pay amounts to any Lender under this Section 11.3 to the extent such amounts would be duplicative of amounts payable by the Borrower under Section 11.4. To the extent the Borrower is required to pay any Lender additional amounts or indemnify any Lender in respect of Taxes or Other Taxes pursuant to Section 11.4, the provisions of Section 11.4 shall control.

(f)            For the avoidance of doubt, the Borrower shall not be obligated to pay additional amounts to a Lender pursuant to clauses (a) or (b) of this Section 11.3 to the extent any such additional amounts are attributable to a failure by a Lender to comply with its obligations under the EU Retention Requirements that are within its control.

Section 11.4          Taxes.

(a)           Except as required by Applicable Law, any and all payments by or on behalf of the Borrower to or for the account of any Lender or any Agent under any Loan Document shall be made without deduction or withholding for any Taxes. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 11.4(a)) the applicable Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Borrower shall furnish to the Collateral Agent and the Administrative Agent at their respective addresses set forth on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof or, if a receipt is not available, such other evidence of payment as may be reasonably acceptable to such Lender, the Administrative Agent or the Collateral Agent.

(b)           The Borrower agrees to pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the applicable Agent reimburse it for payment of, any Other Taxes.

(c)           (i)            The Borrower agrees to indemnify each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes, imposed or asserted on or attributable to amounts payable under this Section 11.4) paid or payable by such Lender (as the case may be). This indemnification shall be made within ten days from the date such Lender (as the case may be) makes demand therefor accompanied by evidence reasonably satisfactory to the Borrower establishing liability for such Taxes.

(ii)           Each Lender shall severally indemnify the Collateral Agent and the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Collateral Agent or the Administrative Agent (as the case may be) for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Collateral Agent or the Administrative Agent (as the case may be) in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This indemnification shall be made within ten days from the date the Collateral Agent or the Administrative Agent (as the case may be) makes demand therefor accompanied by evidence reasonably satisfactory to the relevant Lender establishing liability for such Taxes.

(d)           (i)            Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and any Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or any Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 11.4(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and any Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and any Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               executed copies of IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)               to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner.

(C)           In addition to the foregoing requirements of this Section 11.4(d), each Foreign Lender shall, to the extent it is legally entitled to do so and as would not materially prejudice its commercial position, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), deliver to the Borrower and such Agent (in such number of copies as shall be requested by the recipient) executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with any required supplementary information as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(D)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and any Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender hereby agrees that if any form or certification such Lender previously delivered pursuant to this Section 11.4(d) expires or becomes obsolete or inaccurate in any respect, such Lender shall update such form or certification or notify the Borrower and the Agents in writing of its legal inability to do so, in each case promptly after such form or certification so expires or becomes obsolete.

(e)           If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 11.4, then such Lender will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, does not otherwise cause such Lender to incur additional costs or legal or regulatory burdens that the Lender considers in its good faith reasonable judgment to be material. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(f)            If a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified under this Section 11.4 (including by the payment of additional amounts pursuant to this Section), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made or additional amounts paid under this Section 11.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will a Lender be required to pay an amount to the Borrower pursuant to this clause (f) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g)           Notwithstanding anything to contrary contained in this Section 11.4, all payments made to a Lender pursuant to this Section 11.4 shall only be made to the extent funds are available in accordance with the Priority of Payments.

(h)           Each party’s obligations under this Section 11.4 shall survive the resignation or replacement of the Collateral Agent or the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 11.5           Replacement of Lenders.

(a)           (x) If and for so long as any Lender is (1) a Downgraded Lender (subject to clauses (b) and (c) below), (2) a Defaulting Lender, (3) requesting compensation under Section 11.3 or (4) unable to make Loans under Section 11.2, (y) if the Borrower is required to pay any additional amount to such Lender or any authority for the account of such Lender pursuant to Section 11.4 or (z) if and for so long as the obligations of any Lender under this Agreement are the subject of a Bail-In Action, then the Borrower may, at its sole expense and effort, upon notice to such Lender, the Agents and S&P, direct such Lender to assign and delegate (and such Lender shall comply with such direction but shall have no obligation to search for, seek, designate or otherwise try to find, an assignee), without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights and obligations under this Agreement and the Notes to a financial institution that is (I) eligible to purchase the replaced Lender’s Loans under the terms hereof, (II) not prohibited by any Applicable Law from making such purchase and (III) not the subject of a Bail-In Action with respect to its obligations hereunder (such purchaser, an “Approved Purchaser”), which shall assume such obligations (and which may be another Lender, if such other Lender accepts such assignment); provided that:

(i)            such assigning Lender shall have received payment of an amount equal to the aggregate outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under its Note (including any amounts under Section 2.8) from such Approved Purchaser (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii)           in the case of any such assignment or delegation resulting from a claim for compensation under Section 11.3 or payments required to be made pursuant to Section 11.4, such assignment or delegation will result in a reduction in such compensation or payments thereafter;

(iii)          such assignment or delegation does not conflict with any Applicable Law; and

(iv)          such Approved Purchaser shall deliver to the Borrower a notice of whether such Lender will be a CP Lender and, if so, the basis of the interest payable to such Approved Purchaser.

(b)           If and for so long as any Lender is a Downgraded Lender or a Defaulting Lender hereunder:

(i)             in the case of a Downgraded Lender, it holds any portion of the Revolving Commitments that remain in effect, then, as soon as practicable and in any event within 30 days after becoming a Downgraded Lender, (x) it shall deposit an amount equal to its Undrawn Commitments at such time into the Lender Collateral Account and (y) all principal payments in respect of the Loans which would otherwise be made to such Downgraded Lender shall be diverted to the Lender Collateral Subaccount of such Downgraded Lender in accordance with Section 8.3(d), and any amounts in such Lender Collateral Subaccount shall be applied to any future funding obligations of such Downgraded Lender; and

(ii)            in the case of a Defaulting Lender, (x) the Commitment and Loans of any such Defaulting Lender shall not be included in determining whether the Majority Lenders or Majority Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.5); provided that (i) a Defaulting Lender’s vote shall be included with respect to any action hereunder relating to any change that would require the consent of each Lender or each affected Lender under Section 12.5 (to the extent such Defaulting Lender is such an affected Lender) and (ii) a Defaulting Lender shall retain its voting rights if such Defaulting Lender is the only Lender, which vote shall not be unreasonably withheld, conditioned or delayed, and (y) no Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which time that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender during such time).

(c)           Notwithstanding anything in Section 11.5(a) to the contrary, (i) a Lender shall not be required to make any assignment or delegation referred to in Section 11.5(a) if, prior thereto, as a result of a waiver by such Lender or the Borrower or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply and such Lender gives notice thereof to the Borrower and (ii) the Borrower may not require a Downgraded Lender to make any such assignment or delegation during the 30-day period referred to in clause (b)(i) above or at any time that a Downgraded Lender is in compliance with clause (b)(i)(x) above.

(d)           Each of the Administrative Agent and any replaced Lender will agree to cooperate with all reasonable requests of the Borrower for the purpose of effecting a transfer in compliance with this Section 11.5.

(e)           Nothing in this Section 11.5 shall be deemed to release a Defaulting Lender or Downgraded Lender from any liability arising from its failure to fund any Loans it is required to make hereunder.

(f)            Notwithstanding anything to the contrary contained herein but subject to the Write-Down and Conversion Powers of any Resolution Authority, the provisions of this Agreement relating to Downgraded Lenders solely due to any such Revolving Lender failing to be an Approved Lender (including Sections 8.3(d) and 11.5) shall continue to apply after the occurrence of a Bail-In Action, including that any amounts previously deposited in any Lender Collateral Subaccount will remain available in such Lender Collateral Subaccount following the occurrence of a Bail-In Action for the purposes set forth in this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.1          Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile, facsimile transmission, email or similar writing) and shall be given to such party: (i) in the case of the Borrower, the Services Provider, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian or the Document Custodian, at its address, facsimile number and/or email address set forth on the signature pages hereof, (ii)(A) in the case of the initial Lender, at its address, facsimile number and/or email address set forth on the signature pages hereof and (B) in the case of any other Lender, at its address, facsimile number and/or email address set forth in its Administrative Questionnaire (which notices shall be solely by facsimile or email if so indicated therein), (iii) in the case of S&P, by email to cdo_surveillance@spglobal.com (provided, that (x) in respect of any application for a ratings estimate by S&P in respect of a Collateral Loan, such request must be submitted to creditestimates@spglobal.com and (y) in respect to any request to S&P for S&P CDO Monitor cases, such request must be sent to CDOMonitor@spglobal.com unless otherwise specified by S&P) or (iv) in the case of any party, such other address, facsimile number and/or email address as such party may hereafter specify for such purpose by notice to the Administrative Agent, the Collateral Agent and the Borrower. Each such notice, request or other communication shall be effective (w) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 12.1 and the appropriate answerback is received, (x) if given by certified or registered mail, upon delivery, (y) if given by recognized courier guaranteeing overnight delivery, one Business Day after such communication is delivered to such courier or (z) if given by any other means, when delivered at the address or email address specified in this Section 12.1; provided that notices to the Administrative Agent under Article XI or to the Collateral Agent under Article VIII shall not be effective until received.

The Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided that any person providing such instructions or directions shall provide to the Collateral Agent an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Agent email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent in its discretion elects to act upon such instructions, the Collateral Agent’s reasonable understanding of such instructions shall be deemed controlling. The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 12.2          No Waivers. No failure or delay by either Agent, any Lender or the Borrower in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.3           Expenses; Indemnification.

(a)           The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of the Agents, the Custodian, the Document Custodian and the Securities Intermediary, including, without limitation, reasonable and documented fees and disbursements of counsel in connection with the preparation, syndications and administration of this Agreement, the Loan Documents and any documents and instruments referred to therein, and further modifications or syndications of the Loans in connection therewith, the administration of the Loans, any waiver or consent hereunder or any amendment or modification hereof or any Default; and (ii) all reasonable and documented out-of-pocket expenses incurred by any Agent, including reasonable and documented fees and disbursements of counsel for each Agent, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. For the sake of clarity, this Section 12.3(a) shall not impose any payment obligation on the Borrower with respect to Taxes, which obligation shall be addressed solely by Section 11.4.

(b)               The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian, the Document Custodian, the Securities Intermediary and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each, an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable and documented fees and disbursements of counsel for each Agent, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) the grant to the Collateral Agent, the Lenders of any Lien, on the Collateral, (iii) the exercise by the Administrative Agent, the Collateral Agent, the Lenders or of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien, (iv) the failure of the Collateral Agent to have a valid and perfected Lien on any Collateral, (v) a breach by the Borrower of any representation, warranty or covenant contained in any Loan Document or any document relating to any Collateral or (vi) any loss arising from any action or inaction of the Borrower or any of its Affiliates regarding the administration of any Collateral or otherwise relating to such Collateral (other than an Obligor’s financial inability to make payments with respect to any such Collateral) but excluding, in each case, as to any Indemnitee, any such losses, liabilities, damages, expenses or costs incurred by reason of the bad faith, gross negligence or willful misconduct by such Indemnitee with respect to its obligations under this Agreement as finally determined by a court of competent jurisdiction. The Borrower’s obligations under this Section 12.3 shall survive the termination of this Agreement and the payment of the Obligations and the resignation or removal of an Agent. For the sake of clarity, this Section 12.3(b) shall not impose any indemnification or similar obligation on the Borrower with respect to Taxes, which obligation shall be addressed solely by Section 11.4.

Section 12.4        Sharing of Set-Offs. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender.

Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest, fees and other amounts due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest, fees and other amounts due with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal, interest, fees and other amounts with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 12.4 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of the Borrower other than its Indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Lender may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Lender under this Section 12.4. For the avoidance of doubt, for purposes of this Section 12.4, a pro rata allocation will mean an allocation of the amount received by such set-off or counterclaim and other rights as if such amount had been applied as a prepayment of the Loans under Section 2.7.

Section 12.5        Amendments and Waivers.

(a)               Any provision of this Agreement, the Notes or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Lenders (and, if the rights, protections, indemnities or duties of the Administrative Agent and/or the Collateral Agent are affected thereby, by the Administrative Agent and/or the Collateral Agent, as the case may be); provided that:

(i)              no such amendment or waiver shall, unless signed by all the (1) Lenders, extend the Stated Maturity; (2) Revolving Lenders, increase or decrease the Revolving Commitment of any Revolving Lender or subject any Revolving Lender to any additional obligation; (3) Revolving Lenders, change the Percentage Share of the Revolving Commitments allocable to any Revolving Lender; (4) Lenders, change the Percentage Share of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 12.5 or any other provision of this Agreement; (5) Lenders, release any Collateral except as provided in this Agreement or the other Loan Documents; or (6) Lenders, alter the terms of Section 2.6, Section 2.7, Section 2.10, Section 6.4, Section 9.1, Section 10.1(c)(ii) or this Section 12.5 (or any defined term as it is used therein) in a manner adverse to the interests of any Lender;

(ii)             no such amendment or waiver shall, unless signed by all Lenders affected thereby, postpone the date fixed for any payment of principal of or interest on any Loan or any fees or other amounts hereunder or for any reduction or termination of any Commitment;

(iii)              no such amendment or waiver shall, unless signed by the applicable Lender, reduce the principal of or rate of interest on any Loan held by such Lender or any fees or indemnities payable for the account of such Lender; provided that the foregoing shall not apply to the rescission of interest accruing at the Post-Default Rate, which may be rescinded by the Majority Lenders;

(iv)                no amendment or waiver of any provision under this Agreement or any other Loan Document that governs the rights and obligations of CP Lenders or their Conduit Support Providers (including this Section 12.5(a)(iv)) (other than amendments and waivers that apply generally to Lenders) or that specifically relates to CP Conduits shall be effective without the written consent of each CP Lender; and

(v)               to the extent an amendment or waiver of any provision of this Agreement directly affects only the Revolving Lenders, then such amendment, modification or waiver shall be effective with the written consent of the Majority Revolving Lenders.

(b)               In addition to the requirements set forth above in Section 12.5(a), in connection with any proposed amendment or waiver of this Agreement or any other Loan Document pursuant to this Section 12.5, either (1) such proposed amendment or waiver will be effective only upon satisfaction of the Rating Condition or the consent of each Lender, or (2) if, in the Borrower’s reasonable determination, such proposed amendment or waiver does not have a reasonable likelihood of being adverse to the interests of any Lender, then the Borrower shall, not later than ten Business Days prior to the execution of such proposed amendment or waiver, deliver to each of the Lenders a copy of such proposed amendment or waiver; provided, in the case of the foregoing clause (2), if any Lender notifies the Borrower prior to the execution of such proposed amendment or waiver that, based on its reasonable determination such proposed amendment or waiver could adversely affect the interests of any Lender, such proposed amendment or waiver will be effective only upon satisfaction of the Rating Condition or the consent of each Lender; provided, further, that to the extent such proposed amendment or waiver directly affects only the Revolving Lenders, then for the purposes of the foregoing clause (1) and the proviso to clause (2), only the consent of each Revolving Lender shall be required.

(c)               The Borrower shall, promptly following the execution of any amendment, waiver or supplement to any Loan Document, provide copies thereof to each Lender, the Administrative Agent, the Collateral Agent and S&P.

Section 12.6        Successors and Assigns.

(a)               The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each of the Lenders except as permitted by this Agreement.

(b)               (i) Any Lender may at any time grant to one or more banks, commercial paper conduits or other institutions (each, a “Participant”) participating interests in any or all of its Loans; provided that each such Participant represents in writing to such Lender that it (and each account for which it is acquiring such participating interest) is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(ii)               In the event any Lender sells a participation in any or all of its Loans hereunder, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 11.3 and 11.4 (subject to the requirements and limitations therein, including the requirements under Section 11.4(d) (it being understood that the documentation required under Section 11.4(d) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 11.3(c) and 11.4(e) as if it were an assignee under paragraph (c) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 11.3 or 11.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; provided, that with respect to any greater payment under Section 11.3, such Participant shall not be entitled to receive any greater payment than its participating Lender would have been entitled to receive unless the Borrower has consented to such participation (unless an Event of Default has occurred and is continuing, in which case no such consent shall be required for any greater payment to be received). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 11.5 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender.

(iii)                In the event that any Lender sells participations in any or all of its Loans hereunder, such Lender shall, acting solely for this purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of all Participants in the Loans held by it and the principal amount (and stated interest thereon) of the portion of the Loans which is the subject of the participation (the “Participant Register”). A Loan may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Loan may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iv)                In the event that any Participant shall be required to cash collateralize its Percentage Share of the Unfunded Amount on any day prior to the last day of the Reinvestment Period pursuant to the applicable participation agreement, such Unfunded Amount shall be deposited in the Collection Account. On the last day of the Reinvestment Period (except if the Reinvestment Period terminates as a result of clause (b) or (d) of the definition thereof), any such amount shall be withdrawn from the Collection Account and deposited into the Future Funding Reserve Account, and shall deemed to be a Future Funding Reserve Loan made in accordance with Section 2.1; provided, that to the extent that any such amounts deposited by a Participant exceed such Participant’s Percentage Share of the Unfunded Amount on the last day of the Reinvestment Period, such excess shall be returned to the applicable Lender for distribution to such Participant.

(c)               (i) With the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld) and the Borrower (provided that such consent will not be required for an assignment to any existing Lender or Affiliate of a Lender or any assignment during the existence of an Event of Default or with respect to any assignment from a CP Lender to any other CP Lender that is an affiliate or under common program management with the assigning CP Lender), any Lender may at any time assign to one or more banks, CP Conduits or other financial institutions (each, an “Assignee”) all or any portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee and such transferor Lender; provided that such assignment is in an amount which is at least $10,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Loans); provided, further that after giving effect to such assignment, unless the Borrower shall have provided its prior written consent thereto, Société Générale and its Affiliates shall hold, collectively, more than 50% of the aggregate Undrawn Commitments and aggregate principal amount of all of the Loans outstanding at such time.

(ii)               Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee (and if the Assignee is a Conduit Assignee, any Related CP Issuer, if such Conduit Assignee does not itself issue commercial paper) shall be a party to this Agreement and shall have all the rights, protections and obligations of a Lender with Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500 (unless such fee is waived by the Administrative Agent). Each Assignee shall deliver to the Borrower and the Administrative Agent the relevant form or certification in accordance with Section 11.4(d).

(iii)                For the avoidance of doubt, the Borrower may, but shall have no obligation to, amend, modify or supplement any Loan Document as requested or required by S&P in connection with any such assignment.

(d)               Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder. Promptly upon being notified in writing of such transfer, the Administrative Agent shall notify the Borrower thereof.

(e)               No Assignee or Participant of any Lender’s rights shall be entitled to receive any greater payment under Section 11.3 or 11.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made by reason of the provisions of Section 11.2, 11.3(e) or 11.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or the circumstances giving rise to such greater payment did not exist at the time of the transfer or except to the extent such entitlement to receive a greater payment results from a change in law that occurs after such Assignee or Participant acquired the applicable interest.

(f)                The Administrative Agent, acting as non-fiduciary agent (solely for this purpose) of the Borrower, shall maintain at one of its offices in New York City, New York a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount (and stated interest thereon) of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or Note hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or Note hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. If any assignment or transfer of all or any part of a Loan that is then evidenced by a Note is made, such assignment or transfer shall be registered on the Register only upon surrender for registration of assignment or transfer of the related Note, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) (and, if applicable, assignor) and the old Note shall be returned to the Borrower marked “cancelled”. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide to the Collateral Agent from time to time at the request of the Collateral Agent information related to the Lenders (including, without limitation, all wire instructions and other information necessary for distributions to the Lenders hereunder).

Section 12.7        Collateral; QP Status. Each of the Lenders represents to the Administrative Agent, the Collateral Agent, each of the other Lenders, and the Borrower that (i) it (and each account for which it is acquiring a Loan) is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act and (ii) it in good faith (and in reliance on the accuracy as to factual matters of the representations contained in the first two sentences of Section 4.10) is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement. For the avoidance of doubt, the parties hereunder intend that the advances made pursuant to this Agreement constitute loans and not securities.

Section 12.8        Governing Law; Submission to Jurisdiction.

(a)               THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)               Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to each party hereto at its respective address on the signature pages hereto. Each party hereto hereby irrevocably waives, to the extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives, to the extent permitted by Applicable Law, and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of either Agent, any Lender, any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

Section 12.9        Marshalling; Recapture. Neither the Administrative Agent, the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender, as of the date such initial payment, reduction or satisfaction occurred.

Section 12.10    Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (which counterparts may be delivered by facsimile or email transmission).

Section 12.11    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12    Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents, any assignment pursuant to Section 12.6 and the making and repayment of the Loans hereunder.

Section 12.13    Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender.

Section 12.14    Limitation of Liability. No claim may be made by the Borrower, the Services Provider or any other Person against the Administrative Agent, the Collateral Agent or any Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower and the Services Provider hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 12.15    Recourse; Non-Petition.

(a)               All obligations, covenants and agreements of Borrower contained in or evidenced by this Agreement, the Notes and any Loan Document shall be fully recourse to the Borrower and each and every asset of Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement, the Notes or any Loan Document shall be had against any officer, director, limited liability company manager, limited partner, member, agent or employee (solely by virtue of such capacity) of the Borrower (a “Non-Recourse Party”) and no such Non-Recourse Party shall be personally liable for payment of the Loans or other amounts due in respect thereof (all such liability being expressly waived and released by each Lender and the Agents).

(b)               Each Lender and each Agent hereby agrees that it will not institute against the Borrower any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, present a petition for the winding-up or liquidation of the Borrower or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for the Borrower or for all or substantially all of the assets of the Borrower prior to the date that is one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Obligations and any securities issued by the Borrower that refinance any of the Obligations. Additionally, none of the Borrower shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Borrower. In the event that, notwithstanding the provisions of this Agreement and the other Loan Documents relating to “non-petition” of the Borrower, the Borrower becomes a debtor in a bankruptcy case by the involuntary petition of any other Person, of the Borrower hereby covenants to contest any such petition to the fullest extent permitted by law. The obligations under this Section 12.15(b) shall survive the termination of this Agreement and the payment of the Obligations.

Section 12.16    Confidentiality.

(a)               Each of the Lenders and the Agents agrees that it shall maintain confidentiality with regard to nonpublic information concerning the Borrower, the Collateral Loans, any Obligor, the Retention Holder or the Services Provider obtained pursuant to or in connection with this Agreement or any other Loan Document; provided that the Lenders and the Agents shall not be precluded from making disclosure regarding such information: (i) to the Lenders’ and Agents’ counsel, accountants and other professional advisors (it being understood that the Persons to which such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (ii) to officers, directors, employees, examiners, agents and partners of each Lender and the Agents and their Affiliates who need to know such information in accordance with customary practices for Lenders of such type (it being understood that the Persons to which such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (iii) in response to a subpoena or order of a court or governmental agency or regulatory authority (including bank examiners); (iv) to any entity participating or considering participating in any credit made under this Agreement, (provided that the Lenders and Agents shall require that any such entity agree in writing to be subject to this Section 12.16, however, the Lenders and Agents shall have no duty to monitor any participating entity and shall have no liability in the event that any participating entity violates this Section 12.16); (v) as required by law or legal process, GAAP or applicable regulation; (vi) as reasonably necessary in connection with the exercise of any remedy hereunder or under any other Loan Document to the extent the Person that receives such information agrees in writing to be subject to this Section 12.16; (vii) to any Rating Agency then rating the Loans or any Conduit Rating Agency; or (viii) to any Program Manager, Conduit Support Provider or administrator of a CP Lender or Affiliate thereof who needs to know such information (provided that each such Person referred to in this clause (viii) agrees to be bound by the terms of this confidentiality agreement). In connection with enforcing its rights pursuant to this Section 12.16, the Borrower shall be entitled to the equitable remedies of specific performance and injunctive relief against the Agents, any Lender or any subsequent party that agrees to be bound hereto which shall breach the confidentiality provisions of this Section 12.16.

(b)               Notwithstanding any contrary agreement or understanding, the Services Provider, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons the tax treatment and tax structure of the transactions contemplated by this Agreement (and, for the avoidance of doubt, only those transactions contemplated by this Agreement) and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties hereto. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law.

(c)               The Borrower hereby acknowledges that the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”). The Borrower may in its discretion clearly and conspicuously mark certain Borrower Materials “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material nonpublic information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated for “Public Side Information.” The Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform designated for “Private Side Information.”

Section 12.17    Special Provisions Applicable to CP Lenders.

(a)               Each of the parties hereto (each, a “Restricted Person”) hereby covenants and agrees that it will not institute against any CP Lender, or encourage, cooperate with or join any other Person in instituting against any CP Lender, any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, present a petition for the winding up or liquidation of any CP Lender or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for any CP Lender or for all or substantially all of its assets prior to the date that is two years and a day (or, if longer, the applicable preference period then in effect) after the last day on which any Commercial Paper Notes shall have been outstanding. The provisions of this Section 12.17(a) shall survive the termination of this Agreement and the payment of the Obligations.

(b)               Provided that a Restricted Person has complied with Section 12.17(a), nothing in clause (a) above shall limit the right of such Restricted Person to file any claim in or otherwise take any action with respect to any proceeding of the type described in clause (a) above that was instituted against any CP Lender by any person other than such Restricted Person.

(c)               Notwithstanding anything to the contrary contained herein, the obligations of any CP Lender under this Agreement are solely the corporate obligations of such CP Lender and, in the case of obligations of any CP Lender other than Commercial Paper Notes, shall be payable at such time as funds are received by or are available to such CP Lender in excess of funds necessary to pay in full all outstanding Commercial Paper Notes or other short-term funding backing its Commercial Paper Notes and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Lender but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper Notes and other short-term funding backing its Commercial Paper Notes. The provisions of this Section 12.17(c) shall survive the termination of this Agreement and the payment of the Obligations.

(d)               No recourse under any obligation, covenant or agreement of any CP Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of such CP Lender or any agent of such CP Lender or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of any such CP Lender individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of such CP Lender or any agent thereof or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any CP Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 12.17(d) shall survive termination of this Agreement and the payment of the Obligations.

(e)               Each CP Lender may act hereunder by and through its Program Manager, its administrator or its funding agent, as applicable.

(f)                Each of the parties hereto waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of any CP Lender against and on account of the obligations and liabilities of such CP Lender to such party under this Agreement. The provisions of this Section 12.17(f) shall survive the termination of this Agreement and the payment of the Obligations.

(g)               Notwithstanding anything to the contrary herein, each CP Lender may disclose to its respective Conduit Support Providers, any Affiliates of any such party and governmental authorities having jurisdiction over such CP Lender, Conduit Support Provider, any Affiliate of such party and any Conduit Rating Agency (including its professional advisors), the identities of (and other material information regarding) the Borrower, any other obligor on, or in respect of, a Loan made by such CP Lender, Collateral for such Loan and any of the terms and provisions of the Loan Documents that it may deem necessary or advisable.

(h)               No pledge and/or collateral assignment by any CP Lender to a Conduit Support Provider of an interest in the rights of such CP Lender in any Loan made by such CP Lender and the Obligations shall constitute an assignment and/or assumption of such CP Lender’s obligations under this Agreement, such obligations in all cases remaining with such CP Lender. Moreover, any such pledge and/or collateral assignment of the rights of such CP Lender shall be permitted hereunder without further action or consent and any such pledgee may foreclose on any such pledge and perfect an assignment of such interest and enforce such CP Lender’s right hereunder notwithstanding anything to the contrary in this Agreement.

Section 12.18    Direction of Collateral Agent. By executing this Agreement, each Lender hereby consents to the terms of this Agreement and to the Collateral Agent’s execution and delivery of this Agreement and the other Loan Documents to which it is a party, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the bad faith, gross negligence or willful misconduct of the Collateral Agent.

Section 12.19    Borrowings/Loans Made in the Ordinary Course of Business. The Borrower and each Lender, each as to itself only, represents, warrants and covenants that each payment by the Borrower to such Lender under this Agreement will have been made (i) in payment of a debt incurred by the Borrower or a loan made by such Lender, respectively, and (ii) in the ordinary course of business or financial affairs of the Borrower and each Lender.

Section 12.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.21    PATRIOT Act. Each Lender that is subject to the requirements of the PATRIOT Act notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

Section 12.22    Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Agreement shall prevail.

ARTICLE XIII

ASSIGNMENT OF CORPORATE SERVICES AGREEMENT AND SALE AND CONTRIBUTION AGREEMENT

Section 13.1        Assignment of Corporate Services Agreement and Sale and Contribution Agreement.

(a)               The Borrower hereby acknowledges that its Grant pursuant to the Granting Clause hereof includes all of the Borrower’s estate, right, title and interest in, to and under the Corporate Services Agreement and the Sale and Contribution Agreement including (i) the right to give all notices, consents and releases thereunder, (ii) the right to take any legal action upon the breach of an obligation of the Services Provider under the Sale and Contribution Agreement or the Seller under the Sale and Contribution Agreement, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Borrower is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Agents shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived (so long as the exercise of remedies has not commenced or such Event of Default has been waived following the commencement of the exercise of remedies).

(b)               The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Borrower under the provisions of the Corporate Services Agreement, Sale and Contribution Agreement or the other documents referred to in clause (a) above, nor shall any of the obligations contained in Corporate Services Agreement, or such other documents be imposed on the Agents.

(c)               Upon the occurrence of the Stated Maturity (or, if earlier, the payment in full of all of the Obligations), the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Collateral from the lien of this Agreement, this assignment and all rights herein assigned to the Collateral Agent for the benefit of the Lenders shall cease and terminate and all the estate, right, title and interest of the Collateral Agent in, to and under the Corporate Services Agreement, the Sale and Contribution Agreement and the other documents referred to in this Section 13.1 shall revert to the Borrower and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)               The Borrower represents that it has not executed any other assignment of the Corporate Services Agreement or the Sale and Contribution Agreement.

(e)               The Borrower agrees that this assignment is irrevocable until the Obligations have been repaid in full, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Borrower will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)                The Borrower hereby agrees, and hereby undertakes to obtain the agreement and consent of the Services Provider in the Corporate Services Agreement and, as applicable, the Seller in the Sale and Contribution Agreement, to the following:

(i)                The Services Provider shall consent to the provisions of this assignment and agree to perform any provisions of this Agreement applicable to the Services Provider subject to the terms of the Corporate Services Agreement, and the Seller shall consent to the provisions of this assignment and agree to perform any provisions of this Agreement applicable to the Seller subject to the terms of the Sale and Contribution Agreement.

(ii)               The Services Provider shall acknowledge that the Borrower is collaterally assigning all of its right, title and interest in, to and under the Corporate Services Agreement to the Collateral Agent for the benefit of the Secured Parties, and the Seller shall acknowledge that the Borrower is collaterally assigning all of its right, title and interest in, to and under the Sale and Contribution Agreement to the Collateral Agent for the benefit of the Secured Parties, in each case subject to the proviso in Section 13.1(a).

(iii)                The Services Provider shall deliver to the Agents copies of all notices, statements, communications and instruments delivered or required to be delivered by the Services Provider to the Borrower pursuant to the Corporate Services Agreement, and the Seller shall deliver to the Agents copies of all notices, statements communications and instruments delivered or required to be delivered by the Seller to the Borrower pursuant to the Sale and Contribution Agreement.

(iv)                Neither the Borrower nor the Services Provider will enter into any agreement amending, modifying or terminating the Corporate Services Agreement without complying with the applicable terms thereof, and neither the Borrower nor the Seller will enter into any agreement amending, modifying or terminating the Sale and Contribution Agreement without complying with the applicable terms thereof.

(v)               Both the Services Provider and the Seller agree not to cause the filing of a petition in bankruptcy against the Borrower for the nonpayment of the fees or other amounts payable by the Borrower to the Services Provider under the Corporate Services Agreement or to the Seller under the Sale and Contribution Agreement, as applicable, until the payment in full of all of the Obligations and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment. Nothing in this Section 13.1 shall preclude, or be deemed to stop, the Services Provider or the Seller (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Services Provider, the Seller or any of their respective Affiliates or (ii) from commencing against the Borrower or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)                In exercising its discretion under the Loan Documents, the Services Provider shall, and shall ensure that the Parent’s investment advisor will, act in accordance with their generally applicable policies regarding conflicts of interest.

ARTICLE XIV

THE DOCUMENT CUSTODIAN

Section 14.1        The Document Custodian.

(a)               Appointment. Cortland Capital Market Services LLC is hereby appointed as Document Custodian in accordance for the terms herein. The Document Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein for the benefit of the Secured Parties until its removal or resignation as Document Custodian pursuant to the terms hereof. The Administrative Agent hereby designates and appoints the Document Custodian to act as its agent and hereby authorizes the Document Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Document Custodian by this Agreement. The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Document Custodian.

(b)               Delivery of Related Contracts. In connection with each Collateral Loan included in the Collateral as of the Closing Date, and promptly following the acquisition of a Collateral Loan after the date hereof, the Borrower shall deliver, or cause to be delivered, to the Document Custodian the Related Contracts in respect of each Collateral Loan in physical or electronic form, as applicable; provided that for the avoidance of doubt, any Related Contracts which constitute securities required to be delivered by the Borrower under Section 8.7(b) or (c) shall be delivered to the Custodian in accordance with such Section. In connection with delivery of any Related Contracts to the Document Custodian for any Collateral Loan, the Borrower (or the Services Provider on behalf of the Borrower) shall deliver a Document Checklist (or, if applicable, an updated Document Checklist) for such Collateral Loan. All Related Contracts that are delivered to the Document Custodian shall be delivered to the Document Custodian at its document custody office located Cortland Capital Market Services LLC, 225 W. Washington St., 9th Floor, Chicago, IL 60606, Attention: Doc Custody and Legal Department, or at such other office as shall be specified to the Borrower, the Services Provider, the Collateral Agent and the Administrative Agent by the Document Custodian in a written notice prior to such change (such office, the “Document Custodian Office”). The Document Custodian shall have no obligation to review or monitor any Related Contracts but shall only be required to hold those Related Contracts received by it in safekeeping.

(c)               Duties. From the Closing Date until its resignation or removal pursuant to Section 14.9, the Document Custodian shall perform the following duties and obligations:

(i)                The Document Custodian shall accept delivery and retain custody of the Related Contracts listed on the related Document Checklist delivered by the Borrower pursuant to clause (b) above in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. All Related Contracts shall be kept in fire resistant vaults, rooms or cabinets at the Document Custodian Office. All Related Contracts shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Document Custodian shall segregate the Related Contracts on its inventory system and will not commingle the physical Related Contracts with any other files of the Document Custodian other than those, if any, relating to the Borrower and its subsidiaries.

(ii)               In taking and retaining custody of the Related Contracts, the Document Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that, the Document Custodian makes no representations as to the existence, perfection, enforceability or priority of any Lien on the Related Contracts or the instruments therein or as to the adequacy or sufficiency of such Related Contracts; provided further that the Document Custodian’s duties shall be limited to those expressly contemplated herein.

(iii)                On or promptly following the Closing Date, the Document Custodian shall provide the Collateral Agent, the Administrative Agent, the Borrower and the Services Provider access to an electronic database maintained by the Document Custodian, which such database shall identify the Related Contracts delivered to the Document Custodian per the Document Checklist.

(iv)                Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Document Custodian shall not have or be deemed to have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Document Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Document Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Document Custodian shall not be deemed to assume any obligations or liabilities of the Borrower, the Administrative Agent or Collateral Agent hereunder or under any other Loan Document.

(v)               After the occurrence and during the continuance of an Event of Default, the Document Custodian agrees to cooperate with the Collateral Agent (acting at the direction of the Majority Lenders) and promptly deliver any Related Contracts to the Collateral Agent as requested in order to take any action that the Majority Lenders deem necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder. In the event the Document Custodian receives instructions from the Services Provider or the Borrower which conflict with any instructions received from the Collateral Agent (acting at the direction of the Majority Lenders) at any time other than following the occurrence and during the continuance of an Event of Default, the Document Custodian shall rely on and follow the instructions given by the Collateral Agent. After the occurrence and during the continuance of an Event of Default, the Document Custodian shall rely on and follow only the instructions given by the Collateral Agent and shall not follow any instructions given by the Borrower or the Services Provider.

(vi)                The Collateral Agent or the Administrative Agent (each acting at the direction of the Majority Lenders) may direct the Document Custodian in writing to take any action incidental to its duties hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Document Custodian hereunder, the Document Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Collateral Agent or Administrative Agent, as applicable; provided that the Document Custodian shall not be required to take any such action at the direction of the Administrative Agent, the Collateral Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Document Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Document Custodian to liability hereunder (unless it has been provided with an indemnity agreement (including the indemnity provisions contained herein and in the other Loan Documents) which it reasonably deems to be satisfactory with respect thereto). In the event the Document Custodian requests the consent of the Administrative Agent or Collateral Agent, as applicable, and the Document Custodian does not receive a consent (either positive or negative) from the Administrative Agent or the Collateral Agent, as applicable, within 10 Business Days of its receipt of such request, then the Administrative Agent or the Collateral Agent, as applicable, shall be deemed to have declined to consent to the relevant action.

(vii)               The Document Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Document Custodian or the Administrative Agent or Collateral Agent. The Document Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless an Administrative Officer of the Document Custodian has received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default, and stating that such notice is a “Notice of Event of Default.” In the absence of receipt of such notice, the Document Custodian may conclusively assume that there is no Event of Default.

Section 14.2        Document Custodian Compensation. As compensation for its custodial activities hereunder, the Document Custodian shall be entitled to compensation from the Borrower as set forth in the Document Custodian Fee Letter. The Document Custodian’s entitlement to receive such compensation shall cease on the earlier to occur of (i) the effective date of its removal as Document Custodian pursuant to Section 14.9 of this Agreement, (b) the effective date of its resignation as Document Custodian pursuant to Section 14.9 of this Agreement or (c) the termination of this Agreement; provided that, for the avoidance of doubt, the Document Custodian shall remain entitled to receive, as and when such amounts are payable under the terms of this Agreement, any unpaid fees prior to the release of all Related Contracts from the custody of the Document Custodian.

Section 14.3        Limitation on Liability.

(a)               The Document Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, instruction, statement, request, waiver, consent, report, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Document Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement certificate, request, waiver, consent, opinion, report, receipt or other paper or document. The Document Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of the Administrative Agent or the Collateral Agent, as applicable, and no party shall have any right of action whatsoever against the Document Custodian as a result of the Document Custodian acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of the Administrative Agent or the Collateral Agent. The Document Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(b)               Neither the Document Custodian nor any of its directors, officers, agents, or employees shall be liable for any error of judgment, or for any action taken or omitted to be taken by it or them as Document Custodian under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction).

(c)               The Document Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Related Contracts, the Collateral Loans or any other Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral.

(d)               It is expressly agreed and acknowledged that the Document Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any other Loan Document. In case any reasonable question arises as to its duties hereunder, the Document Custodian may, prior to the occurrence of an Event of Default, request instructions from the Borrower or the Services Provider and may, after the occurrence of an Event of Default, request instructions from the Administrative Agent or the Collateral Agent (each on behalf of the Majority Lenders), and shall be entitled at all times to refrain from taking any action unless it has received instructions from such Persons, as applicable. The Document Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent or the Collateral Agent. In no event shall the Document Custodian be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Document Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e)               The Document Custodian shall have no responsibilities or duties with respect to any Related Contract while such Related Contract is not in its possession.

Section 14.4        Document Custodian Resignation. Upon the effective date of the Document Custodian’s resignation pursuant to Section 14.9, or if the Document Custodian is given written notice of an earlier termination hereof pursuant to Section 14.9, the Document Custodian shall (i) deliver all of the Related Contracts in the possession of Document Custodian to the successor Document Custodian, and (ii) be reimbursed for any costs and expenses Document Custodian shall incur in connection with the termination of its duties under this Agreement.

Section 14.5        Release of Documents.

(a)               Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Related Contracts or the related Collateral, so long as no Event of Default then exists, the Document Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from an authorized representative of the Services Provider (as listed on Exhibit K, as such exhibit may be amended from time to time by the Services Provider with notice to the Administrative Agent, Collateral Agent, and Document Custodian) of a request for release of documents and receipt in the form annexed hereto as Exhibit H, to release to the Services Provider within five Business Days of receipt of such request, the relevant Related Contracts set forth in such request. All documents so released to the Services Provider shall be held by the Services Provider in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Services Provider shall return to the Document Custodian the Related Contracts when the Services Provider’s need therefor in connection with such enforcement or servicing no longer exists, unless the relevant Collateral shall be liquidated, in which case, an authorized representative of the Services Provider (as listed on Exhibit K, as such exhibit may be amended from time to time by the Services Provider with notice to the Administrative Agent, Collateral Agent, and Document Custodian) shall deliver an additional request for release of documents to the Document Custodian and receipt certifying such liquidation from the Services Provider to the Collateral Agent and the Document Custodian, all in the form annexed hereto as Exhibit H.

(b)               Limitation on Release. During the occurrence and continuance of an Event of Default, the foregoing clause (a) with respect to the release to the Services Provider of the Related Contracts by the Document Custodian upon written receipt from an authorized representative of the Services Provider of a request for release of documents and receipt in the form annexed hereto as Exhibit H, shall be operative only to the extent that the Administrative Agent (acting at the direction of the Majority Lenders) has consented to such release by signing the request. Promptly after delivery to the Document Custodian of any request for release of documents, in the form of Exhibit H, the Services Provider shall provide notice of the same to the Administrative Agent.

(c)               Release for Payment. Upon receipt by the Document Custodian of the Services Provider’s request for release of documents and receipt in the form annexed hereto as Exhibit H (which certification shall include a statement to the effect that all amounts received in connection with any liquidation have been credited to the Collection Account), the Document Custodian shall promptly release the relevant Related Contracts to the Services Provider.

(d)               Shipment of Related Contracts. Written instructions as to the method of shipment and shipper(s) the Document Custodian is requesting to utilize in connection with the transmission of Related Contracts in the performance of the Document Custodian’s duties hereunder shall be delivered by the Borrower, the Services Provider or the Majority Lenders to the Document Custodian prior to any shipment of any Related Contracts hereunder. The Services Provider shall arrange for the provision of such services at the cost and expense of the Borrower (or, at the Document Custodian’s option, the Borrower shall reimburse the Document Custodian for all reasonable and documented costs and expenses of the Document Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Related Contracts as the Services Provider deems appropriate.

Section 14.6        Return of Related Contracts. An authorized representative of the Services Provider (as listed on Exhibit K, as such exhibit may be amended from time to time by the Services Provider with notice to the Administrative Agent, Collateral Agent, and Document Custodian) may request that the Document Custodian return each Related Contract that is (a) delivered to the Document Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to the terms of this Agreement, in each case by submitting to the Document Custodian and the Collateral Agent a written request in the form of Exhibit H hereto (signed by both the Borrower and the Administrative Agent) specifying the Related Contracts to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Document Custodian shall upon its receipt of each such request in the form of Exhibit H promptly, but in any event within five Business Days, return the Related Contracts so requested to the Services Provider.

Section 14.7        Access to Certain Documentation and Information Regarding the Related Contracts. The Document Custodian shall provide to the Majority Lenders, the Administrative Agent and the Collateral Agent access to the Related Contracts including in such cases where the Collateral Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded at the expense of the Borrower pursuant to the this Agreement and only (a) upon two Business Days prior written request, (b) during normal business hours and (c) subject to the Document Custodian’s normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 14.7, from time to time on request of the Administrative Agent, the Document Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent (acting at the direction of the Majority Lenders) to conduct, at the expense of the Borrower, a review of the Related Contracts; provided that prior to the occurrence of an Event of Default, such review shall be conducted no more than once in any calendar year.

Section 14.8        Custodian Agent. The Document Custodian agrees that, with respect to any Related Contracts at any time or times in its possession, the Document Custodian shall be the agent of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

Section 14.9        Removal and Resignation. (a) Document Custodian may be removed, with or without cause, by the Administrative Agent upon 30 days prior written notice to the Document Custodian (the “Document Custodian Termination Notice”); provided that, notwithstanding its receipt of a Document Custodian Termination Notice, the Document Custodian shall continue to act in such capacity (and, for the avoidance of doubt, so long as it continues to act in such capacity, shall continue to receive any fees and any other amounts to which it is entitled to receive in such capacity under the terms of this Agreement and the Document Custodian Fee Letter) until a successor Document Custodian has been appointed and has agreed to act as Document Custodian hereunder.

(b)               Document Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than thirty (30) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. If no successor collateral custodian has accepted appointment as the Document Custodian by the date thirty (30) days following a resigning Document Custodian’s notice of resignation, the resigning Document Custodian’s resignation shall nevertheless thereupon become effective, and the Collateral Agent (or its designee) shall perform the duties of the Document Custodian hereunder until such time, if any, as the Collateral Agent appoints a successor Document Custodian. Upon the effective date of such resignation, or if the Administrative Agent gives Document Custodian written notice of an earlier termination hereof, Document Custodian shall (i) be reimbursed for any costs and expenses Document Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Document Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Document Custodian in writing upon the receipt of a request in the form of Exhibit H.

For the avoidance of doubt, the Document Custodian shall be entitled to receive, as and when such amounts are payable in accordance with this Agreement, any fees accrued through the effective date of its resignation pursuant to and in accordance with this Section 14.9.

Section 14.10      Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)               such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Commitments or this Agreement,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)              (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

   (b)              In addition, unless either (1) clause (a)(i) above is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in clause (a)(iv) above, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE XV

QFC STAY RULES

Section 15.1        Acknowledgement Regarding any Supported QFCs. To the extent that this Credit Agreement provides support, through a guarantee or otherwise, for Interest Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Credit Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Credit Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Credit Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

ORCC FINANCING IV LLC,
as Borrower
By:
Name:
Title:

Address for notices:

399 Park Avenue, 38th Floor
New York, New York 10022
Attention: Bryan Cole
Email: bryan@owlock.com
Phone: (212) 419-3035

Agents:

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

Société Générale
245 Park Avenue, 4th Floor
New York, NY 10167
Attention: Julien Thinat
Tel.: (212)-278-7598
Email: julien.thinat@sgcib.com

with a copy to:

Société Générale
480 Washington Blvd
Jersey City, NJ 07310
Tel.: (201)-839-8460
Fax: 201-693-4233
Attention: Cheriese Brathwaite
Email: oper-fin-serv.us@sgss.socgen.com

STATE STREET BANK AND TRUST
COMPANY, as Collateral Agent, Collateral
Administrator and Custodian

By:
Name:
Title:

Address for notices to Collateral Agent, Collateral Administrator and Custodian:

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171
Mail Stop: JAB0130
Attention: Structured Trust & Analytics
Tel.: (617) 662-9839
Facsimile No.: (617) 937-4358
Email: brian.peterson@statestreet.com

CORTLAND CAPITAL MARKET SERVICES
LLC, as Document Custodian

By:
Name:
Title:

Address for notices to Document Custodian:

225 W. Washington St., 9th Floor
Chicago, IL 60606
Attention: Doc Custody and Legal Department
Facsimile No.: 312-378-0751
Email: DocCustody@~~cortlandglobal~~alterdomus.com; legal@~~cortlandglobal~~alterdomus.com with a copy to:

Holland & Knight LLP
131 South Dearborn Street, 30th Floor
Chicago, IL 60603
Attention: Josh Spencer
Email: joshua.spencer@hklaw.com

with a copy to:

Holland & Knight LLP
150 N Riverside Plaza, Suite 2700
Chicago, IL 60606
Attention: Josh Spencer
Email: joshua.spencer@hklaw.com

SOCIÉTÉ GÉNÉRALE,
as the initial Lender

By:
Name:
Title:

Address for notices:

Société Générale
245 Park Avenue, 4th Floor
New York, NY 10167
Attention: Julien Thinat
Tel.: (212)-278-7598
Email: julien.thinat@sgcib.com

with a copy to:

Société Générale
480 Washington Blvd
Jersey City, NJ 07310
Tel.: (201)-839-8460
Fax: 201-693-4233
Attention: Cheriese Brathwaite
Email: oper-fin-serv.us@sgss.socgen.com

ANNEX A

COMMITMENTS

Revolving Commitments

For the period from February 22, 2020 to but excluding ~~March 22, 2020~~the Third Amendment Effective Date	Société Générale	$325,000,000	81.25%
	TIAA, FSB	$50,000,000	12.50%
	Great American Life Insurance Company	$20,000,000	5.00%
	Great American Insurance Company	$5,000,000	1.25%
For the period from ~~March 22, 2020~~the Third Amendment Effective Date to the Stated Maturity	Société Générale	~~$375,000,000~~$200,000,000	~~83.33%~~80.00%
	~~TIAA, FSB~~	~~$50,000,000~~	~~11.11%~~
	Great American Life Insurance Company	$20,000,000	~~4.44%~~8.00%
	Great American Insurance Company	~~$5,000,000~~$30,000,000	~~1.11%~~12.00%

Term Commitments

Term Lender	Term Commitment	Percentage Share
Société Générale	$0	N/A
~~TIAA, FSB~~	~~$0~~	~~N/A~~
Great American Life Insurance Company	$0	N/A
Great American Insurance Company	$0	N/A

Annex A-1

SCHEDULE A

Approved Appraisal Firms

1.	Houlihan Lokey, Inc.

2.	Duff & Phelps LLC

3.	Murray, Devine and Company

4.	Lincoln Advisors

5.	Valuation Research Corporation

Annex A-2

SCHEDULE B

S&P Industry Classifications

1020000	Energy Equipment & Services	5220000	Personal Products
1030000	Oil, Gas & Consumable Fuels	6020000	Health Care Equipment & Supplies
2020000	Chemicals	6030000	Health Care Providers & Services
2030000	Construction Materials	6110000	Biotechnology
2040000	Containers & Packaging	6120000	Pharmaceuticals
2050000	Metals & Mining	7011000	Banks
2060000	Paper & Forest Products	7020000	Thrifts & Mortgage Finance
3020000	Aerospace & Defense	7110000	Diversified Financial Services
3030000	Building Products	7120000	Consumer Finance
3040000	Construction & Engineering	7130000	Capital Markets
3050000	Electrical Equipment	7210000	Insurance
3060000	Industrial Conglomerates	7310000	Real Estate Management & Development
3070000	Machinery	7311000	Real Estate Investment Trusts (REITs)
3080000	Trading Companies & Distributors	8030000	IT Services
3110000	Commercial Services & Supplies	8040000	Software
3210000	Air Freight & Logistics	8110000	Communications Equipment
3220000	Airlines	8120000	Technology Hardware, Storage & Peripherals
3230000	Marine	8130000	Electronic Equipment, Instruments & Components
3240000	Road & Rail	8210000	Semiconductors & Semiconductor Equipment
3250000	Transportation Infrastructure	9020000	Diversified Telecommunication Services
4011000	Auto Components	9030000	Wireless Telecommunication Services
4020000	Automobiles	9520000	Electric Utilities
4110000	Household Durables	9530000	Gas Utilities
4120000	Leisure Products	9540000	Multi-Utilities
4130000	Textiles, Apparel & Luxury Goods	9550000	Water Utilities
4210000	Hotels, Restaurants & Leisure	9551701	Diversified Consumer Services
4300001	Entertainment	9551702	Independent Power and Renewable Electricity Producers
4300002	Interactive Media and Services	9551727	Life Sciences Tools & Services
4310000	Media	9551729	Health Care Technology
4410000	Distributors	9612010	Professional Services
4420000	Internet and Direct Marketing Retail	PF1	Project finance: Industrial equipment
4430000	Multiline Retail	PF2	Project finance: Leisure and gaming
4440000	Specialty Retail	PF3	Project finance: Natural resources and mining
5020000	Food & Staples Retailing	PF4	Project finance: Oil and gas
5110000	Beverages	PF5	Project finance: Power
5120000	Food Products	PF6	Project finance: Public finance and real estate
5130000	Tobacco	PF7	Project finance: Telecommunications
5210000	Household Products	PF8	Project finance: Transport

Sch. B-1

SCHEDULE C

Diversity Score Calculation

The Diversity Score is calculated as follows:

(a)               An “Issuer Par Amount” is calculated for each issuer of a Collateral Loan, and is equal to the Aggregate Principal Balance of all the Collateral Loans issued by that issuer and all affiliates.

(b)               An “Average Par Amount” is calculated by summing the Issuer Par Amounts for all such issuers, and dividing by the number of such issuers.

(c)               An “Equivalent Unit Score” is calculated for each issuer of a Collateral Loan, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d)               An “Aggregate Industry Equivalent Unit Score” is then calculated for each S&P Industry Classification group, shown on Schedule B, and is equal to the sum of the Equivalent Unit Scores for each such issuer in such S&P Industry Classification group.

(e)               An “Industry Diversity Score” is then established for each S&P Industry Classification group, shown on Schedule B, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000

Sch. C-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)                The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each S&P Industry Classification group shown on Schedule B.

For purposes of calculating the Diversity Score, affiliated issuers in the same industry are deemed to be a single issuer (provided that an issuer will not be considered an affiliate of another issuer solely because they are controlled by the same Financial Sponsor) except as otherwise agreed to by S&P.

Sch. C-2

SCHEDULE D

S&P Recovery Rate and Default Rate Tables

Section 1. S&P Recovery Rate.

(a)        (i)        If a Collateral Loan has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Loan shall be determined as follows:

	Initial Liability Rating
S&P Recovery Rating of a Collateral Loan	Recovery indicator from S&P’s Published Reports*	“AAA”	“AA”	“A”	“BBB”	“BB”	“B”	“CCC” or below
1+	100	75%	85%	88%	90%	92%	95%	95%
1	95	70%	80%	84%	87.5%	91%	95%	95%
1	90	65%	75%	80%	85%	90%	95%	95%
2	85	62.5%	72.5%	77.5%	83%	88%	92%	92%
2	80	60%	70%	75%	81%	86%	89%	89%
2	75	55%	65%	70.5%	77%	82.5%	84%	84%
2	70	50%	60%	66%	73%	79%	79%	79%
3	65	45%	55%	61%	68%	73%	74%	74%
3	60	40%	50%	56%	63%	67%	69%	69%
3	55	35%	45%	51%	58%	63%	64%	64%
3	50	30%	40%	46%	53%	59%	59%	59%
4	45	28.5%	37.5%	44%	49.5%	53.5%	54%	54%
4	40	27%	35%	42%	46%	48%	49%	49%
4	35	23.5%	30.5%	37.5%	42.5%	43.5%	44%	44%
4	30	20%	26%	33%	39%	39%	39%	39%
5	25	17.5%	23%	28.5%	32.5%	33.5%	34%	34%
5	20	15%	20%	24%	26%	28%	29%	29%
5	15	10%	15%	19.5%	22.5%	23.5%	24%	24%
5	10	5%	10%	15%	19%	19%	19%	19%
6	5	3.5%	7%	10.5%	13.5%	14%	14%	14%
6	0	2%	4%	6%	8%	9%	9%	9%

Recovery rate

*	If a recovery indicator is not available for a given loan with a recovery rating of “1” through “6,” the lowest indicator for the applicable recovery rating should be assumed.

Sch. D-1

(ii)           If (x) a Collateral Loan does not have an S&P Recovery Rating, and such Collateral Loan is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Loan has issued another debt instrument that is outstanding and senior to such Collateral Loan (a “Senior Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Loan shall be determined as follows:

For Collateral Loans Domiciled in Group A

	Initial Liability Rating
S&P Recovery Rating of the Senior Debt Instrument	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%

 Recovery rate

For Collateral Loans Domiciled in Group B

	Initial Liability Rating
S&P Recovery Rating of the Senior Debt Instrument	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%

  Recovery rate

For Collateral Loans Domiciled in Group C

	Initial Liability Rating
S&P Recovery Rating of the Senior Debt Instrument	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%

  Recovery rate

Sch. D-2

(iii)                If (x) a Collateral Loan does not have an S&P Recovery Rating and such Collateral Loan is a subordinated loan and (y) the issuer of such Collateral Loan has issued another debt instrument that is outstanding and senior to such Collateral Loan that is a Senior Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Loan shall be determined as follows:

For Collateral Loans Domiciled in Groups A and B

S&P Recovery Rating of the Senior Debt Instrument	All Initial Liability Ratings
1+	8%
1	8%
2	8%
3	5%
4	2%
5	-%
6	-%
Recovery rate

For Collateral Loans Domiciled in Group C

S&P Recovery Rating of the Senior Debt Instrument	All Initial Liability Ratings
1+	5%
1	5%
2	5%
3	2%
4	-%
5	-%
6	-%
Recovery rate

Sch. D-3

(b)               If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Recovery rates for obligors Domiciled in Group A, B or C:

	Initial Liability Rating
Priority Category	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans*
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans)
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Unsecured Loans, Second Lien Loans and First Lien/Last Out Loans
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A, B and C	8%	8%	8%	8%	8%	8%

Recovery rate

Group A:	Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, The Netherlands, Norway, Poland, Portugal, Singapore, Spain, Sweden, Switzerland, U.K., U.S.

Group B:	Brazil, Dubai International Finance Centre, Greece, Italy, Mexico, South Africa, Turkey, United Arab Emirates

Group C:	India, Indonesia, Kazakhstan, Russia, Ukraine, Vietnam others

Sch. D-4

*	Solely for the purpose of determining the S&P Recovery Rate for such loan, no loan will constitute a “Senior Secured Loan” unless such loan (a) is secured by a valid first priority security interest in collateral, (b) in the Services Provider’s commercially reasonable judgment (with such determination being made in good faith by the Services Provider at the time of such loan’s purchase and based upon information reasonably available to the Services Provider at such time and without any requirement of additional investigation beyond the Services Provider’s customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal amount of all loans senior or pari passu to such loans and (ii) the outstanding principal balance of such loan, which value may be derived from, among other things, the enterprise value of the issuer of such loan, excluding any loan secured primarily by equity or goodwill and (c) is not secured primarily by common stock or other equity interests (provided that the terms of this footnote may be amended or revised at any time by a written agreement of the Borrower, the Services Provider and the Administrative Agent (without the consent of any Lender), subject to satisfaction of the Rating Condition, in order to conform to S&P then-current criteria for such loans).

Sch. D-5

Section 2. Default Rate Matrix

Collateral Loan rating categories	Tenor (years)	0	1	2	3	4	5	6	7	8	9	10
	AAA	0	3.25E-05	0.000157	0.000415	0.000848	0.001497	0.002404	0.003606	0.005139	0.007037	0.009327
	AA+	0	8.32E-05	0.00037	0.000913	0.001763	0.002964	0.004559	0.006584	0.00907	0.012041	0.015519
	AA	0	0.000177	0.000736	0.001723	0.003178	0.005137	0.007634	0.010693	0.014331	0.018562	0.023388
	AA-	0	0.000494	0.001399	0.002768	0.004649	0.007082	0.0101	0.013728	0.017982	0.022871	0.028394
	A+	0	0.001004	0.002574	0.004745	0.007553	0.011024	0.015179	0.020029	0.025573	0.031802	0.038701
	A	0	0.001983	0.004525	0.007705	0.011588	0.016218	0.021622	0.027805	0.034759	0.042462	0.05088
	A-	0	0.003053	0.006673	0.011	0.016135	0.02214	0.029039	0.036829	0.045478	0.054938	0.065147
	BBB+	0	0.004037	0.008929	0.014842	0.02186	0.030004	0.039242	0.049505	0.060704	0.072732	0.085478
	BBB	0	0.004616	0.010917	0.018957	0.028678	0.039947	0.052585	0.066391	0.08116	0.096695	0.112812
	BBB-	0	0.005243	0.01446	0.027021	0.042297	0.059694	0.078677	0.098774	0.119592	0.140802	0.162142
	BB+	0	0.010516	0.024997	0.042967	0.063757	0.086645	0.110954	0.13609	0.161569	0.187006	0.212111
	BB	0	0.021095	0.046443	0.074759	0.104884	0.135868	0.166978	0.197674	0.227579	0.256447	0.284127
	BB-	0	0.026002	0.058721	0.095363	0.1337	0.172146	0.209665	0.245636	0.279728	0.311806	0.341854
	B+	0	0.032212	0.075975	0.123791	0.171639	0.217484	0.260411	0.300111	0.336603	0.370063	0.400734
	B	0	0.078481	0.14782	0.20935	0.263966	0.312463	0.355596	0.394064	0.428498	0.45945	0.487397
	B-	0	0.108821	0.200102	0.276168	0.339567	0.392721	0.437706	0.4762	0.509515	0.538665	0.564428
	CCC+	0	0.156886	0.280398	0.374298	0.445855	0.501353	0.545408	0.58123	0.611024	0.636306	0.658134
	CCC	0	0.20495	0.346227	0.444862	0.516028	0.56923	0.610357	0.64313	0.669956	0.692431	0.711636
	CCC-	0	0.253013	0.401048	0.498232	0.566449	0.616614	0.654916	0.685123	0.709632	0.730012	0.747318

Collateral Loan rating categories	Tenor (years)	11	12	13	14	15	16	17	18	19	20
	AAA	0.012036	0.015185	0.01879	0.022864	0.027414	0.032445	0.037957	0.043945	0.050402	0.057317
	AA+	0.019516	0.024042	0.029099	0.034686	0.040796	0.047419	0.05454	0.062142	0.070205	0.078706
	AA	0.02881	0.034818	0.041401	0.04854	0.056214	0.064398	0.073065	0.082185	0.091727	0.101658
	AA-	0.034545	0.041309	0.048667	0.056593	0.06506	0.074036	0.083485	0.093374	0.103664	0.114319
	A+	0.046245	0.054404	0.063142	0.072422	0.082203	0.092442	0.103097	0.114125	0.125483	0.137131
	A	0.059969	0.069681	0.079964	0.090761	0.102017	0.113677	0.125687	0.137994	0.150551	0.163312
	A-	0.076035	0.087526	0.099545	0.112016	0.124868	0.138033	0.151447	0.165052	0.178796	0.192632
	BBB+	0.09883	0.11268	0.126926	0.141477	0.156248	0.171165	0.186162	0.201182	0.216177	0.231106
	BBB	0.129347	0.146157	0.163118	0.180128	0.197098	0.21396	0.230656	0.247142	0.263382	0.279351
	BBB-	0.183406	0.204435	0.225111	0.2455	0.26509	0.284293	0.302938	0.321013	0.338517	0.355457
	BB+	0.236673	0.260547	0.283637	0.305888	0.327274	0.347792	0.367453	0.38628	0.404301	0.421552
	BB	0.310543	0.33567	0.359519	0.382126	0.403541	0.423823	0.443036	0.461245	0.478514	0.494906
	BB-	0.369934	0.396148	0.420617	0.443472	0.46484	0.484843	0.503597	0.521206	0.537769	0.553372
	B+	0.428882	0.454761	0.478611	0.500647	0.52106	0.540019	0.557672	0.574151	0.589568	0.604025
	B	0.512744	0.535834	0.556956	0.576354	0.594234	0.610772	0.626116	0.640396	0.653721	0.666186
	B-	0.587403	0.608057	0.626752	0.643779	0.659369	0.673709	0.686956	0.699236	0.710659	0.721316
	CCC+	0.677257	0.694214	0.709405	0.723128	0.735614	0.747042	0.757555	0.76727	0.776282	0.78467
	CCC	0.728321	0.743019	0.756115	0.767895	0.778574	0.788321	0.797265	0.805514	0.813152	0.82025
	CCC-	0.762276	0.775397	0.787047	0.797496	0.806947	0.815554	0.823441	0.830704	0.83742	0.843656

Collateral Loan rating categories	Tenor (years)	21	22	23	24	25	26	27	28	29	30
	AAA	0.064677	0.072467	0.080667	0.089259	0.09822	0.107529	0.117161	0.127094	0.137302	0.147762
	AA+	0.087621	0.096923	0.106587	0.116584	0.126887	0.137468	0.148299	0.159353	0.170604	0.182024
	AA	0.111947	0.12256	0.133465	0.144629	0.156023	0.167615	0.179376	0.191279	0.203298	0.215406
	AA-	0.125301	0.136575	0.148104	0.159855	0.171794	0.18389	0.196113	0.208436	0.220831	0.233274
	A+	0.14903	0.16114	0.173428	0.185858	0.198399	0.211023	0.2237	0.236408	0.249122	0.261821
	A	0.176232	0.189275	0.202402	0.215581	0.228783	0.24198	0.255149	0.268267	0.281317	0.29428
	A-	0.206517	0.220414	0.234289	0.248114	0.261863	0.275516	0.289052	0.302456	0.315715	0.328817
	BBB+	0.245932	0.260627	0.275166	0.28953	0.303702	0.317669	0.331422	0.344952	0.358254	0.371325
	BBB	0.295028	0.310399	0.325456	0.340193	0.354608	0.3687	0.382472	0.395927	0.40907	0.421905
	BBB-	0.371843	0.38769	0.403014	0.417834	0.432169	0.446038	0.45946	0.472454	0.485039	0.497234
	BB+	0.438067	0.453885	0.469042	0.483574	0.497518	0.510905	0.523769	0.536139	0.548043	0.559508
	BB	0.510479	0.52529	0.539391	0.55283	0.565653	0.577902	0.589615	0.600828	0.611574	0.621882
	BB-	0.568096	0.582012	0.595186	0.607676	0.619536	0.630814	0.641554	0.651795	0.661573	0.670921
	B+	0.61761	0.630403	0.642471	0.653877	0.664677	0.67492	0.684649	0.693905	0.702723	0.711136
	B	0.677876	0.688862	0.699209	0.708973	0.718204	0.726947	0.735242	0.743123	0.750623	0.757772
	B-	0.731286	0.740636	0.749425	0.757705	0.765521	0.772912	0.779916	0.786562	0.79288	0.798894
	CCC+	0.792502	0.799834	0.806716	0.81319	0.819294	0.82506	0.830518	0.835692	0.840606	0.84528
	CCC	0.826869	0.833058	0.838861	0.844315	0.849452	0.854301	0.858887	0.863232	0.867355	0.871275
	CCC-	0.849465	0.854892	0.859977	0.864752	0.869248	0.873488	0.877496	0.881292	0.884892	0.888313

Sch. D-6

SCHEDULE E

S&P Recovery Rate Matrix

S&P CDO Monitor Recovery Rates (%)
Case	Loans
1	35.00%
2	35.05%
3	35.10%
4	35.15%
5	35.20%
6	35.25%
7	35.30%
8	35.35%
9	35.40%
10	35.45%
11	35.50%
12	35.55%
13	35.60%
14	35.65%
15	35.70%
16	35.75%
17	35.80%
18	35.85%
19	35.90%
20	35.95%
21	36.00%
22	36.05%
23	36.10%
24	36.15%
25	36.20%
26	36.25%
27	36.30%
28	36.35%
29	36.40%
30	36.45%
31	36.50%
32	36.55%
33	36.60%
34	36.65%
35	36.70%
36	36.75%
37	36.80%
38	36.85%
39	36.90%
40	36.95%
41	37.00%
42	37.05%
43	37.10%
44	37.15%
45	37.20%
46	37.25%
47	37.30%
48	37.35%
49	37.40%
50	37.45%
51	37.50%
52	37.55%
53	37.60%
54	37.65%
55	37.70%
56	37.75%
57	37.80%
58	37.85%
59	37.90%
60	37.95%
61	38.00%
62	38.05%
63	38.10%
64	38.15%
65	38.20%
66	38.25%
67	38.30%
68	38.35%
69	38.40%
70	38.45%
71	38.50%
72	38.55%
73	38.60%
74	38.65%

Sch. E-1

S&P CDO Monitor Recovery Rates (%)
Case	Loans
75	38.70%
76	38.75%
77	38.80%
78	38.85%
79	38.90%
80	38.95%
81	39.00%
82	39.05%
83	39.10%
84	39.15%
85	39.20%
86	39.25%
87	39.30%
88	39.35%
89	39.40%
90	39.45%
91	39.50%
92	39.55%
93	39.60%
94	39.65%
95	39.70%
96	39.75%
97	39.80%
98	39.85%
99	39.90%
100	39.95%
101	40.00%
102	40.05%
103	40.10%
104	40.15%
105	40.20%
106	40.25%
107	40.30%
108	40.35%
109	40.40%
110	40.45%
111	40.50%
112	40.55%
113	40.60%
114	40.65%
115	40.70%
116	40.75%
117	40.80%
118	40.85%
119	40.90%
120	40.95%
121	41.00%
122	41.05%
123	41.10%
124	41.15%
125	41.20%
126	41.25%
127	41.30%
128	41.35%
129	41.40%
130	41.45%
131	41.50%
132	41.55%
133	41.60%
134	41.65%
135	41.70%
136	41.75%
137	41.80%
138	41.85%
139	41.90%
140	41.95%
141	42.00%
142	42.05%
143	42.10%
144	42.15%
145	42.20%
146	42.25%
147	42.30%
148	42.35%
149	42.40%
150	42.45%
151	42.50%
152	42.55%
153	42.60%
154	42.65%
155	42.70%
156	42.75%
157	42.80%
158	42.85%

Sch. E-2

S&P CDO Monitor Recovery Rates (%)
Case	Loans
159	42.90%
160	42.95%
161	43.00%
162	43.05%
163	43.10%
164	43.15%
165	43.20%
166	43.25%
167	43.30%
168	43.35%
169	43.40%
170	43.45%
171	43.50%
172	43.55%
173	43.60%
174	43.65%
175	43.70%
176	43.75%
177	43.80%
178	43.85%
179	43.90%
180	43.95%
181	44.00%
182	44.05%
183	44.10%
184	44.15%
185	44.20%
186	44.25%
187	44.30%
188	44.35%
189	44.40%
190	44.45%
191	44.50%
192	44.55%
193	44.60%
194	44.65%
195	44.70%
196	44.75%
197	44.80%
198	44.85%
199	44.90%
200	44.95%
201	45.00%
202	45.05%
203	45.10%
204	45.15%
205	45.20%
206	45.25%
207	45.30%
208	45.35%
209	45.40%
210	45.45%
211	45.50%
212	45.55%
213	45.60%
214	45.65%
215	45.70%
216	45.75%
217	45.80%
218	45.85%
219	45.90%
220	45.95%
221	46.00%
222	46.05%
223	46.10%
224	46.15%
225	46.20%
226	46.25%
227	46.30%
228	46.35%
229	46.40%
230	46.45%
231	46.50%
232	46.55%
233	46.60%
234	46.65%
235	46.70%
236	46.75%
237	46.80%
238	46.85%
239	46.90%
240	46.95%
241	47.00%
242	47.05%

Sch. E-3

S&P CDO Monitor Recovery Rates (%)
Case	Loans
243	47.10%
244	47.15%
245	47.20%
246	47.25%
247	47.30%
248	47.35%
249	47.40%
250	47.45%
251	47.50%
252	47.55%
253	47.60%
254	47.65%
255	47.70%
256	47.75%
257	47.80%
258	47.85%
259	47.90%
260	47.95%
261	48.00%
262	48.05%
263	48.10%
264	48.15%
265	48.20%
266	48.25%
267	48.30%
268	48.35%
269	48.40%
270	48.45%
271	48.50%
272	48.55%
273	48.60%
274	48.65%
275	48.70%
276	48.75%
277	48.80%
278	48.85%
279	48.90%
280	48.95%
281	49.00%
282	49.05%
283	49.10%
284	49.15%
285	49.20%
286	49.25%
287	49.30%
288	49.35%
289	49.40%
290	49.45%
291	49.50%
292	49.55%
293	49.60%
294	49.65%
295	49.70%
296	49.75%
297	49.80%
298	49.85%
299	49.90%
300	49.95%
301	50.00%
302	50.05%
303	50.10%
304	50.15%
305	50.20%
306	50.25%
307	50.30%
308	50.35%
309	50.40%
310	50.45%
311	50.50%
312	50.55%
313	50.60%
314	50.65%
315	50.70%
316	50.75%
317	50.80%
318	50.85%
319	50.90%
320	50.95%
321	51.00%
322	51.05%
323	51.10%
324	51.15%
325	51.20%
326	51.25%

Sch. E-4

S&P CDO Monitor Recovery Rates (%)
Case	Loans
327	51.30%
328	51.35%
329	51.40%
330	51.45%
331	51.50%
332	51.55%
333	51.60%
334	51.65%
335	51.70%
336	51.75%
337	51.80%
338	51.85%
339	51.90%
340	51.95%
341	52.00%
342	52.05%
343	52.10%
344	52.15%
345	52.20%
346	52.25%
347	52.30%
348	52.35%
349	52.40%
350	52.45%
351	52.50%
352	52.55%
353	52.60%
354	52.65%
355	52.70%
356	52.75%
357	52.80%
358	52.85%
359	52.90%
360	52.95%
361	53.00%
362	53.05%
363	53.10%
364	53.15%
365	53.20%
366	53.25%
367	53.30%
368	53.35%
369	53.40%
370	53.45%
371	53.50%
372	53.55%
373	53.60%
374	53.65%
375	53.70%
376	53.75%
377	53.80%
378	53.85%
379	53.90%
380	53.95%
381	54.00%
382	54.05%
383	54.10%
384	54.15%
385	54.20%
386	54.25%
387	54.30%
388	54.35%
389	54.40%
390	54.45%
391	54.50%
392	54.55%
393	54.60%
394	54.65%
395	54.70%
396	54.75%
397	54.80%
398	54.85%
399	54.90%
400	54.95%
401	55.00%

Sch. E-5

SCHEDULE F

S&P Weighted Average Life Matrix

Case	Weighted Average Life Values
1	9.00
2	8.75
3	8.50
4	8.25
5	8.00
6	7.75
7	7.50
8	7.25
9	7.00
10	6.75
11	6.50
12	6.25
13	6.00
14	5.75
15	5.50
16	5.25
17	5.00
18	4.75
19	4.50
20	4.25
21	4.00
22	3.75
23	3.50
24	3.25
25	3.00
26	2.75
27	2.50
28	2.25
29	2.00
30	1.75
31	1.50
32	1.25
33	1.00
34	0.75
35	0.50
36	0.25
37	0.00

Sch. F-1

SCHEDULE G

S&P CDO Monitor Formula Definitions

As used for purposes of the S&P CDO Monitor Test, the following terms shall have the meanings set forth below:

“S&P CDO Monitor Adjusted BDR” means, with respect to the Loans, the threshold value for the S&P CDO Monitor Test, calculated as a percentage by adjusting the S&P CDO Monitor BDR for changes in the Principal Balance of the Collateral Loans relative to the Target Initial Par Amount as follows:

BDR * (OP / NP) + (NP - OP) / (NP * (1 – WARR)), where

Term	Meaning
BDR	S&P CDO Monitor BDR
OP	Target Initial Par Amount
NP	the sum of the Aggregate Principal Balances of the Collateral Loans with an S&P Rating of “CCC-” or higher, Principal Proceeds, the aggregate amount of Undrawn Commitments and the sum of the lower of S&P Recovery Amount or the Market Value of each obligation with an S&P Rating below “CCC-”
WARR	Weighted Average S&P Recovery Rate

“S&P CDO Monitor BDR” means the value calculated using the following formula relating to the Borrower’s portfolio:

S&P CDO Monitor BDR = C0 + (C1 * Weighted Average Spread) + (C2 * Weighted Average S&P Recovery Rate), where C0 = 0.192813, C1 = 2.672953 and C2 = 1.271946. C0, C1 and C2 will not change unless S&P provides an updated S&P CDO Monitor Input File at the request of the Services Provider following the Closing Date.

“S&P CDO Monitor Input File” means a file containing the formula relating to the Borrower’s portfolio used to calculate the S&P CDO Monitor BDR.

“S&P CDO Monitor SDR” means the percentage derived from the following equation:

0.137223 + (SPWARF/8829.01) – (DRD/20413.6) - (ODM/9556.72) - (IDM/2256.55) - (RDM/40.2751) + (WAL/26.7396), where

Term	Meaning
DRD	S&P Default Rate Dispersion
ODM	S&P Obligor Diversity Measure
IDM	S&P Industry Diversity Measure
RDM	S&P Regional Diversity Measure
SPWARF	S&P Weighted Average Rating Factor
WAL	S&P Weighted Average Life

Sch. G-1

“S&P Default Rate Dispersion” means, with respect to all Collateral Loans with an S&P Rating of “CCC-” or higher, (A) the sum of the product of (i) the Principal Balance of each such Collateral Loan and (ii) the absolute value of (x) the S&P Rating Factor minus (y) the S&P Weighted Average Rating Factor divided by (B) the Aggregate Principal Balance for all such Collateral Loans.

“S&P Industry Diversity Measure” means a measure calculated by determining the Aggregate Principal Balance of the Collateral Loans (with an S&P Rating of “CCC-” or higher) within each S&P Industry Classification in the portfolio, then dividing each of these amounts by the Aggregate Principal Balance of the Collateral Loans (with an S&P Rating of “CCC-” or higher) from all the S&P Industry Classifications in the portfolio, squaring the result for each industry, then taking the reciprocal of the sum of these squares.

“S&P Obligor Diversity Measure” means a measure calculated by determining the Aggregate Principal Balance of the Collateral Loans (with an S&P Rating of “CCC-” or higher) from each Obligor and its affiliates, then dividing each such Aggregate Principal Balance by the Aggregate Principal Balance of Collateral Loans (with an S&P Rating of “CCC-” or higher) from all the Obligors in the portfolio, then squaring the result for each Obligor, then taking the reciprocal of the sum of these squares.

“S&P Rating Factor” means, with respect to any Collateral Loan, the value determined (based on the five-year asset default rate multiplied by 10,000) in accordance with the below table (or such other published table by S&P that the Services Provider provides to the Administrative Agent and the Collateral Administrator):

S&P Rating	S&P Rating Factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1,233.63
BB-	1,565.44
B+	1,982.00
B	2,859.50
B-	3,610.11
CCC+	4,641.00
CCC	5,293.00
CCC-	5,751.10
CC	10,000.00
SD	10,000.00
D	10,000.00

Sch. G-2

“S&P Regional Diversity Measure” means a measure calculated by determining the Aggregate Principal Balance of the Collateral Loans (with an S&P Rating of “CCC-” or higher) within each S&P region set forth in the table set forth below, then dividing each of these amounts by the Aggregate Principal Balance of the Collateral Loans (with an S&P Rating of “CCC-” or higher) from all S&P regions in the portfolio, squaring the result for each region, then taking the reciprocal of the sum of these squares.

“S&P Weighted Average Life” means, on any date of determination, a number calculated by determining the number of years between the current date and the maturity date of each Collateral Loan (with an S&P Rating of “CCC-” or higher), multiplying each Collateral Loan’s Principal Balance by its number of years, summing the results of all Collateral Loans in the portfolio, and dividing such amount by the Aggregate Principal Balance of all Collateral Loans (with an S&P Rating of “CCC-” or higher).

“S&P Weighted Average Rating Factor” means, with respect to all Collateral Loans with an S&P Rating of “CCC-” or higher, (A) the sum of the product of (i) the Principal Balance of each such Collateral Loan and (ii) S&P Rating Factor divided by (B) the Aggregate Principal Balance for all such Collateral Loans.

“Target Initial Par Amount” means $446,000,000.

Sch. G-3

Region Code	Region Name	Country Code	Country Name
17	Africa: Eastern	253	Djibouti
17	Africa: Eastern	291	Eritrea
17	Africa: Eastern	251	Ethiopia
17	Africa: Eastern	254	Kenya
17	Africa: Eastern	252	Somalia
17	Africa: Eastern	249	Sudan
12	Africa: Southern	247	Ascension
12	Africa: Sub-Saharan	267	Botswana
12	Africa: Sub-Saharan	266	Lesotho
12	Africa: Sub-Saharan	230	Mauritius
12	Africa: Sub-Saharan	264	Namibia
12	Africa: Sub-Saharan	248	Seychelles
12	Africa: Sub-Saharan	27	South Africa
12	Africa: Sub-Saharan	290	St. Helena
12	Africa: Sub-Saharan	268	Swaziland
13	Africa: Sub-Saharan	244	Angola
13	Africa: Sub-Saharan	226	Burkina Faso
13	Africa: Sub-Saharan	257	Burundi
13	Africa: Sub-Saharan	225	Cote d’lvoire
13	Africa: Sub-Saharan	240	Equatorial Guinea
13	Africa: Sub-Saharan	241	Gabonese Republic
13	Africa: Sub-Saharan	220	Gambia
13	Africa: Sub-Saharan	233	Ghana
13	Africa: Sub-Saharan	224	Guinea
13	Africa: Sub-Saharan	245	Guinea-Bissau
13	Africa: Sub-Saharan	231	Liberia
13	Africa: Sub-Saharan	261	Madagascar
13	Africa: Sub-Saharan	265	Malawi
13	Africa: Sub-Saharan	223	Mali
13	Africa: Sub-Saharan	222	Mauritania
13	Africa: Sub-Saharan	258	Mozambique
13	Africa: Sub-Saharan	227	Niger
13	Africa: Sub-Saharan	234	Nigeria
13	Africa: Sub-Saharan	250	Rwanda
13	Africa: Sub-Saharan	239	Sao Tome & Principe
13	Africa: Sub-Saharan	221	Senegal
13	Africa: Sub-Saharan	232	Sierra Leone
13	Africa: Sub-Saharan	255	Tanzania/Zanzibar
13	Africa: Sub-Saharan	228	Togo
13	Africa: Sub-Saharan	256	Uganda
13	Africa: Sub-Saharan	260	Zambia
13	Africa: Sub-Saharan	263	Zimbabwe
13	Africa: Sub-Saharan	229	Benin

Sch. G-4

13	Africa: Sub-Saharan	237	Cameroon
13	Africa: Sub-Saharan	238	Cape Verde Islands
13	Africa: Sub-Saharan	236	Central African Republic
13	Africa: Sub-Saharan	235	Chad
13	Africa: Sub-Saharan	269	Comoros
13	Africa: Sub-Saharan	242	Congo-Brazzaville
13	Africa: Sub-Saharan	243	Congo-Kinshasa
3	Americas: Andean	591	Bolivia
3	Americas: Andean	57	Colombia
3	Americas: Andean	593	Ecuador
3	Americas: Andean	51	Peru
3	Americas: Andean	58	Venezuela
4	Americas: Mercosur and Southern Cone	54	Argentina
4	Americas: Mercosur and Southern Cone	55	Brazil
4	Americas: Mercosur and Southern Cone	56	Chile
4	Americas: Mercosur and Southern Cone	595	Paraguay
4	Americas: Mercosur and Southern Cone	598	Uruguay
1	Americas: Mexico	52	Mexico
2	Americas: Other Central and Caribbean	1264	Anguilla
2	Americas: Other Central and Caribbean	1268	Antigua
2	Americas: Other Central and Caribbean	1242	Bahamas
2	Americas: Other Central and Caribbean	246	Barbados
2	Americas: Other Central and Caribbean	501	Belize
2	Americas: Other Central and Caribbean	441	Bermuda
2	Americas: Other Central and Caribbean	284	British Virgin Islands
2	Americas: Other Central and Caribbean	345	Cayman Islands
2	Americas: Other Central and Caribbean	506	Costa Rica
2	Americas: Other Central and Caribbean	809	Dominican Republic
2	Americas: Other Central and Caribbean	503	El Salvador
2	Americas: Other Central and Caribbean	473	Grenada
2	Americas: Other Central and Caribbean	590	Guadeloupe
2	Americas: Other Central and Caribbean	502	Guatemala
2	Americas: Other Central and Caribbean	504	Honduras
2	Americas: Other Central and Caribbean	876	Jamaica
2	Americas: Other Central and Caribbean	596	Martinique
2	Americas: Other Central and Caribbean	505	Nicaragua
2	Americas: Other Central and Caribbean	507	Panama
2	Americas: Other Central and Caribbean	869	St. Kitts/Nevis
2	Americas: Other Central and Caribbean	758	St. Lucia
2	Americas: Other Central and Caribbean	784	St. Vincent & Grenadines
2	Americas: Other Central and Caribbean	597	Suriname
2	Americas: Other Central and Caribbean	868	Trinidad& Tobago
2	Americas: Other Central and Caribbean	649	Turks & Caicos
2	Americas: Other Central and Caribbean	297	Aruba
2	Americas: Other Central and Caribbean	53	Cuba

Sch. G-5

2	Americas: Other Central and Caribbean	599	Curacao
2	Americas: Other Central and Caribbean	767	Dominica
2	Americas: Other Central and Caribbean	594	French Guiana
2	Americas: Other Central and Caribbean	592	Guyana
2	Americas: Other Central and Caribbean	509	Haiti
2	Americas: Other Central and Caribbean	664	Montserrat
101	Americas: U.S. and Canada	2	Canada
101	Americas: U.S. and Canada	1	USA
7	Asia: China, Hong Kong, Taiwan	86	China
7	Asia: China, Hong Kong, Taiwan	852	Hong Kong
7	Asia: China, Hong Kong, Taiwan	886	Taiwan
5	Asia: India, Pakistan and Afghanistan	93	Afghanistan
5	Asia: India, Pakistan and Afghanistan	91	India
5	Asia: India, Pakistan and Afghanistan	92	Pakistan
6	Asia: Other South	880	Bangladesh
6	Asia: Other South	975	Bhutan
6	Asia: Other South	960	Maldives
6	Asia: Other South	977	Nepal
6	Asia: Other South	94	Sri Lanka
8	Asia: Southeast, Korea and Japan	673	Brunei
8	Asia: Southeast, Korea and Japan	855	Cambodia
8	Asia: Southeast, Korea and Japan	62	Indonesia
8	Asia: Southeast, Korea and Japan	81	Japan
8	Asia: Southeast, Korea and Japan	856	Laos
8	Asia: Southeast, Korea and Japan	60	Malaysia
8	Asia: Southeast, Korea and Japan	95	Myanmar
8	Asia: Southeast, Korea and Japan	850	North Korea
8	Asia: Southeast, Korea and Japan	63	Philippines
8	Asia: Southeast, Korea and Japan	65	Singapore
8	Asia: Southeast, Korea and Japan	82	South Korea
8	Asia: Southeast, Korea and Japan	66	Thailand
8	Asia: Southeast, Korea and Japan	84	Vietnam
8	Asia: Southeast, Korea and Japan	670	East Timor
105	Asia-Pacific: Australia and New Zealand	61	Australia
105	Asia-Pacific: Australia and New Zealand	682	Cook Islands
105	Asia-Pacific: Australia and New Zealand	64	New Zealand
9	Asia-Pacific: Islands	679	Fiji
9	Asia-Pacific: Islands	689	French Polynesia
9	Asia-Pacific: Islands	686	Kiribati
9	Asia-Pacific: Islands	691	Micronesia
9	Asia-Pacific: Islands	674	Nauru
9	Asia-Pacific: Islands	687	New Caledonia
9	Asia-Pacific: Islands	680	Palau
9	Asia-Pacific: Islands	675	Papua New Guinea
9	Asia-Pacific: Islands	685	Samoa

Sch. G-6

9	Asia-Pacific: Islands	677	Solomon Islands
9	Asia-Pacific: Islands	676	Tonga
9	Asia-Pacific: Islands	688	Tuvalu
9	Asia-Pacific: Islands	678	Vanuatu
15	Europe: Central	420	Czech Republic
15	Europe: Central	372	Estonia
15	Europe: Central	36	Hungary
15	Europe: Central	371	Latvia
15	Europe: Central	370	Lithuania
15	Europe: Central	48	Poland
15	Europe: Central	421	Slovak Republic
16	Europe: Eastern	355	Albania
16	Europe: Eastern	387	Bosnia and Herzegovina
16	Europe: Eastern	359	Bulgaria
16	Europe: Eastern	385	Croatia
16	Europe: Eastern	383	Kosovo
16	Europe: Eastern	389	Macedonia
16	Europe: Eastern	382	Montenegro
16	Europe: Eastern	40	Romania
16	Europe. Eastern	381	Serbia
16	Europe: Eastern	90	Turkey
14	Europe: Russia & CIS	374	Armenia
14	Europe: Russia & CIS	994	Azerbaijan
14	Europe: Russia & CIS	375	Belarus
14	Europe: Russia & CIS	995	Georgia
14	Europe: Russia & CIS	8	Kazakhstan
14	Europe: Russia & CIS	996	Kyrgyzstan
14	Europe: Russia & CIS	373	Moldova
14	Europe: Russia & CIS	976	Mongolia
14	Europe: Russia & CIS	7	Russia
14	Europe: Russia & CIS	992	Tajikistan
14	Europe: Russia & CIS	993	Turkmenistan
14	Europe: Russia & CIS	380	Ukraine
14	Europe: Russia & CIS	998	Uzbekistan
102	Europe: Western	376	Andorra
102	Europe: Western	43	Austria
102	Europe: Western	32	Belgium
102	Europe: Western	357	Cyprus
102	Europe: Western	45	Denmark
102	Europe: Western	358	Finland
102	Europe: Western	33	France
102	Europe: Western	49	Germany
102	Europe: Western	30	Greece
102	Europe: Western	354	Iceland
102	Europe: Western	353	Ireland

Sch. G-7

102	Europe: Western	101	Isle of Man
102	Europe: Western	39	Italy
102	Europe: Western	102	Liechtenstein
102	Europe: Western	352	Luxembourg
102	Europe: Western	356	Malta
102	Europe: Western	377	Monaco
102	Europe: Western	31	Netherlands
102	Europe: Western	47	Norway
102	Europe: Western	351	Portugal
102	Europe: Western	386	Slovenia
102	Europe: Western	34	Spain
102	Europe: Western	46	Sweden
102	Europe: Western	41	Switzerland
102	Europe: Western	44	United Kingdom
10	Middle East: Gulf States	973	Bahrain
10	Middle East: Gulf States	98	Iran
10	Middle East: Gulf States	964	Iraq
10	Middle East: Gulf States	965	Kuwait
10	Middle East: Gulf States	968	Oman
10	Middle East: Gulf States	974	Qatar
10	Middle East: Gulf States	966	Saudi Arabia
10	Middle East: Gulf States	971	United Arab Emirates
10	Middle East: Gulf States	967	Yemen
11	Middle East: MENA	213	Algeria
11	Middle East: MENA	20	Egypt
11	Middle East: MENA	972	Israel
11	Middle East: MENA	962	Jordan
11	Middle East: MENA	961	Lebanon
11	Middle East: MENA	212	Morocco
11	Middle East: MENA	970	Palestinian Settlements
11	Middle East: MENA	963	Syrian Arab Republic
11	Middle East: MENA	216	Tunisia
11	Middle East: MENA	1212	Western Sahara
11	Middle East: MENA	218	Libya

Sch. G-8

EXHIBIT A

[FORM OF NOTE FOR [REVOLVING][TERM] LOANS]

$__________	_________, ____

FOR VALUE RECEIVED, the undersigned, ORCC Financing IV LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to [______] (the “Lender”), or registered assigns, in lawful money of the United States of America and in immediately available funds, the principal amount of [___________________] DOLLARS. The principal amount shall be paid in the amounts and on the dates specified in the Credit Agreement. The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The holder of this Note is authorized to endorse on Schedule I annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each [Revolving][Term] Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof and each continuation thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such [Revolving][Term] Loan.

This Note (a) is a term Note and evidences the [Revolving][Term] Loans made by the Lender under, and is one of the Notes referred to in, the Credit Agreement, dated as of August 2, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time Société Générale, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Markets Service LLC, as Document Custodian, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exh. A-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Except as permitted by Section 12.6 of the Credit Agreement, this Note may not be participated by the Lender to any other Person. Without limiting the generality of the foregoing, this Note may be participated in whole or in part only by registration of such participation on the Participant Register.

Except as permitted by Section 12.6 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person. Without limiting the generality of the foregoing, this Note may be assigned in whole or in part only by registration of such assignment or sale on the Register.

The failure to provide the Borrower and its agents with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an Internal Revenue Service Form W-9 or Form W-8, as applicable (or applicable successor form)) or the failure to provide or update its FATCA information may result in withholding from payments in respect of the Note, including U.S. federal withholding or back-up withholding. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any legislation, law, regulation, guidance notes or practice enacted or promulgated pursuant to an intergovernmental agreement entered into in connection with such Sections of the Code. Solely for the purposes of this paragraph, “FATCA” shall include any amendment made to FATCA after the date of the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

ORCC FINANCING IV LLC

By:
Name:
Title:

Exh. A-2

SCHEDULE I

This Note evidences the [Revolving][Term] Loans made by [______] (the “Lender”) to ORCC FINANCING IV LLC (the “Borrower”) under the Credit Agreement dated as of August 2, 2019 among the Borrower, as borrower, the Lenders party thereto from time to time, Société Générale, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Markets Service LLC, as Document Custodian, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

DATE	PRINCIPAL AMOUNT LOANED	PRINCIPAL AMOUNT PAID OR PREPAID	PRINCIPAL BALANCE OUTSTANDING	NOTATION BY

Exh. A-3

EXHIBIT B

[FORM OF NOTICE OF BORROWING]

[Date]

Société Générale,
as Administrative Agent
New York, NY 10167
Attention: Julien Thinat
Tel.: (212)-278-7598
Email: julien.thinat@sgcib.com

with a copy to:

Société Générale
480 Washington Blvd
Jersey City, NJ 07310
Tel.: (201)-839-8460
Fax: 201-693-4233
Attention: Cheriese Brathwaite
Email: oper-fin-serv.us@sgss.socgen.com

This Notice of Borrowing is made pursuant to Section 2.2 of that certain Credit Agreement dated as of August 2, 2019 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among ORCC Financing IV LLC as borrower (the “Borrower”), the Lenders parties thereto from time to time (collectively, the “Lenders”), Société Générale, as administrative agent (the “Administrative Agent”), State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Market Services LLC, as Document Custodian. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

1.	The Borrower hereby requests that on ______________, ____ (the “Borrowing Date”) it receive a Borrowing of [Revolving][Term] Loans under the Credit Agreement in an aggregate principal amount of _____________ Dollars ($_______) (the “Requested Amount”).

2.	The Borrower hereby gives notice of its request for such [Revolving][Term] Loans in the aggregate principal amount equal to the Requested Amount to the Lenders and the Administrative Agent pursuant to Section 2.2 of the Credit Agreement and requests the Lenders to remit, or cause to be remitted, the proceeds thereof to the Collection Account in its respective Percentage Share of the Requested Amount.

Exh. B-1

3.	The Borrower certifies that immediately after giving effect to the proposed Borrowing on the Borrowing Date each of the applicable conditions precedent set forth in Section 3.2 of the Credit Agreement is satisfied, including:

[(i) the conditions precedent set forth in Section 3.1 of the Credit Agreement shall have been fully satisfied on or prior to the Borrowing Date referred to above;

(ii)	The Agents shall have received evidence satisfactory to the Administrative Agent and the Lenders that (w) the grant of security pursuant to the Granting Clause herein of all of the Borrower’s right, title and interest in and to the Collateral pledged to the Collateral Agent on the Closing Date shall be effective in all relevant jurisdictions, (x) delivery of such Collateral in accordance with Section 8.7 of the Credit Agreement to the Custodian or the Document Custodian, as applicable, shall have been effected, (y) the Borrower (or the Services Provider on behalf of the Borrower) will deliver copies of all Related Contracts in its possession to the Document Custodian in accordance with Sections 5.26 and 14.1(b) of the Credit Agreement and (z) the Collateral Agent (for the benefit of the Secured Parties) shall have a security interest in such Collateral.

(iii)	The Agents shall have received a certificate of an Authorized Officer of the Services Provider (which certificate shall include a schedule listing the Collateral Loans owned by the Borrower on the Initial Borrowing Date), to the effect that, (1) in the case of each item of Collateral pledged to the Collateral Agent, on the Initial Borrowing Date and immediately prior to the delivery thereof on or prior to the Initial Borrowing Date, (A)(w) the Borrower is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for Permitted Liens and those which have been released on or prior to the Initial Borrowing Date; (x) the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (w) above; (y) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than pursuant to this Agreement; and (z) the Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (B) upon grant by the Borrower, the Collateral Agent has a first priority perfected security interest in the Collateral, except in respect of any Permitted Lien or as otherwise permitted by this Agreement and (2) immediately before and after giving effect to the Borrowings, the Overcollateralization Ratio Test shall be satisfied (as demonstrated in a writing attached to the certificate of the Services Provider).][1]

1 To be added only for the Initial Borrowing

Exh. B-2

(1)	immediately after giving effect to such Borrowing (and, for the avoidance of doubt, if any of the following limits would be exceeded on a pro forma basis, such Borrowing shall not be permitted),

(i) in the case of the Borrowing of a Revolving Loan, (x) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Total Revolving Commitment as in effect on such Borrowing Date and (y) the Senior Advance Rate Test is satisfied; and

(ii) in the case of the Borrowing of a Term Loan, the aggregate outstanding principal amount of the Term Loans shall not exceed the Total Term Commitment as in effect on such Borrowing Date;

(2)	no Commitment Shortfall shall exist after giving effect to such Borrowing;

(3)	[immediately before and after such Borrowing, no Default shall have occurred and be continuing both before and after giving effect to the funding of such Loan;

(4)	the representations and warranties of the Borrower contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both before and after giving effect to the funding of such Loan;

(5)	no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or, to the actual knowledge of a Senior Authorized Officer of the Borrower, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the funding or repayment of the Loans or the consummation of the transactions among the Borrower, the Services Provider, the Lenders and the Agents contemplated by this Agreement;

(6)	each of the Loan Documents remains in full force and effect and is the binding and enforceable obligation of the Borrower and the Services Provider, in each case, to the extent such Person is a party thereto (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders); and

(7)	immediately before and after giving effect to the requested Borrowing, the Eligibility Criteria shall be satisfied (as certified in a writing attached to such Notice of Borrowing)][2]

IN WITNESS WHEREOF, this Notice of Borrowing has been executed as of the date first written above.

2 Omit paragraphs 3 through 7 in the case of Revolving Loans obtained to fund Unfunded Amounts.

Exh. B-3

ORCC FINANCING IV LLC

By:
Name:
Title:

Exh. B-4

Schedule I
to Notice of Borrowing

Calculation of the Eligibility Criteria

Exh. B-5

EXHIBIT C

[FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT]

Dated as of [_____]

Reference is made to the Credit Agreement, dated as of August 2, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ORCC Financing IV LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time, Société Générale, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”), State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Market Services LLC, as Document Custodian. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule I hereto (the “Assignor”) and the Assignee identified on Schedule I hereto (the “Assignee”) agree as follows:

(i)              The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases [for an agreed consideration] [for a purchase price of [____]]3 and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described on Schedule I hereto (the “Assigned Interest”).

(ii)             The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interests being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Services Provider or the performance or observance by the Borrower or the Services Provider of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches all Notes held by it evidencing the Assigned Interest and (1) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (2) if the Assignor has retained any Loans, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3 Insert the applicable formulation, based on the parties’ preference.

Exh. C-1

(iii)           The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements and other information delivered pursuant to Section 5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (c) agrees that, except as may be otherwise expressly agreed in writing between the Assignee, on the one hand, and the Assignor, an Agent or a Lender, as the case may be, on the other hand, it will, independently and without reliance upon the Assignor, such Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement (including Section 11.4(d) thereof) and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) represents and warrants that it (and each account for which it is acquiring the Assigned Interest) is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act.

(iv)           The effective date of this Assignment and Assumption Agreement shall be the Effective Date of Assignment described on Schedule I hereto (the “Effective Date”). Following the execution of this Assignment and Assumption Agreement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.

(v)            Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date]4. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

(vi)           From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

4 Insert the applicable formulation, based on the agreement of the parties. If the latter formulation is used, consider including the amount of accrued interest payable by the Assignee to the Assignor.

Exh. C-2

(vii)          This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(viii)         This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. This Assignment and Assumption Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Remainder of page intentionally left blank | signature page follows]

Exh. C-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written by their respective duly authorized officers.

[INSERT NAME OF ASSIGNOR],
as Assignor

By:
Authorized Signatory

[INSERT NAME OF ASSIGNEE],
as Assignee

By:
Authorized Signatory

Exh. C-4

Schedule I
to Assignment and Assumption Agreement

Name of Assignor:

Name and address of Assignee:

Effective Date of Assignment:

Principal Amount of Loans Assigned:	$______

Percentage of Loans Assigned:	____%

U.S. Tax Compliance Certificate and applicable withholding forms (select one):

☐	Attached

☐	Previously provided

Exh. C-5

EXHIBIT D

Scope of Collateral Report

1.	The Aggregate Principal Balance of all Collateral Loans and Equity Securities

2.	The Balance of all Eligible Investments and Cash in each of (together with location of each such Account):

a.	The Collection Account

b.	The Payment Account

c.	The Future Funding Reserve Account

d.	The Interest Reserve Account

e.	The Lender Collateral Account (and each Lender Collateral Subaccount)

f.	The Custodial Account

g.	The Closing Expense Account

3.	Commitment, rating of and outstanding amounts for the Loans

4.	The nature, source and amount of any proceeds in the Collection Account (including Principal Proceeds and Interest Proceeds received since the date of determination of the last Collateral Report or Payment Date Report) and the Future Funding Reserve Account

5.	Compliance level of Coverage Tests vs. test level then in effect

a.	Calculation of Overcollateralization Ratio

b.	Calculation of Interest Coverage Ratio

6.	Compliance with Collateral Quality Test

a.	Minimum Weighted Average Spread Test

b.	Maximum Weighted Average Life Test

c.	Minimum Diversity Score Test

d.	Minimum Weighted Average S&P Recovery Rate Test

Exh. D-1

7.	Compliance with Concentration Limitations

a.	S&P Industry Classification

b.	Obligor concentrations

c.	First Lien/Last Out Loans and Second Lien Loans

d.	Fixed Rate Obligations

e.	Eligible Cov-Lite Loans

f.	DIP Loans

g.	Current Pay Obligations

h.	Collateral Loans that permit payment of interest less frequently than quarterly

i.	Revolving Collateral Loans and Delayed Funding Loans

j.	Discount Loans

k.	Aggregate Participation Exposure

l.	The country of Domicile

m.	CCC Collateral Loans

n.	Collateral Loans for which the Obligor has a trailing twelve month EBITDA of less than $15,000,000 at the time of acquisition

o.	Long-Dated Loans

8.	Listing of all Collateral Loans with attributes including

a.	Obligor name

b.	Maximum Principal Balance (commitment amount)

c.	Principal Balance (outstanding amount)

d.	Exposure Amount

e.	Unsettled Amount

f.	S&P Industry Classification

g.	Whether each loan is fixed or floating

Exh. D-2

h.	Spread over the applicable index or benchmark rate (for Floating Rate Obligations)

i.	Interest coupon (for Fixed Rate Obligations)

j.	Maturity date

k.	S&P Rating, unless such rating is based on a Credit Estimate unpublished by S&P (and, in the event of a downgrade or withdrawal of the applicable S&P Rating, the prior rating and the date such S&P Rating was changed)

l.	S&P Recovery Rate

m.	Whether such Collateral Loan is a Credit Risk Loan, Credit Improved Loan, Defaulted Loan, Current Pay Obligation, Discount Loan, CCC Collateral Loan or First Lien/Last Out Loan

n.	Country of Domicile

o.	Frequency of interest payment

p.	Revolving Collateral Loans or Delayed Funding Loans

q.	Whether such Collateral Loan is a DIP Loan, is owned via Participation Interest or is an Eligible Cov-Lite Loan

r.	The LIBOR floor in effect (if any) for each Collateral Loan

s.	Whether such Collateral Loan is a Post-Transition S&P CCC Collateral Loan

t.	Details of any Specified Change to any Related Contract with respect to such Collateral Loan

9.	Collateral Loan rating status (listing of all Collateral Loans)

a.	Obligor name

b.	Collateral Loan purchase date

c.	S&P Rating, unless such rating is based on a Credit Estimate unpublished by S&P (and, in the event of a downgrade or withdrawal of the applicable S&P Rating, the prior rating and the date such S&P Rating was changed)

d.	Credit Estimate issue date (if applicable)

e.	Date of expiry of Credit Estimate (if applicable)

f.	Date of last amendment

Exh. D-3

10.	For Defaulted Loans

a.	Default Date

b.	Days in Default

c.	Principal Balance

d.	Principal Collateralization Amount (and the method of calculation thereof)

e.	If an Appraisal has been received in last 3 months

f.	Appraisal Value

g.	Whether any default of the type specified in clauses (a) and (b) of the definition of “Defaulted Loan” is unrelated to credit-related issues

11.	Participation Interests

a.	All loans owned via Participation Interest

b.	Selling Institution for each Participation Interest

c.	S&P Rating for each Selling Institution

12.	Weighted Average S&P Recovery Rate

13.	Diversity Score

14.	List of all First Lien/Last Out Loans

15.	List all Discount Loans and applicable purchase price

16.	List all Defaulted Loans

17.	List all Long-Dated Loans

18.	Five S&P Monitor benchmarks

19.	S&P Rating

20.	Calculation of concentration of Collateral Loans whose Obligors have a trailing twelve month EBITDA of less than $15,000,000 at the time of such acquisition

21.	List of all unelevated participations

22.	Assets purchased or sold within the Due Period including

a.	Facility Name

Exh. D-4

b.	Trade/Settlement Dates

c.	Reason for sale/ Transaction Motivation (e.g. Discretionary, Credit Risk, Credit Improved)

d.	Purchaser or seller is an affiliate of the Borrower?

e.	Par amount

f.	Price

g.	Proceeds

h.	Accrued interest

Exh. D-5

EXHIBIT E

Scope of Payment Date Report

1.	Quarterly Payment Date waterfall list application of all Interest Proceeds and Principal Proceeds

2.	Beginning and ending balance of the Loans

3.	Beginning and ending balance of all Covered Accounts

4.	Calculations of the Collateral Quality Test and Coverage Tests

Exh. E-1

EXHIBIT F

Scope of Asset-Level Reporting to Lenders

1.	At the request of the Majority Lenders (which request may only be made once every 12 months unless an Event of Default has occurred and is continuing or any of the Coverage Tests are not satisfied, in which case such request may be made without any limitation), an information package (which may be provided via access to an online data site to be specified to the Lenders by the Borrower) with respect to each asset that is Pledged Collateral, which will contain information as requested by the Majority Lenders, which may include credit agreements, amendments thereto, financial information (including any “Management Discussion and Analysis” provided by such Obligor), financial statements and other summary financial data, and other material information as provided by such Obligor with respect to the applicable Related Contracts (the “Asset Report”).

2.	Beginning on the first Quarterly Payment Date, an information package (which may be provided via access to an online data site to be specified to the Lenders by the Borrower) to be provided on the 15th day of each calendar month (or if such date is not a Business Day, the next succeeding Business Day), which will contain information with respect to all amendments to any Related Contracts. Such information package will be sorted by sections with credits that require Credit Estimates to be listed first and will also include the Obligor’s name, date of each amendment to any such Related Contracts and a summary of each such amendment.

3.	At any time that an Event of Default has occurred and is continuing or any of the Coverage Tests are not satisfied, any Lender may request the following information: (i) the Asset Report to be delivered on a weekly basis, (ii) the information package referred to in paragraph (2) above to be delivered on an every two-week basis and (iii) all other material information received by the Borrower from each Obligor and its Affiliates with respect to the applicable Related Contracts.

Exh. F-1

EXHIBIT G

[Form of Retention Letter]

OWL ROCK CAPITAL CORPORATION

[Address]

[Date]

ORCC Financing IV LLC
399 Park Avenue, 38th Floor
New York, New York 10022
Attention: Bryan Cole

Société Générale,
as Administrative Agent
245 Park Avenue, 4th Floor
New York, NY 10167
Attention: Julien Thinat
Tel.: (212)-278-7598
Email: julien.thinat@sgcib.com

with a copy to:

Société Générale
480 Washington Blvd
Jersey City, NJ 07310
Tel.: (201)-839-8460
Fax: 201-693-4233
Attention: Cheriese Brathwaite
Email: oper-fin-serv.us@sgss.socgen.com

[Affected Lender(s)]

Re:	Retention of Net Economic Interest

1.             This letter is being delivered in connection with the Credit Agreement dated as of August 2, 2019 (the “Credit Agreement”) among ORCC Financing IV LLC as borrower (the “Borrower”), the financial institutions referred to as “Lenders” in the Credit Agreement, State Street Bank and Trust Company, in its capacities as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Market Services LLC, as Document Custodian, and Société Générale, as Administrative Agent. Pursuant to the terms of the Credit Agreement, Owl Rock Capital Corporation (the “Retention Holder”) will act as retention holder for the purposes of the EU Retention Requirements. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

Exh. G-1

2.             It is acknowledged that clause (f) of the definition of “Eligibility Criteria” in the Credit Agreement provides for the following requirements to be satisfied as of the date of each acquisition of a Collateral Loan (including in connection with a substitution pursuant to Section 10.01(a)(vii) of the Credit Agreement):

“(f)     if an acquisition or substitution of a Collateral Loan occurs on such date of determination, as of such date, or, if not, as of the most recent date preceding such date of determination on which an acquisition or substitution of a Collateral Loan occurred, the aggregate outstanding principal amount of all Collateral Loans held by the Borrower (immediately following any acquisition or substitution of any Collateral Loans on such date of determination) in respect of which the Retention Holder, either itself or through related entities (including the Borrower), directly or indirectly, was involved or will be involved in negotiating the original agreement which created the relevant Collateral Loan is greater than 50% of the aggregate outstanding principal amount of all Collateral Loans then held by the Borrower.”

3.             The Retention Holder hereby irrevocably and unconditionally undertakes and agrees for the benefit of the Borrower, the Administrative Agent and each Affected Lender for so long as any Obligation remains outstanding and the EU Retention Requirements so require:

a.	that it will retain as originator for the purposes of the EU Retention Requirements, on an ongoing basis, a material net economic interest in the securitisation transaction contemplated by the Loan Documents in the form specified in paragraph (d) of Article 6(3) of the Securitisation Regulation by holding 100% of the Equity Interests in the Borrower (the “Retained Interest”);

b.	that at any time the excess of (i) the sum of the Aggregate Principal Balance of all Collateral Loans then held by the Borrower and the amount then standing to the credit of the Principal Collection Account (including any portion of such amount invested in Eligible Investments) (the “Aggregate Principal Asset Balance”) over (ii) the aggregate principal amount of all Loans outstanding at such time shall be equal to or greater than 5% of the Aggregate Principal Asset Balance;

c.	that it shall not, and shall procure that its Affiliates do not, sell, hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, except to the extent permitted in accordance with the EU Retention Requirements;

d.	that it established the transaction contemplated by the Credit Agreement and the other Loan Documents;

e.	that, on any date on which the Borrower acquires a Collateral Loan or a Collateral Loan is substituted by the Borrower, the aggregate outstanding principal amount of all Collateral Loans held by the Borrower (immediately following any acquisition, or substitution of any Collateral Loans on such date of determination) in respect of which the Retention Holder, either itself or through related entities (including the Borrower), directly or indirectly, was involved or will be involved in negotiating the original agreement which created the relevant Collateral Loan (such Collateral Loans, “Retention Holder Originated Collateral Loans”) will be greater than 50% of the aggregate outstanding principal amount of all Collateral Loans then held by the Borrower;

Exh. G-2

f.	that it has a business strategy and the capacity to meet payment obligations consistent with a broader business enterprise and involving material support from capital, assets, fees or other income available to it, relying neither on the Collateral Loans or other exposures securitized by it nor on the Retained Interest or any other interests retained or proposed to be retained, as well as any corresponding income from such exposures and interests;

g.	that its responsible decision-makers have the required experience to enable it to pursue its business strategy, as well as an adequate corporate governance arrangement;

h.	that each Retention Holder Originated Collateral Loan acquired by or substituted to, the Borrower, whether prior to or following the Closing Date, has been and will be originated on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and it has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of each obligor’s creditworthiness;

i.	that it has not and will not select Collateral Loans to be acquired by or substituted to, the Borrower with the aim of rendering losses on such Collateral Loans, measured over the period during which Obligations are outstanding higher than the losses over the same period on comparable assets held on its balance sheet;

j.	that it will confirm in writing its continued compliance with the requirements set forth in clauses (a) through (i) above to the Borrower (who shall furnish such information to the Administrative Agent for distribution to each Affected Lender):

i.	on a monthly basis pursuant to Section 5.1(l)(iii) of the Credit Agreement (concurrent with the delivery of each Collateral Report);

ii.	upon any written request therefor by or on behalf of the Borrower or any Affected Lender delivered as a result of a material change in (x) the performance of the Loans, (y) the risk characteristics of the transaction, or (z) the Collateral Loans from time to time, pursuant to Section 5.1(l)(iv) of the Credit Agreement; and

iii.	promptly upon the Borrower and/or the Retention Holder becoming aware of any material breach of the obligations included in any Loan Document, pursuant to Section 5.1(l)(v) of the Credit Agreement;

k.	that it will, promptly following a request by any Affected Lender, provide a refreshed letter in substantially the form of this letter in connection with a material amendment of any Loan Document, in each case where the Borrower has received a request for the same from an Affected Lender pursuant to Section 5.1(l)(i) of the Credit Agreement;

Exh. G-3

l.	it shall notify the Borrower, each Affected Lender and the Administrative Agent as soon as reasonably practical if for any reason: (i) it has ceased to hold the Retained Interest in accordance with paragraph (a) above; or (ii) it has failed in any way to comply with any of the undertakings set out in paragraphs (b), (c), (e), (g) or (h) above; and

m.	that it will, promptly following a request by an Affected Lender, provide such additional information as such Affected Lender may reasonably request in order for such Affected Lender to comply with the EU Retention Requirements which is either in the possession of the Retention Holder or can be obtained at no material cost to the Retention Holder.

4.             The Retention Holder hereby makes the following representations for the benefit of the Borrower, the Administrative Agent and each Affected Lender:

a.	the Retention Holder is a corporation, duly established and validly existing under the laws of Maryland, and has full power and authority to own its assets proposed to be owned by it including the Retained Interest and to transact the business in which it is presently engaged;

b.	the Retention Holder has full power and authority to execute and deliver this letter and to perform all of its obligations required hereunder and has taken all necessary action to authorize this letter on the terms and conditions hereof and the execution, delivery and performance of this letter and the performance of all obligations imposed upon it hereunder;

c.	no consent of any other person, including, without limitation, investors in and creditors of the Retention Holder, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that have been or shall be obtained in connection with this letter, is required by the Retention Holder in connection with this letter or the execution, delivery, performance, validity or enforceability of this letter or the obligations imposed upon it hereunder;

d.	this letter constitutes the legally valid and binding obligations of the Retention Holder enforceable against the Retention Holder in accordance with its terms, subject, as to enforcement, to (i) the effect of bankruptcy, examination, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, examination, receivership, insolvency or similar event applicable to the Retention Holder and (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity); and

e.	the execution, delivery and performance of this letter will not violate any provision of any existing law or regulation binding on the Retention Holder, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Retention Holder, or the organizational documents of, or any securities issued by, the Retention Holder, the violation of which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder.

Exh. G-4

5.             The Retention Holder hereby confirms that it has reviewed the Loan Documents and has participated in the selection of the Collateral Loans, if any, transferred to the Borrower prior to the Closing Date.

6.            The Retention Holder hereby agrees and consents to, and acknowledges and agrees to be bound by, the provisions set forth in Section 12.20 of the Credit Agreement.

7.            This letter shall not be assignable by the Retention Holder without the prior written consent of the Borrower, the Administrative Agent and each Affected Lender. This letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Retention Holder, the Borrower, the Administrative Agent and each Affected Lender. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This letter supersedes all prior understandings, whether written or oral, between us with respect to the matters set forth herein.

8.            THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto and, by its acceptance hereof, each addressee of this letter hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.             EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS LETTER.

[Remainder of page intentionally left blank]

Exh. G-5

Very Truly Yours,

OWL ROCK CAPITAL CORPORATION

By:
Name:
Title:

Acknowledged and agreed by:

ORCC FINANCING IV LLC, as Borrower

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:
Name:
Title:

Exh. G-6

EXHIBIT H

[FORM OF RELATED CONTRACT DOCUMENT REQUEST]

[Delivery Date]

Cortland Capital Market Services LLC, as Document Custodian

225 W. Washington St., 9th Floor
Chicago, IL 60606
Attention: Doc Custody and Legal Department
Facsimile No.: 312-378-0751
Email: DocCustody@~~cortlandglobal~~alterdomus.com; legal@~~cortlandglobal~~alterdomus.com

State Street Bank and Trust Company, as Collateral Agent
1776 Heritage Drive
North Quincy, Massachusetts 02171
Mail Stop: JAB0130

Attention: Structured Trust & Analytics
Facsimile No.: (617) 937-4358
Email: brian.peterson@statestreet.com

Re:	Credit Agreement, dated as of August 2, 2019, among ORCC Financing IV LLC, as the Borrower, the Lenders party thereto from time to time, Société Générale, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Market Services LLC, as Document Custodian (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Pursuant to Article XV of the Credit Agreement and in connection with the custody of the Related Contracts held by Cortland Capital Market Services LLC as the Document Custodian, for the benefit of the Secured Parties, under the Credit Agreement, we request the release of the Related Contracts (or such documents as specified below) for the Collateral Loans described below or in the attached Excel spreadsheet, for the reason indicated below.5 In connection with such request, the Services Provider hereby confirms that no Event of Default has occurred and is continuing [an Event of Default has occurred and is continuing and the Administrative Agent’s consent to the release of the documents is specified below], [all amounts received in connection with any liquidation of the Collateral Loans described below or in the attached Excel spreadsheet have been credited to the Collection Account] and the conditions to release have been met as specified in Section [____] of the Credit Agreement. All capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement.

5 Please specify the Related Contracts to be returned and recite reason for such return.

Exh. H-1

Obligor’s Name, Address & Zip Code:

Collateral Loan Number:

Collateral Loan File:

Reason for Requested Documents (check one)

____ 1.     Pledged Collateral Paid in Full.

____ 2.     Pledged Asset Being Sold in Whole (and Not in Part).

____ 3.     Other (explain)

____________________________________________

____________________________________________

____________________________________________

If box 1 or 2 above is checked, and if all or part of the Related Contracts were previously released to us, please release to us the Related Contracts, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Collateral Loan.

Delivery Instructions – Address Needed:

____________________________________________

____________________________________________

____________________________________________

____________________________________________

[Remainder intentionally left blank]

Exh. H-2

IN WITNESS WHEREOF, this Related Contract Document Request has been executed as of the date first written above:

OWL ROCK CAPITAL CORPORATION, as the Services Provider

By
Name:
Title:
Date:

[Each of the Administrative Agent and Borrower hereby acknowledge that it has read this Related Contract Document Request and consents to the terms hereof

ADMINISTRATIVE AGENT:

SOCIÉTÉ GÉNÉRALE

By:
Name:
Title:
Date:

BORROWER:

ORCC FINANCING IV LLC

By:
Name:
Title:
Date:][6]

6 To be signed if reason for return of Related Contract is that it was delivered to the Document Custodian in error or released from Lien of the Collateral Agent

Exh. H-3

[The Administrative Agent hereby acknowledges that it has read this Related Contract Document Request and consents to the terms hereof.

ADMINISTRATIVE AGENT:

SOCIÉTÉ GÉNÉRALE

By:
Name:
Title:
Date:][7]

7 To be signed if request delivered and an Event of Default has occurred and is continuing.

Exh. H-4

EXHIBIT I-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 2, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ORCC Financing IV LLC, as the Borrower, the Lender party thereto from time to time, Société Générale, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Market Services LLC, as Document Custodian.

Pursuant to the provisions of Section 11.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. I-1-1

EXHIBIT I-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 2, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ORCC Financing IV LLC, as the Borrower, the Lenders party thereto from time to time, Société Générale, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Market Services LLC, as Document Custodian.

Pursuant to the provisions of Section 11.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. I-2-1

EXHIBIT I-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 2, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ORCC Financing IV LLC, as the Borrower, the Lenders party thereto from time to time, Société Générale, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Market Services LLC, as Document Custodian.

Pursuant to the provisions of Section 11.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. I-3-1

EXHIBIT I-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 2, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ORCC Financing IV LLC, as the Borrower, the Lenders party thereto from time to time, Société Générale, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Cortland Capital Market Services LLC, as Document Custodian.

Pursuant to the provisions of Section 11.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. I-4-1

EXHIBIT J

DOCUMENT CHECKLIST

Collateral Loan: ______________

Obligor Name:_____________________

Date:_______________________

Description of Related Contract	Original or Copy

The undersigned certifies that the above Related Contracts have been delivered to Cortland Capital Market Services LLC, as Document Custodian , on the date referenced above.

[ORCC Financing IV LLC] [Owl Rock Capital Corporation]

By:
Name:
Title:

Exh. J-1

EXHIBIT K

AUTHORIZED REPRESENTATIVES OF SERVICES PROVIDER

Name	Specimen Signature

Exh. K-1